As filed with the Securities and Exchange Commission on June 27, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NCO Group, Inc.*

(Exact name of registrant as specified in its charter)

Delaware	7320	02-0786880
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

507 Prudential Road

Horsham, Pennsylvania 19044

(215) 441-3000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

*SEE TABLE OF ADDITIONAL REGISTRANT GUARANTORS CONTINUED ON THE NEXT PAGE

Michael J. Barrist

President and Chief Executive Officer

NCO Group, Inc.

507 Prudential Road

Horsham, Pennsylvania 19044

(215) 441-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Francis E. Dehel, Esquire

Melissa Palat Murawsky, Esquire

Blank Rome LLP

One Logan Square

Philadelphia, Pennsylvania 19103-6998

(215) 569-5500

Facsimile: (215) 569-5555

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Floating Rate Senior Notes due 2013	(1)	(1)	(1)	(1)
11.875% Senior Subordinated Notes due 2014	(1)	(1)	(1)	(1)
Guarantees of Floating Rate Senior Notes due 2013 (2)	(1)	(1)	(1)	(1)
Guarantees of 11.875% Senior Subordinated Notes due 2014 (2)	(1)	(1)	(1)	(1)
Total	(1)	(1)	(1)	(1)

(1)	An indeterminate amount of securities are being registered hereby to be offered solely for market-making purposes by an affiliate of the registrant. Pursuant to Rule 457(q) under the Securities Act of 1933, as amended, no filing fee is required.

(2)	The Floating Rate Senior Notes due 2013 and the 11.875% Senior Subordinated Notes due 2014 are unconditionally guaranteed by the Additional Registrant Guarantors listed in the “Table of Additional Registrant Guarantors” below.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number Including Area Code, of Additional Registrant Guarantor’s Principal Executive Offices
AC Financial Services, Inc.	Delaware	68-0623013	1201 Market Street, Suite 800 Wilmington, DE 19801 1-800-220-2274

ALW Financial, Inc. f/k/a ALW Investment Company, Inc.	Delaware	20-5819309	1201 Market Street, Suite 800 Wilmington, DE 19801 1-800-220-2274

AssetCare, Inc.	Georgia	20-4392053	5100 Peachtree Industrial Blvd. Norcross, GA 30071 1-800-220-2274

Compass International Services Corporation	Delaware	22-3540815	507 Prudential Blvd. Horsham, PA 19044 1-800-220-2274

Compass Teleservices, Inc.	New Jersey	22-2744501	507 Prudential Blvd. Horsham, PA 19044 1-800-220-2274

FCA Funding, Inc.	Delaware	23-2984383	1201 Market Street, Suite 800 Wilmington, DE 19801 1-800-220-2274

FCA Leasing, Inc.	Delaware	51-0277275	507 Prudential Blvd. Horsham, PA 19044 1-800-220-2274

JDR Holdings, Inc.	Delaware	22-3264150	507 Prudential Blvd. Horsham, PA 19044 1-800-220-2274

NCO ACI Holdings, Inc. f/k/a AssetCare, Inc.	Georgia	58-1893956	507 Prudential Blvd. Horsham, PA 19044 1-800-220-2274

NCO Customer Management, Inc. f/k/a RMH Teleservices, Inc.	Pennsylvania	23-2250564	507 Prudential Blvd. Horsham, PA 19044 1-800-220-2274

NCO Financial Systems, Inc.	Pennsylvania	23-1670927	507 Prudential Blvd. Horsham, PA 19044 (215) 441-3000

NCO Funding, Inc.	Delaware	51-0378281	1201 Market Street, Suite 800 Wilmington, DE 19801 1-800-220-2274

NCO Group International, Inc.	Delaware	05-0614768	1201 Market Street, Suite 800 Wilmington, DE 19801 1-800-220-2274

NCO Holdings, Inc. f/k/a Management Adjustment Bureau Funding, Inc.	Delaware	23-2984387	1201 Market Street, Suite 800 Wilmington, DE 19801 1-800-220-2274

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number Including Area Code, of Additional Registrant Guarantor’s Principal Executive Offices
NCO Portfolio Management, Inc. f/k/a NCPM Acquisition Corporation	Delaware	27-0084103	1201 Market Street, Suite 800 Wilmington, DE 19801 1-800-220-2274

NCO Support Services, LLC	Delaware	27-0105477	507 Prudential Blvd. Horsham, PA 19044 1-800-220-2274

NCO Teleservices, Inc.	Pennsylvania	23-2878693	507 Prudential Blvd. Horsham, PA 19044 1-800-220-2274

NCOCRM Funding, Inc.	Delaware	16-1696632	1201 Market Street, Suite 800 Wilmington, DE 19801 1-800-220-2274

NCOP I, Inc. d/b/a NCO Portfolio Management	Nevada	52-2300747	Hughes Center, Suite 170 3763 Howard Hughes Parkway, Las Vegas, NV 89109 1-800-220-2274

NCOP II, Inc. d/b/a NCO Portfolio Management	Nevada	52-2300743	Hughes Center, Suite 170 3763 Howard Hughes Parkway, Las Vegas, NV 89109 1-800-220-2274

NCOP III, Inc. d/b/a NCO Portfolio Management	Nevada	52-2300742	Hughes Center, Suite 170 3763 Howard Hughes Parkway, Las Vegas, NV 89109 1-800-220-2274

NCOP IV, Inc. d/b/a NCO Portfolio Management	Nevada	37-1431981	Hughes Center, Suite 170 3763 Howard Hughes Parkway, Las Vegas, NV 89109 1-800-220-2274

NCOP V, Inc. d/b/a NCO Portfolio Management	Nevada	22-3883319	Hughes Center, Suite 170 3763 Howard Hughes Parkway, Las Vegas, NV 89109 1-800-220-2274

NCOP VI, Inc. d/b/a NCO Portfolio Management	Nevada	57-1192501	Hughes Center, Suite 170 3763 Howard Hughes Parkway, Las Vegas, NV 89109 1-800-220-2274

NCOP VII, Inc. d/b/a NCO Portfolio Management	Nevada	35-2239667	Hughes Center, Suite 170 3763 Howard Hughes Parkway, Las Vegas, NV 89109 1-800-220-2274

NCOP VIII, LLC	Nevada	03-0578075	Hughes Center, Suite 170 3763 Howard Hughes Parkway, Las Vegas, NV 89109 1-800-220-2274

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number Including Area Code, of Additional Registrant Guarantor’s Principal Executive Offices
NCOP IX, LLC	Nevada	20-5995942	Hughes Center, Suite 170 3763 Howard Hughes Parkway, Las Vegas, NV 89109 1-800-220-2274

NCOP Capital Resource, LLC	Nevada	None	Hughes Center, Suite 170 3763 Howard Hughes Parkway, Las Vegas, NV 89109 1-800-220-2274

NCOP Financing, Inc.	Delaware	51-0407449	1201 Market Street Suite 800 Wilmington, DE 19801 1-800-220-2274

NCOP/Marlin, Inc.	Nevada	52-2352960	Hughes Center, Suite 170 3763 Howard Hughes Parkway, Las Vegas, NV 89109 1-800-220-2274

NCOP Nevada Holdings, Inc.	Nevada	52-2300749	Hughes Center, Suite 170 3763 Howard Hughes Parkway, Las Vegas, NV 89109 1-800-220-2274

NCOP Services, Inc.	Maryland	52-2300752	1804 Washington Blvd, Dept 200 Baltimore, MD 21230 1-800-220-2274

NCOP Strategic Partnership, Inc.	Nevada	90-0033981	Hughes Center, Suite 170 3763 Howard Hughes Parkway, Las Vegas, NV 89109 1-800-220-2274

RMH Teleservices Asia Pacific, Inc.	Delaware	32-0047775	507 Prudential Blvd. Horsham, PA 19044 1-800-220-2274

The name, address, including zip code, and telephone number, including area code, of agent of service for each of the Additional Registrant Guarantors is:

Michael J. Barrist

c/o NCO Group, Inc.

507 Prudential Road

Horsham, Pennsylvania 19044

(215) 441-3000

with a copy to:

Francis E. Dehel, Esquire

Melissa Palat Murawsky, Esquire

Blank Rome LLP

One Logan Square

Philadelphia, Pennsylvania 19103-6998

(215) 569-5500

Facsimile: (215) 569-5555

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to exchange these securities and it is not soliciting an offer to exchange these securities in any state where the offer or sale is not permitted.

Subject to completion, dated June 27, 2007

Preliminary Prospectus

NCO GROUP, INC.

$165,000,000 Floating Rate Senior Notes due 2013

$200,000,000 11.875% Senior Subordinated Notes due 2014

The floating rate senior notes due 2013, referred to as “senior notes”, were issued in exchange for the floating rate senior notes due 2013 originally issued on November 15, 2006. The 11.875% senior subordinated notes due 2014, referred to as “senior subordinated notes”, were issued in exchange for the 11.875% senior subordinated notes due 2014 originally issued on November 15, 2006. The senior notes and senior subordinated notes are collectively referred to herein as the “notes”.

The senior notes bear interest at a floating rate equal to LIBOR plus 4.875% per annum, quarterly in arrears. Interest on the senior notes will be paid quarterly in arrears on each February 15, May 15, August 15 and November 15. The senior notes will mature on November 15, 2013.

The senior subordinated notes bear interest at 11.875% per annum, semi-annually in arrears. Interest on the senior subordinated notes will be paid semi-annually in arrears each May 15 and November 15. The senior subordinated notes will mature on November 15, 2014.

We may redeem any of the senior notes beginning on November 15, 2008. The initial redemption price is 102% of their principal amount, plus accrued interest. We may also redeem any of the senior notes at any time prior to November 15, 2010 at a price equal to 100% of their principal amount, plus accrued interest and a “make-whole” premium. Before November 15, 2008, we may redeem up to 35% of the senior notes at a redemption price of 100% of their principal amount, plus accrued interest, plus a premium equal to the interest rate per annum on the senior notes applicable on the date on which the notice of redemption is given, using the proceeds of one or more equity offerings. We may redeem any of the senior subordinated notes beginning on November 15, 2010. The initial redemption price is 105.938% of their principal amount, plus accrued interest. We may also redeem any of the senior subordinated notes at any time prior to November 15, 2010 at a redemption price equal to 100% of their principal amount, plus accrued interest and a “make-whole” premium. In addition, before November 15, 2009, we may redeem up to 35% of the senior subordinated notes at a redemption price of 111.875% of their principal amount, plus accrued interest using the proceeds from one or more equity offerings. There is no mandatory redemption or sinking fund payments with respect to the notes.

The senior notes are unsecured and rank equally with any unsecured senior indebtedness we incur and the senior subordinated notes will be unsecured and will be subordinated in right of payment to all of our existing and future senior indebtedness, including obligations under the existing senior notes, the senior notes offered hereby and our senior credit facility. The notes are also effectively junior to our secured indebtedness to the extent of the assets securing that indebtedness, including obligations under our senior credit facility. All of our wholly-owned domestic subsidiaries that guarantee our obligations under the senior credit facility will guarantee the notes. The guarantees with respect to the senior notes are unsecured and rank equally with any unsecured senior indebtedness of the guarantors and the guarantees with respect to the senior subordinated notes are unsecured and are subordinated to all existing and future senior obligations of the guarantors, including each guarantor’s guarantee of our obligations under the senior notes and our senior credit facility. The guarantees are also effectively junior to all of the secured indebtedness of the guarantors, including obligations under our senior credit facility, to the extent of the assets securing that indebtedness. The notes are also effectively subordinated to all liabilities, including trade payables, of each of our foreign subsidiaries and our domestic subsidiaries that do not guarantee the notes.

The prospectus includes additional information on the terms of the notes. See “Description of Notes” beginning on page 111.

See “ Risk Factors” beginning on page 12 of this prospectus for certain risks that you should consider prior to investing in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus has been prepared for and may be used by J.P. Morgan Securities Inc. in connection with offers and sales of the notes related to market-making transactions in the notes effected from time to time. J.P. Morgan Securities Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. We will not receive any proceeds from such sales.

The date of this prospectus is                    , 2007

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The prospectus may be used only for the purposes for which it has been published and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted.

i

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you in making your investment decision. You should read the entire prospectus, including the financial data and related notes and the section entitled “Risk Factors,” before making an investment decision. Unless the context otherwise indicates as used in this prospectus, references to “NCO Group, Inc.,” “NCO,” the “Company,” “we,” “us” and “our” refer to NCO Group, Inc. and its subsidiaries on a consolidated basis. The term “guarantors” refers to certain of NCO’s subsidiaries that will guarantee on a senior subordinated unsecured basis the obligations of NCO under the notes. Our foreign subsidiaries, certain subsidiaries engaged in financing the purchase of delinquent receivables portfolios and any portfolio joint ventures, which are joint ventures engaged in portfolio financing transactions, will not be guarantors under the notes.

Our Company

We are a holding company and conduct substantially all of our business operations through our subsidiaries. We are a leading provider of business process outsourcing, or BPO, services primarily focused on accounts receivable management, referred to as ARM, and customer relationship management, referred to as CRM. Our outsourcing solutions include ARM, contact center support and back office support services for a diversified customer base. We provide a wide range of ARM services to our clients by utilizing an extensive technological infrastructure. Although traditional ARM services have focused on the recovery of delinquent accounts, we also engage in the recovery of current accounts receivable and early stage delinquencies (generally, accounts that are 180 days or less past due). Our CRM services allow our clients to strengthen their customer relationships by providing a high level of support to their customers and generate incremental sales by acquiring new customers. We support essential business functions across key portions of the customer life cycle, including acquisition, growth, care, resolution and retention. The primary market sectors we support in our BPO business are financial services, telecommunications, healthcare, retail and commercial, utilities, education, transportation/logistics, technology and government. We also purchase and manage past due consumer accounts receivable from consumer creditors such as banks, finance companies, retail merchants, utilities, healthcare companies and other consumer-oriented companies.

Our extensive industry knowledge, technological expertise, management depth, international scale, broad service offerings and long-standing client relationships enable us to deliver customized solutions that help our clients reduce their operating costs, increase cash flow and improve their customers’ experience. We provide our services through our customer-driven model that provides optimal performance, leading-edge technology, proven efficiency and quality, to a wide range of clients in North America and abroad. As of December 31, 2006, we had approximately 24,000 full and part-time employees (including approximately 1,400 non-employee personnel utilized through subcontractors) who provide our services through our network of over 100 offices in nine countries.

On November 15, 2006, NCO Group, Inc. was acquired by and became a wholly owned subsidiary of Collect Holdings, Inc., an entity controlled by One Equity Partners II, L.P., a private equity firm, and its affiliates, with participation by Michael J. Barrist, Chairman, President and Chief Executive Officer of NCO Group, Inc., certain other members of executive management and other co-investors, referred to as the Transaction. Subsequent to the date of the Transaction, NCO Group, Inc. was merged with and into Collect Holdings, Inc., and Collect Holdings, Inc. was renamed NCO Group, Inc.

Industry Background

Companies are outsourcing many essential, non-core business functions to focus on revenue-generating activities and core competencies, reduce costs, and improve productivity and service levels. In particular, many large corporations are recognizing the advantages of outsourcing accounts receivable management and customer service and support. This trend is being driven by a number of industry-specific factors, including:

•	an increase in the complexity of collection and other customer service processes, which requires sophisticated call management and database systems for efficient operations;

•	the lack of expertise, resources and infrastructure necessary to provide optimal customer support due to the growing scope and complexity of such activities; and

•	a trend in certain industries to outsource essential, non-core functions due to competitive pressures, regulatory considerations and/or required capital expenditures.

Gartner Dataquest estimates in its 2005 Report that the global market for BPO services grew from approximately $86 billion in 2001 to approximately $121 billion in 2005 in terms of revenue and projects a nine percent compounded annual growth rate from 2005 through 2009. We currently focus on the ARM and CRM segments of the BPO market. Both of these industry segments have experienced growth in recent years, driven by the increasing penetration of outsourcing services, the continuing growth in consumer and commercial debt, an increased focus on building long-term customer relationships and a shift away from large scale in-house implementations to BPO.

The BPO industry is highly fragmented in the U.S. The leading providers of BPO services are large multinational companies. We believe that many smaller competitors have insufficient capital to expand and invest in technology and are unable to meet the geographic coverage, regulatory requirements and quality standards demanded by businesses seeking to outsource their essential, non-core business functions.

Business Strategy

Expand our relationships with clients—An integral component of our growth strategy is focused on the expansion of existing client relationships. We plan to continue to grow these relationships and the resulting opportunities in both scale and depth. We believe these relationships will continue to transition from vendor relationships, focusing on the operational delivery of services, to strategic partnerships focused on long-term, goal-oriented delivery of services.

Expand internationally—We believe that the BPO industry is gaining widespread acceptance throughout Canada, Europe and the Asia-Pacific region. Our international expansion strategy is designed to capitalize on each of these markets in the near term, as well as continue to develop access to lower-cost foreign labor. We believe that we are one of the largest providers of BPO services in Canada. We also have a growing presence in Europe. In 2006, we entered two new markets through acquisitions. We purchased Australian Receivables Limited, a provider of ARM services in Australia and Star Contact (BVI) Ltd., a provider of multi-lingual CRM services based in Panama. Also in 2006, we continued to expand our operations in Barbados. We expect to further penetrate these markets through increased sales of ARM and CRM services, as well as through the pursuit of accounts receivable purchasing opportunities. Additionally, we expect to pursue direct investments, strategic alliances and partnerships as well as further explore acquisitions in these markets and other markets. In addition, we are in the process of exploring new opportunities in other labor markets such as Eastern Europe, Central America and the Caribbean.

Continue to pursue debt purchasing opportunities—Since 1999, we have expanded our portfolio purchase platform. In 2005, we expanded our presence in the medical and utilities industries, as well as with telecommunication companies and credit card issuers. We purchased an aggregate of $111.5 million (in terms of cost) of portfolios of accounts receivable in 2006. Our strategic plan focuses on purchasing larger portfolios of accounts receivable, for which we currently believe there is less competition.

We intend to continue to pursue larger debt purchasing opportunities. Through enhanced analysis of portfolio performance and utilizing the collections experience of our ARM business for similar classes of debt, we have been able to target profitable opportunities within the market for available U.S. portfolios. In order to facilitate our purchase of large portfolios of accounts receivable, we have an agreement with a lender to finance such purchases on a nonrecourse basis. While our principal portfolios continue to be larger credit card and similar U.S.-based consumer receivables, our growth strategy includes the expansion into telecommunications, utilities, medical and international purchase opportunities. In 2005, we also began a process of identifying and selling older, unresolved accounts that we believe have a low probability of collection and/or that could be sold currently for more than we can collect over time, net of servicing costs.

Enhance our operating margins—We intend to continue pursuing the following initiatives to increase profitability:

•	standardization of systems and practices;

•	consolidation of facilities;

•	automation of clerical functions;

•	utilization of near shore and offshore labor;

•	use of statistical analysis to improve performance and reduce operating expenses; and

•	leveraging our size and international presence.

Continuously improve business processes—We intend to continue developing and enhancing our technology and infrastructure with initiatives that improve the efficiency of our operations and enhance client service. Examples of our recent initiatives include:

•

Pattern recognition system: In December 2005, we acquired a pattern recognition system designed to determine the patterns and profiles that precede customer decisions such as purchase or defection. Leveraging predictive analytic technologies increases the ability to predict customers’ behaviors, thus improving the results of the outsourced solutions we provide to our clients as well as improving our purchased portfolio analytics.

•

Enterprise resource planning system: In 2005, we converted our financial, human resources and CRM platforms to an integrated enterprise resource planning, referred to as ERP, platform. This implementation should enable us to more efficiently manage the changing requirements of our industry and clients, and provide critical business information to operate our business more effectively.

•

Enhanced data management and analytics: We have implemented both client-specific and pooled segmentation models to focus better our collections efforts. These models, coupled with iterative segment-based treatment testing, provide benefits by reducing operating expense and increasing collection revenues.

•

Online access for subcontractor agencies: Leveraging the technology used to service our Attorney Network System, which brings us online with over 100 law firms across the United States, we have expanded this system to also support the data exchange requirements with other agencies we utilize to service accounts. These agencies are now able to receive, process, and return updates using the latest web server technology.

•	Enhanced data security: We continue to deploy both physical and system security enhancements to help ensure ongoing protection and privacy of NCO and client data as well as network and systems hardening. We incorporate sophisticated password, access and authentication controls, and have emphasized security awareness training programs.

Pursue strategic acquisition opportunities—We have developed a disciplined approach to acquisitions. We believe our approach enables us to efficiently integrate acquired businesses, personnel and facilities into our existing technology platform, personnel matrix and facilities. By leveraging our shared services and infrastructure, we facilitate the realization of cost synergies and growth of sales and earnings. We intend to evaluate and pursue strategic acquisitions on an opportunistic basis as they become available.

The Transaction

On November 15, 2006, NCO Group, Inc. was acquired by and became a wholly owned subsidiary of Collect Holdings, Inc., an entity controlled by One Equity Partners II, L.P., a private equity firm, and its affiliates, with participation by Michael J. Barrist, Chairman, President and Chief Executive Officer of NCO Group, Inc., certain other members of executive management and other co-investors. Under the terms of the merger agreement, NCO Group, Inc. shareholders received $27.50 in cash, without interest, for each share of NCO Group, Inc. common stock that they held. After the closing of the Transaction, NCO Group, Inc.’s common stock was no longer publicly traded. Subsequent to the date of the Transaction, NCO Group, Inc. was merged with and into Collect Holdings, Inc., and Collect Holdings, Inc. was renamed NCO Group, Inc.

As of the closing of the Transaction, One Equity Partners II, L.P. and its affiliates owned approximately 83.08 percent of our outstanding voting stock, Mr. Barrist and his family members and trusts formed for his or their benefit owned approximately 5.05 percent of our outstanding voting stock, members of NCO’s executive management (other than Mr. Barrist) collectively owned approximately 0.51 percent of our outstanding voting stock and the balance of our outstanding voting stock was owned by the other co-investors. In addition, upon consummation of the Transaction, we adopted a restricted share plan and granted to members of NCO’s executive management, in the aggregate, up to an additional 7.67 percent of our outstanding voting stock as of the closing of the Transaction. See “Management—Restricted Share Plan.”

The Transaction was financed with:

•

equity contributions from One Equity Partners II, L.P. and its affiliates and certain co-investors (including members of NCO’s executive management) and the rollover of a portion of NCO common stock held by Mr. Barrist and certain of his family members and trusts formed for his or their benefit;

•	a new $465.0 million senior credit facility; and

•

the private placement of $165.0 million aggregate principal amount of our floating rate senior notes due 2013 and $200.0 million aggregate principal amount of our 11.875% senior subordinated notes due 2014.

One Equity Partners

The acquisition of our business was financed in part by a significant equity investment by One Equity Partners II, L.P. and its affiliates, referred to as One Equity Partners or OEP, a leading global private equity firm. One Equity Partners acts as a lead equity investor in management-led buyouts and growth capital financings, with a particular emphasis on corporate partnerships and divestitures. One Equity Partners manages over $5.0 billion in investments and commitments.

The Notes

The following is a brief summary of the terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus contains a more detailed description of the terms and conditions of the notes.

Issuer	NCO Group, Inc.

Notes Offered	$165.0 million aggregate principal amount of floating rate senior notes due 2013.

$200.0 million aggregate principal amount of 11.875% senior subordinated notes due 2014.

Maturity Date	The senior notes will mature on November 15, 2013. The senior subordinated notes will mature on November 15, 2014.

Interest	The senior notes bear interest at a floating rate equal to LIBOR plus 4.875% per annum, quarterly in arrears.

The senior subordinated notes bear interest at 11.875% per annum, semi-annually in arrears.

Interest Payment Dates	Interest on the senior notes will be paid quarterly in arrears on each February 15, May 15, August 15 and November 15.

Interest on the senior subordinated notes will be paid semi-annually in arrears each May 15 and November 15.

Optional Redemption

We may redeem some or all of the senior notes beginning on November 15, 2008 and some or all of the senior subordinated notes beginning on November 15, 2010 in each case at the redemption prices listed under “Description of Notes—Optional Redemption.”

We may also redeem some or all of the senior notes at any time prior to November 15, 2008 and some or all of the senior subordinated notes at any time prior to November 15, 2010, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus the “Applicable Premium” defined under “Description of Notes—Definitions,” as of and accrued interest to, the redemption date.

In addition, we may also redeem up to 35% of the senior notes at any time prior to November 15, 2008 and 35% of the senior subordinated notes at any time prior to November 15, 2009 using the proceeds of one or more equity offerings at a redemption price of 100% of the principal amount of the senior notes (plus a premium equal to the interest rate per annum applicable on the date on which the redemption notice is given) and 111.875% of the principal amount of the senior subordinated notes, in each case, plus accrued and unpaid interest to the redemption date only if, after any such redemption, at least 65% of the aggregate principal amount of each series of notes remain outstanding, as applicable. See “Description of Notes—Optional Redemption.”

Change of Control

Upon a change of control, as defined under the section entitled “Description of Notes,” we will be required to make an offer to purchase the notes then outstanding at a purchase price equal to 101% of their principal amounts, plus accrued interest to the date of repurchase. We may not have sufficient funds available at the time of a change of control to repurchase the notes.

Guarantees

The senior notes will be guaranteed on a senior basis, and the senior subordinated notes will be guaranteed on a senior subordinated basis, in each case, jointly and severally, by all of our existing and future domestic restricted subsidiaries (other than certain non-guarantor subsidiaries).

Ranking	The senior notes will be our unsecured senior obligations. Accordingly, the senior notes will:

•	rank equally in right of payment with all existing and future unsubordinated indebtedness of the guarantors;

•	be senior in right of payment to all existing and future senior subordinated indebtedness (including with respect to the senior subordinated notes) and all future subordinated indebtedness, if any;

•	be effectively subordinated to all existing and future indebtedness of our subsidiaries that are not guarantors;

•	be effectively subordinated to all secured indebtedness of ours and the guarantors to the extent of the value of the assets securing such indebtedness; and

•	be unconditionally guaranteed on a senior basis, jointly and severally, by the guarantors.

Similarly, the senior note guarantees will be unsecured senior obligations of the guarantors, and, accordingly, will:

•	rank equally in right of payment with all existing and future unsubordinated indebtedness of the guarantors;

•	be senior in right of payment to all existing and future senior subordinated indebtedness (including with respect to senior subordinated notes) and all future subordinated indebtedness, if any; and

•	be effectively subordinated to all secured indebtedness of the guarantors to the extent of the value of the assets securing such indebtedness.

The senior subordinated notes will be our unsecured senior subordinated obligations. Accordingly, the senior subordinated notes will:

•	be subordinated in right of payment to all our existing and future senior indebtedness including the senior notes and borrowings under our senior credit facility;

•	be effectively subordinated to all existing and future indebtedness of our subsidiaries that are not guarantors;

•	rank equally in right of payment with our future senior subordinated indebtedness, if any;

•	be senior in right of payment to our future subordinated indebtedness, if any, that expressly provides for its subordination to the notes; and

•	be unconditionally guaranteed on a senior subordinated basis, jointly and severally, by the guarantors.

Similarly, the senior subordinated note guarantees will be unsecured senior subordinated obligations of the guarantors, and, accordingly, will:

•

be subordinated in right of payment to all existing and future senior indebtedness of the guarantors including the guarantees of the senior notes and any borrowings and guarantees by the guarantors of indebtedness under our senior credit facility;

•	rank equally in right of payment with future senior subordinated indebtedness of the guarantors, if any; and

•	be senior in right of payment to future indebtedness, if any, of the guarantors that expressly provides for its subordination to the guarantors’ note guarantees.

As of March 31, 2007, we and the guarantors had $872.5 million of consolidated indebtedness outstanding, $672.5 million of which is senior indebtedness and $507.5 million of which is secured indebtedness.

In addition, as of March 31, 2007, our subsidiaries that are not guarantors had $197.3 million of consolidated total liabilities outstanding (excluding intercompany liabilities).

Certain Covenants	The terms of the notes, among other things, limit our ability and the ability of our restricted subsidiaries to:

•	incur additional indebtedness and issue certain preferred stock;

•	pay certain dividends and make distributions in respect of capital stock;

•	place limitations on distributions from restricted subsidiaries;

•	issue or sell capital stock of restricted subsidiaries;

•	guarantee indebtedness;

•	sell or exchange assets;

•	enter into transactions with affiliates;

•	create certain liens;

•	engage in unrelated businesses; and

•	consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries on a consolidated basis.

These covenants are subject to a number of important qualifications and exceptions. The indentures governing the notes provide that certain covenants will not apply to us during any period in which the notes are rated “investment grade” by both Standard & Poor’s and Moody’s. See “Description of Notes—Covenants.”

No Public Market

We cannot assure you whether a market for the notes will develop or as to the liquidity of any market. The placement agents in the private offering of the notes have advised us that they intend to make a market in the notes. The placement agents are not obligated, however, to make a market in the notes, and any such market-making may be discontinued by the placement agents in their discretion at any time without notice.

Risk Factors

You should carefully consider all of the information in this prospectus prior to investing in the notes. In particular, we urge you to consider carefully the factors set forth under the heading “Risk Factors.”

Corporate Information

On November 15, 2006, NCO Group, Inc., a Pennsylvania corporation founded in 1996, was acquired by Collect Holdings, Inc. in a merger transaction. Subsequent to the date of the Transaction, NCO Group, Inc. was merged with and into Collect Holdings, Inc., a Delaware corporation founded in 2006, and Collect Holdings, Inc. was renamed NCO Group, Inc.

NCO Group, Inc. is headquartered in Horsham, Pennsylvania. Our principal executive offices are located at 507 Prudential Road, Horsham, Pennsylvania 19044. Our telephone number is (215) 441-3000. Our website address is www.ncogroup.com. None of the information on our website or any other website identified herein is part of this report. All website addresses in this report are intended to be inactive textual references only.

Ratio of Earnings to Fixed Charges

Our ratio of earnings to fixed charges determined under the method prescribed by the Securities and Exchange Commission are shown below.

	Predecessor					Successor	Predecessor	Successor
	For the Years Ended December 31,				Period from January 1 through November 15,	Period from July 13, 2006 (date of inception) through December 31,	For the Three Months Ended March 31,
	2002	2003	2004	2005	2006	2006	2006	2007
	(in thousands, except for ratios)
Earnings	$102,626	$103,773	$116,650	$109,960	$73,567	$5,771	$26,295	$26,433
Fixed charges	$30,123	$32,789	$31,355	$36,056	$37,465	$16,534	$10,294	$27,380
Ratio of earnings to fixed charges(1)	3.4x	3.2x	3.7x	3.0x	2.0x	0.3x	2.6x	1.0x

(1)	For purposes of computing the ratio of earnings to fixed charges, earnings consist of income (loss) before income taxes and minority interest, fixed charges, amortization of capitalized interest and distributed income of equity investees less interest capitalized, income from equity investee and distributions to minority holders. Fixed charges consist of interest expense, capitalized interest, amortization of deferred financing charges not included in interest expense and portion of rentals deemed to be interest.

Summary Historical and Unaudited Pro Forma Consolidated Financial Data

The following table sets forth summary consolidated historical financial data of NCO and its subsidiaries and summary pro forma financial data.

The summary historical consolidated financial data for each of the years ended December 31, 2004 and 2005 and for the period from January 1, 2006 through November 15, 2006 and for the period from July 13, 2006 through December 31, 2006 and as of December 31, 2006 have been derived from our audited consolidated financial statements and related notes included in this prospectus. The summary historical consolidated financial data as of March 31, 2007 and for the three months ended March 31, 2007 and 2006, have been derived from our unaudited consolidated financial statements for such periods. In the opinion of management, such unaudited financial data reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair statement of the results for those periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period.

The summary unaudited pro forma consolidated statement of operations data for the year ended December 31, 2006 gives effect to the Transaction as if it had occurred on January 1, 2006. The summary unaudited pro forma consolidated financial data is based upon available information and assumptions that we believe are reasonable, however we can provide no assurance that the assumptions used in the preparation of the summary unaudited pro forma consolidated financial data are correct. The summary unaudited pro forma consolidated financial data is for illustrative and informational purposes only and is not intended to represent or be indicative of what our financial condition or results of operations would have been had the Transaction occurred on January 1, 2006. The summary unaudited pro forma consolidated financial data also should not be considered representative of our future financial condition or results of operations. The summary historical and unaudited pro forma consolidated financial data should be read in conjunction with, and is qualified in its entirety by reference to, the sections entitled “Unaudited Pro Forma Condensed Consolidated Financial Information,” “Selected Historical Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

Summary Historical and Unaudited Pro Forma Consolidated Financial Data

(amounts in thousands)

	Predecessor			Successor	Predecessor	Successor
	For the years ended December 31,		Period from January 1 through November 15, 2006	Period from July 13, 2006 (date of inception) through December 31, 2006	For the three months ended March 31, 2006	For the three months ended March 31, 2007	Pro Forma For the year ended December 31, 2006 (1)
	2004	2005
					(unaudited)	(unaudited)	(unaudited)
Statement of Operations Data:
Revenues:
Services	$840,346	$906,258	$875,338	$126,739	$261,282	$274,514	$1,000,905
Portfolio	99,451	133,868	151,706	13,557	45,527	43,247	168,908
Portfolio sales	—	12,157	22,757	—	4,938	614	—

Total revenues	939,797	1,052,283	1,049,801	140,296	311,747	318,375	1,169,813

Operating costs and expenses:
Payroll and related expenses	472,915	528,932	553,883	76,611	161,390	163,095	625,399
Selling, general and administrative expenses	324,187	376,606	375,150	47,777	108,729	108,114	415,749
Restructuring charges	—	9,621	12,765	—	4,387	—	12,765
Depreciation and amortization expense	40,225	45,787	46,695	11,548	13,195	23,482	88,903

Income from operations	102,470	91,337	61,308	4,360	24,046	23,684	26,997
Other expense	17,612	19,423	21,642	14,545	6,148	23,887	108,960

Income (loss) before provision for income taxes	84,858	71,914	39,666	(10,185)	17,898	(203)	(81,963)
Income tax expense (benefit)	32,389	26,182	14,742	(3,777)	6,642	(244)	(30,485)

Income (loss) before minority interest	52,469	45,732	24,924	(6,408)	11,256	41	(51,478)
Minority interest	(606)	(1,213)	(3,890)	(157)	(716)	(1,403)	(5,923)

Net income (loss)	$51,863	$44,519	$21,034	$(6,565)	$10,540	$(1,362)	$(57,401)

Statement of Cash Flows Data:
Net cash provided by (used in) operating activities	$99,019	$89,550	$109,672	$(9,298)	$26,792	$19,530
Net cash (used in) provided by investing activities	(1,458)	(221,994)	(15,946)	(990,107)	12,540	(20,063)
Net cash (used in) provided by financing activities	(119,542)	130,147	(95,877)	1,010,810	(42,830)	5,443

	December 31, 2006	March 31, 2007
		(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$13,899	$18,569
Working capital	181,287	138,881
Total assets	1,644,139	1,655,062
Long-term debt	918,313	924,281
Minority interest	55,628	57,519
Stockholders’ equity	388,321	389,743

(1)	The summary pro forma consolidated statement of operations data for the year ended December 31, 2006 (from which this data is derived) gives effect to the Transaction as if it had occurred on January 1, 2006.

RISK FACTORS

You should carefully consider the following risk factors and all other information contained in this prospectus before deciding to invest in the notes. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us.

Risks Related to the Notes and Our Other Indebtedness

Our substantial leverage and significant debt service obligations could adversely affect our financial condition and our ability to fulfill our obligations and operate our business.

As a result of the acquisition of our company by an entity controlled by One Equity Partners II, L.P. and its affiliates with participation by Michael J. Barrist, Chairman, President and Chief Executive Officer of NCO Group, Inc., certain other members of executive management and other co-investors, we are highly leveraged and have significant debt service obligations. Our financial performance could be affected by our substantial leverage. At March 31, 2007, our total indebtedness was $924.3 million, and we had $51.2 million of borrowing capacity under the revolving portion of our senior credit facility and $4.8 million of letters of credit outstanding. We may also incur additional indebtedness in the future.

This high level of indebtedness could have important negative consequences to us and you, including:

•	we may have difficulty satisfying our obligations with respect to the notes;

•	we may have difficulty obtaining financing in the future for working capital, capital expenditures, acquisitions or other purposes;

•

we will need to use all, or a substantial portion, of our available cash flow to pay interest and principal on our debt, which will reduce the amount of money available to finance our operations and other business activities;

•	some of our debt, including our borrowings under our senior credit facilities, has variable rates of interest, which exposes us to the risk of increased interest rates;

•	our debt level increases our vulnerability to general economic downturns and adverse industry conditions;

•	our debt level could limit our flexibility in planning for, or reacting to, changes in our business and in our industry in general;

•	our substantial amount of debt and the amount we must pay to service our debt obligations could place us at a competitive disadvantage compared to our competitors that have less debt;

•	our customers may react adversely to our significant debt level and seek or develop alternative suppliers;

•

we may have insufficient funds, and our debt level may also restrict us from raising the funds necessary, to repurchase all of the notes tendered to us upon the occurrence of a change of control, which would constitute an event of default under the notes; and

•

our failure to comply with the financial and other restrictive covenants in our debt instruments which, among other things, require us to maintain specified financial ratios and limit our ability to incur debt and sell assets, could result in an event of default that, if not cured or waived, could have a material adverse effect on our business or prospects.

Our high level of indebtedness requires that we use a substantial portion of our cash flow from operations to pay principal of, and interest on, our indebtedness, which will reduce the availability of cash to fund working capital requirements, capital expenditures, research and development or other general corporate or business activities, including future acquisitions.

In addition, a substantial portion of our indebtedness bears interest at variable rates, including indebtedness under the senior notes and our senior credit facility. If market interest rates increase, debt service on our variable-rate debt will rise, which would adversely affect our cash flow. Although our senior credit facility requires us to employ hedging strategies such that not less than 50 percent of the aggregate principal amount of the term loan carries a fixed rate of interest for a period of three years following consummation of the Transaction, any hedging arrangement in place may not offer complete protection from this risk. Additionally, the remaining portion of the term loan and the revolving portion of the senior credit facility, as well as our other floating rate debt may not be hedged and, accordingly, the portion that is not hedged will be subject to changes in interest rates.

We may be unable to generate sufficient cash to service all of our indebtedness, including the notes, and meet our other ongoing liquidity needs and may be forced to take other actions to satisfy our obligations under our indebtedness, which may be unsuccessful.

Our ability to make scheduled payments or to refinance our debt obligations, including the notes, and to fund our planned capital expenditures and other ongoing liquidity needs, depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our senior credit facility or otherwise in an amount sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity. We may be unable to refinance any of our debt on commercially reasonable terms.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, seek additional capital or seek to restructure or refinance our indebtedness, including the notes. These alternative measures may be unsuccessful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to sell material assets or operations to attempt to meet our debt service and other obligations. Our senior credit facility and the indentures governing the notes restrict our ability to use the proceeds from certain asset sales. We may be unable to consummate those asset sales to raise capital or sell assets at prices that we believe are fair and proceeds that we do receive may be inadequate to meet any debt service obligations then due.

Despite our current leverage, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks that we and our subsidiaries face.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indentures do not fully prohibit us or our subsidiaries from doing so. The revolving credit portion of our senior credit facility provides commitments of up to $100.0 million, $51.2 million of which was available for future borrowings, subject to certain conditions, as of March 31, 2007. All of those borrowings are secured, and as a result, are effectively senior to the notes and the guarantees of the notes by our subsidiary guarantors. If we incur any additional indebtedness that ranks equally with the notes, the holders of that debt will be entitled to share ratably with the holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of proceeds paid to you. If new debt is added to our current debt levels, the related risks that we and our subsidiaries now face could intensify.

Our senior credit facility contains and the indentures governing the notes contain a number of restrictive covenants which will limit our ability to finance future operations or capital needs or engage in other business activities that may be in our interest.

Our senior credit facility and the indentures governing the notes impose, and the terms of any future indebtedness may impose, operating and other restrictions on us and our subsidiaries. Such restrictions affect or will affect, and in many respects limit or prohibit, among other things, our ability and the ability of our restricted subsidiaries to:

•	incur additional indebtedness;

•	create liens;

•	pay dividends and make other distributions in respect of our capital stock;

•	redeem our capital stock;

•	make certain investments or certain other restricted payments;

•	sell certain kinds of assets;

•	enter into certain types of transactions with affiliates; and

•	effect mergers or consolidations.

In addition, our senior credit facility includes other more restrictive covenants. Our senior credit facility also requires us to achieve certain financial and operating results and maintain compliance with specified financial ratios. Our ability to comply with these ratios may be affected by events beyond our control.

The restrictions contained in our senior credit facility and the indentures could:

•	limit our ability to plan for or react to market or economic conditions or meet capital needs or otherwise restrict our activities or business plans; and

•	adversely affect our ability to finance our operations, acquisitions, investments or strategic alliances or other capital needs or to engage in other business activities that would be in our interest.

A breach of any of these covenants or our inability to comply with the required financial ratios could result in a default under our senior credit facility and/or the indentures. If an event of default occurs under our senior credit facility, which includes an event of default under the indentures governing the notes, the lenders could elect to:

•	declare all borrowings outstanding, together with accrued and unpaid interest, to be immediately due and payable;

•	require us to apply all of our available cash to repay the borrowings; or

•	prevent us from making debt service payments on the notes;

any of which could result in an event of default under the notes. The lenders will also have the right in these circumstances to terminate any commitments they have to provide further financing.

If we were unable to repay or otherwise refinance these borrowings when due, our lenders could sell the collateral securing our senior credit facility, which constitutes substantially all of our and our domestic wholly-owned subsidiaries’ assets (other than certain assets relating to portfolio transactions). Although holders of the notes could accelerate the notes upon the acceleration of the obligations under our senior credit facility, we cannot assure you that sufficient assets will remain to repay the notes after we have paid all the borrowings under our senior credit facility and any other senior debt.

We are a holding company and we depend upon cash from our subsidiaries to service our debt. If we do not receive cash distributions, dividends or other payments from our subsidiaries, we may be unable to make payments on the notes.

We are a holding company and all of our operations are conducted through our subsidiaries. Accordingly, we are dependent upon the earnings and cash flows of, and cash distributions, dividends and other payments from, our subsidiaries to provide the funds necessary to meet our debt service obligations, including the required payments on the notes. If we do not receive such cash distributions, dividends or other payments from our subsidiaries, we may be unable to pay the principal or interest on the notes. In addition, certain of our subsidiaries who will be guarantors of the notes are holding companies that will rely on subsidiaries of their own as a source of funds to meet any obligations that might arise under their guarantees.

Generally, the ability of a subsidiary to make cash available to its parent is affected by its own operating results and is subject to applicable laws and contractual restrictions contained in its debt instruments and other agreements. Although the indentures governing the notes will limit the extent to which our subsidiaries may restrict their ability to make dividend and other payments to us, these limitations will be subject to significant qualifications and exceptions. The indentures governing the notes also allow us to include the net income of our subsidiaries in our consolidated Adjusted EBITDA for the purpose of determining whether we can incur additional indebtedness under the indentures, even though some of those subsidiaries are subject to contractual restrictions on making dividends or distributions of cash to us for the purposes of servicing such indebtedness. In addition, the indentures allow us to create limitations on distributions and dividends under the terms of our and any of our subsidiaries’ future credit facilities. Moreover, there may be restrictions on payments by our subsidiaries to us under applicable laws, including laws that require companies to maintain minimum amounts of capital and to make payments to stockholders only from profits. As a result, although our subsidiaries may have cash, we or our subsidiary guarantors may be unable to obtain that cash to satisfy our obligations under the notes or the guarantees, as applicable.

Your right to receive payments on the notes is effectively junior to those lenders who have a security interest in our assets.

Our obligations under the notes and our guarantors’ obligations under their guarantees of the notes are unsecured, but our obligations under our senior credit facility and each guarantor’s obligations under their respective guarantees of the senior credit facility are secured by a security interest in substantially all of our domestic tangible and intangible assets (other than certain assets relating to portfolio transactions) and the assets and a portion of the stock of certain of our non-U.S. subsidiaries. If we are declared bankrupt or insolvent, or if we default under our senior credit facility, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indentures governing the notes at such time. Furthermore, if the lenders foreclose and sell the pledged equity interests in any subsidiary guarantor under the notes, then that guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the notes will not be secured by any of our assets or the equity interests in subsidiary guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully. See “Description of Our Senior Credit Facility.”

As of March 31, 2007, the notes and the guarantees were subordinated or effectively subordinated to $506.7 million of indebtedness (representing borrowings under our senior credit facility which did not include availability of approximately $51.2 million under the revolving portion of our senior credit facility after giving effect to letters of credit outstanding as of March 31, 2007). The indentures will permit the incurrence of substantial additional indebtedness by us and our restricted subsidiaries in the future, including secured indebtedness.

Claims of noteholders will be structurally subordinate to claims of creditors of all of our non-U.S. subsidiaries and some of our U.S. subsidiaries because they will not guarantee the notes.

The notes will not be guaranteed by any of our non-U.S. subsidiaries, and certain other domestic subsidiaries. Accordingly, claims of holders of the notes will be structurally subordinate to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the notes.

As of March 31, 2007, our non-guarantor subsidiaries had total consolidated total liabilities (excluding intercompany liabilities) of $197.3 million, representing 15.6 percent of our total consolidated liabilities. Our non-guarantor subsidiaries accounted for $117.1 million, or 36.8 percent of our consolidated revenue, and had $4.2 million of net income, compared to our consolidated net loss of $1.4 million, for the three months ended March 31, 2007. In addition, our non-guarantor subsidiaries accounted for $406.2 million, or 24.5 percent, of our consolidated assets at March 31, 2007.

Because a portion of our operations are conducted by subsidiaries that will not guarantee the notes, our cash flow and our ability to service debt, including our and the guarantors’ ability to pay the interest on and principal of the notes when due, are dependent to a significant extent on interest payments, cash dividends and distributions and other transfers of cash from subsidiaries that will not guarantee the notes. In addition, any payment of interest, dividends, distributions, loans or advances by subsidiaries that will not guarantee the notes to us and the guarantors, as applicable, could be subject to taxation or other restrictions on dividends or repatriation of earnings under applicable local law, monetary transfer restrictions and foreign currency regulations in the jurisdiction in which these subsidiaries operate. Moreover, payments to us and the guarantors by subsidiaries that will not guarantee the notes will be contingent upon these subsidiaries’ earnings.

Our subsidiaries that will not guarantee the notes are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. Any right that we or the guarantors have to receive any assets of any subsidiaries that will not guarantee the notes upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors and holders of debt of that subsidiary.

We also have joint ventures and subsidiaries in which we own less than 100 percent of the equity so that, in addition to the structurally senior claims of creditors of those entities, the equity interests of our joint venture partners or other stockholders in any dividend or other distribution made by these entities would need to be satisfied on a proportionate basis with us. These joint ventures and less than wholly-owned subsidiaries may also be subject to restrictions on their ability to distribute cash to us in their financing or other agreements and, as a result, we may not be able to access their cash flow to service our debt obligations, including in respect of the notes.

Your right to receive payments on the notes will be junior to all of our existing and future senior indebtedness and the guarantees of the notes will be junior to all the guarantors’ existing and future senior indebtedness.

The notes will be general unsecured obligations that will be junior in right of payment to all our existing and future senior indebtedness, including our senior credit facility. The guarantees will be general unsecured obligations of the guarantors that will be junior in right of payment to all of the applicable guarantor’s existing and future senior indebtedness, including our senior credit facility.

We and the guarantors may not pay principal, premium, if any, interest or other amounts on account of the notes or the guarantees in the event of a payment default or certain other defaults in respect of certain of our senior indebtedness, including debt under our senior credit facility, unless the senior indebtedness has been paid in full or the default has been cured or waived. In addition, in the event of certain other defaults with respect to the senior indebtedness, we or the guarantors may not be permitted to pay any amount on account of the notes or the guarantees for a designated period of time.

The subordination provisions in the notes and the guarantees provide that, in the event of a bankruptcy, liquidation or dissolution of us or any guarantor, our or the guarantor’s assets will not be available to pay obligations under the notes or the applicable guarantee until we or the guarantor has made all payments on its respective senior indebtedness. We and the guarantors may not have sufficient assets after all these payments have been made to make any payments on the notes or the applicable guarantee, including payments of principal or interest when due.

As of March 31, 2007, the notes and the guarantees were subordinated or effectively subordinated to $506.7 million of indebtedness (representing borrowings under our senior credit facility which did not include availability of approximately $51.2 million under the revolving portion of our senior credit facility after giving effect to letters of credit outstanding as of March 31, 2007) as additional senior indebtedness under our senior credit facility, subject to compliance with covenants and conditions to borrowing under our senior credit facility. The indentures will permit the incurrence of substantial additional indebtedness, including senior debt, by us and our restricted subsidiaries in the future.

If we default on our obligations to pay our other indebtedness, we may be unable to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under our senior credit facility that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including our senior credit facility), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under the revolving portion of our senior credit facility could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek and obtain waivers from the required lenders under our senior credit facility to avoid being in default. If we breach our covenants under our senior credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our senior credit facility, the lenders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. See “Description of Our Senior Credit Facility” and “Description of Notes.”

Certain covenants contained in the indentures will not be applicable if the notes are rated “investment grade” by both Standard & Poor’s and Moody’s in the future.

The indentures provide that certain covenants will not apply to us if, in the future, the notes are rated “investment grade” by both Standard & Poor’s and Moody’s. The covenants restrict, among other things, our ability to pay dividends, incur debt and to enter into other transactions. We cannot assure you that the notes will ever be rated investment grade, or that if they are rated investment grade, the notes will maintain such rating. In addition, if the notes are rated investment grade and fail to maintain such rating, the covenants which were terminated will be reinstated. Termination of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force and any such actions that we take while these covenants are not in force will be permitted even if the notes are subsequently downgraded below investment grade. See “Description of Notes—Covenants—Covenant Suspension.”

Federal and state fraudulent transfer laws may permit a court to void the notes and the guarantees and if that occurs, you may not receive any payments on the notes.

The issuance of the notes and the guarantees may be subject to review under federal bankruptcy law or relevant state fraudulent transfer and conveyance statutes. While the relevant laws may vary from state to state, under such laws, generally, the payment of consideration will be a fraudulent conveyance if (1) we paid the consideration with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the notes or a guarantee, and, in the case of (2) only, one of the following is also true:

•	we or any of the guarantors was insolvent or rendered insolvent by reason of the incurrence of the indebtedness; or

•	payment of the consideration left us or any of the guarantors with an unreasonably small amount of capital to carry on the business; or

•	we or any of the guarantors intended to, or believed that it would, incur debts beyond its ability to pay as they mature.

If a court were to find that the issuance of the notes or a guarantee was a fraudulent conveyance, the court could void the payment obligations under the notes or such guarantee or further subordinate the notes or such guarantee to presently existing and future indebtedness of ours or such guarantor, or require the holders of the notes to repay any amounts received with respect to the notes or such guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in the acceleration of such debt.

Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair salable value of all its assets; or

•

the present fair salable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time, or regardless of the standard that a court uses, that the issuance of the notes and the guarantees would not be further subordinated to our or any of our guarantors’ other debt.

If the guarantees were legally challenged, any guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the applicable guarantor and none of the proceeds of the notes were paid to any guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. A court could thus void the obligations under the guarantees, subordinate them to the applicable guarantor’s other debt or take other action detrimental to the holders of the notes.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

The notes are a new issue of securities for which there is no existing public market. Accordingly, the development or liquidity of any market for the notes is uncertain. We cannot assure you as to the liquidity of markets that may develop for the notes, your ability to sell the notes or the price at which you would be able to sell the notes. We do not intend to apply for a listing of the notes on a securities exchange or on any automated dealer quotation system.

The placement agents of the notes have advised us that they intend to make a market in the notes, as permitted by applicable laws and regulations. However, the placement agents are not obligated to make a market in the notes, and they may discontinue their market-making activities at any time without notice. Additionally, we are controlled by One Equity Partners, an affiliate of J.P. Morgan Securities Inc., one of the placement agents of the notes. As a result of this affiliate relationship, if J.P. Morgan Securities Inc. conducts any market making activities with respect to the notes, J.P. Morgan Securities Inc. will be required to deliver a market making prospectus when effecting offers and sales of the notes. For as long as a market making prospectus is required to be delivered, the ability of J.P. Morgan Securities Inc. to make a market in the notes may, in part, be dependent on our ability to maintain a current market making prospectus for its use. If we are unable to maintain a current market making prospectus, J.P. Morgan Securities Inc. may be required to discontinue its market making activities without notice. Therefore, we cannot assure you that an active market for the notes or notes will develop or, if developed, that it will continue. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market, if any, for the notes may experience similar disruptions and any such disruptions may adversely affect the prices at which you may sell your notes. In addition, subsequent to their initial issuance, the notes may trade at discounts from their initial offering prices, depending upon prevailing interest rates, the market for similar notes, our financial and operating performance and other factors.

Risks Related to Our Business

Our business is dependent on our ability to grow internally.

Our business is dependent on our ability to grow internally, which is dependent upon:

•	our ability to retain existing clients and expand our existing client relationships; and

•	our ability to attract new clients.

Our ability to retain existing clients and expand those relationships is subject to a number of risks, including the risk that:

•	we fail to maintain the quality of services we provide to our clients;

•	we fail to maintain the level of attention expected by our clients;

•	we fail to successfully leverage our existing client relationships to sell additional services; and

•	we fail to provide competitively priced services.

Our ability to attract new clients is subject to a number of risks, including:

•	the market acceptance of our service offerings;

•	the quality and effectiveness of our sales force; and

•	the competitive factors within the BPO industry.

If our efforts to retain and expand our client relationships and to attract new clients do not prove effective, it could have a materially adverse effect on our business, results of operations and financial condition.

We compete with a large number of providers in the ARM and CRM industries, and other purchasers of consumer debt. This competition could have a materially adverse effect on our future financial results.

We compete with a large number of companies in the industries in which we provide services. In the ARM industry, we compete with other sizable corporations in the U.S. and abroad such as GC Services LP, IntelliRisk Management Corporation, and Outsourcing Solutions, Inc., as well as many regional and local firms. In the CRM industry, we compete with large customer care outsourcing providers such as Convergys Corporation, ICT Group, SITEL Corporation, TeleTech Holdings, Inc., and West Corporation. We may lose business to competitors that offer more diversified services, have greater financial and other resources and/or operate in broader geographic areas than we do. We may also lose business to regional or local firms who are able to use their proximity to or contacts at local clients as a marketing advantage. In addition, many companies perform the BPO services offered by us in-house. Many larger clients retain multiple BPO providers, which exposes us to continuous competition in order to remain a preferred provider. Because of this competition, in the future we may have to reduce our fees to remain competitive and this competition could have a materially adverse effect on our future financial results.

Our Portfolio Management business competes with other purchasers of delinquent consumer accounts receivable, such as Asset Acceptance Capital Corp., Asta Funding, Inc., Encore Capital Group, Inc. and Portfolio Recovery Associates, Inc. The purchased accounts receivable business has become increasingly competitive over the past few years, with several new companies entering the market. While the number of portfolios available for sale has increased, we believe the demand outweighs the supply, which has caused pricing to increase. Our competitors may have greater financial resources or access to credit to purchase portfolios than we do, and may be able to outbid us on available portfolios. In the future we may have to pay more for our portfolios, which could have an adverse impact on our financial results.

Many of our clients are concentrated in the financial services, telecommunications, and healthcare sectors. If any of these sectors performs poorly or if there are any adverse trends in these sectors it could materially adversely affect us.

For the year ended December 31, 2006, we derived approximately 34.3 percent of our revenue from clients in the financial services sector, approximately 23.0 percent of our revenue from clients in the telecommunications industry, and approximately 14.6 percent of our revenue from clients in the healthcare sector, in each case excluding purchased accounts receivable. If any of these sectors performs poorly, clients in these sectors may do less business with us, or they may elect to perform the services provided by us in-house. If there are any trends in any of these sectors to reduce or eliminate the use of third-party BPO service providers, it could harm our business and results of operations.

We have international operations and utilize foreign sources of labor, and various factors relating to our international operations, including fluctuations in currency exchange rates, could adversely affect our results of operations.

Approximately 6.5 percent of our 2006 revenues were derived from clients in Canada, the United Kingdom and Australia for ARM and CRM services. Political or economic instability in Canada, the United Kingdom or Australia could have an adverse impact on our results of operations due to diminished revenues in these countries. Our future revenue, costs of operations and profitability could also be affected by a number of other factors related to our international operations, including changes in economic conditions from country to country, changes in a country’s political condition, trade protection measures, licensing and other legal requirements, and local tax or foreign exchange issues. Unanticipated currency fluctuations in the Canadian Dollar, British Pound, Euro or the Australian Dollar could lead to lower reported consolidated results of operations due to the translation of these currencies into U.S. dollars when we consolidate our financial results.

We provide ARM and CRM services to our U.S. clients utilizing foreign sources of labor through call centers in Canada, India, the Philippines, Barbados, Antigua, Australia and Panama. Any political or economic instability in these countries could result in our having to replace or reduce these labor sources, which may increase our labor costs and have an adverse impact on our results of operations. A decrease in the value of the U.S. dollar in relation to the currencies of the countries in which we operate could increase our cost of doing business in those countries. In addition, we expect to expand our operations into other countries and, accordingly, will face similar risks with respect to the costs of doing business in such countries including as a result of any decreases in the value of the U.S. dollar in relation to the currencies of such countries. There is no guarantee that we will be able to successfully hedge our foreign currency exposure in the future.

We seek growth opportunities for our business in parts of the world where we have had little or no prior experience. International expansion into new markets with different cultures and laws poses additional risks and costs, including the risk that we will not be able to obtain the required permits, comply with local laws and regulations, hire, train and maintain a workforce, and obtain and maintain physical facilities in a culture and under laws that we are not familiar with. In addition, we may have to customize certain of our collection techniques to work with a different consumer base in a different regulatory environment. Also, we may have to revise certain of our analytical portfolio techniques as we apply them in different countries.

We are dependent on our employees and a higher turnover rate would have a material adverse effect on us.

We are dependent on our ability to attract, hire and retain qualified employees. The BPO industry, by its nature, is labor intensive and experiences a high employee turnover rate. Many of our employees receive modest hourly wages and some of these employees are employed on a part-time basis. A higher turnover rate among our employees would increase our recruiting and training costs and could materially adversely impact the quality of services we provide to our clients. If we were unable to recruit and retain a sufficient number of employees, we would be forced to limit our growth or possibly curtail our operations. Growth in our business will require us to recruit and train qualified personnel at an accelerated rate from time to time. We cannot assure you that we will be able to continue to hire, train and retain a sufficient number of qualified employees to meet the needs of our business or to support our growth. If we are unable to do so, our results of operations could be harmed. Any increase in hourly wages, costs of employee benefits or employment taxes could also have a materially adverse affect on our results of operations.

The employees at one of our offices voted to join a labor union, which could increase our costs and result in a loss of customers.

In February 2006, the employees at our call center in Surrey, British Columbia, Canada voted in favor of joining the B.C. Government and Services Employees’ Union. A collective agreement was ratified by the employees in the first quarter of 2007. This action, as well as that of any other employees who are successful in organizing a labor union at any of our locations, could further increase labor costs, decrease operating efficiency and productivity in the future, result in office closures, and result in a loss of customers. Additionally, during May 2006, our Jackson, Michigan facility was the subject of a union campaign from the Teamsters. We are currently not aware of any other union organizing efforts at any of our other facilities.

If we are not able to respond to technological changes in telecommunications and computer systems in a timely manner, we may not be able to remain competitive.

Our success depends in large part on our sophisticated telecommunications and computer systems. We use these systems to identify and contact large numbers of debtors and record the results of our collection efforts, as well as to provide customer service to our clients’ customers. If we are not able to respond to technological changes in telecommunications and computer systems in a timely manner, we may not be able to remain competitive. We have made a significant investment in technology to remain competitive and we anticipate that it will be necessary to continue to do so in the future. Telecommunications and computer technologies are changing rapidly and are characterized by short product life cycles, so we must anticipate technological developments. If we are not successful in anticipating, managing, or adopting technological changes on a timely basis or if we do not have the capital resources available to invest in new technologies, our business could be materially adversely affected.

We are highly dependent on our telecommunications and computer systems.

As noted above, our business is highly dependent on our telecommunications and computer systems. These systems could be interrupted by terrorist acts, natural disasters, power losses, computer viruses, or similar events. Our business is also materially dependent on services provided by various local and long distance telephone companies. If our equipment or systems cease to work or become unavailable, or if there is any significant interruption in telephone services, we may be prevented from providing services and collecting on accounts receivable portfolios we have purchased. Because we generally recognize revenue and generate operating cash flow primarily through ARM collections and providing CRM services, any failure or interruption of services and collections would mean that we would continue to incur payroll and other expenses without any corresponding income.

An increase in communication rates or a significant interruption in communication service could harm our business.

Our ability to offer services at competitive rates is highly dependent upon the cost of communication services provided by various local and long distance telephone companies. Any change in the telecommunications market that would affect our ability to obtain favorable rates on communication services could harm our business. Moreover, any significant interruption in communication service or developments that could limit the ability of telephone companies to provide us with increased capacity in the future could harm existing operations and prospects for future growth.

Implementation of our ERP system could cause business interruptions and negatively affect our profitability and cash flows.

In 2004, we began planning a multi-year implementation of an ERP system. The first phases of the implementation were rolled out in 2005, and we expect the implementation, as currently planned, will continue in several phases over the next few years. Implementation of ERP systems and the accompanying software carry risks such as cost overruns, project delays, business interruptions, and the diversion of management’s attention from operations. These risks could adversely affect us, and could have a material adverse effect on our business, results of operations, financial condition and cash flows.

We may seek to make strategic acquisitions of companies. Acquisitions involve additional risks that may adversely affect us.

From time to time, we may seek to make acquisitions of businesses that provide BPO services. We may be unable to make acquisitions if suitable businesses that provide BPO services are not available at favorable prices due to increased competition for these businesses.

We may have to borrow money, incur liabilities, or sell or issue stock to pay for future acquisitions and we may not be able to do so on terms favorable to us, or at all. Additional borrowings and liabilities may have a materially adverse effect on our liquidity and capital resources. If we issue stock for all or a portion of the purchase price for future acquisitions, our stockholders’ ownership interest may be diluted. Our common stock is not publicly traded and potential sellers may be unwilling to accept equity in a privately held company as payment for the sale of their business. If potential sellers are not willing to accept our common stock as payment for the sale of their business, we may be required to use more of our cash resources, if available, in order to continue our acquisition strategy.

Completing acquisitions involves a number of risks, including diverting management’s attention from our daily operations, other additional management, operational and financial resources and the inability to maintain key pre-acquisition relationships with customers, suppliers and employees. We might not be able to successfully integrate future acquisitions into our business or operate the acquired businesses profitably, and we may be subject to unanticipated problems and liabilities of acquired companies.

Our success depends on our senior management team and if we are not able to retain them, it could have a materially adverse effect on us.

We are highly dependent upon the continued services and experience of our senior management team, including Michael J. Barrist, our Chairman, President and Chief Executive Officer. We depend on the services of

Mr. Barrist and the other members of our senior management team to, among other things, continue the development and implementation of our growth strategies, and maintain and develop our client relationships.

Goodwill and other intangible assets represented 61.0 percent of our total assets at March 31, 2007. If the goodwill or the other intangible assets, primarily our customer relationships and trade name, are deemed to be impaired, we may need to take a charge to earnings to write-down the goodwill or other intangibles to its fair value.

Our balance sheet includes goodwill, which represents the excess of the purchase price over the fair market value of the net assets of acquired businesses based on their respective fair values at the date of acquisition. Trade name represents the fair value of the NCO name and is an indefinite-lived intangible asset. Other intangibles are primarily composed of customer relationships, which represent the information and regular contact we have with our clients, as well as non-compete agreements.

Goodwill is tested at least annually for impairment. The annual impairment test is completed as of October 1st of each year. The test for impairment uses a fair value based approach, whereby if the implied fair value of a reporting unit’s goodwill is less than its carrying amount, goodwill would be considered impaired. We make significant assumptions to estimate the future revenue and cash flows used to determine the fair value of our reporting units. If the expected revenue and cash flows are not realized or if a sustained significant depression in our market capitalization indicates that our assumptions are not accurately estimating our fair value, impairment losses may be recorded in the future. The trade name intangible asset will also be reviewed for impairment on an annual basis.

Our other intangibles, consisting of customer relationships and non-compete agreements, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. For example, the loss of a larger client could require a review of the customer relationship for impairment. We made significant assumptions to estimate the future cash flows used to determine the fair value of the customer relationship. If we lost a significant customer relationship, the future cash flows expected to be generated by the customer relationship would be less than the carrying amount, and an impairment loss may be recorded.

As of March 31, 2007, our balance sheet included goodwill, trade name and other intangibles that represented 36.5 percent, 5.8 percent and 18.7 percent of total assets, respectively, and 154.9 percent, 24.8 percent and 79.2 percent of stockholders’ equity, respectively. If our goodwill, trade name or customer relationships are deemed to be impaired, we may need to take a charge to earnings to write-down the asset to its fair value.

Security and privacy breaches of the systems we use to protect personal data could adversely affect our business, results of operations and financial condition.

Our databases contain personal data of our clients’ customers, including credit card and healthcare information. Any security or privacy breach of these databases could expose us to liability, increase our expenses relating to the resolution of these breaches and deter our clients from selecting our services. Our data security procedures may not effectively counter evolving security risks, address the security and privacy concerns of existing or potential clients or be compliant with federal, state, and local laws and regulations in all respects. Any failures in our security and privacy measures could adversely affect our business, financial condition and results of operations.

Terrorist attacks, war and threats of attacks and war may adversely impact our results of operations, revenue and profitability.

Terrorist attacks in the United States and abroad, as well as war and threats of war or actual conflicts involving the United States or other countries in which we operate, may adversely impact our operations, including affecting our ability to collect our clients’ accounts receivable. More generally, any of these events could cause consumer confidence and spending to decrease. They could also result in an adverse effect on the economies of the United States and other countries in which we operate. Any of these occurrences could have a material adverse effect on our results of operations, collections and revenue.

Risks Related to Our ARM Business

We are subject to business-related risks specific to the ARM business. Some of those risks are:

Decreases in our collections due to economic conditions in the United States may have an adverse effect on our results of operations, revenue and profitability.

Deterioration in economic conditions in the United States may lead to higher rates of unemployment and personal bankruptcy filings and decrease the ability of consumers to pay their debts. Defaulted consumer loans that we service or purchase are generally unsecured, and we may be unable to collect these loans in the case of personal bankruptcy of a consumer. Increases in unemployment rates and bankruptcy filings may result in a decline in our collections, which may adversely impact our results of operations, revenue and profitability.

Most of our ARM contracts do not require clients to place accounts with us, may be terminated on 30 or 60 days notice, and are on a contingent fee basis. We cannot guarantee that existing clients will continue to use our services at historical levels, if at all.

Under the terms of most of our ARM contracts, clients are not required to give accounts to us for collection and usually have the right to terminate our services on 30 or 60 days notice. Accordingly, we cannot guarantee that existing clients will continue to use our services at historical levels, if at all. In addition, most of these contracts provide that we are entitled to be paid only when we collect accounts. Therefore, for these contracts, we can only recognize revenues upon the collection of funds on behalf of clients.

If we fail to comply with government regulation of the collections industry, it could result in the suspension or termination of our ability to conduct business.

The collections industry is regulated under various U.S. federal and state, Canadian and United Kingdom laws and regulations. Many states, as well as Canada and the United Kingdom, require that we be licensed as a debt collection company. The Federal Trade Commission, referred to as the FTC, has the authority to investigate consumer complaints against debt collection companies and to recommend enforcement actions and seek monetary penalties. We are routinely subject to legal proceedings and regulatory investigations incidental to our business. If we fail to comply with applicable laws and regulations, it could result in fines as well as the suspension or termination of our ability to conduct collections, which would materially adversely affect us. State regulatory authorities have similar powers. For example, the New York and Massachusetts Attorneys General are currently conducting inquiries or investigations regarding our debt collection practices in such states. If such matters resulted in further investigations and subsequent enforcement actions, we could be subject to fines as well as the suspension or termination of our ability to conduct collections, which would materially adversely affect our financial position and results of operations. In addition, new federal, state or foreign laws or regulations, or changes in the ways these rules or laws are interpreted or enforced, could limit our activities in the future or significantly increase the cost of regulatory compliance. If we expand our international operations, we may become subject to additional government controls and regulations in other countries, which may be stricter or more burdensome than those in the United States.

Several of the industries we serve are also subject to varying degrees of government regulation. Although our clients are generally responsible for complying with these regulations, we could be subject to various enforcement or private actions for our failure, or the failure of our clients, to comply with these regulations.

Risks Related to Our CRM Business

We are subject to business-related risks specific to the CRM business. Some of those risks are:

Consumer resistance to outbound services could harm the CRM services industry.

As the CRM services industry continues to grow, the effectiveness of CRM services as a direct marketing tool may decrease as a result of consumer saturation and increased consumer resistance to customer acquisition activities, particularly direct sales and telemarketing. This could result in a decrease in the demand for our CRM services.

The CRM division relies on a few key clients for a significant portion of its revenues. The loss of any of these clients or their failure to pay us could reduce revenues and adversely affect results of operations.

The CRM division is characterized by substantial revenues from a few key clients. While no individual CRM client represented more than 10 percent of our consolidated revenue, we are exposed to customer concentration within this division. Most of these clients are not contractually obligated to continue to use our services at historic levels or at all. If any of these clients were to significantly reduce the amount of service, fail to pay, or terminate the relationship altogether, our CRM business could be harmed.

A decrease in demand for CRM services in one or more of the industries to which we provide services could reduce revenues and adversely affect results of operations.

Our CRM business is concentrated in the telecommunications industry. During 2004, announcements were made by a number of telecommunications companies that they were significantly reducing their participation in consumer markets. As a result, there have been reductions of services performed for certain of our telecommunications clients. A further reduction of such services or the elimination of the use of outsourced CRM services in this or any other industry could harm our CRM business.

Government regulation of the CRM industry and the industries we serve may increase our costs and restrict the operation and growth of our CRM business.

The CRM services industry is subject to an increasing amount of regulation in the United States and Canada. In the United States, the FCC places restrictions on unsolicited automated telephone calls to residential telephone subscribers by means of automatic telephone dialing systems, prerecorded or artificial voice messages and telephone fax machines, and requires CRM firms to develop a “do not call” list and to train their CRM personnel to comply with these restrictions. The FTC regulates both general sales practices and telemarketing specifically and has broad authority to prohibit a variety of advertising or marketing practices that may constitute “unfair or deceptive acts or practices.” Most of the statutes and regulations in the United States allow a private right of action for the recovery of damages or provide for enforcement by the FTC, state attorneys general or state agencies permitting the recovery of significant civil or criminal penalties, costs and attorneys’ fees in the event that regulations are violated. The Canadian Radio-Television and Telecommunications Commission enforces rules regarding unsolicited communications using automatic dialing and announcing devices, live voice and fax. We cannot assure you that we will be in compliance with all applicable regulations at all times. We also cannot assure you that new laws, if enacted, will not adversely affect or limit our current or future operations.

Several of the industries we serve, particularly the insurance, financial services and telecommunications industries, are subject to government regulation. We could be subject to a variety of private actions or regulatory enforcement for our failure or the failure of our clients to comply with these regulations. Our results of operations could be adversely impacted if the effect of government regulation of the industries we serve is to reduce the demand for our CRM services or expose us to potential liability. We, and our employees who sell insurance products, are required to be licensed by various state insurance commissions for the particular type of insurance product sold and to participate in regular continuing education programs. Our participation in these insurance programs requires us to comply with certain state regulations, changes in which could materially increase our operating costs associated with complying with these regulations.

Risks Related to Our Purchased Accounts Receivable Business

We are subject to business-related risks specific to the Purchased Accounts Receivable business. Some of those risks are:

Collections may not be sufficient to recover the cost of investments in purchased accounts receivable and support operations.

We purchase past due accounts receivable generated primarily by consumer credit transactions. These are obligations that the individual consumer has failed to pay when due. The accounts receivable are purchased from consumer creditors such as banks, finance companies, retail merchants, hospitals, utilities, and other consumer-oriented companies. Substantially all of the accounts receivable consist of account balances that the credit grantor has made numerous attempts to collect, has subsequently deemed uncollectible, and charged off. After purchase, collections on accounts receivable could be reduced by consumer bankruptcy filings. The accounts receivable are purchased at a significant discount, typically less than 10 percent of face value, and, although we estimate that the recoveries on the accounts receivable will be in excess of the amount paid for the accounts receivable, actual recoveries on the accounts receivable will vary and may be less than the amount expected, and may even be less than the purchase price paid for such accounts. In addition, the timing or amounts to be collected on those accounts receivable cannot be assured. If cash flows from operations are less than anticipated as a result of our inability to collect accounts receivable, we may have difficulty servicing our debt obligations and may not be able to purchase new accounts receivable, and our future growth and profitability will be materially adversely affected. There can be no assurance that our operating performance will be sufficient to service our debt or finance the purchase of new accounts receivable.

We use estimates to report results. If collections on portfolios are materially less than expected, we may be required to record impairment expenses that could have a materially adverse effect on us.

Our revenue is recognized based on estimates of future collections on portfolios of accounts receivable purchased. Although these estimates are based on analytics, the actual amount collected on portfolios and the timing of those collections will differ from our estimates. If collections on portfolios are materially less than estimated, we may be required to record an impairment on our purchased receivables portfolio that could materially adversely affect our earnings, financial condition and creditworthiness.

We may be adversely affected by possible shortages of available accounts receivable for purchase at favorable prices.

The availability of portfolios of past due consumer accounts receivable for purchase at favorable prices depends on a number of factors outside of our control, including the continuation of the current growth trend in consumer debt and competitive factors affecting potential purchasers and sellers of portfolios of accounts receivable. The growth in consumer debt may also be affected by changes in credit grantors’ underwriting criteria and regulations governing consumer lending. Any slowing of the consumer debt growth trend could result in less credit being extended by credit grantors. Consequently, fewer delinquent accounts receivable could be available at prices that we find attractive. If competitors raise the prices they are willing to pay for portfolios of accounts receivable above those we wish to pay, we may be unable to buy the type and quantity of past due accounts receivable at prices consistent with our historic return targets. In addition, we may overpay for portfolios of delinquent accounts receivable, which may have a materially adverse effect on our results of operations.

We may be unable to compete with other purchasers of past due accounts receivable, which may have an adverse effect on our combined financial results.

We face bidding competition in our acquisitions of portfolios of past due consumer accounts receivable. Some of our existing competitors and potential new competitors may have greater financial and other resources that allow them to offer higher prices for the accounts receivable portfolios. New purchasers of such portfolios entering the market also cause upward price pressures. We may not have the resources or ability to compete successfully with our existing and potential new competitors. To remain competitive, we may have to increase our bidding prices, which may have an adverse impact on our financial results.

Risks Related to Our Structure

We are controlled by an investor group led by One Equity Partners II, L.P., a private equity firm, and its affiliates, whose interests may not be aligned with those of our noteholders.

Our equity investors control the election of our directors and thereby have the power to control our affairs and policies, including the appointment of management, the issuance of additional stock, stock repurchase programs and the declaration and payment of dividends. In addition, our equity investors must consent to the entering into of mergers, sales of substantially all our assets and certain other transactions.

Circumstances may occur in which the interests of our equity investors could be in conflict with those of our noteholders. For example if we encounter financial difficulties or are unable to pay our debts as they mature, our equity investors might pursue strategies that favor equity investors over our debt investors. One Equity Partners may also have an interest in pursuing acquisitions, divestitures, financing or other transactions that, in their judgment, could enhance their equity investments, even though such transaction might involve risk to our noteholders. Additionally, One Equity Partners is not prohibited from making investments in any of our competitors.

FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus, including without limitation statements in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” other than statements of historical fact, are forward-looking statements (as such term is defined in the Exchange Act and the regulations thereunder), which are intended to be covered by the safe harbors created thereby. Forward-looking statements include, without limitation, statements as to:

•	our expected future results of operations;

•	our growth strategy;

•	fluctuations in quarterly operating results;

•	the integration of acquisitions;

•	the final outcome of our litigation with our former landlord;

•	the effects of terrorist attacks, war and the economy on our business;

•	expected increases in operating efficiencies;

•	anticipated trends in the business process outsourcing industry, referred to as BPO;

•	estimates of future cash flows and allowances for impairments of purchased accounts receivable;

•	estimates of goodwill impairments and amortization expense of other intangible assets;

•	the effects of legal proceedings, regulatory investigations and tax examinations;

•	the effects of changes in accounting pronouncements; and

•	statements as to trends or our or management’s beliefs, expectations and opinions.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “guidance,” “potential,” “continue,” “project,” “forecast,” “confident,” and similar expressions are typically used to identify forward-looking statements. These statements are based on assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties and may be affected by various factors that may cause actual results, developments and business decisions to differ materially from those in the forward-looking statements. Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements include the risk factors discussed under the heading “Risk Factors” and the following:

•	the risk that we will not be able to implement our growth strategy as planned;

•	risks associated with growth and acquisitions;

•	the risk that we will not be able to realize operating efficiencies in the integration of our acquisitions;

•	fluctuations in quarterly operating results;

•	risks related to the timing of contracts;

•	risks related to purchased accounts receivable;

•	risks related to possible impairment of goodwill and other intangible assets;

•	risks related to union organizing efforts at our facilities;

•	risks associated with technology;

•	risks related to the implementation of our Enterprise Resource Planning system;

•	risks related to the final outcome of our litigation with our former landlord;

•	risks related to litigation, regulatory investigations and tax examinations;

•	risks related to past or possible future terrorist attacks;

•	risks related to natural disasters or the threat or outbreak of war or hostilities;

•	risks related to the domestic and international economies;

•	the risk that we will not be able to improve margins;

•	risks related to our international operations;

•	risks related to the availability of qualified employees, particularly in new or more cost-effective locations;

•	risks related to currency fluctuations;

•	risks related to reliance on independent telecommunications service providers;

•	risks related to concentration of our clients in the financial services, telecommunications and healthcare sectors;

•	risks related to potential consumer resistance to outbound services;

•	risks related to the possible loss of key clients;

•	risks related to changes in government regulations affecting the teleservices and telecommunications industries;

•	risks related to competition from other outside providers of BPO services and the in-house operations of existing and potential clients; and

•	risks related to competition with other purchasers of accounts receivable.

On November 15, 2006, NCO Group, Inc. was acquired by Collect Holdings, Inc., an entity controlled by One Equity Partners II, L.P. and its affiliates, with participation by Michael J. Barrist, Chairman, President and Chief Executive Officer of NCO Group, Inc., certain other members of executive management and other co-investors, referred to as the Transaction. After the closing of the Transaction, NCO Group, Inc.’s common stock was no longer publicly traded. Subsequent to the date of the Transaction, NCO Group, Inc. was merged with and into Collect Holdings, Inc., and Collect Holdings, Inc. was renamed NCO Group, Inc. In addition to the factors noted above, we believe that the following factors with respect to the Transaction could cause actual results to differ materially from those discussed in the forward-looking statements:

•	risks related to our substantial indebtedness incurred in connection with the Transaction;

•	risks related to the potential difficulty in retaining employees as a result of the Transaction; and

•	risks related to the disruption of operations caused by the Transaction.

We can give no assurance that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on our results of operations and financial condition. We disclaim any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

INDUSTRY AND MARKET INFORMATION

The market data and other statistical information used throughout this prospectus are based on independent industry publications, government publications, reports by market research firms or other published independent sources, including market analysis data published by IDC, The Nilson Report, The Kaulkin Ginsberg Company and Gartner, Inc. We did not commission any of these publications or reports. Some data are also based on our good faith estimates, which are derived from our review of internal surveys, as well as the independent sources listed above. Independent industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified such data and we do not make any representation as to the accuracy of such information. Forecasts are particularly likely to be inaccurate, especially over long periods of time, and we do not know what assumptions regarding general economic growth are used in preparing the forecasts included in this prospectus. Similarly, while we believe our internal and external research is reliable, it has not been verified by any independent sources and we make no assurances that the predictions contained therein are accurate.

USE OF PROCEEDS

This prospectus is delivered in connection with the sale of notes by J.P. Morgan Securities Inc. in market-making transactions. We will not receive any proceeds from the sale of the notes.

CAPITALIZATION

The following table sets forth our consolidated cash, cash equivalents and capitalization as of March 31, 2007. You should read this table along with “Selected Historical Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes, in each case, included elsewhere in this prospectus.

As of March 31, 2007
(unaudited, amounts in millions)
Cash and cash equivalents	$18.6
Total debt, including current portion:
Senior credit facility(1)	506.7
Senior notes	165.0
Senior subordinated notes	200.0
Nonrecourse credit facility	50.9
Other debt (including capital leases)	1.7

Total debt	924.3
Total stockholders’ equity	389.7

Total capitalization	$1,314.0

(1)	In connection with the Transaction, we entered into a new senior credit facility consisting of a $465.0 million term loan and a $100.0 million revolving credit facility. At March 31, 2007, the balance outstanding on the term loan was $462.7 million and the balance outstanding on the revolving credit facility was $44.0 million.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The selected historical consolidated financial data should be read in conjunction with, and is qualified in its entirety by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus. The data as of and for the years ended December 31, 2002, 2003, 2004 and 2005 and the data for the period from January 1, 2006 through November 15, 2006 and the period from July 13, 2006 through December 31, 2006 and the data as of December 31, 2006 have been derived from our audited consolidated financial statements. Consolidated balance sheets at December 31, 2005 and 2006 and the related statements of operations, stockholders’ equity and cash flows for the periods ended December 31, 2004, 2005 and for the period from January 1, 2006 through November 15, 2006 and for the period from July 13, 2006 through December 31, 2006 the related notes thereto are included elsewhere in this prospectus. The data as of March 31, 2007 and for the three months ended March 31, 2006 and 2007 have been derived from our unaudited consolidated financial statements also contained in this prospectus. In the opinion of management, such unaudited financial data reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair statement of the results for those periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period.

On November 15, 2006, NCO Group, Inc. was acquired by and became a wholly owned subsidiary of Collect Holdings, Inc., an entity controlled by One Equity Partners II, L.P. and its affiliates, with participation by Michael J. Barrist, Chairman, President and Chief Executive Officer of NCO Group, Inc., certain other members of executive management and other co-investors, referred to as the Transaction. Under the terms of the merger agreement, NCO Group, Inc. shareholders received $27.50 in cash, without interest, for each share of NCO Group, Inc. common stock that they held. The accompanying consolidated financial statements are those of Collect Holdings, Inc., which is referred to as NCO Group, Inc. due to the subsequent merger of NCO Group, Inc. with and into Collect Holdings, Inc. and the name change to NCO Group, Inc. The accompanying consolidated financial statements are presented for two periods, Predecessor and Successor, which relate to the period of operations preceding the Transaction and the period of operations succeeding the Transaction, respectively. Collect Holdings, Inc. was formed on July 13, 2006 (there were no operations from the date of inception until the Transaction on November 15, 2006). We have prepared our discussion of the results of operations by comparing the mathematical combination, without making any pro forma adjustments, of the Successor and Predecessor periods in the year ended December 31, 2006 to the year ended December 31, 2005. This presentation does not comply with generally accepted accounting principles (GAAP); however, we believe it provides the most meaningful comparison of our results. The combined operating results have not been prepared as pro forma results under applicable regulations and does not reflect the actual results we would have achieved if the Transaction did not occur and may not be predictive of future results of operations. Due to the Transaction, the Successor will have higher amortization expense and interest expense.

(Amounts in thousands)

	Predecessor					Successor	Combined(3)	Predecessor	Successor
	For the years ended December 31,				Period from January 1 through November 15, 2006(1)	Period from July 13, 2006 (date of inception) through December 31, 2006(2)	For the year ended December 31, 2006(4)	For the three months ended March 31,
	2002	2003	2004	2005				2006	2007
							(unaudited)	(unaudited)
Statement of Operations Data:
Revenues:
Services	$637,288	$676,793	$840,346	$906,258	$875,338	$126,739	$1,002,077	$261,282	$274,514
Portfolio	66,162	77,023	99,451	133,868	151,706	13,557	165,263	45,527	43,247
Portfolio sales	—	—	—	12,157	22,757	—	22,757	4,938	614

Total revenues	703,450	753,816	939,797	1,052,283	1,049,801	140,296	1,190,097	311,747	318,375

Operating costs and expenses:
Payroll and related expenses	335,405	350,369	472,915	528,932	553,883	76,611	630,494	161,390	163,095
Selling, general and administrative expenses	249,672	282,268	324,187	376,606	375,150	47,777	422,927	108,729	108,114
Restructuring charges	—	—	—	9,621	12,765	—	12,765	4,387	—
Depreciation and amortization expense	27,324	31,628	40,225	45,787	46,695	11,548	58,243	13,195	23,482

Income from operations	91,049	89,551	102,470	91,337	61,308	4,360	65,668	24,046	23,684
Other expense	17,970	17,943	17,612	19,423	21,642	14,545	36,187	6,148	23,887

Income (loss) before provision for income taxes	73,079	71,608	84,858	71,914	39,666	(10,185)	29,481	17,898	(203)
Income tax expense (benefit)	27,702	26,732	32,389	26,182	14,742	(3,777)	10,965	6,642	(244)

Income (loss) before minority interest	45,377	44,876	52,469	45,732	24,924	(6,408)	18,516	11,256	41
Minority interest	(3,218)	(2,430)	(606)	(1,213)	(3,890)	(157)	(4,047)	(716)	(1,403)

Net income (loss)	$42,159	$42,446	$51,863	$44,519	$21,034	$(6,565)	$14,469	$10,540	$(1,362)

Statement of Cash Flows Data:
Net cash provided by (used in) operating activities	$64,005	$101,056	$99,019	$89,550	$109,672	$(9,298)	$100,374	$26,792	$19,530
Net cash (used in) provided by investing activities	(39,490)	9,996	(1,458)	(221,994)	(15,946)	(990,107)	(1,006,053)	12,540	(20,063)
Net cash (used in) provided by financing activities	(31,861)	(92,245)	(119,542)	130,147	(95,877)	1,010,810	914,933	(42,830)	5,443

	Predecessor				Successor	Successor
	December 31, 2002	2003	2004	2005	December 31, 2006	March 31, 2007
						(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$25,159	$45,644	$26,334	$23,716	$13,899	$18,569
Working capital	107,731	106,409	73,547	171,587	181,287	138,881
Total assets	966,281	946,111	1,113,889	1,327,962	1,644,139	1,655,062
Long-term debt	375,101	315,487	251,023	367,434	918,313	924,281
Minority interest	24,427	26,848	—	34,643	55,628	57,579
Stockholders’ equity	435,762	490,417	695,601	743,114	388,321	389,743

(1)	Includes $11.1 million, net of taxes, of charges and costs related to the Transaction and our restructuring and integration plans.

(2)	Includes $22.8 million, net of taxes, of charges and costs related to the Transaction.

(3)	The combined results for the year ended December 31, 2006 represent the addition of the Predecessor period from January 1, 2006 through November 15, 2006 and the Successor period from July 13, 2006 through December 31, 2006. Collect Holdings was formed on July 13, 2006 (there were no operations from the date of inception until the Transaction on November 15, 2006). This combination does not comply with GAAP or with the rules of pro forma presentation, however, we believe it provides the most meaningful comparison of our results.

(4)	Includes $33.9 million, net of taxes, of charges and costs related to the Transaction and our restructuring and integration plans.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated statement of operations for the year ended December 31, 2006 has been developed by applying pro forma adjustments to the historical audited consolidated statement of operations of NCO Group, Inc. appearing elsewhere in this prospectus. The unaudited pro forma consolidated statement of operations gives effect to the Transaction as if it had occurred on January 1, 2006. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with this unaudited pro forma consolidated financial statement.

The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial information is presented for informational purposes only. The unaudited pro forma consolidated financial information does not purport to represent what our results of operations would have been had the Transaction actually occurred on the date indicated and it does not purport to project our results of operations for any future period. All pro forma adjustments and their underlying assumptions are described more fully in the notes to our unaudited pro forma consolidated statement of operations.

The Transaction is accounted for by using the purchase method in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations.” The purchase price allocation is based on formal valuation analyses by outside appraisal firms and includes adjustments to the estimated fair value of purchased accounts receivable and identifiable intangible assets. In addition, pursuant to Financial Accounting Standards Board Emerging Issues Task Force Issue No. 88-16, “Basis in Leveraged Buyout Transactions,” a portion of the equity related to our management shareholders is recorded at the shareholder’s predecessor basis and a corresponding portion of the acquired assets is reduced accordingly.

You should read the unaudited pro forma consolidated statement of operations and the related notes thereto in conjunction with the information contained in “Prospectus Summary—The Transaction,” “Use of Proceeds,” “Capitalization,” “Selected Historical Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes thereto appearing elsewhere in this prospectus.

NCO GROUP, INC.

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2006

(Unaudited)

(Amounts in thousands)

	Predecessor Historical	Successor Historical	Pro Forma Adjustments		Pro Forma
Revenues	$1,049,801	$140,296	$(20,284	)(1)	$1,169,813
Operating costs and expenses:
Payroll and related expenses	553,883	76,611	(5,095	)(2)	625,399
Selling, general and administrative expenses	375,150	47,777	(8,449	)(3)	414,478
Restructuring charge	12,765	—	—		12,765
Depreciation and amortization expense	46,695	11,548	31,931	(4)	90,174

Total operating costs and expenses	988,493	135,936	18,387		1,142,816

Income from operations	61,308	4,360	(38,671)		26,997

Other income (expenses):
Interest and investment income	1,836	300	—		2,136
Interest expense	(26,643)	(14,958)	(72,773	)(5)	(114,374)
Other income	3,165	113	—		3,278

	(21,642)	(14,545)	(72,773)		(108,960)

Income (loss) before provision for income taxes	39,666	(10,185)	(111,444)		(81,963)

Income tax expense (benefit)	14,742	(3,777)	(41,450	)(6)	(30,485)

Income (loss) before minority interest	24,924	(6,408)	(69,994)		(51,478)

Minority interest	(3,890)	(157)	(1,876	)(7)	(5,923)

Net income (loss)	$21,034	$(6,565)	$(71,870)		$(57,401)

See accompanying notes to Pro Forma Condensed Consolidated Statement of Operations.

Notes to Pro Forma Condensed Consolidated Statement of Operations

(Unaudited)

(1)	Revenues. Gives effect to the elimination of $22.8 million of revenue from the sale of portfolios of purchased accounts receivable, as such sales were assumed to be sold at their carrying value, and the elimination of $1.2 million of deferred revenue recognized in connection with training programs for our CRM representatives. Also gives effect to a $3.6 million increase in revenue due to the impact of the adjustment to the carrying value of the purchased accounts receivable on revenue recognition, assuming the Transaction had occurred on January 1, 2006.

(2)	Payroll and related expenses. Gives effect to the elimination of the expense recorded due to the acceleration of stock-based compensation in connection with the Transaction, which would have been recorded by the Predecessor Company prior to the Transaction.

(3)	Selling, general and administrative expenses. Gives effect to the elimination of $7.6 million of impairment expense that was recorded to establish a valuation allowance for the purchased accounts receivable, due to the adjustment to fair market value of the purchased accounts receivable, and the elimination of $842,000 of deferred costs recognized in connection with training programs for our CRM representatives, assuming the Transaction had occurred on January 1, 2006.

(4)	Amortization expense. Gives effect to the elimination of amortization expense of $10.3 million on existing customer relationships, and the addition of amortization expense of $42.2 million based on the estimated fair market value of the new customer relationships and other amortizable intangible assets, which are amortized on a straight-line basis over their estimated useful lives which management estimates to be six to seven years.

(5)	Interest expense. Gives effect to the following adjustments assuming the Transaction had occurred on January 1, 2006 (dollars in thousands):

Eliminate interest expense for Predecessor senior credit facility	$(11,895)
Eliminate amortization of deferred financing fees for Predecessor senior credit facility	(442)
Eliminate interest expense for Predecessor convertible subordinated notes	(1,732)
Adjust interest expense for the increase in carrying value of the residual cash flow payment due to our nonrecourse lender	3,929
Record estimated interest expense for new senior credit facilities	39,414
Record estimated interest expense for notes	40,661
Estimated amortization of new deferred financing fees	2,838

Total adjustment to interest expense	$72,773

Borrowings under the Predecessor senior credit facility were repaid concurrently with the closing of the Transaction. Our 4.75 percent convertible subordinated notes were repaid upon maturity in April 2006 with proceeds from borrowings under the Predecessor senior credit facility. Deferred financing fees are amortized over the respective terms of the new credit facility and the notes. A 0.125 percentage point change in the floating interest rates on the senior notes and our new senior credit facility would change, on a pre-tax basis, our pro-forma interest expense by $788,000 for the year ended December 31, 2006.

(6)	Income taxes. Adjusts the income tax expense using the effective tax rate of 37.2 percent assuming the Transaction occurred on January 1, 2006.

(7)	Minority interest. Reflects the impact on minority interest from the increase of the carrying value of the purchased accounts receivable that were acquired through a joint venture agreement with our nonrecourse lender assuming the Transaction had occurred on January 1, 2006.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

On November 15, 2006, NCO Group, Inc. was acquired by and became a wholly owned subsidiary of Collect Holdings, Inc., an entity controlled by One Equity Partners and its affiliates, with participation by Michael J. Barrist, Chairman, President and Chief Executive Officer of NCO Group, Inc., certain other members of executive management and other co-investors, referred to as the Transaction. Under the terms of the merger agreement, NCO Group, Inc. shareholders received $27.50 in cash, without interest, for each share of NCO Group, Inc. common stock that they held. The accompanying consolidated financial statements are those of Collect Holdings, Inc., which is referred to as NCO Group, Inc. due to the subsequent merger of NCO Group, Inc. with and into Collect Holdings, Inc. and the name change to NCO Group, Inc. The accompanying consolidated financial statements are presented for two periods, Predecessor and Successor, which relate to the period of operations preceding the Transaction and the period of operations succeeding the Transaction, respectively. Collect Holdings, Inc. was formed on July 13, 2006 (there were no operations from the date of inception until the Transaction on November 15, 2006). We have prepared our discussion of the results of operations by comparing the mathematical combination, without making any pro forma adjustments, of the Successor and Predecessor periods in the year ended December 31, 2006 to the year ended December 31, 2005. This presentation does not comply with generally accepted accounting principles (GAAP); however, we believe it provides the most meaningful comparison of our results. The combined operating results have not been prepared as pro forma results under applicable regulations and does not reflect the actual results we would have achieved if the Transaction did not occur and may not be predictive of future results of operations. Due to the Transaction, the Successor will have higher amortization expense and interest expense.

We are a holding company and conduct substantially all of our business operations through our subsidiaries. We are an international provider of business process outsourcing services, referred to as BPO, primarily focused on accounts receivable management, referred to as ARM, and customer relationship management, referred to as CRM, serving a wide range of clients in North America and abroad through our global network of over 100 offices. We also purchase and manage past due consumer accounts receivable from consumer creditors such as banks, finance companies, retail merchants, utilities, healthcare companies and other consumer-oriented companies.

During 2006, we generated approximately 59 percent of our ARM revenue from the recovery of delinquent accounts receivable on a contingency fee basis. Our ARM contingency fees range from six percent for the management of accounts placed early in the accounts receivable cycle to 50 percent for accounts that have been serviced extensively by the client or by third-party providers. Our average fee for ARM contingency-based revenue across all industries was approximately 17 percent during 2006, 18 percent during 2005 and 19 percent during 2004. In addition, we generate revenue from fixed fee services for certain ARM services. Generally, revenue is earned and recognized upon collection of accounts receivable for contingency fee services and as work is performed for fixed fee services. We enter into contracts with most of our clients that define, among other things, fee arrangements, scope of services, and termination provisions. Clients typically have the right to terminate their contracts on 30 or 60 days’ notice. Approximately 41 percent of our ARM revenue is generated from contractual collection services, where fees are based on a monthly rate or a per service charge, and other ARM services.

During 2006, approximately 78 percent of our CRM revenue was generated from inbound services, which consist primarily of customer service and technical support programs, and to a lesser extent acquisition and retention services. Inbound services involve the processing of incoming calls, often placed by our clients’ customers using toll-free numbers, to a customer service representative for service, order fulfillment or information. During 2006, outbound services, which consist of customer acquisition and customer retention services, represented approximately 22 percent of our CRM revenue.

Our operating costs consist principally of payroll and related costs; selling, general and administrative costs; and depreciation and amortization. Payroll and related expenses consist of wages and salaries, commissions, bonuses, and benefits for all of our employees, including management and administrative personnel. Selling, general and administrative expenses include telephone, postage and mailing costs, outside collection attorneys and other third-party collection services providers, and other collection costs, as well as expenses that directly support operations, including facility costs, equipment maintenance, sales and marketing, data processing, professional fees, and other management costs. During 2005 and the first six months of 2006, the earnings of the CRM division were impacted by increased expenses associated with implementing new clients. We incur the upfront expenses required to begin working for a new client, such as facilities and telephone expense, before we begin generating the offsetting revenue.

Effective January 1, 2006, we adopted FASB Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” referred to as SFAS 123R. SFAS 123R requires that the cost of all share-based payments to employees, including stock option grants, be recognized in the financial statements based on their fair values. The standard applies to newly granted or modified awards and previously granted awards that are not fully vested on the date of adoption. Prior to January 1, 2006, we accounted for stock option grants in accordance with APB Opinion No. 25, “Accounting for Stock Issued to Employees,” referred to as APB 25, and related interpretations. Under APB 25, because the exercise price of the stock options equaled the fair value of the underlying common stock on the date of grant, no compensation cost was recognized.

We adopted SFAS 123R using the modified prospective method, which requires that compensation expense be recorded for all unvested stock options at the beginning of the first quarter of adoption. Compensation expense recognized related to stock options for the three months ended March 31, 2006 was $106,000. Since there were no stock options outstanding during the three months ended March 31, 2007, due to the payout of all stock options in connection with the Transaction, there was no compensation expense recorded. Compensation expense recognized related to restricted share awards for the three months ended March 31, 2007 and 2006 was $107,000 and $494,000, respectively. At March 31, 2007, there was $1.6 million of total unrecognized pre-tax compensation cost related to non-vested restricted stock, which is expected to be recognized straight-line over a weighted-average period of four years.

We have grown rapidly, through both acquisitions as well as internal growth. On January 9, 2007, we acquired Statewide Mercantile Services, referred to as SMS, a provider of ARM services in Australia, for approximately $2.0 million, which included SMS’ portfolio of purchased accounts receivable, and recorded goodwill of approximately $1.9 million in the ARM segment. During 2006, we completed two acquisitions: Australian Receivables Limited, referred to as ARL, in July 2006 for $3.3 million; and Star Contact (BVI) Ltd and Call Center Telemarketing Pro-Panama, S.A., referred to as Star Contact, in December 2006 for $36.0 million. During 2005, we completed three acquisitions: Creative Marketing Strategies, referred to as CMS, in May 2005 for $5.9 million; seven wholly owned subsidiaries of Marlin Integrated Capital Holding Corporation, referred to as Marlin, in September 2005 for $89.9 million; and substantially all of the operating assets, including purchased portfolio assets, of Risk Management Alternatives Parent Corp. and its subsidiaries, referred to as RMA, in September 2005 for $116.1 million.

On November 15, 2006, we reorganized our business segments in connection with a management realignment. The ARM North America and ARM International segments have been combined and renamed ARM. The information presented below has been restated to reflect this reorganization.

Our business currently consists of three operating divisions: ARM, CRM and Portfolio Management.

Critical Accounting Policies and Estimates

General

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates. We believe the following accounting policies and estimates are the most critical and could have the most impact on our results of operations. For a discussion of these and other accounting policies, see note 2 in our Notes to Consolidated Financial Statements for the year ended December 31, 2006.

As a result of the Transaction, the majority of our assets and liabilities, including our portfolio of accounts receivable, have been adjusted to their fair market value as of the date of the Transaction, in accordance with SFAS No. 141, “Business Combinations.” We made significant assumptions in determining the fair market value of intangible assets and other assets and liabilities in connection with purchase accounting. Such adjustments to fair market value and the allocation of purchase price between identifiable intangibles and goodwill (as discussed below) will have an impact on our revenues and profitability. Additionally, in accordance with Emerging Issues Task Force Issue No. 88-16, “Basis in Leveraged Transactions,” a portion of the equity related to our management stockholders was recorded at the stockholder’s predecessor basis and a corresponding portion of the acquired assets was reduced accordingly.

Goodwill, Other Intangible Assets and Purchase Accounting

Purchase accounting requires that assets acquired and liabilities assumed be recorded at their fair market value at the date of acquisition. Our balance sheet includes amounts designated as “Goodwill,” “Trade name” and “Customer relationships and other intangible assets.” Goodwill represents the excess of the purchase price over the fair market value of the net assets of acquired businesses. Trade name represents the fair value of the NCO name. Other intangible assets consist primarily of customer relationships, which represent the information and regular contact we have with our clients, and non-compete agreements.

As of December 31, 2006, our balance sheet included goodwill, trade name and other intangibles that represented 36.5 percent, 5.9 percent and 19.5 percent of total assets, respectively, and 154.7 percent, 24.9 percent and 82.6 percent of stockholders’ equity, respectively.

Goodwill is tested for impairment each year on October 1, and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. The goodwill impairment test is performed at the reporting unit level and involves a two-step approach, the first step identifies any potential impairment and the second step measures the amount of the impairment, if applicable. The first test for potential impairment uses a fair value based approach, whereby the implied fair value of a reporting unit’s goodwill is compared to its carrying amount, if the fair value is less than the carrying amount, the reporting unit’s goodwill would be considered impaired and we would be required to take a charge to earnings, which could be material. Since the Transaction occurred on November 15, 2006, we used the valuations performed in connection with the Transaction to identify any potential impairment for 2006. We did not record any impairment charges in connection with the annual impairment tests performed on October 1, 2006, 2005 and 2004, and we do not believe that goodwill was impaired as of December 31, 2006. The trade name intangible asset will also be reviewed for impairment on an annual basis.

We make significant assumptions to estimate the future revenue and cash flows used to determine the fair value. These assumptions include future growth rates, profitability, discount factors, market comparables, future tax rates, and other factors. If the expected revenue and cash flows are not realized, or if a sustained significant depression in our market capitalization indicates that our assumptions are not accurately estimating our fair value, impairment losses may be recorded in the future.

Stock-Based Compensation

Effective January 1, 2006, we adopted FASB Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” referred to as SFAS 123R, using the modified prospective method, which requires that compensation expense be recorded for all unvested stock options at the beginning of the first quarter of adoption, and, accordingly, have not restated prior periods. SFAS 123R requires that the cost of all share-based payments to employees, including stock option grants, be recognized in the financial statements over the vesting period based on their fair values.

Determining the appropriate fair value model and calculating the fair value of share-based payment awards require the use of assumptions and estimates. The fair value of each stock option was estimated on the date of grant using the Black-Scholes option-pricing model, which uses assumptions including the expected life of the awards, stock price volatility, expected forfeiture rate and risk-free interest rate. Expected volatility was based on a blend of implied and historical volatility of the Company’s predecessor common stock. We used historical data on exercises of stock options and other factors to estimate the expected term of the share-based payment awards granted. The risk free rate was based on the U.S. Treasury yield curve in effect at the date of grant.

On November 15, 2006, in connection with the Transaction and in accordance with the terms of the equity awards, the vesting of all outstanding unvested options to purchase the Company’s stock and restricted stock units was accelerated, and we recorded compensation expense of approximately $5.1 million for the acceleration in the period ending November 15, 2006.

Revenue Recognition for Purchased Accounts Receivable

In the ordinary course of accounting for purchased accounts receivable, estimates have been made by management as to the amount of future cash flows expected from each portfolio. We have historical collection records for all of our purchased accounts receivable, as well as debtor records since our entrance into this business and for acquired businesses since 1986, which provides us a reasonable basis for our judgment that it is probable that we will ultimately collect the recorded amount of our purchased accounts receivable plus a premium or yield. The historical collection amounts also provide a reasonable basis for determining the timing of the collections. We use all available information to forecast the cash flows of our purchased accounts receivable including, but not limited to, historical collections, payment patterns on similar purchases, credit scores of the underlying debtors, seller’s credit policies, and location of the debtor. The estimated future cash flow of each portfolio is used to compute the internal rate of return, referred to as the IRR, for each portfolio. The IRR is used to allocate collections between revenue and amortization of the carrying values of the purchased accounts receivable.

We apply the American Institute of Certified Public Accountants Statement of Position 03-3 “Accounting for Certain Loans or Debt Securities Acquired in a Transfer,” referred to as SOP 03-3. SOP 03-3 addresses accounting for differences between contractual versus expected cash flows over an investor’s initial investment in certain loans when such differences are attributable, at least in part, to credit quality. SOP 03-3 does not allow the original estimate of the effective interest, or the IRR, to be lowered for revenue recognition or for subsequent testing for provision for impairments. If the original collection estimates are lowered, an allowance is established in the amount required to maintain the original IRR. If collection estimates are raised, increases are first used to recover any previously recorded allowances and then recognized prospectively through an increase in the IRR, which are realized over a portfolio’s remaining life. Any increase in the IRR must be used for subsequent revenue recognition and allowance testing.

If management came to a different conclusion as to the future estimated collections, it could have had a significant impact on the amount of revenue that was recorded from the purchased accounts receivable during the year ended December 31, 2006. However, a five percent increase in the amount of future expected collections would have resulted in little or no change in net income for 2006, since increases in future expected collections are recognized over the portfolio’s remaining life, and only to the extent sufficient to recover any allowances or to increase the expected IRR. A five percent decrease in the amount of future expected collections also would have resulted in little or no change in net income for 2006.

Allowance for Doubtful Accounts

Allowances for doubtful accounts are estimated based on estimates of losses related to customer receivable balances. In establishing the appropriate provision for customer receivables balances, we make assumptions with respect to their future collectibility. Our assumptions are based on an individual assessment of a customer’s credit quality as well as subjective factors and trends, including the aging of receivable balances. Generally, these individual credit assessments occur at regular reviews during the life of the exposure and consider factors such as a customer’s ability to meet and sustain their financial commitments, a customer’s current financial condition and historical payment patterns. Once the appropriate considerations referred to above have been taken into account, a determination is made as to the probability of default. An appropriate provision is made, which takes into account the severity of the likely loss on the outstanding receivable balance. Our level of reserves for our customer accounts receivable fluctuates depending upon all of the factors mentioned above, in addition to any contractual rights that allow us to reduce outstanding receivable balances through the application of future collections. If our estimate is not sufficient to cover actual losses, we would be required to take additional charges to our earnings.

Income Taxes

We account for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes,” referred to as SFAS 109, which requires that deferred tax assets and liabilities be recognized using enacted tax rates for the effect of temporary differences between the book and tax bases of recorded assets and liabilities. SFAS 109 also requires that deferred tax assets be reduced by a valuation allowance, if it is more likely than not that some portion or all of the deferred tax asset will not be realized. Deferred taxes have not been provided on the cumulative undistributed earnings of foreign subsidiaries because such amounts are expected to be reinvested indefinitely.

At December 31, 2006, our balance sheet included deferred tax assets of $47.8 million for the assumed utilization of federal net operating loss carryforwards. We believe that we will be able to utilize the net operating loss carryforwards so we have not reduced the deferred tax asset by a valuation allowance. However, we have provided a $21.7 million valuation allowance against the $22.5 million deferred tax asset for state net operating loss carryforwards due to the uncertainty that they can be realized. The utilization of net operating loss carryforwards is an estimate based on a number of factors beyond our control, including the level of taxable income available from successful operations in the future. If we are unable to utilize the federal net operating loss carryforwards, it may result in incremental tax expense in future periods.

Our annual provision for income taxes and the determination of the resulting deferred tax assets and liabilities involve a significant amount of judgment and are based on the latest information available at the time. We are subject to audit within the federal, state and international taxing jurisdictions, and these audits can involve complex issues that may require an extended period of time to resolve. We maintain reserves for estimated tax exposures, which are ultimately settled primarily through the settlement of audits within these tax jurisdictions, changes in applicable tax law, or other factors. We believe that an appropriate liability has been established for financial statement purposes; however, actual results may differ from these estimates.

Results of Operations

The following table sets forth selected historical statement of operations data (dollars in thousands):

	Predecessor					Successor	Combined		Predecessor		Successor
	For the year ended December 31,				Period from January 1, 2006 through November 15, 2006	Period from July 13, 2006 (date of inception) through December 31, 2006	For the year ended December 31, 2006		For the three months ended March 31,
	2004		2005						2006		2007
									(unaudited)		(unaudited)
	Amount	Ratio	Amount	Ratio	Amount	Amount	Amount	Ratio	Amount	Ratio	Amount	Ratio
Revenues	$939,797	100.0%	$1,052,283	100.0%	$1,049,801	$140,296	$1,190,097	100.0%	$311,747	100.0%	$318,375	100.0%

Payroll and related expenses	472,915	50.3	528,932	50.3	553,883	76,611	630,494	53.0	161,390	51.8	163,095	51.2
Selling, general and administrative expenses	324,187	34.5	376,606	35.8	375,150	47,777	422,927	35.5	108,729	34.9	108,114	34.0
Restructuring charges	—	—	9,621	0.9	12,765	—	12,765	1.1	4,387	1.4	—	—
Depreciation and amortization	40,225	4.3	45,787	4.3	46,695	11,548	58,243	4.9	13,195	4.2	23,482	7.4

Income from operations	102,470	10.9	91,337	8.7	61,308	4,360	65,668	5.5	24,046	7.7	23,684	7.4
Other expense	17,612	1.9	19,423	1.9	21,642	14,545	36,187	3.0	(6,148)	2.0	(23,887)	7.5
Income tax expense (benefit)	32,389	3.4	26,182	2.5	14,742	(3,777)	10,965	0.9	6,642	2.1	(244)	0.1
Minority interest	(606)	0.1	(1,213)	0.1	(3,890)	(157)	(4,047)	0.3	(716)	0.2	(1,403)	0.4

Net income (loss)	$51,863	5.5%	$44,519	4.2%	$21,034	$(6,565)	$14,469	1.3%	$10,540	3.4%	$(1,362)	0.4%

Three Months Ended March 31, 2007 Compared to Three Months Ended March 31, 2006

Revenue. Revenue increased $6.7 million, or 2.1 percent, to $318.4 million for the three months ended March 31, 2007, from $311.7 million for the three months ended March 31, 2006.

Our operations are organized into three market specific divisions that include: ARM, CRM and Portfolio Management. For the three months ended March 31, 2007, these divisions accounted for $223.2 million, $79.1 million and $43.9 million of revenue, respectively. Included in ARM’s revenue was $27.7 million of intercompany revenue from Portfolio Management, which was eliminated upon consolidation, and included in CRM’s revenue was $89,000 of intercompany revenue from ARM, which was eliminated upon consolidation. For the three months ended March 31, 2006, these divisions accounted for $234.6 million, $59.3 million and $50.1 million of revenue, respectively. Included in ARM’s revenue was $32.3 million of intercompany revenue from Portfolio Management, which was eliminated upon consolidation.

ARM’s revenue decreased $11.4 million, or 4.9 percent, to $223.2 million for the three months ended March 31, 2007, from $234.6 million for the three months ended March 31, 2006. The decrease in ARM’s revenue was primarily attributable to a $4.6 million decrease in fees from collection services performed for Portfolio Management. Included in the intercompany service fees for the three months ended March 31, 2007 and 2006, was $651,000 and $2.2 million of commissions from the sale of accounts receivable by Portfolio Management.

Revenue for the CRM division increased $19.8 million, or 33.4 percent, to $79.1 million for the three months ended March 31, 2007, from $59.3 million for the three months ended March 31, 2006. The increase in CRM’s revenue was primarily due to increased client volume, related to the implementation of new contracts awarded during 2006.

Portfolio Management’s revenue decreased $6.2 million, or 12.4 percent, to $43.9 million for the three months ended March 31, 2007, from $50.1 million for the three months ended March 31, 2006. The decrease primarily reflects lower revenue from the sale of accounts, which was $614,000 for the three months ended March 31, 2007 compared to $4.9 million for the three months ended March 31, 2006. Portfolio Management’s collections, excluding all portfolio sales, decreased $9.4 million, or 13.2 percent, to $61.9 million for the three months ended March 31, 2007, from $71.3 million for the three months ended March 31, 2006. Portfolio Management’s revenue represented 69 percent of collections, excluding all portfolio sales for the three months ended March 31, 2007, as compared to 63 percent of collections, excluding all portfolio sales for the three months ended March 31, 2006. The decrease in collections was attributable to the effect of the acquisitions of the RMA and Marlin portfolios in September 2005, on collections for the three months ended March 31, 2006.

Payroll and related expenses. Payroll and related expenses increased $1.7 million to $163.1 million for the three months ended March 31, 2007, from $161.4 million for the three months ended March 31, 2006, but decreased as a percentage of revenue to 51.2 percent from 51.8 percent.

ARM’s payroll and related expenses decreased $8.6 million to $102.2 million for the three months ended March 31, 2007, from $110.8 million for the three months ended March 31, 2006, and decreased as a percentage of revenue to 45.8 percent from 47.2 percent. Payroll and related expenses as a percentage of revenue decreased primarily due to the effective management of labor.

CRM’s payroll and related expenses increased $10.5 million to $59.0 million for the three months ended March 31, 2007, from $48.5 million for the three months ended March 31, 2006, but decreased as a percentage of revenue to 74.6 percent from 81.7 percent. The decrease in payroll and related expenses as a percentage of revenue was primarily attributable to the effective management of labor as well as the absorption of the fixed payroll costs over the higher revenue base.

Portfolio Management’s payroll and related expenses decreased $184,000 to $2.0 million for the three months ended March 31, 2007, from $2.2 million for the three months ended March 31, 2006, but increased as a percentage of revenue to 4.5 percent from 4.3 percent. Portfolio Management outsources all of the collection services to ARM and, therefore, has a relatively small fixed payroll cost structure.

Selling, general and administrative expenses. Selling, general and administrative expenses decreased $615,000 to $108.1 million for the three months ended March 31, 2007, from $108.7 million for the three months ended March 31, 2006, and decreased as a percentage of revenue to 34.0 percent from 34.9 percent. During the three months ended March 31, 2006, we recorded charges of $1.0 million related to the integration of RMA.

ARM’s selling, general and administrative expenses decreased $1.9 million to $94.4 million for the three months ended March 31, 2007, from $96.3 million for the three months ended March 31, 2006, but increased as a percentage of revenue to 42.3 percent from 41.1 percent. The increase in selling, general and administrative expenses as a percentage of revenue was primarily attributable to the lower revenue base and not achieving the expected leverage of our infrastructure. Included in ARM’s selling, general and administrative expenses for the three months ended March 31, 2006, were charges of $1.0 million related to the integration of the RMA acquisition.

CRM’s selling, general and administrative expenses increased $1.4 million to $12.9 million for the three months ended March 31, 2007, from $11.5 million for the three months ended March 31, 2006, but decreased as a percentage of revenue to 16.3 percent from 19.3 percent. The decrease in selling, general and administrative expenses as a percentage of revenue was primarily attributable to the higher revenue base allowing for a better leverage of our infrastructure in this division.

Portfolio Management’s selling, general and administrative expenses decreased $4.8 million to $28.5 million for the three months ended March 31, 2007, from $33.3 million for the three months ended March 31, 2006, and decreased as a percentage of revenue to 65.0 percent from 66.4 percent. The decrease was due primarily to decreased servicing fees from ARM, attributable to the effect of the acquisitions of Marlin and RMA on the prior year period.

Restructuring charge. During the three months ended March 31, 2006, we incurred restructuring charges of $4.4 million related to the restructuring of our legacy operations to streamline our cost structure, in conjunction with the RMA acquisition. The charges consisted primarily of costs associated with the closing of redundant facilities and severance.

Depreciation and amortization. Depreciation and amortization increased to $23.5 million for the three months ended March 31, 2007, from $13.2 million for the three months ended March 31, 2006. The increase was attributable to amortization of the customer relationships resulting from the Transaction, as well as higher depreciation on additions to property and equipment during 2006.

Other income (expense). Interest expense increased to $24.3 million for the three months ended March 31, 2007, from $7.0 million for the three months ended March 31, 2006. The increase was attributable to the $830.0 million of debt incurred in connection with the Transaction. Other expense for the three months ended March 31, 2007 included approximately $869,000 of net losses resulting from the settlement of certain foreign exchange contracts.

Income tax (benefit) expense. For the three months ended March 31, 2007, income tax benefit was $244,000 compared to income tax expense of $6.6 million for the three months ended March 31, 2006. The income tax benefit for the three months ended March 31, 2007 resulted from losses in the domestic ARM and CRM businesses combined with income from certain foreign businesses which are not subject to income tax.

Year ended December 31, 2006 Compared to Year ended December 31, 2005

Revenue. Revenue increased $137.8 million, or 13.1 percent, to $1,190.1 million for 2006, from $1,052.3 million in 2005. ARM, CRM and Portfolio Management accounted for $866.0 million, $251.2 million and $187.0 million, respectively, of the 2006 revenue. ARM’s revenue included $113.7 million of intercompany revenue earned on services performed for Portfolio Management that was eliminated upon consolidation. CRM’s revenue included $363,000 of intercompany revenue earned on services performed for ARM that was eliminated upon consolidation.

ARM’s revenue increased $61.5 million, or 7.6 percent, to $866.0 million in 2006, from $804.5 million in 2005. The increase in ARM’s revenue was primarily attributable to the acquisition of RMA in September 2005 as well as a $26.4 million increase in fees from collection services performed for Portfolio Management, which was eliminated in consolidation. Included in ARM’s intercompany service fees for the year ended December 31, 2006, was $10.3 million of commissions from the sales of portions of older portfolios by Portfolio Management, compared to $4.9 million in 2005.

CRM’s revenue increased $60.8 million, or 31.9 percent, to $251.2 million in 2006, from $190.4 million in 2005. The increase in CRM’s revenue was primarily due to the implementation of new contracts that began during the second half of 2005 and into 2006. This was partially offset by the loss of business during 2006 from a telecommunications client resulting from changes in the telecommunications laws in 2004.

Portfolio Management’s revenue increased $31.6 million, or 23.8 percent, to $164.2 million in 2006, from $132.6 million in 2005. The increase primarily represents additional revenue from portfolio assets acquired throughout 2005 and during 2006, including the RMA portfolio and Marlin portfolio acquisitions in September 2005. Portfolio Management’s collections, excluding all portfolio sales, increased $47.6 million, or 23.7 percent, to $248.3 million in 2006, from $200.7 million in 2005. Portfolio Management’s revenue represented 67.3 percent of collections, excluding all portfolio sales, in 2006, as compared to 67.0 percent of collections, excluding all portfolio sales, in 2005.

In 2005, Portfolio Management began an on-going process to identify and sell certain aged and bankruptcy status portfolios of accounts receivable that have a low probability of payment under our collection platform and a low remaining carrying value. During 2006 and 2005, Portfolio Management recorded $22.8 million and $12.1 million, respectively, of revenue in connection with these sales.

Payroll and related expenses. Payroll and related expenses increased $101.6 million to $630.5 million in 2006, from $528.9 million in 2005, and increased as a percentage of revenue to 53.0 percent from 50.3 percent.

ARM’s payroll and related expenses increased $41.9 million to $419.2 million in 2006, from $377.3 million in 2005, and increased as a percentage of revenue to 48.4 percent from 46.9 percent. The increase in payroll and related expenses as a percentage of revenue was primarily due to the additional payroll expense from the acquisition of RMA, as well as $7.1 million of stock-based compensation expense recorded in 2006 related to the adoption of SFAS 123R and the acceleration of the vesting of all outstanding unvested stock options and restricted stock units in connection with the Transaction.

CRM’s payroll and related expenses increased $57.7 million to $203.6 million in 2006, from $145.9 million in 2005, and increased as a percentage of revenue to 81.0 percent from 76.6 percent. The increase in payroll and related expenses as a percentage of revenue was primarily attributable to the upfront expense associated with implementing new clients in advance of generating the resulting revenue.

Portfolio Management’s payroll and related expenses increased $2.4 million to $8.1 million in 2006, from $5.7 million in 2005, and increased slightly as a percentage of revenue to 4.9 percent from 4.0 percent. Portfolio Management outsources all of the collection services to ARM and, therefore, has a relatively small fixed payroll cost structure. The increase in payroll and related expenses as a percentage of revenue was due principally to the acquisition of Marlin in September 2005.

Selling, general and administrative expenses. Selling, general and administrative expenses increased $46.3 million to $422.9 million in 2006, from $376.6 million in 2005, but decreased slightly as a percentage of revenue to 35.5 percent from 35.8 percent.

ARM’s selling, general and administrative expenses increased $31.9 million to $368.9 million in 2006, from $337.0 million in 2005, and increased as a percentage of revenue to 42.6 percent from 41.9 percent. Included in ARM’s selling, general and administrative expenses for 2006 were charges of $5.1 million related to the Transaction as well as charges of $2.9 million related to the integration of the RMA acquisition. This compares to charges of $1.5 million in 2005 related to the integration of RMA. Excluding these charges, ARM’s selling, general and administrative expenses as a percentage of revenue for 2006 was essentially flat compared to 2005.

CRM’s selling, general and administrative expenses increased $9.2 million to $44.7 million in 2006, from $35.5 million in 2005, but decreased as a percentage of revenue to 17.8 percent from 18.6 percent. The decrease in selling, general and administrative expenses as a percentage of revenue was primarily attributable to the increased utilization of call center capacity as a result of the continuing implementation of new client contracts. This was offset partially by the upfront expenses required during the year to begin working for the new clients, such as facilities and telephone expense.

Portfolio Management’s selling, general and administrative expenses increased $31.5 million to $123.0 million in 2006, from $91.5 million in 2005, and increased as a percentage of revenue, not including revenue from the sales of portfolios, to 74.9 percent from 69.0 percent. The increase was due primarily to increased servicing fees related to the acquisitions of Marlin and RMA portfolios.

Restructuring charges. During 2006, we incurred restructuring charges of $12.8 million related to the restructuring of our legacy operations to streamline our cost structure, in conjunction with the acquisition of RMA, compared to $9.6 million in 2005. The charges consisted primarily of costs associated with the closing of redundant facilities and severance.

Depreciation and amortization. Depreciation and amortization increased to $58.2 million in 2006, from $45.8 million in 2005. This increase was primarily attributable to the amortization of the customer relationships acquired in connection with acquisitions in 2005 and the Transaction in November of 2006, as well as higher depreciation on additions to property and equipment during the end of 2005 and during 2006.

Other income (expense). Interest expense increased to $41.6 million for 2006, from $22.6 million for 2005. This increase was due primarily to the $830.0 million of debt incurred in connection with the Transaction. Interest expense for 2006 also included $3.2 million of Transaction related expenses. Other income (expense) for 2006 included $2.3 million in insurance proceeds related to the effects of Hurricane Katrina on our business and approximately $566,000 of net gains resulting from the settlement of certain foreign exchange contracts. Other income (expense) for 2005 included $532,000 in recoveries of aged accounts receivable that had been written off by RMH prior to the acquisition and a $93,000 gain from our ownership interest in one of our insurance carriers that was sold, offset in part by a $595,000 write-down of an investment that has subsequently been sold for the adjusted carrying value.

Income taxes. The effective income tax rate increased to 37.2 percent in 2006 from 36.4 percent in 2005, which was primarily attributable to the effect on the prior year tax rate of losses in the CRM division and higher earnings from Portfolio Management, which is taxed at a lower rate.

Year ended December 31, 2005 Compared to Year ended December 31, 2004

Revenue. Revenue increased $112.5 million, or 12.0 percent, to $1,052.3 million for 2005, from $939.8 million in 2004. ARM, CRM and Portfolio Management accounted for $804.5 million, $190.4 million and $144.7 million, respectively, of the 2005 revenue. ARM’s revenue included $87.3 million of intercompany revenue earned on services performed for Portfolio Management that was eliminated upon consolidation.

ARM’s revenue increased $58.3 million, or 7.8 percent, to $804.5 million in 2005, from $746.2 million in 2004. The increase in ARM’s revenue was primarily attributable to the acquisition of RMA in September 2005 as well as an increase in fees from collection services performed for Portfolio Management. Included in ARM’s intercompany service fees for the year ended December 31, 2005, was $4.9 million of commissions from the sales of portions of older portfolios by Portfolio Management. The increase in revenue was offset in part by lower revenue due to a more difficult collection environment in the second half of the year, which we attribute mainly to the effects of increased fuel costs on debtor’s ability to pay on their accounts, and the inability to collect in the gulf coast region following Hurricanes Katrina and Rita.

CRM’s revenue increased $31.4 million, or 19.7 percent, to $190.4 million in 2005, from $159.0 million in 2004. The CRM division was formed in the second quarter of 2004 with the acquisition of RMH on April 2, 2004 and, accordingly, is only included in the results since that date. Partially offsetting the additional revenue in 2005 was the reduction in revenue from a telecommunications client where we ceased providing certain services following their decision to exit the consumer long-distance space due to a change in telecommunications laws in 2004.

Portfolio Management’s revenue increased $34.6 million, or 35.3 percent, to $132.6 million in 2005, from $98.0 million in 2004. Portfolio Management’s collections, excluding portfolio resales, increased $30.0 million, or 18.2 percent, to $194.6 million in 2005, from $164.6 million in 2004. Portfolio Management’s revenue represented 67 percent of collections, excluding portfolio resales, in 2005, as compared to 59 percent of collections, excluding portfolio resales, in 2004. Revenue increased primarily due to additional revenue from portfolio assets acquired as part of two business combinations in the third quarter of 2005. Also contributing to the increase was better than expected collections on older portfolios and higher collections on fully cost recovered portfolios. Because these portfolios are fully cost recovered, 100 percent of the collections are applied to revenue.

In 2005, Portfolio Management began an on-going process to identify and sell certain aged portfolios of accounts receivable that have a very low probability of payment and a low remaining carrying value. During 2005, Portfolio Management recorded $12.1 million of revenue in connection with these sales.

Payroll and related expenses. Payroll and related expenses increased $56.0 million to $528.9 million in 2005, from $472.9 million in 2004, but remained flat as a percentage of revenue at 50.3 percent.

ARM’s payroll and related expenses increased $20.2 million to $377.3 million in 2005, from $357.1 million in 2004, but decreased as a percentage of revenue to 46.9 percent from 47.9 percent. The decrease in payroll and related expenses as a percentage of revenue was primarily due to continued diligence in monitoring staffing levels in line with current results, as well as the use of offshore labor, outside attorneys and other agencies. Included in ARM’s payroll and related expenses for 2005, were charges of $419,000 related to the integration of the RMA acquisition and $164,000 related to Hurricane Katrina.

CRM’s payroll and related expenses increased $32.2 million to $145.9 million in 2005, from $113.7 million in 2004, and increased as a percentage of revenue to 76.6 percent from 71.5 percent. The increase in payroll and related expenses as a percentage of revenue was primarily attributable to the upfront expense associated with implementing new clients in advance of generating the resulting revenue.

Portfolio Management’s payroll and related expenses increased $3.6 million to $5.7 million in 2005, from $2.1 million in 2004, and increased as a percentage of revenue to 4.0 percent from 2.1 percent. Portfolio Management outsources all of the collection services to ARM and, therefore, has a relatively small fixed payroll cost structure. The increase in payroll and related expenses as a percentage of revenue was due to an increase in the allocation of payroll and related expenses from corporate shared services.

Selling, general and administrative expenses. Selling, general and administrative expenses increased $52.4 million to $376.6 million in 2005, from $324.2 million in 2004, and increased as a percentage of revenue to 35.8 percent from 34.5 percent.

ARM’s selling, general and administrative expenses increased $41.6 million to $337.0 million in 2005, from $295.4 million in 2004, and increased as a percentage of revenue to 41.9 percent from 39.6 percent. The increase was due primarily to an increase in the use of outside collection attorneys and other third-party service providers. Included in ARM’s selling, general and administrative expenses for 2005, were charges of $1.4 million related to the integration of the RMA acquisition, and $306,000 related to Hurricane Katrina.

CRM’s selling, general and administrative expenses increased $8.8 million to $35.5 million in 2005, from $26.7 million in 2004, and increased as a percentage of revenue to 18.6 percent from 16.8 percent. The increase was primarily attributable to the start-up of new clients in this division. We incur the upfront expenses required to begin working for a new client, such as facilities and telephone expense, before we start generating the offsetting revenue.

Portfolio Management’s selling, general and administrative expenses increased $25.9 million to $91.5 million in 2005, from $65.6 million in 2004, and increased as a percentage of revenue, not including revenue from the sales of portfolios, to 69.0 percent from 66.9 percent. The increase was due primarily to increased servicing fees related to the acquisitions of Marlin and RMA.

Restructuring charges. During 2005, we incurred restructuring charges of $9.6 million related to the restructuring of our legacy operations to streamline our cost structure, in conjunction with the acquisition of RMA. The charges consisted primarily of costs associated with the closing of redundant facilities and severance.

Depreciation and amortization. Depreciation and amortization increased to $45.8 million in 2005, from $40.2 million in 2004. This increase was primarily attributable to the amortization of the customer relationships acquired in connection with acquisitions in 2005 and the acquisition of RMH in April of 2004. The remainder of the increase was attributable to higher depreciation on additions to property and equipment during 2005 as well as the depreciation on the property and equipment acquired in the RMH and RMA acquisitions.

Other income (expense). Interest and investment income included investment income of $377,000 for 2005, as compared to $1.6 million for 2004, from the 50 percent ownership interest in a joint venture that we had with Marlin prior to the acquisition of the remaining 50 percent ownership in September 2005. The decrease from last year also reflects the joint venture’s lower revenue due to decreased purchases of accounts receivable during the second half of 2004 and into 2005, related to the winding down of the joint venture. Interest expense increased to $22.6 million for 2005, from $21.2 million for 2004. This increase was due to higher principal balances as a result of borrowings made against the senior credit facility for the acquisitions in September 2005, higher interest rates, and Portfolio Management’s additional nonrecourse borrowings to purchase accounts receivable. Other income (expense) for 2005 included $532,000 in recoveries of aged accounts receivable that had been written off by RMH prior to the acquisition and a $93,000 gain from our ownership interest in one of our insurance carriers that was sold, offset in part by a $595,000 write-down of an investment that has subsequently been sold for the adjusted carrying value. Other income (expense) for 2004 included $621,000 of proceeds from an insurance policy related to a deferred compensation plan assumed as part of the acquisition of FCA International Ltd. in May 1998, and $157,000 in losses on the disposal of fixed assets and other net assets.

Income taxes. The effective income tax rate decreased to 36.4 percent from 38.2 percent due mainly to losses in the CRM division as well as higher earnings from Portfolio Management, which is taxed at a lower rate than the ARM business.

Liquidity and Capital Resources

Our primary sources of cash have been cash flows from operations, bank borrowings, nonrecourse borrowings and debt offerings. Cash has been used for acquisitions, repayments of bank borrowings, purchases of equipment, purchases of accounts receivable, and working capital to support our growth.

We believe that funds generated from operations, together with existing cash and available borrowings under our senior credit facility and nonrecourse credit agreement, will be sufficient to finance our current operations, planned capital expenditure requirements, internal growth and debt service obligations at least through the next twelve months. However, we could require additional debt or equity financing if we were to make any significant acquisitions for cash during that period.

The cash flow from our contingency collection business and our purchased portfolio business is dependent upon our ability to collect from consumers and businesses. Many factors, including the economy and our ability to hire and retain qualified collectors and managers, are essential to our ability to generate cash flows. Fluctuations in these factors that cause a negative impact on our business could have a material impact on our expected future cash flows.

In connection with the Transaction on November 15, 2006, we repaid the Predecessor senior credit facility and entered into a new senior credit facility, referred to as the Credit Facility, to, in part, finance the Transaction and certain related costs and expenses. The Credit Facility consists of a $465.0 million term loan and a $100.0 million revolving credit facility.

Additionally, in connection with the Transaction, on November 15, 2006 we issued $165.0 million of floating rate senior notes and $200.0 million of 11.875% senior subordinated notes. As a result of the Transaction, we are significantly leveraged.

Cash Flows from Operating Activities. Cash provided by operating activities was $19.5 million for the three months ended March 31, 2007, compared to $26.8 million for the three months ended March 31, 2006. The decrease in cash provided by operating activities was primarily attributable to a $459,000 increase in income taxes payable compared to an increase of $6.0 million in the prior year, as well as a $10.3 million increase in accounts receivable, trade compared to a $6.4 million increase in the prior year, due to increased billings to new clients.

Cash provided by operating activities was $100.4 million in 2006, compared to $89.6 million in 2005. The increase in cash provided by operating activities was primarily attributable to a $23.5 million increase in income taxes payable in 2006, compared to a $19.7 million decrease in the prior year related to a lower tax rate due to losses in the CRM division and higher profits from Portfolio Management, which are taxed at a lower rate. Also contributing to the increase in 2006 was an increase in trade accounts receivable of $18.5 million for 2005 due to increased billings to new clients in that year. These items were partially offset by a $2.2 million increase in other assets in 2006 compared to a $13.6 million decrease in 2005, primarily resulting from the settlement of a long-term collection contract in 2005, as well as a decrease in net income for 2006.

Cash provided by operating activities was $89.6 million in 2005, compared to $99.0 million in 2004. The decrease in cash provided by operating activities was due to an increase in trade accounts receivable of $18.5 million compared to an increase of $2.7 million in the prior year, primarily related to increased billings to new clients. Also contributing to the decrease was a decrease in income taxes payable of $19.7 million compared to an increase of $545,000 for 2004, related to a lower tax rate due to losses in the CRM division and higher profits from Portfolio Management, which are taxed at a lower rate. These items were partially offset by a decrease in other assets of $13.6 million compared to an increase of $15.8 million for 2004, related to the settlement of a long-term collection contract.

Cash Flows from Investing Activities. Cash used in investing activities was $20.1 million for the three months ended March 31, 2007, compared to cash provided by investing activities of $12.5 million for the three months ended March 31, 2006. The increase in cash used in investing activities was primarily attributable to higher purchases of accounts receivable for the three months ended March 31, 2007, and the 50 percent minority interest investment of $12.7 million in the non-portfolio assets and liabilities of the Marlin acquisition by our nonrecourse lender for the three months ended March 31, 2006.

Cash used in investing activities was $1,006.1 million in 2006, compared to $222.0 million in 2005. The increase in cash used in investing activities was primarily attributable to cash paid for acquisitions and acquisition-related costs of $983.2 million in 2006 primarily incurred in connection with the Transaction and the acquisition of Star Contact. Also contributing to the increase was an increase in purchases of accounts receivable, offset in part by increases in collections applied to purchased accounts receivable and proceeds from sales and resales of purchased accounts receivable. Cash flows from investing activities for 2005 did not include $17.2 million of Portfolio Management’s purchases of large accounts receivable portfolios financed through an agreement we have with a lender. The purchases were noncash transactions as the lender sent borrowings directly to the seller of the accounts (see note 16 to our Notes to Consolidated Financial Statements for the year ended December 31, 2006).

Cash used in investing activities was $220.0 million in 2005, compared to $1.5 million in 2004. The increase in cash used in investing activities was primarily attributable to cash paid for acquisitions and acquisition-related costs of $118.9 million and $88.4 million incurred in connection with the acquisitions of RMA and Marlin, respectively, and higher purchases of property and equipment in 2005, primarily in the CRM division due to the start-up of new clients. Cash flows from investing activities for 2005 and 2004 did not include $17.2 million and $42.8 million, respectively, of Portfolio Management’s purchases of large accounts receivable portfolios financed through an agreement we have with a lender. The purchases were noncash transactions as the lender sent borrowings directly to the seller of the accounts (see note 16 to our Notes to Consolidated Financial Statements for the year ended December 31, 2006).

Cash Flows from Financing Activities. Cash provided by financing activities was $5.4 million for the three months ended March 31, 2007, compared to cash used in financing activities of $42.8 million for the three months ended March 31, 2006. The increase in cash provided by financing activities was due primarily to borrowings, net of repayments, of $5.7 million under our Credit Facility compared to repayments, net of borrowings, of $30.1 million in the prior year under the predecessor senior credit facility. Higher repayments of borrowings under our nonrecourse credit agreement during the three months ended March 31, 2006 also contributed to the increase.

Cash provided by financing activities was $914.9 million in 2006, compared to $130.1 million in 2005. The increase in cash provided by financing activities during 2006 resulted from the borrowings of $830.0 million to fund the Transaction, consisting of the $465.0 million term loan under the senior credit facility, $165.0 million of senior notes and $200.0 million of senior subordinated notes. Also contributing to the increase was the issuance of $396.0 million of capital stock in connection with the Transaction. Partially offsetting these items was the repayments of Predecessor borrowings under the revolving credit agreement and convertible notes. Cash flows from financing activities for 2005 did not include $17.2 million of Portfolio Management’s borrowings under nonrecourse debt, used to purchase large accounts receivable portfolios financed through an agreement we have with a lender. These borrowings were noncash transactions as the lender sent borrowings directly to the seller of the accounts (see note 16 to our Notes to Consolidated Financial Statements for the year ended December 31, 2006).

Cash provided by financing activities was $130.1 million in 2005, compared to cash used in financing activities of $119.5 million in 2004. The increase in cash provided by financing activities during 2005 resulted from the borrowings of $155.5 million under the revolving credit agreement to fund the acquisitions of Marlin and RMA, as well as borrowings under nonrecourse debt for the acquisition of RMA’s purchase portfolio assets and the $32.5 million minority interest investment in the Marlin acquisition by our nonrecourse lender. The lower repayments of borrowings under the revolving credit agreement during 2005, compared to the prior year was due to the use of cash to pay for acquisitions and fund the growth in the CRM division. Cash flows from financing activities for 2005 and 2004 did not include $17.2 million and $42.8 million, respectively, of Portfolio Management’s borrowings under nonrecourse debt, used to purchase large accounts receivable portfolios financed through an agreement we have with a lender. These borrowings were noncash transactions as the lender sent borrowings directly to the seller of the accounts (see note 16 to our Notes to Consolidated Financial Statements for the year ended December 31, 2006).

Senior Credit Facility. In connection with the Transaction, on November 15, 2006 we repaid the Predecessor senior credit facility and entered into a new senior credit facility, referred to as the Credit Facility, with a syndicate of financial institutions. The Credit Facility consists of a $465.0 million term loan and a $100.0 million revolving credit facility, with an option to allow us to increase our borrowing capacity under the revolving credit facility to a maximum of $200.0 million, subject to obtaining commitments for such capacity from existing or new lenders. A portion of the revolving credit facility is available for letters of credit and swingline loans, each not to exceed $20.0 million. We are required to make quarterly repayments of $1.2 million on the term loan until the maturity date of May 15, 2013, at which time the remaining balance outstanding is due. We are also required to make annual prepayments, beginning in 2007, of 50 percent, 25 percent or zero percent of our excess annual cash flow, based on our leverage ratio. The revolving credit facility requires no minimum principal payments until its maturity date of November 15, 2011. At March 31, 2007, the balance outstanding on the revolving credit facility was $44.0 million. The availability of the revolving credit facility is reduced by any unused letters of credit ($4.8 million at March 31, 2007). As of March 31, 2007, we had $51.2 million of remaining availability under the revolving credit facility.

Borrowings under the Credit Facility are collateralized by substantially all of our assets. The Credit Facility contains certain financial and other covenants such as maintaining a maximum leverage ratio and a minimum interest coverage ratio, and includes restrictions on, among other things, acquisitions, the incurrence of additional debt, investments, disposition of assets, liens and dividends and other distributions. If an event of default, such as failure to comply with covenants or change of control, were to occur under the Credit Facility, the lenders would be entitled to declare all amounts outstanding under it immediately due and payable and foreclose on the pledged assets. We were not able to satisfy the covenants under the Credit Facility to provide our annual financial statements for the year ended December 31, 2006 and the annual forecasts for the year ended December 31, 2007 within their respective deadlines. We obtained a waiver for these covenants from the lenders, and as of March 31, 2007, we were in compliance with all required financial covenants and we were not aware of any other events of default.

Senior Notes and Senior Subordinated Notes. In connection with the Transaction, on November 15, 2006 we issued $165.0 million of floating rate senior notes due 2013, referred to as the senior notes, and $200.0 million of 11 7/8 percent senior subordinated notes due 2014, referred to as the senior subordinated notes, collectively referred to as the notes. The notes are guaranteed, jointly and severally, on a senior basis with respect to the senior notes and on a senior subordinated basis with respect to the senior subordinated notes, in each case by all of our existing and future domestic restricted subsidiaries (other than certain subsidiaries and joint ventures engaged in financing the purchase of delinquent accounts receivable portfolios).

The senior notes are senior unsecured obligations and are senior in right of payment to all existing and future senior subordinated indebtedness, including the senior subordinated notes, and all future subordinated indebtedness. The senior notes bear interest at a rate equal to LIBOR plus 4.875 percent, reset quarterly. We may redeem the senior notes, in whole or in part, at any time on or after November 15, 2008 at varying redemption prices depending on the redemption date, plus accrued and unpaid interest.

The senior subordinated notes are unsecured senior subordinated obligations and are subordinated in right of payment to all existing and future senior indebtedness, including the senior notes and borrowings under the Credit Facility. We may redeem the senior subordinated notes, in whole or in part, at any time on or after November 15, 2010 at varying redemption prices depending on the redemption date, plus accrued and unpaid interest.

The indentures governing the notes contain a number of covenants that limit our and our restricted subsidiaries’ ability, among other things, to: incur additional indebtedness and issue certain preferred stock, pay certain dividends, acquire shares of capital stock, make payments on subordinated debt or make investments, place limitations on distributions from restricted subsidiaries, guarantee indebtedness, sell or exchange assets, enter into transactions with affiliates, create certain liens, engage in unrelated businesses, and consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries on a consolidated basis. In addition, upon the change of control, we are required to offer to repurchase all of the notes then outstanding, at a purchase price equal to 101 percent of their principal amount, plus any accrued interest to the date of repurchase.

Upon certain events of default, the trustee or the holders of at least 25 percent in the aggregate principal amount of the notes, then outstanding, may, and the trustee at the request of the holders will, declare the principal of, premium, if any, and accrued interest on the notes to be immediately due and payable. In the event a court enters a decree or order for relief against us in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, the court appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official or for all or substantially all of our property and assets or the winding up or liquidation of our affairs and, in each case, such decree or order remains unstayed and in effect for a period of 60 consecutive days, the principal of, premium, if any, and accrued interest on the notes then outstanding will automatically become and be immediately due and payable. Additionally, if we or any subsidiary guarantor commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official or for all or substantially all of our property and assets or substantially all of the property and assets of a significant subsidiary (as defined in the indentures) or effect any general assignment for the benefit of creditors, the principal of, premium, if any, and accrued interest on the notes then outstanding will automatically become and be immediately due and payable.

Nonrecourse Credit Facility. On June 30, 2005, our subsidiary, Portfolio Management amended and restated its nonrecourse credit facility with a lender and extended its existing exclusivity agreement with such lender through June 30, 2009. The new agreement provides that all purchases of accounts receivable by Portfolio Management with a purchase price in excess of $1.0 million are first offered to the lender for financing at its discretion. If the lender chooses to participate in the financing of a portfolio of accounts receivable, the financing may be structured, depending on the size and nature of the portfolio to be purchased, either as a borrowing arrangement similar to the original agreement, or under various equity sharing arrangements ranging from 25 percent to 50 percent equity provided by the lender. The lender will finance non-equity borrowings at 70 percent of the purchase price, unless otherwise negotiated, with floating interest at a rate equal to LIBOR plus 2.50 percent. As additional return on the debt financed portfolios, the lender receives a percentage of the residual cash flow, unless otherwise negotiated, which is defined as all cash collections after servicing fees, floating rate interest, repayment of the borrowing, and the initial investment by Portfolio Management, including interest. These borrowings are nonrecourse to us and are due two years from the date of each respective loan. We may terminate the agreement at any time after June 2007 for a cost of $250,000 for each remaining month under the new agreement. The previous financing arrangement as described below remains in effect for outstanding loans as of June 30, 2005. Total debt outstanding under this facility as of March 31, 2007, was $50.9 million, including $12.1 million of accrued residual interest. As of March 31, 2007, Portfolio Management was in compliance with all of the financial covenants.

Under the prior agreement, borrowings carry interest at the prime rate plus 3.25 percent and are nonrecourse to us, except for the assets financed through the lender. Debt service payments equal total collections less servicing fees and expenses until each individual borrowing is fully repaid and Portfolio Management’s original investment is returned, including interest. Thereafter, the lender is paid a residual of 40 percent of collections, less servicing costs, unless otherwise negotiated. Individual loans are required to be repaid based on collections, but not more than two years from the date of borrowing. This loan agreement contains a collections performance requirement, among other covenants, that, if not met, provides for cross-collateralization with any other portfolios financed through the agreement, in addition to other remedies.

As part of the exclusivity agreement described above, Portfolio Management has a joint venture agreement with the lender to purchase larger portfolios, whereby Portfolio Management owns 65 percent and is the managing member, and the lender owns the remaining 35 percent interest. Each party finances the joint venture based on predetermined percentages as negotiated for each portfolio purchase. The joint venture agreement was established to purchase accounts receivable at the discretion of Portfolio Management, and the joint venture is consolidated into Portfolio Management’s results of operations with a minority interest representing the lender’s equity ownership. At March 31, 2007, we had $13.8 million of debt outstanding under the joint venture, which is included in the nonrecourse credit facility debt outstanding disclosed above.

Contractual Obligations. The following summarizes our contractual obligations as of December 31, 2006 (amounts in thousands). For a detailed discussion of these contractual obligations, see notes 10, 11 and 18 in our Notes to Consolidated Financial Statements for the year ended December 31, 2006.

	Payments Due by Period (1)
	Total	Less than 1 Year	1 to 3 Years	3 to 5 Years	More than 5 Years
Credit Facility	$501,000	$4,650	$9,300	$45,300	$441,750
Notes	365,000	—	—	—	365,000
Nonrecourse credit facility	50,952	31,322	11,951	7,565	114
Other long-term debt	1,361	720	365	167	109
Estimated interest payments (2)	572,524	88,156	170,264	163,982	150,122
Operating leases (3)	210,933	44,059	73,586	54,456	38,832
Purchase commitments	60,443	43,324	17,119	—	—
Forward flow agreements	101,616	39,901	44,997	16,718	—

Total contractual obligations	$1,863,829	$252,132	$327,582	$288,188	$995,927

(1)	Does not include deferred income taxes since the timing of payment is not certain (see note 12 in our Notes to Consolidated Financial Statements for the year ended December 31, 2006). Payments of debt assume no prepayments.

(2)	Represents estimated future interest expense based on applicable rates at December 31, 2006.

(3)	Does not include the leases from our former Fort Washington locations (see note 18 in our Notes to Consolidated Financial Statements for the year ended December 31, 2006).

We have several fixed price agreements, or forward-flows, that obligate us to purchase, on a monthly basis, portfolios of charged-off accounts receivable meeting certain criteria. At March 31, 2007, we had forward-flows aggregating approximately $3.5 million per month, expiring between May 2007 and February 2012.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as defined by Regulation S-K 303(a)(4) of the Exchange Act.

Market Risk

We are exposed to various types of market risk in the normal course of business, including the impact of interest rate changes, foreign currency exchange rate fluctuations, changes in corporate tax rates and inflation. We employ risk management strategies that may include the use of derivatives, such as interest rate swap agreements, interest rate cap agreements and foreign currency forwards and options to manage these exposures.

Foreign Currency Risk. Foreign currency exposures arise from transactions denominated in a currency other than the functional currency and from foreign denominated revenue and profit translated into U.S. dollars. The primary currencies to which we are exposed include the Canadian dollar, the British pound, the Australian dollar and the Philippine peso. Due to the growth of the Canadian operations, we currently use forward exchange contracts to limit potential losses in earnings or cash flows from adverse foreign currency exchange rate movements. These contracts are entered into to protect against the risk that the eventual cash flows resulting from such contracts will be adversely affected by changes in exchange rates. Our objective is to maintain economically balanced currency risk management strategies that provide adequate downside protection. A five percent increase or decrease in the Canadian exchange rate could have an annual impact of approximately $4.0 million on our business, excluding the impact of foreign currency hedges.

Interest Rate Risk. At March 31, 2007, we had $723.7 million in outstanding variable rate borrowings. A material change in interest rates could adversely affect our operating results and cash flows. A 25 basis-point increase in interest rates could increase our annual interest expense by $125,000 for each $50 million of variable debt outstanding for the entire year. We currently use interest rate swap agreements to limit potential losses from adverse interest rate changes.

Impact of Recently Issued and Proposed Accounting Pronouncements

FASB Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment.” In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” which requires that the cost of all share-based payments to employees, including stock option grants, be recognized in the financial statements based on their fair values. The standard applies to newly granted or modified awards and previously granted awards that are not fully vested on the date of adoption. We adopted the standard on January 1, 2006 using the modified prospective method (see note 2 in our Notes to Consolidated Financial Statements for the year ended December 31, 2006).

FASB Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3.” In May 2005, the FASB issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3”, referred to as SFAS 154, which replaces APB Opinion No. 20, “Accounting Changes,” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS 154 applies to all voluntary changes in accounting principles. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. It does not change the transition provisions of any existing accounting pronouncements, including those that are in a transition phase as of the effective date of SFAS 154. We adopted SFAS 154 on January 1, 2006, and it did not have a material impact on our financial statements.

FASB Statement of Financial Accounting Standards No. 155, “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140.” In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155, “Accounting for Certain Hybrid Financial Instruments,” referred to as SFAS 155. This statement amends SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” and SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS 155 permits fair value re-measurement for hybrid financial instruments that contain embedded derivatives that would require separate accounting. In addition, the statement establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain embedded derivatives. SFAS 155 is effective for all financial instruments acquired or issued beginning after an entity’s fiscal year beginning on September 15, 2006 with earlier adoption permitted. We adopted SFAS 155 on November 16, 2006, and it did not have a material impact on our financial statements.

FASB Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets—an Amendment of FASB Statement No. 140.” In March 2006, the FASB issued Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets—an Amendment of FASB Statement No. 140,” referred to as SFAS 156. This statement amends SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable, and provides two methods for the subsequent measurement for each class of separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006. We are currently evaluating the statement and do not believe the adoption of SFAS 156 will have a material impact on our financial statements.

FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes.” In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” referred to as FIN 48, which clarifies the accounting for uncertainty in tax positions. FIN 48 requires that we recognize in our consolidated financial statements, the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective as of the beginning of our 2007 fiscal year, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. We adopted FIN 48 on January 1, 2007 and it did not have a material impact on our financial statements.

FASB Statement of Financial Accounting Standards No. 157, “Fair Value Measurements.” In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements,” referred to as SFAS 157. This statement defines fair value and provides guidance for measuring assets and liabilities at fair value. This statement also expands the disclosure requirements about the use of fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007. We have not completed our review and assessment of the impact of the adoption of SFAS 157.

FASB Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115.” In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115,” referred to as SFAS 159. This statement permits the choice, at specified election dates, to measure certain financial instruments and other items at fair value, which are not currently required to be measured at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007. We have not completed our review and assessment of the impact of the adoption of SFAS 159.

INDUSTRY

Business Process Outsourcing

Companies are outsourcing many essential, non-core business functions to focus on revenue-generating activities and core competencies, reduce costs, and improve productivity and service levels. In particular, many large corporations are recognizing the advantages of outsourcing accounts receivable management and customer service and support. We believe this trend is being driven by a number of industry-specific factors, including:

•	an increase in the complexity of collection and other customer service processes, which requires sophisticated call management and database systems for efficient operations;

•	the lack of expertise, resources and infrastructure necessary to provide optimal customer support due to the growing scope and complexity of such activities; and

•	a trend in certain industries to outsource essential, non-core functions due to competitive pressures, regulatory considerations and/or required capital expenditures.

Gartner Dataquest estimates in its 2005 Report that the global market for BPO services grew from approximately $86 billion in 2001 to approximately $121 billion in 2005 in terms of revenue and projects a 9 percent compounded annual growth rate from 2005 through 2009. We currently focus on the ARM and CRM segments of the BPO market. Both of these industry segments have experienced growth in recent years, driven by the increasing penetration of outsourcing services, the continuing growth in consumer and commercial debt, an increased focus on building long-term customer relationships and a shift away from large scale, in-house implementations to BPO.

The BPO industry is fragmented in the U.S. The leading providers of BPO services are large multinational companies. We believe that many smaller competitors have insufficient capital to expand and invest in technology and are unable to meet the geographic coverage, regulatory requirements and quality standards demanded by businesses seeking to outsource their essential, non-core business functions.

Accounts Receivable Management

The U.S. ARM industry is highly fragmented. While Fortune 500 companies, other public companies and large private companies are all active in the U.S. ARM industry, a significant majority of industry participants are small companies that tend to service creditors in local or regional markets. We believe that successful competitors in the ARM industry must have a broad and deep knowledge of the market, sophisticated analytical tools, a reliable network of contacts with creditors and ready access to capital.

According to the April 2005 Kaulkin Report, revenues generated by ARM industry participants were estimated to be $15.0 billion in 2004 in the U.S., the most recent year for which annual revenue estimates are available from Kaulkin Ginsburg. According to the April 2005 Kaulkin Report, the ARM industry was growing due to increasing levels of consumer, government and commercial debts and higher delinquencies. According to the U.S. Federal Reserve Bank, consumer credit (which consists of short- and intermediate-term credit extended to individuals, excluding home equity borrowings) grew 2.7 percent to $2.1 trillion in 2005 in the U.S.

Companies participating in the ARM industry provide a variety of services, depending on the age and collectibility of the receivables and the creditor’s goals for its ARM strategy. These services include:

•

First party collections. Collections take place under a creditor’s name by a third party provider such as NCO. First party collections generally occur before accounts are charged-off, and during the period when accounts are up to 180 days past due. Firms providing first party collection services generally receive a fixed fee for the services provided. In its April 2005 Report, Kaulkin Ginsburg estimates that

$1.8 billion of revenue was generated by companies in the ARM industry from first party services in the U.S. in 2004.

•

Contingency (third party) collections. Contingency collections are made on a third party basis, on accounts that are usually at least 180 days past due. Delinquent or charged-off receivables are placed with a collection agency which generally has a specified period of time in which to collect the accounts. The agency typically earns a commission on the amounts collected, while uncollected accounts are generally returned to the creditor at the end of the contracted period. In its April 2005 Report, Kaulkin Ginsburg estimates that $9.5 billion of revenue was generated by companies in the ARM industry from third party collection services in the U.S. during 2004.

•

Debt buying. Creditors may choose to sell portions of their delinquent receivables in order to obtain benefits which include gaining immediate liquidity and avoiding the expenses associated with the collection effort. In its March 2006 Report, Kaulkin Ginsburg estimates that $100.0 billion in face value of delinquent credit card receivables and $10 billion in face value of other types of consumer debt were exchanged in the U.S. during 2004, and in its April 2005 Report, Kaulkin Ginsburg estimates that $3.0 billion of revenue was generated by companies in the ARM industry from debt-buying during such period.

•

Legal collections. Law firms that specialize in collecting delinquent receivables may take over collection efforts late in the receivable’s life cycle, when all other collection methods have been exhausted and the creditor’s only recourse is to seek payment through the legal process. Collection law firms generally earn commissions based solely on collected accounts. In its April 2005 Report, Kaulkin Ginsburg estimates that $800 million of revenue was generated by companies in the ARM industry from legal collection services in the U.S. during 2004.

Customer Relationship Management

CRM is a large and growing industry segment in the BPO industry. According to IDC, the market for U.S. outsourced customer care services (the primary segment in which NCO’s CRM segment operates) represented revenues of $23.1 billion in 2005, and is expected to grow to $43.4 billion in 2010, a compounded annual growth rate of 13.4 percent. We believe that successful competitors in the CRM industry must have broad service offerings, large scale operations and a balanced mix of on-shore, near-shore and off-shore service capabilities.

Companies have traditionally relied on in-house personnel and infrastructure to perform sales, direct marketing and customer service functions. We believe outsourcing allows companies to:

•	focus on core competencies;

•	achieve lower overall costs due to economies of scale; and

•	obtain service on demand on a large scale.

We expect the CRM industry to continue to grow as the outsourcing trend continues and CRM proliferates into new market sectors.

Portfolio Management

The market for buying and selling defaulted consumer debt has grown significantly over the past several years. Today, a large number of bank and private label credit issuers sell at least part of their charge-offs to third parties, such as NCO. Debt purchasers either seek to collect the debt themselves, or may place it with a third party agency. The benefits to creditors of selling portfolios of their delinquent receivables include realization of immediate cash flow and the avoidance of investments in personnel and infrastructure necessary to manage the debt collection process internally.

The May 2006 Nilson Report estimates that the 46 largest buyers of credit card debt in the U.S. reported purchases of $127.7 billion for all types of charged-off debt in 2005, of which credit card debt accounted for 69 percent. Sellers of charged-off portfolios have expanded beyond credit card companies to include healthcare providers, utilities and telecommunication providers, commercial banks, consumer finance companies, retail merchants and mortgage and auto finance companies.

Credit originators, as well as other holders of consumer debt, utilize a variety of processes to sell receivables, including competitive bidding, privately negotiated transactions and forward flow agreements, which commit a purchaser to acquire a flow of charged-off receivables over a certain time period at agreed prices.

BUSINESS

General

On November 15, 2006, NCO Group, Inc. was acquired by and became a wholly owned subsidiary of Collect Holdings, Inc., a Delaware corporation founded in 2006 and controlled by One Equity Partners and its affiliates, with participation by Michael J. Barrist, Chairman, President and Chief Executive Officer of NCO Group, Inc., certain other members of executive management and other co-investors. Subsequent to the date of the Transaction, NCO Group, Inc. was merged with and into Collect Holdings, Inc., and Collect Holdings, Inc. was renamed NCO Group, Inc.

We are a holding company and conduct substantially all of our business operations through our subsidiaries. NCO is a leading provider of business process outsourcing services, referred to as BPO, primarily focused on accounts receivable management, referred to as ARM, and customer relationship management, referred to as CRM. Our outsourcing solutions include ARM, contact center support and back office support services for a diversified customer base. We provide a wide range of ARM services to our clients by utilizing an extensive technological infrastructure. Although traditional ARM services have focused on the recovery of delinquent accounts, we also engage in the recovery of current accounts receivable and early stage delinquencies (generally, accounts that are 180 days or less past due). Our CRM services allow our clients to strengthen their customer relationships by providing a high level of support to their customers and generate incremental sales by acquiring new customers. We support essential business functions across key portions of the customer life cycle including acquisition, growth, care, resolution and retention. The primary market sectors we support in our BPO business are financial services, telecommunications, healthcare, retail and commercial, utilities, education, transportation/logistics, technology and government. We also purchase and manage past due consumer accounts receivable from consumer creditors such as banks, finance companies, retail merchants, utilities, healthcare companies and other consumer-oriented companies.

Our extensive industry knowledge, technological expertise, management depth, international scale, broad service offerings and long-standing client relationships enable us to deliver customized solutions that help our clients reduce their operating costs, increase cash flow and improve their customers’ experience. We provide our services through our customer-driven model that provides optimal performance, leading-edge technology, proven efficiency and quality, to a wide range of clients in North America and abroad. As of December 31, 2006, we had approximately 24,000 full and part-time employees (including approximately 1,400 non-employee personnel utilized through subcontractors) who provide our services through our network of over 100 offices in nine countries.

Industry Background

Companies are outsourcing many essential, non-core business functions to focus on revenue-generating activities and core competencies, reduce costs and improve productivity and service levels. In particular, many large corporations are recognizing the advantages of outsourcing accounts receivable management and customer service and support. This trend is being driven by a number of industry-specific factors, including:

•	an increase in the complexity of collection and other customer service processes, which requires sophisticated call management and database systems for efficient operations;

•	the lack of expertise, resources and infrastructure necessary to provide optimal customer support due to the growing scope and complexity of such activities; and

•	a trend in certain industries to outsource essential, non-core functions due to competitive pressures, regulatory considerations and/or required capital expenditures.

Gartner Dataquest estimates in its 2005 Report that the global market for BPO services grew from approximately $86 billion in 2001 to approximately $121 billion in 2005 in terms of revenue and projects a nine percent compounded annual growth rate from 2005 through 2009. We currently focus on the ARM and CRM segments of the BPO market. Both of these industry segments have experienced growth in recent years, driven by the increasing penetration of outsourcing services, the continuing growth in consumer and commercial debt, an increased focus on building long-term customer relationships and a shift away from large scale in-house implementations to BPO.

The BPO industry is highly fragmented in the U.S. The leading providers of BPO services are large multinational companies. We believe that many smaller competitors have insufficient capital to expand and invest in technology and are unable to meet the geographic coverage, regulatory requirements and quality standards demanded by businesses seeking to outsource their essential, non-core business functions.

Business Strategy

Expand our relationships with clients—An integral component of our growth strategy is focused on the expansion of existing client relationships. We plan to continue to grow these relationships and the resulting opportunities in both scale and depth. We believe these relationships will continue to transition from vendor relationships, focusing on the operational delivery of services, to strategic partnerships focused on long-term, goal-oriented delivery of services.

Expand internationally—We believe that the BPO industry is gaining widespread acceptance throughout Canada, Europe and the Asia-Pacific region. Our international expansion strategy is designed to capitalize on each of these markets in the near term, as well as continue to develop access to lower-cost foreign labor. We believe that we are one of the largest providers of BPO services in Canada. We also have a growing presence in Europe. In 2006, we entered two new markets through acquisitions. We purchased Australian Receivables Limited, a provider of ARM services in Australia and Star Contact (BVI) Ltd., a provider of multi-lingual CRM services based in Panama. Also in 2006, we continued to expand our operations in Barbados. We expect to further penetrate these markets through increased sales of ARM and CRM services, as well as through the pursuit of accounts receivable purchasing opportunities. Additionally, we expect to pursue direct investments, strategic alliances and partnerships as well as further explore acquisitions in these markets and other markets. In addition, we are in the process of exploring new opportunities in other labor markets such as Eastern Europe, Central America and the Caribbean.

Continue to pursue debt purchasing opportunities—Since 1999, we have expanded our portfolio purchase platform. In 2005, we expanded our presence in the medical and utilities industries, as well as with telecommunication companies and credit card issuers. We purchased an aggregate of $111.5 million (in terms of cost) of portfolios of accounts receivable in 2006. Our strategic plan focuses on purchasing larger portfolios of accounts receivable, for which we currently believe there is less competition.

We intend to continue to pursue larger debt purchasing opportunities. Through enhanced analysis of portfolio performance and utilizing the collections experience of our ARM business for similar classes of debt, we have been able to target profitable opportunities within the market for available U.S. portfolios. In order to facilitate our purchase of large portfolios of accounts receivable, we have an agreement with a lender to finance such purchases on a nonrecourse basis. While our principal portfolios continue to be larger credit card and similar U.S.-based consumer receivables, our growth strategy includes the expansion into telecommunications, utilities, medical and international purchase opportunities. In 2005, we also began a process of identifying and selling older, unresolved accounts that we believe have a low probability of collection and/or that could be sold currently for more than we can collect over time, net of servicing costs.

Enhance our operating margins—We intend to continue pursuing the following initiatives to increase profitability:

•	standardization of systems and practices;

•	consolidation of facilities;

•	automation of clerical functions;

•	utilization of near shore and offshore labor;

•	use of statistical analysis to improve performance and reduce operating expenses; and

•	leveraging our size and international presence.

Continuously improve business processes—We intend to continue developing and enhancing our technology and infrastructure with initiatives that improve the efficiency of our operations and enhance client service. Examples of our recent initiatives include:

•       Pattern recognition system: In December 2005, we acquired a pattern recognition system designed to determine the patterns and profiles that precede customer decisions such as purchase or defection. Leveraging predictive analytic technologies increases the ability to predict customers’ behaviors, thus improving the results of the outsourced solutions we provide to our clients, as well as improving our purchased portfolio analytics.

•       Enterprise resource planning system: In 2005, we converted our financial, human resources and CRM platforms to an integrated enterprise resource planning, or ERP, platform. This implementation should enable us to more efficiently manage the changing requirements of our industry and clients, and provide critical business information to operate our business more effectively.

•       Enhanced data management and analytics: We have implemented both client-specific and pooled segmentation models to focus better our collections efforts. These models, coupled with iterative segment-based treatment testing, provide benefits by reducing operating expense and increasing collection revenues.

•       Online access for subcontractor agencies: Leveraging the technology used to service our Attorney Network System, which brings us online with over 100 law firms across the United States, we have expanded this system to also support the data exchange requirements with other agencies we utilize to service accounts. These agencies are now able to receive, process, and return updates using the latest web server technology.

•       Enhanced data security: We continue to deploy both physical and system security enhancements to help ensure ongoing protection and privacy of NCO and client data as well as network and systems hardening. We incorporate sophisticated password, access and authentication controls, and have emphasized security awareness training programs.

Pursue strategic acquisition opportunities—We have developed a disciplined approach to acquisitions. We believe our approach enables us to efficiently integrate acquired businesses, personnel and facilities into our existing technology platform, personnel matrix and facilities. By leveraging our shared services and infrastructure, we facilitate the realization of cost synergies and growth of sales and earnings. We intend to evaluate and pursue strategic acquisitions on an opportunistic basis as they become available.

Our Services

We provide the following BPO services:

Accounts Receivable Management and Collection

We provide a wide range of ARM services to our clients by utilizing an extensive technological infrastructure. Although traditional ARM services have focused on the recovery of delinquent accounts, we also engage in the recovery of current accounts receivable and early stage delinquencies (generally, accounts that are 180 days or less past due). We generate approximately 59 percent of our ARM revenue from the recovery of delinquent accounts receivable on a contingency fee basis. In addition, we generate revenue from fixed fees for certain accounts receivable management and collection and other related services.

ARM services typically include the following activities:

Engagement Planning. We customize solutions for our clients based on a number of factors, including account size and demographics, the client’s specific requirements and management’s estimate of the collectibility of the account. We integrate our standard processes for accounts receivable management and collection, developed from decades of accumulated experience, to create a customized recovery solution. In many instances, the approach will evolve and change as the relationship with the client develops, and both parties evaluate the most effective means of recovering accounts receivable. Our systematic approach to accounts receivable management and collection removes most decision making from the recovery staff and is designed to ensure uniform, cost-effective performance.

Once the approach has been defined, we electronically or manually transfer pertinent client data into our information system. When the client’s records have been established in our system, we begin the recovery process.

Account Notification. We initiate the recovery process by forwarding a preliminary letter that is designed to seek payment of the amount due or open a dialogue with client’s customers. This letter also serves as an official notification to each client’s customer of his or her rights as required by the Federal Fair Debt Collection Practices Act. We continue the recovery process with a series of mail and telephone notifications. Telephone representatives remind the client’s customer of their obligation, inform them that their account has been placed for collection with us and begin a dialogue to develop a payment program.

Skip Tracing. In cases where the client’s customer’s contact information is unknown, we systematically search the U.S. Post Office National Change of Address service, consumer databases, electronic telephone directories, credit agency reports, tax assessor and voter registration records, motor vehicle registrations, military records, and other sources. The geographic expansion of banks, credit card companies, national and regional telecommunications companies, and national hospital chains, along with the mobility of consumers, has increased the demand for locating the client’s customers. Once we have located the client’s customer, the notification process can begin.

First Party Early Stage Delinquency Calls. Although companies understand the importance of contacting customers early in the delinquency cycle, some do not possess the resources necessary to sustain consistent and cost-effective outbound telephone campaigns. We provide a customized, service approach to contact our clients’ customers and remind them of their obligation to pay their accounts.

We typically conduct reminder calls in the client’s name to recently past due customers and courtesy collection calls to more seriously delinquent customers. Our representatives leave courteous messages if telephone contact attempts are unsuccessful after the second day.

Third Party Collection Services. The most common challenges encountered by companies are how to prompt seriously delinquent customers to make payment before they are charged off as uncollectible or to collect the full balance after charge-off. Our third party collection services communicate a sense of urgency to seriously delinquent customers during these periods, reducing net charge-offs and the cost of collection.

Credit Reporting. Credit bureau reporting is used as a collection tool in accordance with NCO’s policy, applicable laws, and client guidelines. At a client’s request, we will electronically report delinquent accounts to one or more of the national credit bureaus where it will remain for a period of up to seven years. The possible denial of future credit often motivates the resolution of past due accounts.

Payment Processing. After we receive payment from the client’s customer, depending on the terms of our contract with the client, we can either remit the amount received minus our fee to the client or remit the entire amount received to the client and subsequently bill the client for our collection services.

Activity Reports. Clients are provided with a system-generated set of customized reports that fully describe all account activity and current status. These reports are typically generated monthly; however, the information included in the report and the frequency that the reports are generated can be modified to meet the needs of the client.

Quality Tracking. We emphasize quality control throughout all phases of the accounts receivable management and collection process. Some clients may specify an enhanced level of supervisory review and others may request customized quality reports. For example, large financial services organizations will typically have exacting performance standards which require sophisticated capabilities, such as documented complaint tracking and specialized software to track quality metrics to facilitate the comparison of our performance to that of our peers.

Customer Relationship Management

Our CRM services allow our clients to strengthen their customer relationships by providing a high level of support to their customers and generate incremental sales by acquiring new customers. We design and implement customized outsourced customer care solutions including the following:

Customer Care and Retention. Our representatives specialize in developing and maintaining the relationships that our clients value. Customer care programs vary depending upon each client’s specific goals, but often include services such as customer development and outbound and inbound calling campaigns. Our representatives handle customer care inquiries such as billing questions, product and service inquiries, and complaint resolution. We also place calls on behalf of clients in welcoming new customers, retaining current customers, delivering notifications and conducting market research or satisfaction surveys. Our programs include specialized training in order to ensure that each representative is a seamless extension of our clients’ businesses.

Customer Acquisition and Sales. We support inbound and outbound sales efforts by conducting customized programs designed to acquire new customers, renew current customers, and win back or win over targeted customers. We execute multiple phases of the sales order process, pre- and post-sale, from answering product related questions and making sales presentations to up selling, cross selling and order processing.

Product and Technical Support. In support of the increasing dependence of customers and businesses on technology, prompt and accurate responses to technology inquires, product-related support issues, and service related concerns has become a cornerstone to maintaining high customer satisfaction and achieving retention goals. Our product support services include help desk, troubleshooting, warranty, recall, and upgrade support. We strive for first call resolution and are committed to meeting client service level requirements. We believe that our highly trained customer contact staff is knowledgeable in all components of technical support and help desk related service requirements, and is adept at troubleshooting, evaluation and escalation procedures and resolving complaints quickly and effectively to increase our clients’ customer retention and loyalty.

Interactive Voice Response. We use interactive voice response technology to cost-effectively facilitate customer care for our clients. Customers can efficiently obtain account balance information, transfer funds, place an order, check status of an order, pay a bill, or answer a survey. Incoming calls are routed to representatives through systematic call transfer protocols or as a result of a toll-free number being included on customer correspondence. The process is completely automated, and if the caller wants to speak to a representative they can choose to be connected to a live NCO customer service professional. This combination of live and recorded telephone interaction benefits the customer through efficient, 24-hour service, and decreased operating costs.

Email Management. An important component to attracting and retaining customers is easy accessibility. Our email management services allow our clients’ customers to communicate with them day or night, 24 hours a day, seven days a week. Our response generation and intelligent routing provide an efficient means to respond to customer needs while increasing our clients’ operational effectiveness and decreasing their costs.

Web Chat. We have the ability to communicate with clients’ customers through our live Web chat service. Faster than email, our Web chat solution allows customers to interact with agents in real time. We can leverage our Web chat technology to provide customer care, answer product questions, or offer technical support.

In-Language Contact. Our global network of call centers support all major languages, including English, Spanish, French, Arabic, Korean, Hindi, Polish, Russian, Tagalog, and numerous Asian dialects. We have a wealth of experience supporting multilingual programs and can work with clients to meet any language requirement.

Pattern Recognition System. We have a pattern recognition system designed to enhance client results by determining the patterns and profiles that precede customer decisions such as purchase or defection. Leveraging predictive analytic technologies increases the ability to predict customers’ behavior thus improving the results of the outsourced solutions we provide to our clients.

Portfolio Management

Our Portfolio Management business segment purchases, collects and manages portfolios of purchased accounts receivable. These portfolios consist primarily of delinquent consumer accounts receivable. In 2005, we were the second largest direct purchaser of credit card debt in the U.S., according to the May 2006 Nilson Report, an industry news source.

Additional Services

We selectively provide other related services that complement our traditional ARM and CRM businesses and leverage our technological infrastructure. We believe that the following services will provide additional growth opportunities for us:

Attorney Network Services. We coordinate and implement legal collection solutions undertaken on behalf of our clients through the management of nationwide legal resources specializing in collection litigation. Our collection support staff manages the attorney relationships and facilitates the transfer of necessary documentation.

NCOePayments. We provide our clients’ customers with multiple secure payment options, accessible via the telephone and the Internet, 24 hours a day, 365 days a year. We also provide contact center solutions utilizing our extranet technology, allowing representatives to take payments directly from the customer.

Financial Investigative Services. We develop the information needed to profile commercial debtors and make decisions affecting extensions of credit. Our investigators uncover background and financial data using resources such as asset and liability searches, background investigations, and chain of title investigations.

Order Processing. We support multiple phases of order processing, including answering product-related questions and making sale presentations, up selling and cross selling, order entry, and providing post-sale support.

Back Office Support. We coordinate customizable back office solutions including billing, payment processing, medical certification, bankruptcies, and accounting.

Technology and Infrastructure

We have implemented a scalable technical infrastructure that can flexibly support growing client volume while delivering a high level of service. Our customer contact centers feature advanced technologies, including predictive dialers, automated call distribution systems, digital switching, digital recording, workforce management systems and customized computer software, including the NCO ACCESS Interface Manager. This is a graphical user interface and computer desktop application we developed for use in large-scale outsourcing engagements that enables data integration, enhanced reporting, representative productivity, implementation speed, and security. As a result, we believe we are able to address outsourced business process activities more reliably and more efficiently than our competitors. Our IT staff is comprised of over 300 employees. We provide our services through the operation of over 100 centers that are electronically linked through an international wide area network.

We maintain disaster recovery contingency plans and have implemented procedures to protect against the loss of data resulting from power outages, fire and other casualties. We believe fast recovery and continuous operation are ensured with multiple redundancies, uninterruptible power supplies and contracted backup and recovery services. We have implemented a security system to protect the integrity and confidentiality of our computer systems and data, and we maintain comprehensive business interruption and critical systems insurance on our telecommunications and computer systems. Our systems also permit secure network access to enable clients to electronically communicate with us and monitor operational activity on a real-time basis. We employ a variety of measures including firewalls, encryption, data access, permissions, and site security to ensure data remains safe and secure.

Our ARM call centers utilize predictive dialers with a total of over 6,700 stations to address our low-balance, high-volume accounts, and our CRM centers utilize approximately 1,300 predictive dialer stations to conduct our clients’ outbound calling campaigns. These systems scan our databases, simultaneously initiate calls on all available telephone lines, and determine if a live connection is made. Upon determining that a live connection has been made, the computer immediately switches the call to an available representative and instantaneously displays the associated account record on the representative’s workstation. Calls that reach other signals, such as a busy signal, telephone company intercept or no answer, are tagged for statistical analysis and placed in priority recall queues or multiple-pass calling cycles. The system also automates almost all record keeping and follow-up activities including letter and report generation. We believe that our automated method of operations dramatically improves the productivity of our staff.

Quality Assurance and Client Service

We believe a reputation for quality service is critical to acquiring and retaining clients. Therefore, our representatives are supervised, by both NCO and our clients, for strict compliance with client specifications, our policies, and applicable laws and regulations. We regularly measure the quality of our services by capturing and reviewing such information as the amount of time spent talking with clients’ customers, level of customer complaints and operating performance. In order to provide ongoing improvement to our telephone representatives’ performance and to ensure compliance with our policies and standards, as well as federal, state and local guidelines, quality assurance personnel supervise each telephone representative on a frequent basis and provide ongoing training to the representative based on this review. Our information systems enable us to provide clients with reports on a real-time basis as to the status of their accounts and clients can choose to network with our computer system to access such information directly.

We maintain a client service department to promptly address client issues and questions and alert senior executives of potential problems that require their attention. In addition to addressing specific issues, a team of client service representatives contacts clients on a regular basis in order to establish a close relationship, determine clients’ overall level of satisfaction, and identify practical methods of improving their satisfaction.

Client Relationships

Our active client base currently includes over 26,000 companies in the financial services, telecommunications, healthcare, retail and commercial, utilities, education, transportation/logistics, technology, and government sectors. Our 10 largest clients in 2006 accounted for approximately 38 percent of our consolidated revenue. No client accounted for more than 10 percent of our consolidated revenue. While our CRM division relies on revenue from a few key clients, none of these clients represented more than 10 percent of our consolidated revenue. In 2006, we derived 34.3 percent of our revenue from financial services (which includes the banking and insurance sectors), 23.0 percent from telecommunications companies, 14.6 percent from healthcare organizations, 7.3 percent from retail and commercial entities, 7.0 percent from utilities, 4.9 percent from educational organizations, 4.1 percent from transportation/logistics companies, 4.0 percent from technology companies, and 0.9 percent from government entities, in each case excluding purchased accounts receivable.

We enter into ARM contracts with most of our clients that define, among other things, fee arrangements, scope of services and termination provisions. Clients may usually terminate such contracts on 30 or 60 days notice. In the event of termination, however, clients typically do not withdraw accounts referred to us prior to the date of termination, thus providing us with an ongoing stream of revenue from such accounts, which diminishes over time. Under the terms of our contracts, clients are not required to place accounts with us but do so on a discretionary basis.

Our CRM contracts are generally for terms of up to three years. Contracts are typically terminable by either party upon 60 days notice; however, in some cases, particularly in our longer term inbound contracts which often require substantial capital expenditures on our part, a client may be required to pay us a termination fee in connection with an early termination of the contract.

In addition, certain inbound CRM contracts may contain minimum volume commitments requiring our clients to provide us with agreed-upon levels of calls during the terms of the contracts. Our fees for services rendered under these contracts are based on pre-determined contracted chargeable rates that may include a base rate per minute or per hour plus a higher rate or “bonus” rate if we meet pre-determined objective performance criteria, such as sales generated during a defined period, and may be reduced by any contractual monthly performance penalties to which the client may be entitled. Additionally, we may receive additional discretionary client determined bonuses based upon criteria established by our clients.

Some of our customer contracts provide for limited currency rate protection below certain pre-determined exchange rate levels and limited gain sharing above certain pre-determined exchange rate levels. Such contracts may mitigate certain currency risks, however, there can be no assurance that new contracts will be successfully negotiated with such provisions or that existing contract provisions will result in the reduction of currency risk for such contracts.

On occasion we enter into “forward-flow” agreements for the purchase of accounts receivable from consumer credit grantors. A forward-flow agreement is a commitment to purchase a defined volume of accounts from a seller for a designated period of time at a fixed price.

Personnel and Training

Our success in recruiting, hiring and training a large number of employees is critical to our ability to provide high quality BPO services to our clients. We seek to hire personnel with previous experience in the industry or with experience as telephone representatives. We generally offer internal promotion opportunities and competitive compensation and benefits.

All of our call center personnel receive comprehensive training that consists of three stages: introduction training, behavioral training and functional training. These programs are conducted through a combination of classroom and role-playing sessions. Prior to customer contact, new employees receive one week of training in our operating systems, procedures and telephone techniques and instruction in applicable federal and state regulatory requirements. Our personnel also receive a wide variety of continuing professional education and on-going refresher training, as well as additional product training on an as-needed basis.

As of December 31, 2006, we had a total of approximately 21,000 full-time employees and 1,600 part-time employees, of which approximately 16,000 are telephone representatives. In addition, as of December 31, 2006, we utilized approximately 535, 655 and 185 telephone representatives through subcontractors in the U.S., India, and Antigua, respectively. We believe that our relations with our employees are good.

Typically our employees are not represented by a labor union; however, in February 2006, our employees in Surrey, British Columbia, Canada voted in favor of joining the B.C Government and Services Employees’ Union. A collective agreement was ratified by the employees in the first quarter of 2007. From time to time, our facilities are targeted by union organizers. During May 2006, our Jackson, Michigan facility was the subject of a union campaign from the Teamsters. We are not aware of any union organizing efforts at any of our other facilities.

Sales and Marketing

Our sales force is organized into two functional groups to best match our sales professionals’ experience and expertise with the appropriate target market. The commercial sales group consists of approximately 70 telephone sales representatives who specialize in business-to-business BPO solutions for small to mid-sized companies. Our core sales force, composed of approximately 50 sales professionals, is organized by industry and geographical location to ensure the highest level of focus and service to potential and existing business partners. This group is focused on forming and cultivating strategic, long-term partnerships with large, multinational firms in order to maximize outsourcing opportunities via our full suite of BPO services.

We have a Client Relationship Management system that provides tools to support both sales and operations in the management of client relationships from initial identification of a prospect to the care and retention of long-term clients. The module is fully implemented on our IT Operating Platform, and was deployed to NCO sales staff during the first half of 2006.

Our in-house marketing department provides innovative customer contact solutions and sales support by performing a wide range of personalized services such as customer database administration, advertising, marketing campaigns and direct mailings, collateral development, trade show and site visit management, market and competitive research, and more. We also maintain a dedicated team of skilled writers who prepare detailed, professional responses to formal requests for proposals and requests for information.

Competition

The BPO industry is highly competitive. We compete with a large number of ARM providers, including large national corporations such as GC Services LP, IntelliRisk Management Corporation, and Outsourcing Solutions, Inc., as well as many regional and local firms. We also compete with large CRM providers such as Convergys Corporation, ICT Group, SITEL Corporation, TeleTech Holdings, Inc., and West Corporation. Some of our competitors may offer more diversified services and/or operate in broader geographic areas than we do. In addition, many companies perform the BPO services offered by us in-house. Moreover, many larger clients retain multiple outsourcing providers, which exposes us to continuous competition in order to remain a preferred vendor. We believe that the primary competitive factors in obtaining and retaining clients are the ability to provide customized solutions to a client’s requirements, personalized quality service, sophisticated call and information systems, and a competitive price.

Our Portfolio Management segment competes with other purchasers of delinquent consumer accounts receivable, such as Asset Acceptance Capital Corp., Asta Funding, Inc., Encore Capital Group, Inc. and Portfolio Recovery Associates, Inc. The purchased accounts receivable business has become increasingly competitive over the past few years, with several new companies entering the market. While the number of portfolios available for sale has increased somewhat, we believe the demand outweighs the supply, which has caused pricing to increase. Our competitors may have greater access to financing sources to purchase portfolios than we do, and may be able to outbid us on available portfolios. We believe the primary competitive factor in this business is the ability to purchase portfolios at reasonable prices.

Regulation

Accounts Receivable Management and Collection

The ARM industry in the United States is regulated both at the federal and state level. The Federal Fair Debt Collection Practices Act, referred to as the FDCPA, regulates any person who regularly collects or attempts to collect, directly or indirectly, consumer debts owed or asserted to be owed to another person. The FDCPA establishes specific guidelines and procedures that debt collectors must follow in communicating with consumer debtors, including the time, place and manner of such communications. Further, it prohibits harassment or abuse by debt collectors, including the threat of violence or criminal prosecution, obscene language or repeated telephone calls made with the intent to abuse or harass. The FDCPA also places restrictions on communications with individuals other than consumer debtors in connection with the collection of any consumer debt and sets forth specific procedures to be followed when communicating with such third parties for purposes of obtaining location information about the consumer. Additionally, the FDCPA contains various notice and disclosure requirements and prohibits unfair or misleading representations by debt collectors. We are also subject to the Fair Credit Reporting Act, which regulates the consumer credit reporting industry and which may impose liability on us to the extent that the adverse credit information reported on a consumer to a credit bureau is false or inaccurate. The Federal Trade Commission, referred to as the FTC, has the authority to investigate consumer complaints against debt collection companies and to recommend enforcement actions and seek monetary penalties. The ARM business is also subject to state regulation. Some states require that we be licensed as a debt collection company. We believe that we currently hold applicable state licenses from all states where required.

We provide services to healthcare clients that are considered “covered entities” under the Health Insurance Portability and Accountability Act of 1996, referred to as HIPAA. As covered entities, our clients must comply with the standards for privacy, transaction and code sets, and data security. Under HIPAA, we are considered a “business associate,” which requires that we protect the security and privacy of “protected health information” provided to us by our clients for the collection of payments for healthcare services. We believe that we operate in compliance with all applicable standards under HIPAA in all material respects.

The collection of accounts receivable by collection agencies in Canada is regulated at the provincial and territorial level in substantially the same fashion as is accomplished by federal and state laws in the United States. The manner in which we conduct the business of collecting accounts is subject, in all provinces and territories, to established rules of common law or civil law and statute. Such laws establish rules and procedures governing the tracing, contacting and dealing with debtors in relation to the collection of outstanding accounts. These rules and procedures prohibit debt collectors from engaging in intimidating, misleading and fraudulent behavior when attempting to recover outstanding debts. In Canada, our collection operations are subject to licensing requirements and periodic audits by government agencies and other regulatory bodies. Generally, such licenses are subject to annual renewal. We believe that we hold all necessary licenses in those provinces and territories that require them.

In addition, the ARM industry is regulated in the United Kingdom and Europe, including licensing requirements. We believe we hold all necessary licenses required in the United Kingdom and Europe. If we expand our international operations, we may become subject to additional government control and regulation in other countries, which may be more onerous than those in the United States.

Several of the industries served by us are also subject to varying degrees of government regulation. Although compliance with these regulations is generally the responsibility of our clients, we could be subject to various enforcement or private actions for our failure or the failure of our clients to comply with such regulations.

Customer Relationship Management

U.S. Federal and State Regulation

In the United States, there are two major federal laws that specifically address telemarketing, the Telephone Consumer Protection Act, referred to as TCPA, which authorized the Federal Communications Commission, referred to as the FCC, to adopt rules implementing the TCPA, and the Telemarketing and Consumer Fraud and Abuse Prevention Act, referred to as the Fraud Prevention Act, which authorized the FTC, to adopt the Telemarketing Sales Rule, referred to as the TSR. Over the past few years, the TSR has been amended to include several new restrictions on telemarketing activities. In addition, the states have various regulatory restrictions and requirements for telemarketing companies.

The TCPA places restrictions on unsolicited automated telephone calls to residential telephone subscribers by means of automatic telephone dialing systems, prerecorded or artificial voice messages and telephone fax machines. In addition, the regulations require CRM firms to develop a “do not call” list and to train their CRM personnel to comply with these restrictions. The TCPA creates a right of action for both consumers and state attorneys general. A court may award damages or impose penalties of $500 per violation, which may be trebled for willful or knowing violations. Currently, we train our service representatives to comply with the regulations of the TCPA. On March 11, 2003, the Do-Not-Call Implementation Act, referred to as the Do-Not-Call Act, was signed into law. The Do-Not-Call Act required the FCC to issue final rules under the TCPA to maximize the consistency of the TCPA with the FTC’s December 18, 2002 amendments to the TSR, as discussed below. Accordingly, on July 3, 2003, the FCC issued rules regarding the national do-not-call registry, call abandonment and caller ID requirements.

The FTC regulates both general sales practices and telemarketing specifically and has broad authority to prohibit a variety of advertising or marketing practices that may constitute “unfair or deceptive acts or practices.” Pursuant to its general enforcement powers, the FTC can obtain a variety of types of equitable relief, including injunctions, refunds, disgorgement, the posting of bonds and bars from continuing to do business for a violation of the acts and regulations it enforces.

The FTC also administers the Fraud Prevention Act under which the FTC has issued the TSR prohibiting a variety of deceptive, unfair or abusive practices in direct telephone sales. Generally, these rules prohibit misrepresentations of the cost, quantity, terms, restrictions, performance or characteristics of products or services offered by telephone solicitation or of refund, cancellation or exchange policies. The rules also regulate the use of prize promotions in direct telephone sales to prevent deception and require that a telemarketer identify promptly and clearly the seller on whose behalf the CRM representative is calling, the purpose of the call, the nature of the goods or services offered and that no purchase or payment is necessary to win a prize. The regulations also require that providers of services maintain records on various aspects of their businesses.

On December 18, 2002, the FTC amended the TSR. The major change was the creation of a centralized national “do not call” registry. Federal enforcement of the National Do Not Call Registry began on October 1, 2003. A consumer who receives a telemarketing call despite being on the registry can file a complaint with the FTC, either online or by calling a toll free number. Violators could be fined up to $11,000 per incident. In addition, the amended TSR restricts call abandonment (with certain safe harbors) and unauthorized billing. Further, as of January 29, 2004, the amended TSR requires telemarketers to transmit their telephone numbers and, if possible, their names to consumers’ “caller id” services.

At the state level, most states have enacted consumer protection statutes prohibiting unfair or deceptive acts or practices as they relate to telemarketing sales. For example, telephone sales in certain states are not final until a written contract is delivered to and signed by the buyer, and such a contract often may be canceled within three business days. At least one state also prohibits parties conducting direct telephone sales from requesting credit card numbers in certain situations, and several other states require certain providers of such services to register annually, post bonds or submit sales scripts to the state’s attorney general. Under these general enabling statutes, depending on the willfulness and severity of the violation, penalties can include imprisonment, fines and a range of equitable remedies such as consumer redress or the posting of bonds before continuing in business.

Additionally, some states have enacted laws and others are considering enacting laws targeted at direct telephone sales practices. Some examples include laws regulating electronic monitoring of telephone calls and laws prohibiting any interference by direct telephone sales with “caller id” devices. Most of these statutes allow a private right of action for the recovery of damages or provide for enforcement by state agencies permitting the recovery of significant civil or criminal penalties, costs and attorneys’ fees. There can be no assurance that any such laws, if enacted, will not adversely affect or limit our current or future operations.

To date, 16 states have established statewide “do not call” lists. Twenty-five states have opted to use the FTC’s Do Not Call list as the official state list.

The industries we serve are also subject to government regulation, and, from time to time, bills are introduced in Congress, which, if enacted, could affect our operations. We, and our employees who sell insurance products, are required to be licensed by various state and provincial insurance commissions for the particular type of insurance product to be sold and are required to participate in regular continuing education programs.

Telecommunications is another industry we serve that is subject to government regulation. For example, “slamming” is the illegal practice of changing a consumer’s telephone service without permission. The FCC has promulgated regulations regarding slamming rules that apply solely to the telecommunications carrier and not the telemarketer or the independent party verifying the service change. However, some state slamming rules may extend liability for violations to agents and other representatives of telecommunications carriers, such as telemarketers.

Our representatives undergo an extensive training program, part of which is designed to educate them about applicable laws and regulations and to try to ensure their compliance with such laws and regulations. Also, we program our call management system to avoid initiating telephone calls during restricted hours or to individuals maintained on our “do not call” list.

Canadian Regulation

In Canada, the Canadian Radio-Television and Telecommunications Commission, referred to as CRTC, enforces rules regarding unsolicited communications using automatic dialing and announcing devices, live voice and fax. Companies that violate any of the restrictions on unsolicited calls may have their telephone service terminated after two business days’ notice from the telephone company. Effective October 1, 2004, the CRTC was to require telemarketers to provide consumers with a unique registration number confirming a consumer’s do not call request; however, on September 28, 2005, the CRTC granted the request of the Canadian Marketing Association, referred to as CMA, for a stay of decision, pending its consideration of the CMA’s appeal.

In November 2005, a bill was announced to amend the Telecommunications Act, which would allow the creation of a Canadian National Do Not Call list where consumers could register once to stop all unwanted telemarketing calls. The CRTC stated that it would be counter-productive to establish a National Do Not Call registry without significant enforcement and administrative measures, which the current bill is lacking. Once revised to include these measures and if passed by Parliament, the CRTC will begin public consultations.

In 2001, the federal government of Canada enacted the Personal Information Protection and Electronic Documents Act, referred to as the Federal Act. Effective January 1, 2004, the Federal Act requires all commercial enterprises to obtain consent for the collection, use, and disclosure of an individual’s personal information. Failure to comply with the Federal Act could result in significant fines and penalties or possible damage awards for the tort of public humiliation. In addition to the foregoing sanctions, the Federal Act also contemplates that any finding of an improper use of personal information will be subject to public disclosure by the Privacy Commissioner. The Federal Act permits any Province of Canada to enact substantially similar legislation governing the subject matter of the Federal Act, in which case the legislation of the Province will override the provisions of the Federal Act. Our Canadian operations are located primarily in the Provinces of Ontario, British Columbia and New Brunswick. British Columbia has enacted legislation, referred to as the B.C. Act, governing the subject matter of the Federal Act. The federal government of Canada has not yet declared the B.C. Act substantially similar to the Federal Act. Until such time as the federal government of Canada makes such declaration, both the B.C. Act and the Federal Act will apply concurrently to our operations in British Columbia. Though neither has yet enacted legislation that is substantially similar to the Federal Act, both Ontario and New Brunswick have indicated that they may enact legislation governing the subject matter of the Federal Act. Failure to comply with the Federal Act, the B.C. Act, as well as, any such future legislation enacted by Ontario, New Brunswick or any other provinces in which we operate, may have an adverse affect on, or limit our current or future, operations.

The Competition Act contains a number of provisions that regulate the conduct of telemarketers in Canada, in particular the manner in which outbound calls are to be conducted. Failure to comply with such legislation could adversely affect our business.

We devote significant and continuous efforts, through training of personnel and monitoring of compliance, to ensure that we comply with all applicable foreign, federal and state regulatory requirements. We believe that we are in material compliance with all such regulatory requirements.

Properties

We currently operate 63 offices in the United States, including our corporate headquarters, of which 57 are used for ARM operations and six are used for CRM operations. We also operate 15 offices in Canada, eight for ARM operations and seven for CRM operations, 15 offices in Australia for ARM operations, two offices in the United Kingdom for ARM operations, two offices in Puerto Rico for ARM operations, four offices in Panama for CRM operations, one office in Barbados for both ARM and CRM operations, and one office in the Philippines for ARM and CRM operations. The leases of these facilities expire between 2007 and 2016, and most contain renewal options.

We believe that our facilities are adequate for our current operations, but additional facilities may be required to support growth. We believe that suitable additional or alternative space will be available as needed on commercially reasonable terms.

Legal Proceedings

Fort Washington Flood

In June 2001, the first floor of our Fort Washington, Pennsylvania, headquarters was severely damaged by a flood caused by remnants of Tropical Storm Allison. We subsequently decided to relocate our corporate headquarters to Horsham, Pennsylvania. We filed a lawsuit on August 14, 2001 in the Court of Common Pleas, Montgomery County, Pennsylvania (Civil Action No. 01-15576) against the current landlord and the former landlord of the Fort Washington facilities to terminate the leases and to obtain other relief. The landlord and former landlord have filed counter-claims against us. We maintain a reserve that we believe is adequate to address our exposure to this matter and we plan to continue to contest this matter.

U.S. Department of Justice

On February 24, 2006, the U.S. Department of Justice alleged certain civil damages of approximately $5.0 million. The alleged damages relate to a matter we reported to federal authorities and the client in 2003 involving three employees who engaged in unauthorized student loan consolidations in connection with a client contract.

The responsible employees were terminated at that time in 2003. We do not agree with the allegations regarding damages and have and will continue to engage in discussions with the Department of Justice in an effort to amicably resolve the matter. We have been advised and expect that actual damages incurred as a result of this incident, if any, will be covered by insurance.

Tax Matters

In 2004, we received notice of a proposed reassessment from a foreign taxing authority relating to certain matters occurring from 1998 through 2001 regarding one of our subsidiaries. In September 2006, we received the formal notice of reassessment in the amount of $14.6 million including interest and penalties (converted as of December 31, 2006), and in December 2006 we paid a deposit of $8.5 million including interest. We maintain a reserve that we believe is adequate to address our exposure to this matter and have contested the reassessment.

New York and Massachusetts Attorneys General

In August 2006, we received a subpoena from the New York Attorney General and in September 2006 we received a letter from the Massachusetts Attorney General requesting information relating to our Company’s debt collection practices in such states. We are in the process of responding to such inquiries or investigations and providing certain information to the Attorneys General offices in connection with the letters. We believe we are in compliance with the state laws of New York and Massachusetts relating to debt collection practices in all material respects. However no assurance can be given that any such inquiries or investigations will not result in a formal investigation or an enforcement action. Any such enforcement actions could result in fines as well as the suspension or termination of our ability to conduct business in such states.

Other

We are involved in other legal proceedings, regulatory investigations and tax examinations from time to time in the ordinary course of business. Management believes that none of these other legal proceedings, regulatory investigations, or tax examinations will have a materially adverse effect on our financial condition or results of operations.

Segment and Geographical Financial Information

See note 19 in our Notes to Consolidated Financial Statements for the year ended December 31, 2006 included elsewhere in this prospectus for disclosure of financial information regarding our segments. The following table presents revenues from the U.S., Canada and all other foreign countries in total, as well as total assets, net of any intercompany balances, located in the U.S., Canada and all other foreign countries in total (amounts in millions):

	For the Years Ended December 31,
	2004	2005	2006
Revenues:
U.S.	$982.4	$1,005.7	$1,112.4
Canada	29.4	31.9	48.7
Other	13.2	14.7	29.0

	As of December 31,
	2004	2005	2006
Total assets:
U.S.	$990.3	$1,177.6	$1,482.6
Canada	105.6	120.6	81.7
Other	18.0	29.8	79.8

MANAGEMENT

Name	Age(1)	Position
Michael J. Barrist	46	Chairman of the Board(2), President and Chief Executive Officer

Stephen W. Elliott	44	Executive Vice President, Information Technology and Chief Information Officer

Joshua Gindin, Esq.	50	Executive Vice President and General Counsel

Steven Leckerman	54	Executive Vice President and Chief Operating Officer—Global Services

John R. Schwab	39	Executive Vice President, Finance, Chief Financial Officer and Treasurer

Steven L. Winokur	46	Executive Vice President, Development and Chief Administrative Officer

Albert Zezulinski	60	Executive Vice President, Global Portfolio Operations

Austin A. Adams	63	Director(2)

Edward A. Kangas	62	Director(2)

Leo J. Pound	52	Director(2)

James S. Rubin	38	Director(2)

Daniel J. Selmonosky	41	Director(2)

Tarek N. Shoeb	37	Director(2)

(1)	As of May 31, 2007

(2)	Each director serves a term of one year and until his successor is duly elected and qualified.

Michael J. Barrist—Mr. Barrist has served as our Chairman of the Board, President and Chief Executive Officer since purchasing the company in 1986. Mr. Barrist was employed by U.S. Healthcare, Inc., a managed healthcare company, from 1984 to 1986, most recently as Vice President of Operations, and was employed by Gross & Company, a certified public accounting firm, from 1980 through 1984. Mr. Barrist is a Certified Public Accountant.

Stephen W. Elliott—Mr. Elliott joined us in 1996 as Senior Vice President, Technology and Chief Information Officer after having provided consulting services to us for the year prior to his arrival. Mr. Elliott became an Executive Vice President in February 1999. Prior to joining us, Mr. Elliott was employed by Electronic Data Systems, a computer services company, for almost 10 years, most recently as Senior Account Manager.

Joshua Gindin, Esq.—Mr. Gindin joined us in May 1998. Prior to joining us, Mr. Gindin was a partner in the law firm of Kessler & Gindin, which had served as our legal counsel since 1986.

Steven Leckerman—Mr. Leckerman joined us in 1995 as Senior Vice President, Collection Operations, became Executive Vice President, U.S. Operations in January 2001, and in August 2003 became Executive Vice President and Chief Operating Officer—Accounts Receivable Management, North America. In November 2006, Mr. Leckerman became Chief Operating Officer of Global Services. From 1982 to 1995, Mr. Leckerman was employed by Allied Bond Corporation, a collection company that was a division of TransUnion Corporation, where he served as manager of dialer and special projects.

John R. Schwab—Mr. Schwab joined us as Senior Vice President, Finance and Chief Accounting Officer, through the acquisition of RMH Teleservices, Inc. in April 2004, where he was the Chief Financial Officer since

May 2003. In May 2006, Mr. Schwab became Executive Vice President, Finance, Chief Financial Officer and Treasurer. From September 2000 to May 2003, Mr. Schwab was employed by Inrange Technologies, Inc., a data storage networking company, most recently as the Chief Financial Officer. Prior to that, Mr. Schwab worked for Arthur Andersen for 11 years, most recently as Senior Manager in the Growth Company Practice. Mr. Schwab is a Certified Public Accountant.

Steven L. Winokur—Mr. Winokur joined us in December 1995 as Executive Vice President, Finance and Chief Financial Officer, and also became Chief Operating Officer—Shared Services in August 2003. In May 2006, Mr. Winokur became Executive Vice President, Development and Chief Administrative Officer. Prior to that, Mr. Winokur acted as a part-time consultant to us since 1986. From February 1992 to December 1995, Mr. Winokur was the principal of Winokur & Associates, a certified public accounting firm. From March 1981 to February 1992, Mr. Winokur was with Gross & Company, a certified public accounting firm, where he most recently served as Administrative Partner. Mr. Winokur is a Certified Public Accountant.

Albert Zezulinski—Mr. Zezulinski joined us in January 2001 as Executive Vice President, Health Services, became Executive Vice President, Corporate and Government Affairs in May 2002, and in September 2005 became Executive Vice President, Global Portfolio Operations. Mr. Zezulinski has more than 30 years of consulting and healthcare experience. Prior to joining us, Mr. Zezulinski was the Director of Healthcare Financial Services for BDO Seidman, LLP, an international accounting and consulting firm.

Austin A. Adams—Mr. Adams was the Corporate Chief Information Officer of JPMorgan Chase from July 2004, when JPMorgan Chase merged with Bank One Corporation, until his retirement in October 2006. Prior to the merger, Mr. Adams was Executive Vice President and Chief Information Officer of Bank One. Prior to joining Bank One in 2001, Mr. Adams was Chief Information Officer of First Union Corporation, now known as Wachovia Corp., a financial services company. Mr. Adams was appointed to our Board in February 2007.

Edward A. Kangas—Mr. Kangas was Chairman and Chief Executive Officer of Deloitte Touche Tohmatsu, an accounting firm, from 1989 until his retirement in 2000. Mr. Kangas served as Managing Partner of Deloitte & Touche (USA) from 1989 to 1994 and Managing Partner and Chief Executive Officer of Touche Ross in from 1985 to 1989. After his retirement, Mr. Kangas served as a consultant to Deloitte until 2004. Mr. Kangas was appointed to our Board in February 2007.

Leo J. Pound—Mr. Pound has been a Principal of Pound Consulting, which provides management consultant services to both public and private enterprises, since July 2000. From February 1999 to July 2000, Mr. Pound was Chief Financial Officer of Marble Crafters, a stone importer and fabricator. From October 1995 to February 1999, he was Chief Financial Officer of Jos. H. Stomel & Sons, a wholesale distributor. Mr. Pound is a Certified Public Accountant and a member of the American and Pennsylvania Institutes of Certified Public Accountants. Mr. Pound was appointed to our Board in February 2007. He had previously served on the Board of Directors of NCO Group, Inc. from 2000 until the date of the Transaction in November 2006.

James S. Rubin—Mr. Rubin is a managing director of OEP Holding Corporation, the general partner of OEP II General Partner, L.P., the general partner of One Equity Partners II, L.P. and is also a managing director of OEP Co-Investors Management II, Ltd. and OEP II PartnersCo-Invest G.P., Ltd. Prior to joining OEP Holding Corporation in 2001, Mr. Rubin was a Vice President with Allen & Company, a New York investment bank specializing in media and entertainment transactions and advisory work. From 1996 to 1998, he held a number of senior positions with the Federal Communications Commission, including Executive Director of the Education Technology Task Force and General Counsel to the Chief of the Wireless Bureau. Mr. Rubin was appointed to our Board in 2006 in connection with the Transaction.

Daniel J. Selmonosky—Mr. Selmonosky is a managing director of OEP Holding Corporation, the general partner of OEP II General Partner, L.P., the general partner of One Equity Partners II, L.P. and is also a managing director of OEP Co-Investors Management II, Ltd. and OEP II PartnersCo-Invest G.P., Ltd. Prior to

joining OEP Holding Corporation in 2001, Mr. Selmonosky was a Vice President and Director with Allen & Company, a New York investment bank specializing in media and entertainment transactions and advisory work. From 1988 to 1991, he worked at Goldman Sachs & Co. in the mergers and acquisitions and the principal investment groups. Mr. Selmonosky was appointed to our Board in 2006 in connection with the Transaction.

Tarek N. Shoeb—Mr. Shoeb is a managing director of OEP Holding Corporation, the general partner of OEP II General Partner, L.P., the general partner of One Equity Partners II, L.P. and is also a managing director of OEP Co-Investors Management II, Ltd. and OEP II PartnersCo-Invest G.P., Ltd. Prior to joining OEP Holding Corporation in 2002, Mr. Shoeb was a Senior Associate at Doughty Hanson & Co., a leveraged-buyout firm from 2001 to 2002. From 2000 to 2001, Mr. Shoeb worked at Illigent.com, where he served as Chief Executive Officer, and from 1997 to 2000 he worked as an Associate at Goldman Sachs & Co. Mr. Shoeb was appointed to our Board in 2006 in connection with the Transaction.

Stockholders’ Agreement

In connection with the Transaction, on November 15, 2006, we and Michael J. Barrist, certain of Mr. Barrist’s family members and trusts formed for his or their benefit, Charles F. Burns, Stephen W. Elliott, Joshua Gindin, Steven L. Leckerman, John R. Schwab, Paul E. Weitzel, Jr., Steven L. Winokur, Albert Zezulinski and the other co-investors entered into stockholders’ agreements, including a stockholders agreement and a registration rights agreement, collectively referred to as the Stockholders’ Agreements. The Stockholders’ Agreements contain agreements among the parties with respect to delivery of our periodic financial reports, confidentiality, restrictions on certain issuances and transfers of shares, including rights of first offer, participation rights, tag-along rights and drag-along rights, registration rights (including customary indemnification provisions) and limited call and put rights.

The Stockholders’ Agreements further provide that our Board will consist of seven members, which subject to certain exceptions, will be determined as follows: Mr. Barrist has the right to be a member of our Board (including the compensation committee and any other committee of the Board at Mr. Barrist’s election, subject to legal limitations), and also has the right, so long as he is our chief executive officer, to designate an independent member to our Board (who must be reasonably satisfactory to One Equity Partners). One Equity Partners has the right to designate three members of our Board as representatives of One Equity Partners and to designate two additional independent members (who must be reasonably acceptable to Mr. Barrist).

Mr. Barrist designated Mr. Pound (independent member) to our Board and One Equity Partners designated Messrs. Rubin (representative of OEP), Selmonosky (representative of OEP), Shoeb (representative of OEP), Kangas (independent member) and Adams (independent member) to our Board.

Independence of the Board of Directors

Because our common stock is not listed on any national securities exchange or inter-dealer quotation system, we are not required to comply with the listing standards of such exchanges or quotation systems that require that a majority of an issuer’s directors be independent.

In evaluating the independence of our directors, we use the definition of independence contained in the listing standards of The NASDAQ Stock Market LLC, referred to as Nasdaq, the national securities exchange upon which our common stock was listed prior to the Transaction. Though not formally considered by our Board given that our securities are not registered or traded on any national securities exchange, based upon the listing standards of Nasdaq, we believe that Messrs. Adams, Kangas and Pound are independent. In making this determination, we considered the fact that in fiscal 2006 we purchased a large of accounts from Tenet Healthcare Corporation in the ordinary course of business on non-preferential terms and conditions. Mr. Kangas is a director of Tenet Healthcare Corporation.

Under applicable Nasdaq listing standards, a majority of the members of a company’s board of directors must qualify as “independent,” unless the company is a controlled company. A controlled company is a company in which more than 50% of the voting power is held by an individual, group or other company. We would qualify as a controlled company because OEP owns approximately 77.8.% of our voting common stock, and, as such, would not be required to have a majority of the members of our Board be independent.

Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee. The current members of the Audit Committee are Messrs. Adams, Kangas, Pound and Selmonosky. The current members of the Compensation Committee are Messrs. Adams, Kangas and Shoeb. The current members of Nominating Committee are Messrs. Adams, Pound and Rubin. Though not formally considered by our Board given that our securities are not registered or traded on any national securities exchange, based upon the listing standards of Nasdaq, we believe that each current member of the Audit Committee, other than Mr. Selmonosky, the Compensation Committee, other than Mr. Shoeb, and the Nominating Committee, other than Mr. Rubin, is independent.

Compensation Discussion and Analysis

Background—The Transaction

On November 15, 2006, NCO Group, Inc. was acquired by and became a wholly-owned subsidiary of Collect Holdings, Inc., an entity controlled by One Equity Partners II, L.P., a private equity firm, and its affiliates, with participation by Michael J. Barrist, Chairman, President and Chief Executive Officer of NCO Group, Inc., certain other members of executive management and other co-investors, referred to as the Transaction. Subsequent to the date of the Transaction, NCO Group, Inc. was merged with and into Collect Holdings, Inc. and Collect Holdings, Inc. was renamed NCO Group, Inc. As a result of the Transaction, we became a privately-owned company.

Prior to the Transaction, compensation decisions were made by the Compensation Committee of the Board of Directors, consisting of William C. Dunkelberg, Ronald J. Naples, Eric S. Siegel and Allen F. Wise, each of whom was an independent director under applicable Nasdaq guidelines. Determinations with respect to 2006 compensation (through November 15, 2006) were made by this pre-Transaction Compensation Committee. On November 15, 2006, Messrs. Dunkelberg, Naples, Siegel and Wise resigned from NCO’s Board and NCO’s Compensation Committee as part of the Transaction. After the Transaction, the Board of NCO performed the functions of the Compensation Committee and in February 2007, the Board established a new Compensation Committee and appointed Austin A. Adams, Edward A. Kangas and Tarek N. Shoeb, each of whom is a non-employee director, as members.

In connection with the Transaction, OEP negotiated new compensation arrangements, including new employment agreements, with each of NCO’s executive officers, including Mr. Barrist. For a description of the material terms of such employment agreements, see “—Employment Agreements.” Each employment agreement, among other things, sets forth the executive’s minimum base salary (which shall at a minimum be upwardly adjusted each year in accordance with the Consumer Price Index), non-equity incentive compensation opportunities, transition bonus opportunity, severance benefits and entitlement to participate in our benefit plans and receive certain perquisites. In connection with the negotiation of such employment agreements, Mr. Barrist, our President and Chief Executive Officer, made recommendations to OEP with respect to compensation of each of our executive officers, including himself. The purpose of the new employment agreements was to provide certainty to the executives with respect to their positions with us following the change in control resulting from the Transaction and to motivate such executives to maintain and increase enterprise value during the transition period and ensure a smooth transition. Upon the closing of the transaction, NCO’s Board approved the new employment agreements for each of our executives.

In addition, in connection with the Transaction, we adopted the Restricted Share Plan, discussed in greater detail below, which authorizes grants of restricted shares of our Class A common stock to our officers and key employees.

Objectives of Our Compensation Program

Our overall compensation program with respect to our executive officers is designed to achieve the following objectives:

•	to provide compensation that will attract and retain superior executive talent;

•	to provide our executive officers with compensation that reflects their overall experience, position with NCO and expected contributions to NCO;

•	to support the achievement of the goals contained in our annual budget by linking a portion of the executive officer’s compensation to the achievement of such goals;

•	to be competitive with compensation programs offered by companies of a similar size within similar industries based on formal and informal surveys conducted by us; and

•	to offer to our executive officers an economically reasonable amount of appropriate benefits and perquisites comparable to those offered by other companies of a similar size within similar industries.

Elements of Executive Compensation

The compensation paid to our executive officers consists of the following elements:

•	base salary;

•	performance-based cash bonuses;

•	equity compensation;

•	severance benefits, death benefits and right to participate in a nonqualified deferred compensation plan;

•	other benefits, such as the use of an automobile and, in the case of Mr. Barrist, the personal use of an airplane; and

•	benefits that are generally available to all full-time employees of our company, such as participation in group medical, disability and life insurance plans and a 401(k) plan.

These elements are discussed in greater detail below.

Base Salary. Base salary is used to reward superior individual performance of each executive officer on a day-to-day basis during the year, and to encourage them to perform at their highest levels. We also use our base salary to attract and retain top quality executives and other management employees from other companies. Moreover, base salary and increases to base salary recognize the overall experience, position and responsibilities within NCO and expected contributions to NCO of each executive officer. Typically, the Compensation Committee will review and adjust base salaries on an annual basis. In connection with the closing of the Transaction, we entered into new employment agreements with each of our executive officers. Given that the compensation of each of our executive officers had been renegotiated in connection with the Transaction, we did not engage the services of a compensation consultant with respect to, or otherwise undertake an extensive reassessment of, executive compensation for 2007. Accordingly, the executive officers did not receive base salary increases in 2007, other than an upward adjustment in accordance with the Consumer Price Index in effect for 2007. Under their employment agreements, after giving effect to raises they received in accordance with the Consumer Price Index in effect for 2007, Messrs. Barrist, Schwab, Elliott, Gindin, Leckerman, and Winokur are entitled to receive annual base salaries for 2007 of $768,084, $337,675, $375,806, $375,806, $623,400 and $431,808, respectively. Information concerning base salaries paid to these executive officers in 2006 is set forth in the “2006 Summary Compensation Table” under “—Summary Compensation”.

Management Incentive Compensation. We have a management incentive program for our executive officers, which is not set forth in a written agreement. We use our management incentive program to reward our executives for their individual performance and our financial performance during the year. We believe that a significant portion of the total potential compensation of our executive officers should depend upon the degree of our financial success in a particular year. Each year the Board or the Compensation Committee sets goals, including targets for earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, for the executive officers as a group. For purposes of the 2007 cash bonus, EBITDA is calculated as follows: income from operations plus depreciation and amortization. The participants have the potential to earn a cash bonus up to a maximum based on a percentage of each eligible participant’s base salary, ranging from 75 percent to 100 percent depending on their position, which is stipulated in their respective employment agreement.

In connection with the Transaction, the bonuses payable under our management incentive program for executive officers were modified. On February 9, 2006, NCO’s pre-Transaction Compensation Committee had established a maximum bonus pool to be paid to eligible participants based upon NCO achieving certain performance goals, including earnings per share growth. The maximum amount of the bonus pool was based on the total of a percentage of each eligible participant’s base salary, ranging from 75 percent to 100 percent based on their respective employment agreements. The actual bonus pool for 2006 would have been determined by the Compensation Committee based on the NCO’s attainment of those performance goals for 2006. Each eligible participants share of the bonus pool would have been dependent on the attainment of their personal performance goals. Pursuant to such program, eighty percent of the aggregate amount of bonus to be paid to each participant was to be paid in cash and twenty percent was to be paid in restricted stock units. As a result of the Transaction, the Board amended the 2006 bonus plan to make them payable one hundred percent in cash, adjust the performance goals, and adjust the maximum potential for John R. Schwab based on his efforts to facilitate the completion of the Transaction. See “—Summary Compensation—2006 Summary Compensation Table” for the actual amounts paid out to the Named Executive Officers for 2006. References to our “Named Executive Officers” means all of the executive officers named in the “2006 Summary Compensation Table.” In 2007, Messrs. Barrist’s, Schwab’s, Elliot’s, Gindin’s, Leckerman’s and Winokur’s maximum bonus potential as a percentage of each individual’s base salary is equal to 100 percent, 75 percent, 75 percent, 75 percent, 100 percent and 100 percent, respectively.

Also, in connection with the consummation of the Transaction, each executive officer was awarded the right to a one-time transition bonus for certain transition services to be performed by the executive, which is payable over a period of one-year after the date of the Transaction based on a schedule set forth in each executive officer’s employment agreement, subject to minimum guaranteed payments. The purpose of the transition bonuses was to help ensure the stability of our operations and management team following the Transaction. See “—Employment Agreements” for further information on these transition bonuses.

Equity Compensation. Prior to the Transaction, we maintained an equity incentive plan under which our executive officers, employees and directors, including our executive officers, were eligible to receive equity based awards, including stock options, restricted stock awards and restricted stock units. The purposes of this plan were to attract and promote the long-term retention of key employees, directors and certain other persons who were in a position to make significant contributions to the success of the company, to reward these employees, directors and other persons for their contributions, to provide additional incentive to such employees, directors and other persons to continue making similar contributions and to further align the interests of these employees, directors and other persons with those of the company’s shareholders. In connection with the Transaction, this plan was terminated and holders of awards received cash payments for the value of their restricted stock units and in-the-money options. See “—Pre-Transaction NCO Equity Plans” for further information on these payments.

In connection with the Transaction, we adopted the Restricted Share Plan which authorizes grants of restricted shares of our Class A common stock to our officers and key employees. The total number of restricted shares authorized under the Restricted Share Plan is 220,055.55972. Each share of restricted stock, regardless of whether the restriction period with regard to such share has lapsed, is subject to the transfer restrictions, repurchase rights and other restrictions pursuant to the terms of a Stockholders’ Agreement. On November 17,

2006, we awarded restricted shares of Class A common stock under this plan to members of our management. The purpose of the restricted share plan awards in connection with the consummation of the Transaction was to align managements objectives with those of the stockholders. The number of shares awarded to management was based on recommendations made by Mr. Barrist and subject to negotiations between OEP and Mr. Barrist. Each of Messrs. Schwab, Elliott, Gindin, Leckerman and Winokur were awarded 20,740.2365, 20,740.2365, 20,740.2365, 26,461.68106 and 18,539.68091 restricted shares of Class A common stock, respectively. The shares of restricted stock granted under the Restricted Share Plan vest in 25 percent increments upon each anniversary of the date of the closing of the Transaction, each, referred to an annual vesting date, provided that the recipient remains employed by us. In addition, if a recipient’s employment is terminated by us without Cause (as defined in the Restricted Share Plan) or if a recipient terminates his employment with us for Good Reason (as defined in the Restricted Share Plan) within three months immediately preceding an annual vesting date, such award will immediately vest with respect to the 25 percent of the then unvested shares that would have vested had such recipient remained employed through the annual vesting date. In addition, each restricted share award will immediately vest in full in the event a Change in Control or Public Offering (each as defined in the Restricted Share Plan) occurs.

In the future, the Compensation Committee, on a discretionary basis, may elect to award our executive officers restricted stock under the Restricted Share Plan, although there is no obligation for us to do so and we do not expect any such awards to be material.

Severance Benefits. Each Named Executive Officer’s employment agreement contains termination provisions that provide each respective executive officer with severance payments if their respective employment is terminated in specified circumstances. See “—Potential Payments Upon Termination of Employment or Change in Control—Termination or Change in Control Provisions in Employment Agreements.”

Death Benefits. We have an Executive Salary Continuation Plan that provides beneficiaries of designated participants with a salary continuation benefit in the event of the participant’s death while employed by us. Executive participants are selected by the Board. We maintain insurance on the lives of the participants to fund our obligations under the Executive Salary Continuation Plan. Each of our Named Executive Officers is a participant in this Executive Salary Continuation Plan. See “—Potential Payments Upon Termination of Employment or Change in Control—Executive Salary Continuation Plan.”

401(k) Plan Matching Contributions. We match, in cash, 25 percent of the first 6 percent of the contributions to our 401(k) plan that each employee, including each Named Executive Officer, makes during the year. For each eligible employee, their contributions are limited to the 15 percent of such employee’s income on a pre-tax basis, subject to limitations under Section 401(k) of the Code of 1986, as amended, referred to as the Code. We provide these matching contributions to all of our employees, including Named Executive Officers, who participate in the 401(k) plan, to encourage them to systematically save for retirement.

Deferred Compensation Plan. We maintain a non-qualified deferred compensation plan that allows eligible employees, including executive officers, to defer compensation in excess of the amounts that the employee can defer under our 401(k) plan because of limits under the Code on the amount of compensation that can be deferred. In addition, in our absolute and sole discretion, we may make a contribution that will be allocated among participants in proportion to their deferrals for such year. For more information, see “—Nonqualified Deferred Compensation.”

Perquisites, Personal Benefits and Other Compensation. Each of our Named Executive Officers receive a limited amount of perquisites and other personal benefits that we pay on their behalf or for which we provide reimbursement. We provide our Named Executive Officers the use of an automobile leased by us at prices ranging from $970 to $2,500 per month or a monthly cash allowance for an equivalent amount. Mr. Barrist’s compensation also includes the use by Mr. Barrist of an aggregate of 150 hours on an airplane that is partly owned by NCO for both business and personal use, as determined by Mr. Barrist in his discretion. We believe providing our Named Executive Officers with these benefits is justified because our Named Executive Officers contribute substantially to our financial and operating performance and to the growth and development of our business. The perquisites and other personal benefits provided to our Named Executive Officers are disclosed below in“—Summary Compensation—2006 Summary Compensation Table.”

Processes and Procedures for the Determination of Executive Officer and Director Compensation

Meetings of the Compensation Committee. The Compensation Committee meets at least annually and more frequently as circumstances require, and it also considers and takes action by written consent. The Compensation Committee reports on committee actions and recommendations at Board meetings.

Scope of Authority of the Compensation Committee. The scope of the Compensation Committee’s authority and responsibilities is set forth in its charter. The Compensation Committee’s authority includes the authority to:

•

Review and approve annually our goals and objectives relevant to the compensation of the executive officers and evaluate annually the performance of the executive officers in light of those goals and objectives, and consistent with the requirements of any employment agreement, determine the compensation of the executive officers based on this evaluation;

•

Review annually and make recommendations to our Board concerning the following with respect to our executive officers: employment agreements, severance agreements, change in control agreements/provisions and other compensatory arrangements, in each case as, when and if appropriate, and any special or supplemental benefits, in each case subject to the terms of any existing applicable employment agreement terms;

•	Review and approve new hire and promotion compensation arrangements for executive officers; and

•

Review and recommend to our Board incentive compensation plans, long-term compensation plans, equity-based plans and deferred compensation plans for executive officers, including any modification to such plans, and oversee the performance objectives and funding for such plans and, to the extent permitted under such plans, implement and administer such plans.

Delegation of Authority. As provided under the Compensation Committee’s charter, the Compensation Committee may delegate its authority to special subcommittees of the Compensation Committee as the Compensation Committee deems appropriate, consistent with applicable law. To date, the Compensation Committee has not delegated its responsibilities.

Role of Management in Determining or Recommending Executive Compensation. Prior to the Transaction, our Compensation Committee historically reviewed base salary and bonus compensation annually, although decisions in connection with new hires and promotions were made on an as-needed basis. Mr. Barrist made recommendations concerning the amount of compensation to be awarded to our executive officers, including himself, but did not participate in the Compensation Committee’s deliberations or decisions. After a presentation by Mr. Barrist, the Compensation Committee met in executive session to discuss and consider the recommendations and makes a final determination. We expect that this practice will continue after the Transaction, although the timing of the compensation decisions may change.

Role of Compensation Consultants in Determining or Recommending Executive Compensation. Under its charter, the Compensation Committee has authority to retain, at our expense, such counsel, consultants, experts and other professionals as it deems necessary. In 2005, 2004 and 2003, our pre-Transaction Compensation Committee engaged outside consultants to assist the Compensation Committee in its review of the compensation for executive officers. The Compensation Committee does not expect that it will engage consultants in the near future.

Summary Compensation

The following table sets forth the compensation earned during fiscal 2006 by our Chief Executive Officer, our current Chief Financial Officer, our former Chief Financial Officer and our three other most highly compensated executive officers during fiscal 2006. We refer to these individuals collectively as our “Named Executive Officers.”

2006 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	All Other Compensation (5) ($)	Total ($)
Michael J. Barrist President & Chief Executive Officer	2006	738,720	3,400,000	1,844,856	—	738,720	956,074	7,678,370

John R. Schwab Executive Vice President, Finance, Chief Financial Officer and Treasurer	2006	300,830	340,000	93,890	—	350,000	22,395	1,107,115

Stephen W. Elliott Executive Vice President, Information Technology & Chief Information Officer	2006	316,860	587,000	258,302	—	237,645	33,742	1,433,549

Joshua Gindin, Esq. Executive Vice President and General Counsel	2006	316,860	421,000	260,549	—	237,645	30,345	1,266,399

Steven Leckerman Executive Vice President and Chief Operating Officer—Global Services	2006	435,160	889,000	644,100	—	435,160	30,737	2,434,157

Steven L. Winokur Former Chief Financial Officer of NCO; Current Executive Vice President and Chief Administrative Officer	2006	415,300	867,000	645,267	—	415,300	30,582	2,373,449

(1)	The amounts in this column represent transition bonuses earned by the Named Executive Officers. In connection with the Transaction, each of the Named Executive Officers was awarded a transition bonus for certain transition services to be performed by the Named Executive Officers. Each of the transition bonus are payable in installments in fiscal 2006 and fiscal 2007 per a schedule set forth in the applicable employment agreement. All or a portion of each Named Executive Officer’s transition bonus is guaranteed. The amount of each transition bonus which is guaranteed or which was paid in fiscal 2006 pursuant to the applicable payment schedule, if greater than the guaranteed amount, is set forth in this column. See “—Employment Agreements.”

(2)

The amounts in this column include amounts we recognized in fiscal 2006 for financial statement reporting purposes for restricted stock granted on November 17, 2006 under our Restricted Share Plan. In addition, the amounts in this column include amounts we recognized in fiscal 2006 for financial statement reporting purposes for restricted stock unit awards granted by NCO in prior years. Due to the Transaction, the vesting of restricted stock units were accelerated in 2006. The effect of this acceleration is included in the amounts included in this column. The amounts are valued based on the amount we recognized in fiscal 2006 for financial statement reporting purposes for stock awards pursuant to Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (“FAS 123R”), except that, in accordance with rules of the SEC, any estimate for forfeitures is excluded from and does not reduce, such amounts. See Note 13 to our Consolidated Financial Statements for the fiscal year ended December 31, 2006 included in this registration statement for a discussion of the relevant assumptions used in calculating fair value pursuant to FAS 123R.

(3)	We did not grant any options in fiscal 2006 to our Named Executive Officers and all of the options granted in prior years were fully vested and therefore we did not recognize any compensation cost in fiscal 2006 related to option awards granted in prior years.

(4)	Represents amounts earned under our management incentive program for executive officers. See “—Grants of Plan-Based Awards.”

(5)	The following table summarizes all other compensation paid during fiscal 2006 to our Named Executive Officers.

Executive Officer	Attorney’s Fees(1) ($)	Car Allowance(2) ($)	Company contributions to 401(k) plan ($)	Company contributions to Deferred Compensation Plan ($)	Company paid disability and life insurance premiums ($)	Aircraft usage(3) ($)	Total All Other Compensation ($)
Michael J. Barrist	575,000	18,000	1,575	466	5,674	355,359	956,074
John R. Schwab	7,500	11,594	1,575	21	1,705	—	22,395
Stephen W. Elliott	7,500	16,127	3,150	—	6,965	—	33,742
Joshua Gindin, Esq.	7,500	16,246	3,150	—	3,449	—	30,345
Steven Leckerman	7,500	17,703	—	—	5,534	—	30,737
Steven L. Winokur	7,500	16,194	1,575	540	4,773	—	30,582

(1)	Represents attorney’s fees related to the Transaction.

(2)	The amount reported for Mr. Barrist represents his car allowance. The amounts reported for each of the other Named Executive Officers represents the amount we paid to lease their respective cars.

(3)	Represents Mr. Barrist’s 25 hours of personal use of an aircraft partly owned by us, calculated by using our actual variable operating costs of $75,982 plus the hourly cost equivalent for the monthly management fee, interest and depreciation of $125,638 and lost tax benefits to us of $153,739 attributable to such flights.

Grants of Plan-Based Awards

The following table shows all plan-based awards granted to the Named Executive Officers during 2006.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Michael J. Barrist	2/9/06	(1)	(1)	(1)	—	—
John R. Schwab	2/9/06 11/17/06	(1 —)	(1 —)	(1 —)	— 20,740.2365	— 207,402
Stephen W. Elliott	2/9/06 11/17/06	(1 —)	(1 —)	(1 —)	— 20,740.2365	— 207,402
Joshua Gindin, Esq.	2/9/06 11/17/06	(1 —)	(1 —)	(1 —)	— 20,740.2365	— 207,402
Steven Leckerman	2/9/06 11/17/06	(1 —)	(1 —)	(1 —)	— 26,461.68106	— 264,617
Steven L. Winokur	2/9/06 11/17/06	(1 —)	(1 —)	(1 —)	— 18,539.68091	— 185,397

(1)	In 2006, under NCO’s management incentive program for executive officers, NCO’s pre-Transaction Compensation Committee established a bonus pool to be paid to eligible participants based upon NCO achieving certain performance goals. The Compensation Committee set a percentage of each eligible participant’s base salary, ranging from 75 percent to 100 percent (the “Bonus Percentage”), as the maximum amount payable to each eligible participant under the management incentive program. Pursuant to such program, 80 percent of the aggregate amount of bonus to be paid to each participant was to be paid in cash and 20 percent was to be paid in restricted stock units. As a result of the Transaction, the bonuses were amended to make them payable 100 percent in cash, adjust the performance goals and adjust the maximum potential for Mr. Schwab based on his efforts to facilitate the completion of the Transaction. See “— Summary Compensation—2006 Summary Compensation Table” to see the actual amounts paid out to the Named Executive Officers. Set forth below is a table showing the Bonus Percentage set by the pre-Transaction Compensation Committee of each Named Executive Officer:

Executive Officer	Bonus Percentage
Michael J. Barrist	100%
John R. Schwab	75%
Stephen W. Elliott	75%
Joshua Gindin, Esq.	75%
Steven Leckerman	100%
Steven L. Winokur	100%

(2)	Represents awards of restricted shares under our Restricted Share Plan which are scheduled to vest in 25 percent increments over a period of 4 years beginning on the first anniversary of the date of the closing of the Transaction, provided that the recipient remains employed by us. In addition, if a recipient’s employment is terminated by us without Cause (as defined in the Restricted Share Plan) or if a recipient terminates his employment with us for Good Reason (as defined in the Restricted Share Plan) within three months immediately preceding an annual vesting date, such award will immediately vest with respect to the 25 percent of the then unvested shares that would have vested had such recipient remained employed through the annual vesting date. In addition, each restricted share award will immediately vest in full in the event a Change in Control or Public Offering (each as defined in the Restricted Share Plan) occurs. See “—Restricted Share Plan” and “—Potential Payments Upon Termination of Employment or Change in Control.” If cash dividends are declared by our Board on our common stock, dividends will be paid on the shares of restricted stock awarded under our Restricted Share Plan regardless of vesting.

(3)	We did not grant any stock options in fiscal 2006 to our Named Executive Officers. This column shows the full grant date fair value, under FAS 123R, of restricted shares granted to each Named Executive Officer on November 17, 2006, except that, in accordance with rules of the SEC, any estimate for forfeitures is excluded from and does not reduce, such amounts. See Note 13 to our Consolidated Financial Statements for the year ended December 31, 2006 included in this registration statement for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FAS 123R. Generally, the full grant date fair value is the amount we would recognize for financial statement reporting purposes over the award’s vesting schedule.

Employment Agreements

Prior to the Transaction, all of the Named Executive Officers were employed by NCO pursuant to employment agreements. Each employment agreement set forth, among other things, the Named Executive Officers’ minimum base salary, non-equity incentive compensation opportunities and entitlement to participate in our benefit plans. Under such agreements, Messrs. Barrist, Schwab, Elliott, Gindin, Leckerman and Winokur were entitled to receive annual base salaries in 2006 of $739,253, $325,000, $311,700, $311,700, $415,600 and $415,600, respectively. Upon consummation of the Transaction, we entered into new definitive employment agreements, effective as of November 15, 2006, with each of our executive officers.

The terms of Mr. Barrist’s post-Transaction employment agreement include:

•	Mr. Barrist will serve as our President and Chief Executive Officer;

•	The initial term of Mr. Barrist’s employment agreement is five years, may be extended thereafter and is subject to early termination;

•	Mr. Barrist will receive a base salary of $739,253 per year, to be adjusted upward, at a minimum, annually in accordance with the Consumer Price Index in effect for such year;

•	Mr. Barrist will receive employee benefits similar with those provided to him prior to the Transaction;

•

Mr. Barrist will have the opportunity to earn an annual cash bonus equal to 100 percent of his base salary (the top percentage of base salary that Mr. Barrist can earn as an annual bonus is referred to as Mr. Barrist’s “target bonus”), based upon the achievement by us of our annual operating plan for the immediately preceding year as presented to the Board by our chief executive officer and approved by the Board;

•

Mr. Barrist will be entitled to receive a $3.4 million cash bonus for certain transition services, referred to as a transition bonus, to be performed by Mr. Barrist during the 12-month period following the closing of the Transaction;

•

Mr. Barrist will receive a car allowance of $2,500 per month, an aggregate of 150 hours per year (for both business and personal use) on an airplane that is partly owned by us and will receive other perquisites consistent with those provided to Mr. Barrist prior to the Transaction;

•

Upon a termination of employment by reason of death, disability, without “cause” or a resignation for “good reason,” Mr. Barrist will receive his accrued but unpaid base salary and target bonus, continue to receive base salary, target bonuses and health and welfare benefits for the greater of (i) one year or (ii) the remainder of the initial term of his employment agreement and, within 10 days of termination, will receive a lump sum payment of any and all unpaid installments of Mr. Barrist’s transition bonus (see “—Potential Payments Upon Termination of Employment or Change in Control”);

•

Upon a termination of employment by reason of death, Mr. Barrist’s beneficiaries will also be paid the amounts owed under our Executive Salary Continuation Plan (see “—Potential Payments Upon Termination of Employment or Change in Control”);

•

Upon a termination of employment for “cause” or a resignation without “good reason,” Mr. Barrist will receive his accrued but unpaid base salary and annual bonus and, within 10 days of termination, will receive a lump sum payment of any and all unpaid installments of Mr. Barrist’s transition bonus (see “—Potential Payments Upon Termination of Employment or Change in Control”);

•

Mr. Barrist is subject to non-compete, non-solicitation and non-interference covenants during his employment and ending on the later of (i) the last day he receives severance pay under his employment agreement or (ii) two years after termination of employment;

•	During and after Mr. Barrist’s employment with us, Mr. Barrist is subject to a confidentiality covenant; and

•

Mr. Barrist will be entitled, under certain circumstances, to receive reimbursement from us for taxes, if any, imposed on Mr. Barrist under Section 4999 of the Code and/or under Section 409A of the Code and any federal, state, local and excise taxes imposed upon the reimbursement.

The terms of Messrs. Schwab’s, Elliott’s, Gindin’s, Leckerman’s, Winokur’s and Zezulinski’s, Paul E. Weitzel, Jr.’s (an executive officer of NCO in 2006 whose employment with us ended in January 2007) Charles F. Burns’ (an executive officer of NCO in 2006 whose employment with us ended in November 2006) post-Transaction employment agreements include:

•	Each of Messrs. Schwab, Elliott, Gindin, Leckerman, Winokur, Zezulinski, Weitzel and Burns will retain the same position as that held with NCO prior to the Transaction;

•

The initial term of each of Messrs. Schwab’s, Elliott’s, Gindin’s, Leckerman’s, Winokur’s, Zezulinski, Weitzel’s and Burns’ employment agreement is five years, each may be extended thereafter and each is subject to early termination;

•

Each of Messrs. Schwab, Elliott, Gindin, Leckerman, Winokur, Zezulinski, Weitzel and Burns will receive a base salary equal to $325,000, $361,700, $361,700, $600,000, $415,600, $310,000, $296,115, and $363,650, respectively, to be adjusted upward, at a minimum, annually in accordance with the Consumer Price Index in effect for such year;

•	Each of Messrs. Schwab, Elliott, Gindin, Leckerman, Winokur, Zezulinski, Weitzel and Burns will receive employee benefits and perquisites similar with those provided prior to the Transaction;

•

Each of Messrs. Schwab, Elliott, Gindin, Leckerman, Winokur, Zezulinski, Weitzel and Burns will have the opportunity to earn an annual bonus equal to 75 percent, 75 percent, 75 percent, 100 percent, 100 percent, 75 percent, 75 percent and 75 percent, respectively, of his base salary (the top percentage of base salary that each executive can earn as an annual bonus is referred to as such executive’s “target bonus”), based upon the achievement by us of our annual operating plan for the immediately preceding year as presented to the Board by our chief executive officer and approved by the Board;

•

Each of Messrs. Schwab, Elliott, Gindin, Leckerman, Winokur, Zezulinski, Weitzel and Burns will be entitled to receive a pre-determined cash bonus, equal to $415,000, $640,000, $515,000, $1,450,000, $1,030,000, $470,000, $470,000, and $527,000, respectively, for certain transition services, referred to as a transition bonus, to be performed by such executive during the 12-month period following the closing of the Transaction;

•

Upon a termination of employment during the five year period commencing November 15, 2006 by reason of death, disability, without “cause” or a resignation for “good reason,” each of Messrs. Schwab, Elliott, Gindin, Leckerman, Winokur, Zezulinski, Weitzel and Burns will receive his accrued but unpaid base salary and annual bonus, will continue to receive base salary, target bonuses and health and welfare benefits for two years following termination and, within 10 days of termination, will receive a lump sum payment of any and all unpaid installments of such executive’s transition bonus (see “—Potential Payments Upon Termination of Employment or Change in Control”);

•

Upon a termination of employment after the five year period commencing November 15, 2006 by reason of death, disability, without “cause” or a resignation for “good reason,” each of Messrs. Schwab, Elliott, Gindin, Leckerman, Winokur, Zezulinski, Weitzel and Burns will receive his accrued but unpaid base salary and annual bonus, will continue to receive his base salary, target bonus and health and welfare benefits for one year following termination and, within 10 days of termination, will receive a lump sum payment of any and all unpaid installments of such executive’s transition bonus (see “—Potential Payments Upon Termination of Employment or Change in Control”);

•

Upon a termination of employment by reason of death, each of Messrs. Schwab’s, Elliott’s, Gindin’s, Leckerman’s, Winokur’s, Zezulinski’s, Weitzel’s and Burns’ beneficiaries will also be paid the amounts owed under our Executive Salary Continuation Plan (see “—Potential Payments Upon Termination of Employment or Change in Control”);

•

Upon a termination of employment for “cause” or a resignation without “good reason,” each of Messrs. Schwab, Elliott, Gindin, Leckerman, Winokur, Zezulinski, Weitzel and Burns will receive his accrued but unpaid base salary and annual bonus and, within 10 days of termination, will receive a lump sum payment of the unpaid balance of a certain portion of such executive’s transition bonus (see “—Potential Payments Upon Termination of Employment or Change in Control”);

•

Each of Messrs. Schwab, Elliott, Gindin, Leckerman, Winokur, Zezulinski, Weitzel and Burns is subject to non-compete and non-solicitation covenants during his employment and for (i) two years after termination of employment if his employment is terminated during the five year period commencing November 15, 2006 or (ii) one year after termination of employment if his employment is terminated after the five year period commencing November 15, 2006;

•

Each of Messrs. Schwab, Elliott, Gindin, Leckerman, Winokur, Zezulinski, Weitzel and Burns is subject to a non-interference covenant during his employment and for (i) three years after termination of employment if his employment is terminated during the five year period commencing November 15,

2006 or (ii) two years after termination of employment if his employment is terminated after the five year period commencing November 15, 2006;

•

During and after each of Messrs. Schwab’s, Elliott’s, Gindin’s, Leckerman’s, Winokur’s, Zezulinski, Weitzel’s and Burns’ employment with us, such executive is subject to a confidentiality covenant; and

•

Each of Messrs. Schwab, Elliott, Gindin, Leckerman, Winokur, Zezulinski, Weitzel and Burns will be entitled, under certain circumstances, to receive reimbursement from us for taxes, if any, imposed on the executive under Section 4999 of the Code and/or under Section 409A of the Code and any federal, state, local and excise taxes imposed upon the reimbursement.

Restricted Share Plan

On November 15, 2006 and in connection with the consummation of the Transaction, we adopted a restricted share plan, known as the NCO Group, Inc. Restricted Share Plan (f/k/a Collect Holdings, Inc. Restricted Share Plan) (the “Restricted Share Plan”) which authorizes grants of restricted shares of our Class A common stock to our officers and key employees. The Restricted Share Plan is administered by the Compensation Committee of our Board, which approves the grants to employees recommended by our chief executive officer. The total number of restricted shares authorized under the Restricted Share Plan is 220,055.55972. Each share of restricted stock, regardless of whether the restriction period with regard to such share has lapsed, is subject to the transfer restrictions, repurchase rights and other restrictions pursuant to the terms of a Stockholders’ Agreement. On November 17, 2006, an aggregate of 164,491.5309 restricted shares of Class A common stock were awarded under the Restricted Share Plan to members of our management. Each of Messrs. Schwab, Elliott, Gindin, Leckerman, Winokur, Zezulinski, Weitzel and Burns were awarded 20,740.2365, 20,740.2365, 20,740.2365, 26,461.68106, 18,539.68091, 19,639.95871, 18,539.68091 and 19,089.81981 restricted shares of Class A common stock, respectively. The restricted shares issued to Messrs. Weitzel and Burns were subsequently cancelled upon the end of each executive’s employment with us. The shares of restricted stock granted under the Restricted Share Plan on November 17, 2006 vest in 25 percent increments upon each anniversary of the date of the closing of the Transaction, each, referred to as an annual vesting date, provided that the recipient remains employed by us. In addition, if a recipient’s employment is terminated by us without Cause (as defined in the Restricted Share Plan) or if a recipient terminates his employment with us for Good Reason (as defined in the Restricted Share Plan) within three months immediately preceding an annual vesting date, such award will immediately vest with respect to the 25 percent of the then unvested shares that would have vested had such recipient remained employed through the annual vesting date. In addition, each restricted share award will immediately vest in full in the event a Change in Control or Public Offering (each as defined in the Restricted Share Plan) occurs. See “—Potential Payments Upon Termination of Employment or Change in Control.”

If cash dividends are declared by our Board on our common stock, dividends will be paid on the shares of restricted stock awarded under our Restricted Share Plan regardless of vesting.

Pre-Transaction NCO Equity Plans

Prior to the Transaction, NCO’s stock option plans consisted of the 1995 Stock Option Plan, the 1996 Stock Option Plan, the 1996 Non-Employee Director Stock Option Plan, the JDR Holdings, Inc. 1997 Stock Option Plan, the Compass Employee Incentive Compensation Plan, the NCO Portfolio 2000 Stock Option Plan and the RMH Teleservices, Inc. Amended and Restated 1996 Stock Incentive Plan. The plans permitted grants of options to purchase NCO common stock. Prior to the Transaction, NCO also had a 2004 Equity Incentive Plan. The equity incentive plan permitted grants of incentive stock options, options not intended to qualify as incentive stock options, stock appreciation rights, restricted and unrestricted stock awards, restricted stock units, deferred stock units, performance awards, supplemental cash awards and combinations of the foregoing. NCO’s prior stock option plans and equity incentive plan were each either frozen or terminated in connection with the consummation of the Transaction.

In connection with the Transaction, all of NCO’s outstanding options that permitted such treatment (or were held by option holders who agreed to such treatment) were cancelled and, whether or not vested, each holder thereof received a payment in cash equal to the product of (i) the excess, if any, of $27.50 over the exercise price per share of common stock subject to such option, multiplied by (ii) the number of shares of NCO common stock subject to such option as of the effective time of the merger, less applicable withholding taxes. NCO’s stock options that did not permit such treatment (and whose holders had not otherwise agreed to such treatment) remained outstanding after the Transaction; provided that, from and after the effective time of the Transaction, such options were exercisable, upon payment of the applicable exercise price, solely for a payment in cash from the surviving corporation equal to $27.50 multiplied by the number of shares of NCO common stock for which such option was both exercisable and being exercised, less applicable withholding taxes. In addition, at the effective time of the Transaction, all outstanding restricted stock units, whether or not vested, were canceled and each holder thereof was entitled to receive a payment in cash equal to $27.50 multiplied by the total number of shares of NCO common stock subject to such restricted stock unit, less applicable withholding taxes.

Outstanding Equity Awards

The following table shows all outstanding equity awards held by the Named Executive Officers as of December 31, 2006.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Michael J. Barrist	—	N/A
John R. Schwab	20,740.2365	N/A
Stephen W. Elliott	20,740.2365	N/A
Joshua Gindin, Esq.	20,740.2365	N/A
Steven Leckerman	26,461.68106	N/A
Steven L. Winokur	18,539.68091	N/A

(1)	Represents awards of restricted shares under our Restricted Share Plan which are scheduled to vest in 25 percent increments over a period of 4 years beginning on the first anniversary of the date of the closing of the Transaction, provided that the recipient remains employed by us. In addition, if a recipient’s employment is terminated by us without Cause (as defined in the Restricted Share Plan) or if a recipient terminates his employment with us for Good Reason (as defined in the Restricted Share Plan) within three months immediately preceding an annual vesting date, such award will immediately vest with respect to the 25 percent of the then unvested shares that would have vested had such recipient remained employed through the annual vesting date. In addition, each restricted share award will immediately vest in full in the event a Change in Control or Public Offering (each as defined in the Restricted Share Plan) occurs. See “—Restricted Share Plan” and “—Potential Payments Upon Termination of Employment or Change in Control.”

(2)	Subsequent to the Transaction, our common stock is no longer publicly traded and therefore no market value for our shares is readily available, therefore, this column is marked N/A—not available.

Option Exercises and Stock Vested

The following table shows all stock options exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting, by the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Michael J. Barrist	684,455	4,228,348	106,946	2,941,015
John R. Schwab	34,712	333,971	5,306	145,915
Stephen W. Elliott	188,349	1,263,180	14,628	402,270
Joshua Gindin, Esq.	175,005	1,117,199	14,754	405,735
Steven Leckerman	179,410	1,034,157	36,980	1,016,950
Steven L. Winokur	238,542	1,453,161	37,178	1,022,395

(1)	Includes an aggregate of 10,000 shares acquired by Mr. Leckerman in connection with the exercise of options on March 7, 2006 which Mr. Leckerman exercised in a cashless exercise transaction and immediately sold the shares acquired upon exercise at prices ranging from $22.96—$23.03. The value realized on exercise with respect to Mr. Leckerman’s options was determined by calculating the difference between the respective prices at which Mr. Leckerman sold the shares acquired upon exercise minus the exercise price. Includes an aggregate of 8,758 shares acquired by Mr. Winokur in connection with the exercise of options on October 13, 2006. On October 13, 2006, Mr. Winokur, exercised an option to purchase 12,950 shares of NCO common stock with an exercise price of $8.666. Mr. Winokur exercised such option using a net issue election pursuant to which, based on a closing price of $26.77, Mr. Winokur surrendered to NCO 4,192 option shares to pay for the shares issued and received 8,758 net shares. The value realized on exercise with respect to Mr. Winokur’s options was determined by calculating the difference between the closing price of NCO’s common stock on the date of exercise of the option and the exercise price of the option, multiplied by the number of options exercised. As a result of the Transaction, all outstanding options held by the Named Executive Officers were cancelled in exchange for a cash payment equal to the product of (i) the number of shares of NCO common stock subject to the option multiplied by (ii) the excess of $27.50 over the per share exercise price, less any applicable withholding taxes. The value disclosed in the table reflects the gross amount payable with respect to such options (including any amounts which were withheld from the participant to pay applicable withholding taxes). In addition, all out-of-the-money options were cancelled in connection with the Transaction.

(2)	As a result of the Transaction, all outstanding restricted stock units under NCO’s equity incentive plans became fully vested. Participants who held restricted stock units, including the Named Executive Officers, received the merger consideration of $27.50 per restricted stock unit held by them, less any applicable withholding taxes. The value disclosed in the table reflects the gross amount paid with respect to such restricted stock units (including any amounts which were withheld from the participant to pay applicable withholding taxes).

Nonqualified Deferred Compensation

Our Deferred Compensation Plan permits eligible employees to defer receipt and taxation of their compensation each year up to the limit in effect under Section 402(g) of the Code (less amounts contributed to our 401(k) Plan). In addition, in our absolute and sole discretion, we may make a contribution that will be allocated among participants in proportion to their deferrals for such year. All executive officers and other key employees designated by us are eligible to participate in the Deferred Compensation Plan.

Amounts deferred or contributed are placed in a rabbi trust, of which Putnam Fiduciary Trust Company is directed trustee. Participants may designate certain Putnam mutual funds by which the value of their accounts will be measured, but all investments of Deferred Compensation Plan funds are made as directed by us in our sole discretion.

A participant is 100 percent vested as to amounts deferred by the participant. Any company contributions will be 100 percent vested upon a participant’s having three years of service, termination of employment due to death or disability, reaching age 65 or upon a “change of control” (as defined in the Deferred Compensation Plan) of us. A participant’s benefits in the Deferred Compensation Plan are payable as soon as practicable following termination of employment or a “change of control” of the company.

A participant may make an early withdrawal if such participant demonstrates a special need or hardship due to “severe financial emergency.”

The following table provides information concerning amounts held under the Deferred Compensation Plan for the benefit of our Named Executive Officers.

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Balance at Last FY(4) ($)
Michael J. Barrist	7,771	466	1,537	13,087
John R. Schwab	350	21	1,289	9,823
Stephen W. Elliott	—	—	—	—
Joshua Gindin, Esq.	—	—	—	—
Steven Leckerman	—	—	—	—
Steven L. Winokur	9,004	540	2,197	17,768

(1)	Represents amounts voluntarily contributed by the Named Executive Officers in fiscal 2006, such amounts are also reported as salary in the 2006 Summary Compensation Table.

(2)	Amounts contributed by us in fiscal 2006 are also included in the “All Other Compensation” column of the 2006 Summary Compensation Table.

(3)	The aggregate earnings represent the market value change of this plan during 2006. Earnings received by the Named Executive Officers are not reported as compensation in the 2006 Summary Compensation Table because such earnings are not considered to be “above market” earnings under SEC regulations.

(4)	Amounts reported in the Aggregate Balance at Last FY which were previously reported as compensation to the Named Executive Officers in the Summary Compensation Table included in prior SEC filings for previous years included $2,721 and $5,173 for Messrs. Barrist and Winokur, respectively.

Potential Payments Upon Termination of Employment or Change in Control

Executive Salary Continuation Plan

We have an Executive Salary Continuation Plan that provides beneficiaries of designated participants with a salary continuation benefit in the event of the participant’s death while employed by us. Executive participants are selected by the Board. We maintain insurance on the lives of the participants to fund our obligations under the Executive Salary Continuation Plan. Each of Messrs. Barrist, Schwab, Elliott, Gindin, Leckerman and Winokur is a participant in this Executive Salary Continuation Plan and their respective beneficiaries will be entitled to receive 100 percent salary and bonus potential (based on each executive’s target bonus) continuation payments for five years in the event of their death.

Termination or Change in Control Provisions in Restricted Share Plan

Generally, the Restricted Share Plan states that the Compensation Committee of our Board will determine, in the terms of the applicable award agreement, the time or times when and the manner and condition in which each award will vest and the extent, if any, to which vesting accelerates upon a Change in Control. “Change of Control” is defined in the Restricted Share Plan as (i) any liquidation, dissolution or winding up of our company, whether voluntary or involuntary, (ii) any transfer by our company of all or substantially all of its assets on a consolidated basis, (iii) any consolidation, merger or reorganization of our company with or into any other entity or entities as a result of which the holders of our company’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of our Board immediately prior to such consolidation, merger or reorganization no longer beneficially own, directly or indirectly, the outstanding capital stock of the surviving corporation possessing the voting power (under ordinary circumstances) to elect a majority of the surviving corporation’s board of directors, (iv) any transfer to any third party of shares of our company’s capital stock by the holders thereof as a result of which the holders of our company’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of our company’s Board immediately prior to such transfer no longer beneficially own, directly or indirectly, the outstanding capital stock of our company possessing the voting power (under ordinary circumstances) to elect a majority of our company’s Board, or (v) a change in the constituency of the Board with the result that individuals, who are members of the Board on November 15, 2006 (or individuals designated by OEP or Mr. Barrist in place thereof) cease for any reason to constitute at least a majority of the Board.

The individual award agreements issued to management on November 17, 2006 provide the following enhanced vesting provisions related to termination of employment or a Change of Control:

•

If a holder’s employment is terminated by us without “Cause” or if the holder terminates his employment for “Good Reason” within three months immediately preceding an annual vesting date, such holder’s award will immediately vest with respect to the 25 percent of the then unvested shares that would have vested had the holder remained employed through that annual vesting dates; and

•	In the event that during a holder’s service with us, a Change in Control occurs, then 100 percent of the holder’s award will become vested.

“Cause” is defined in the Restricted Share Plan as (i) an indictment of employee in connection with a crime involving moral turpitude or any felony, which materially adversely affects our company or employee’s ability to perform the duties of his employment; (ii) a conviction of, or a plea of guilty or no-contest by, employee to any felony; (iii) the employee’s dishonesty, fraud, unethical or illegal act, misappropriation or embezzlement which does (or would reasonably be likely to) materially damage our company or our company’s reputation; (iv) willful or deliberate material violations of the employee’s obligations to our company; or (v) a material breach of any of the terms or conditions of an employment agreement between the employee and us, subject, in the case of (iv) and (v) above, to a 20 day cure period. “Good Reason” is defined in the Restricted Share Plan as: (i) a material diminution of the employee’s duties or responsibilities under a contract of employment with our company; (ii) a material decrease in the employee’s base salary or bonus opportunity or other material benefits, other than in connection with such a reduction occasioned by our company’s business conditions or prospects and applicable to all similarly situated company employees; and (iii) any material violation by our company of a contract of employment with the employee, subject, in the case of (i) – (iii) above, to a 20 day cure period.

The individual award agreements issued to management on November 17, 2006 also provide that in the event that no public offering has occurred and a holder of restricted shares ceases to be employed by us for any reason within five years of the closing of the Transaction, all of the holder’s restricted shares, whether or not vested, will remain outstanding following the date of such holder’s termination of employment and, for a 180-day period thereafter, we will have the right to repurchase both the vested and unvested portions of such awards at the prices set forth below, as applicable:

•

If a holder ceases to be employed by us for any reason other than a termination for Cause, we will repurchase the portion of such award that is (a) vested shares of common stock for their then Fair Market Value (as defined below); and (b) not vested for the lesser of (i) the Fair Market Value as of the termination date, or (ii) 40 percent of the Fair Market Value as of the date of grant of the restricted shares; and

•

If a holder is terminated for Cause, any stock that such holder would have acquired under the award, whether or not vested and otherwise free from restriction, will be subject to repurchase by us for the lesser of (i) the Fair Market Value as of the termination date, or (ii) 40 percent of the Fair Market Value as of the date of grant of the restricted shares.

“Fair Market Value”, in the context of our current repurchase option, is defined in the Restricted Share Plan as the fair market value as determined by the Board, subject in certain cases, to change based upon an appraisal by an independent investment bank or other independent valuation expert.

In the event that we do not exercise our buyback right described above within 180 days following the executive’s termination of employment, the restrictions on the restricted shares that were not vested (and did not vest) as a result of the holder’s termination of employment will at that date lapse in full and the holder will retain all such restricted shares, as well as all of the restricted shares that were vested as of, or vested in connection with, the holder’s termination of employment.

The individual award agreements issued to the executives at the closing of the Transaction further provide that in the event a holder’s employment terminates at any time following, the earlier to occur of (a) a public offering and (b) the fifth anniversary of the closing of the Transaction, the holder will retain all restricted shares that were vested at the time of termination (including any restricted shares that vested in connection with the public offering or termination).

Termination or Change in Control Provisions in Employment Agreements

Michael J. Barrist. Mr. Barrist’s employment agreement provides that upon a termination of employment by reason of death, disability, without “Cause” or a resignation for “Good Reason,” Mr. Barrist will receive his accrued but unpaid base salary and target bonus, continue to receive base salary, target bonuses and health and welfare benefits for the greater of (i) one year or (ii) the remainder of the initial term of his employment agreement and, within 10 days of termination, will receive a lump sum payment of any and all unpaid installments of Mr. Barrist’s transition bonus. In addition, Mr. Barrist’s employment agreement provides that if Mr. Barrist’s employment is terminated by reason of death, his beneficiaries will be paid the amounts owed under our Executive Salary Continuation Plan. See “—Executive Salary Continuation Plan” described above.

Mr. Barrist’s employment agreement provides that upon a termination of employment for “Cause” or a resignation without “Good Reason,” Mr. Barrist will receive his accrued but unpaid base salary and annual bonus and, within 10 days of termination, will receive a lump sum payment of any and all unpaid installments of Mr. Barrist’s transition bonus.

“Cause” is defined in Mr. Barrist’s employment agreement as his (i) conviction of, or guilty plea with respect to, a felony; (ii) a nolo contender plea with respect to a felony (other than in respect of a claim or allegation by a governmental regulatory authority); (iii) willful illegal conduct or gross misconduct that, in the reasonable good faith judgment of the Board, materially interferes with Mr. Barrist’s ability to perform his duties for our company; or (iv) any willful material breach of any of the covenants in his employment agreement after notice and thirty days from the date Mr. Barrist receives such notice, to cure such event or condition to the extent such event or conditions is reasonably susceptible to cure. No act or failure to act by Mr. Barrist will be considered willful unless it is done, or omitted to be done, by Mr. Barrist in bad faith or without reasonable belief that such action or inaction was in the best interests of our company. Any act, or failure to act by Mr. Barrist, based on authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel of our company will be conclusively presumed to be in good faith and in the bests interests of our company.

“Good Reason” is defined in Mr. Barrist’s employment agreement as (i) the assignment to Mr. Barrist of any duties materially inconsistent, in any respect, with Mr. Barrist’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Mr. Barrist’s employment agreement, or any other action by us which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose any action not taken in bad faith and which is remedied by us promptly after receipt of notice thereof given by Mr. Barrist; (ii) a change in Mr. Barrist’s principal work location to a location more than 40 miles from Horsham, Pennsylvania, except for required travel on company business to an extent substantially consistent with Mr. Barrist’s business travel obligations; (iii) any violation of the terms or conditions of Mr. Barrist’s employment agreement, including, without limitation, failure to pay any compensation when due; (iv) any material change to the nature of our business if such change is implemented over Mr. Barrist’s objection, which, for purposes hereof, is agreed to be (a) business process outsourcing focused primarily on accounts receivable collections, portfolio purchase and customer relationship management and (b) the purchase and management of overdue accounts receivable (the “Business”); or (v) in the event that JPMorgan Chase Bank (either directly or indirectly) requires changes to our management or strategic plans in order to address concerns or issues that are primarily related to JPMorgan Chase Bank and its affiliates (other than our company) (including the ownership by JPMorgan Chase Bank and its affiliates (other than our company) of a company engaged in the Business) as opposed to concerns or issues primarily related to the performance of our company, and such interference would reasonably be expected to have an adverse effect of a material nature on the value of Mr. Barrist’s investment in our company, or may result in the liquidation or sale of our company, subject in the case of (i) – (v) above to a 30 day cure period.

Messrs. Schwab, Elliott, Gindin, Leckerman, and Winokur. Messrs. Schwab’s, Elliott’s, Gindin’s, Leckerman’s and Winokur’s employment agreements provide that upon a termination of employment during the five year period commencing November 15, 2006 by reason of death, disability, without “Cause” or a resignation for “Good Reason,” each of Messrs. Schwab, Elliott, Gindin, Leckerman and Winokur will receive his accrued but unpaid base salary and annual bonus, will continue to receive his then current base salary, target bonuses and health and welfare benefits for two years following termination and, within 10 days of termination, will receive a lump sum payment of any and all unpaid installments of his transition bonus. In addition, each of Messrs. Schwab’s, Elliott’s, Gindin’s, Leckerman’s and Winokur’s employment agreements provide that if such executive’s employment is terminated by reason of death, his beneficiaries will be paid the amounts owed under our Executive Salary Continuation Plan. See “—Executive Salary Continuation Plan” described above.

Messrs. Schwab’s, Elliott’s, Gindin’s, Leckerman’s and Winokur’s employment agreements further provide that upon a termination of employment after the five year period commencing November 15, 2006 by reason of death, disability, without “Cause” or a resignation for “Good Reason,” each of Messrs. Schwab, Elliott, Gindin, Leckerman and Winokur will receive his accrued but unpaid base salary and annual bonus, will continue to receive his then current base salary, target bonus and health and welfare benefits for one year following termination and, within 10 days of termination, will receive a lump sum payment of any and all unpaid installments of his transition bonus.

Messrs. Schwab’s, Elliott’s, Gindin’s, Leckerman’s and Winokur’s employment agreements also provide that upon a termination of employment for “Cause” or a resignation without “Good Reason,” each of Messrs. Schwab, Elliott, Gindin, Leckerman and Winokur will receive his accrued but unpaid base salary and annual bonus and, within 10 days of termination, will receive unpaid balance of a certain portion of his transition bonus.

“Cause” is defined in each of Messrs. Schwab’s, Elliott’s, Gindin’s, Leckerman’s and Winokur’s employment agreements his (i) indictment in connection with a crime involving moral turpitude or any felony, which materially adversely affects our company or his ability to perform the duties of his employment; (ii) conviction of, or pleading of guilty or no-contest by, to any felony; (iii) dishonesty, fraud, unethical or illegal act, misappropriation or embezzlement which does (or would reasonably be likely to) materially damage our company or our company’s reputation; (iv) willful or deliberate material violations of his obligations to our company; or (v) material breach of any of the terms or conditions of his employment agreement, subject in the case of (iv) and (v) above, a 20 day cure period. No act or failure to act by the executive will be considered willful unless it is done, or omitted to be done, by the executive in bad faith or without reasonable belief that such action or omission was in the best interests of our company. Any act, or failure to act by an executive, based on authority given by our company’s Chief Executive Officer or pursuant to a resolution duly adopted by the Board or based upon the advice of counsel of our company will be conclusively presumed to be in good faith and in the bests interests of our company.

“Good Reason” is defined in each of Messrs. Schwab’s, Elliott’s, Gindin’s, Leckerman’s and Winokur’s employment agreements as: (i) a material diminution of his position, authority, duties or responsibilities (including any material adverse change to his title); (ii) a material decrease in his base salary or annual bonus opportunity or other material benefits, other than in connection with such a reduction occasioned by our company’s business conditions or prospects and applicable to all similarly situated company management; (iii) our company relocates his principal place of employment to a location in excess of 40 miles from the principal place of his employment as of the date of the applicable employment agreement; and (iv) any material violation of the applicable employment agreement by our company of a contract of employment with the executive, subject in the case of (i) – (iv) above to a 20 day cure period.

The following table shows the estimated amount of payments and benefits that would be provided by us to our Named Executive Officers under the plans and agreements described above assuming that their employment was terminated as of December 31, 2006 for various reasons as described below:

	Reason for Termination of Employment
Named Officer and Nature of Payment	Termination by Executive without Good Reason $		Termination by Us without Cause or Termination by Executive for Good Reason $		Cause $		Death $		Disability $		Termination in connection with a Change of Control $
Michael J. Barrist
Total cash payment	4,149,380	(1)	11,357,097	(2)	4,149,380	(1)	18,749,627	(2)(3)	11,357,097	(2)	15,767,268	(2)(4)
Cost of continuation of benefits	—		101,021	(5)	—		101,021	(5)	101,021	(5)	101,021	(5)
Effect on stock awards	—		—		—		—		—		—

John R. Schwab
Total cash payment	428,452	(6)	1,640,952	(7)	428,452	(6)	4,484,702	(7)(8)	1,640,952	(7)	2,254,726	(7)(4)
Cost of continuation of benefits	—		35,325	(9)	—		35,325	(9)	35,325	(9)	35,325	(9)
Effect on stock awards		(10)		(10)		(11)		(10)		(10)		(10)

Stephen W. Elliott
Total cash payment	243,418	(6)	1,562,368	(7)	243,418	(6)	4,727,243	(7)(12)	1,562,368	(7)	1,562,368	(7)
Cost of continuation of benefits	—		35,325	(9)	—		35,325	(9)	35,325	(9)	35,325 98)
Effect on stock awards		(10)		(10)		(11)		(10)		(10)		(10)

Joshua Gindin, Esq.
Total cash payment	243,418	(6)	1,603,368	(7)	243,418	(6)	4,768,243	(7)(13)	1,603,368	(7)	2,057,083	(7)(4)
Cost of continuation of benefits	—		35,325	(9)	—		35,325	(9)	35,325	(9)	35,325	(9)
Effect on stock awards		(10)		(10)		(11)		(10)		(10)		(10)

Steven Leckerman
Total cash payment	708,869	(6)	3,669,869	(7)	708,869	(6)	9,669,869	(7)(14)	3,669,869	(7)	4,856,178	(7)(4)
Cost of continuation of benefits	—		13,310	(9)	—		13,310	(9)	13,310	(9)	13,310	(9)
Effect on stock awards		(10)		(10)		(11)		(10)		(10)		(10)

Steven Winokur
Total cash payment	883,293	(6)	2,708,693	(7)	883,293	(6)	6,864,693	(7)(15)	2,708,693	(7)	3,588,227	(7)(4)
Cost of continuation of benefits	—		35,325	(9)	—		35,325	(9)	35,325	(9)	35,325	(9)
Effect on stock awards		(10)		(10)		(11)		(10)		(10)		(10)

(1)	Represents amounts payable under his employment agreement. Includes $749,380 representing accrued but unpaid base salary and annual bonus at December 31, 2006, payable in a lump sum as soon as practicable after termination of employment and $3,400,000 representing any and all unpaid installments of the transition bonus payable in a lump sum within 10 days of termination of employment.

(2)

Represents amounts payable under his employment agreement. Includes $749,380 representing accrued but unpaid base salary and annual bonus at December 31, 2006, payable in a lump sum as soon as practicable after termination of employment and $3,400,000 representing any and all unpaid installments of the transition bonus payable in a lump sum within 10 days of termination of employment and $7,207,717 representing Mr. Barrist’s base salary and target bonus for 4.875 years after termination payable pro rata bi-weekly over 4.875 years form the date of termination of employment. Assumes no base salary increases.

(3)	Includes $7,392,530 payable to Mr. Barrist’s beneficiaries under our Executive Salary Continuation Plan and $11,357,097 payable under Mr. Barrist’s employment agreement (See Footnote 2 regarding the amounts payable under Mr. Barrist’s employment agreement.). The amounts to be paid under the Executive Salary Continuation Plan would be payable to Mr. Barrist’s beneficiaries pro rata bi-weekly over five years from the date of death.

(4)	Also includes $4,410,172, $613,775, $453,715, $1,186,309 and $879,534 payable to each of Messrs. Barrist, Schwab, Gindin, Leckerman and Winokur, respectively, representing reimbursement of excise tax to be paid to each executive in connection with the termination payments to be made to such executive upon termination of employment in connection with a change in control and any federal, state and local income tax and excise tax imposed on the reimbursed excise tax. The amounts payable assumes that a change in control involving NCO and the executive’s termination each occurred on December 31, 2006. The amount of the tax liability shown is calculated in accordance with Sections 280G and 4999 of the Internal Revenue Code. In preparing such calculations we assumed that the value of the accelerated vesting of the unvested portion of each executive’s restricted stock was based upon the closing price of NCO’s common stock on November 15, 2006.

(5)	Represents the estimated cost to continue Mr. Barrist’s health and welfare benefits for the remainder of the initial term of his employment agreement following termination of employment, assuming no increase in premiums.

(6)	Represents amounts payable under such executive’s employment agreement. Includes $354,452, $243,418, $243,418, $446,869 and $421,293 payable to each of Messrs. Schwab, Elliott, Gindin, Leckerman and Winokur, respectively, representing accrued but unpaid base salary and annual bonus at December 31, 2006, payable in a lump sum as soon as practicable after termination of employment, and $74,000, $262,000 and $462,000 payable to each of Messrs. Schwab, Leckerman and Winokur, respectively, representing the unpaid amount of transition bonus due such executive payable in a lump sum within 10 days of termination of employment.

(7)	Represents amounts payable under such executive’s employment agreement. Includes $354,452, $243,418, $243,418, $446,869 and $421,293 payable to each of Messrs. Schwab, Elliott, Gindin, Leckerman and Winokur, respectively, representing accrued but unpaid base salary and annual bonus at December 31, 2006, payable in a lump sum as soon as practicable after termination of employment, $149,000, $53,000, $94,000, $823,000 and $625,000 payable to each of Messrs. Schwab, Elliott, Gindin, Leckerman and Winokur, respectively, representing the unpaid amount of transition bonus due such executive payable in a lump sum within 10 days of termination of employment and $1,137,500 $1,265,950, $1,265,950, $2,400,000 and $1,662,400 payable to each of Messrs. Schwab, Elliot, Gindin, Leckerman and Winokur, respectively, representing base salary and annual bonus for two years after termination payable pro rata bi-weekly over 24 months from the date of termination of employment. Assumes no base salary increases.

(8)	Includes $2,843,750 payable to Mr. Schwab’s beneficiaries under our Executive Salary Continuation Plan and $1,640,952 payable under Mr. Schwab’s employment agreement (See Footnote 7 regarding the amounts payable under Mr. Schwab’s employment agreement.). The amounts to be paid under the Executive Salary Continuation Plan would be payable to Mr. Schwab’s beneficiaries pro rata bi-weekly over five years from the date of death.

(9)	Represents the estimated cost to continue the executive’s health and welfare benefits for two years following termination of employment, assuming no increase in premiums.

(10)	For a 180-day period after termination, we would have had the right to repurchase both the vested and unvested portions of all outstanding restricted stock awards at the following prices: the portion of such award that was (a) vested for their then Fair Market Value; and (b) not vested for the lesser of (i) the Fair Market Value as of the termination date, or (ii) 40 percent of the Fair Market Value as of the date of grant of the restricted shares.

As of December 31, 2006, in the case of termination for any reason, other than a Change in Control, none of the 20,740.2365, 20,740.2365, 20,740.2365, 26,461.68106 and 18,539.68091 restricted shares held by Messrs. Schwab, Elliott, Gindin, Leckerman and Winokur, respectively, would have been vested. In the case of termination in connection with a Change in Control, 100 percent of the holder’s restricted stock would have become vested upon termination. Accordingly, as of December 31, 2006, Messrs. Schwab, Elliott, Gindin, Leckerman and Winokur would have held 20,740.2365, 20,740.2365, 20,740.2365, 26,461.68106 and 18,539.68091 vested shares of our common stock, respectively. In the event that we did not exercise our buyback right described above, at the end of the 180-day buyback period, all of the restricted shares held by each executive would have become vested and such executive would have had the right to retain all of the shares issued to him under our Restricted Share Plan.

(11)	For a 180-day period after termination, we would have had the right to repurchase both the vested and unvested portions of all outstanding restricted stock awards for the lesser of (i) the Fair Market Value as of the termination date, or (ii) 40 percent of the Fair Market Value as of the date of grant of the restricted shares. As of December 31, 2006, in the case of termination for any reason, other than a Change in Control, none of the 20,740.2365, 20,740.2365, 20,740.2365, 26,461.68106 and 18,539.68091 restricted shares held by Messrs. Schwab, Elliott, Gindin, Leckerman and Winokur, respectively, would have been vested. In the event that we did not exercise our buyback right described above, at the end of the 180-day buyback period, all of the restricted shares held by each executive would have become vested and such executive would have had the right to retain all of the shares issued to him under our Restricted Share Plan.

(12)

Includes $3,164,875 payable to Mr. Elliott’s beneficiaries under our Executive Salary Continuation Plan and $1,562,368 payable under Mr. Elliott’s employment agreement (See Footnote 7 regarding the amounts payable under his employment agreement.). The amounts to be paid under the Executive Salary Continuation Plan would be payable to Mr. Elliott’s beneficiaries pro rata bi-weekly over five years from the date of death.

(13)	Includes $3,164,875 payable to Mr. Gindin’s beneficiaries under our Executive Salary Continuation Plan and $1,603,368 payable under Mr. Gindin’s employment agreement (See Footnote 7 regarding the amounts payable under his employment agreement.). The amounts to be paid under the Executive Salary Continuation Plan would be payable to Mr. Gindin’s beneficiaries pro rata bi-weekly over five years from the date of death.

(14)	Includes $6,000,000 payable to Mr. Leckerman’s beneficiaries under our Executive Salary Continuation Plan and $3,669,869 payable under Mr. Leckerman’s employment agreement (See Footnote 7 regarding the amounts payable under his employment agreement.). The amounts to be paid under the Executive Salary Continuation Plan would be payable to Mr. Leckerman’s beneficiaries pro rata bi-weekly over five years from the date of death.

(15)	Includes $4,156,000 payable to Mr. Winokur’s beneficiaries under our Executive Salary Continuation Plan and $2,708,693 payable under Mr. Winokur’s employment agreement (See Footnote 7 regarding the amounts payable under his employment agreement.). The amounts to be paid under the Executive Salary Continuation Plan would be payable to Mr. Winokur’s beneficiaries pro rata bi-weekly over five years from the date of death.

Termination or Change in Control Provisions in Deferred Compensation Plan

In addition to the amounts set forth in the table above, our Deferred Compensation Plan provides that:

•	a participant is 100 percent vested as to amounts deferred by the participant; and

•

any company contributions will be 100 percent vested upon a participant’s having three years of service, termination of employment due to death or disability, reaching age 65 or upon a “change of control” (as defined in the Deferred Compensation Plan) of us.

A participant’s benefits in the Deferred Compensation Plan are payable as soon as practicable following termination of employment or a “change of control” of the company. Messrs. Barrist, Schwab and Winokur participate in our Deferred Compensation Plan. The following table provides information concerning amounts held (including both participant contributions and company contributions) under our Deferred Compensation Plan for the benefit of Messrs. Barrist, Schwab and Winokur as of Deember 31, 2006:

Name	Aggregate Balance at 12/31/06
Michael J. Barrist	13,087
John R. Schwab	9,823
Steven L. Winokur	17,768

Director Compensation

Prior to the Transaction, NCO’s directors were: Michael J. Barrist, William C. Dunkelberg, Ronald J. Naples, Leo J. Pound, Eric S. Siegel and Allen F. Wise. During 2006, each of NCO’s non-employee directors received an annual fee of $60,000, plus reimbursement of expenses incurred in attending meetings. In addition, members of NCO’s compensation committee received an annual fee of $5,000, members of NCO’s nominating and corporate governance committee received an annual fee of $5,000, members of the NCO’s audit committee received an annual fee of $10,000 and members of NCO’s special committee that was established in connection with the Transaction received a fee of $25,000. The Chairman of the audit committee also received an additional annual fee of $30,000 for his services as Chairman of the audit committee and the Chairman of the special committee also received an additional fee of $25,000 for his services as Chairman of the special committee. Prior to the Transaction, NCO’s compensation committee consisted of Messrs. Dunkelberg, Naples, Siegel and Wise (chairman); NCO’s nominating and corporate governance committee consisted of Messrs. Dunkelberg (chairman), Naples, Pound, Siegel and Wise, NCO’s audit committee consisted of Messrs. Pound (chairman), Siegel and Wise and NCO’s special committee consisted of Messrs. Dunkelberg, Naples, Pound (chairman), Siegel and Wise.

In addition, under NCO’s prior equity plans, each person who was first elected or appointed to serve as a non-employee director of the company automatically was granted an option to purchase 15,000 shares of NCO common stock at the fair market value of NCO’s common stock on the date of the grant and each person who was re-elected or continued as a non-employee director at each subsequent annual meeting of shareholders automatically was granted an option to purchase 3,000 shares of NCO common stock at the fair market value of the common stock on the date of grant. In addition, each non-employee director automatically received an annual restricted stock award of 3,000 shares (4,500 shares in the case of the audit committee Chairman).

NCO also offered optional health insurance coverage to non-employee directors and their families under its health insurance plan. In 2006, NCO paid $13,822 for premiums for coverage for Mr. Pound and his family. In addition, non-employee directors were reimbursed their out-of-pocket costs in attending Board and committee meetings.

Upon consummation of the Transaction, our Board was comprised of Michael J. Barrist, James S. Rubin, Daniel J. Selmonosky and Tarek N. Shoeb. In February 2007, Austin A. Adams, Edward A. Kangas and Leo J. Pound were appointed to our Board. None of Messrs. Barrist, Adams, Kangas, Pound, Rubin, Selmonosky or Shoeb received any director fees or equity grants in 2006. In 2007, Messrs. Adams, Kangas and Pound will each receive an annual director fee of $100,000, plus reimbursement of expenses incurred in attending Board and committee meetings. In addition, Mr. Kangas will also receive an additional annual fee of $50,000 for his services as Lead Director and Mr. Pound will also receive an additional annual fee of $25,000 for his services as Chairman of the audit committee. In 2007, we will also provide health insurance coverage to Mr. Pound and his family under our health insurance plan. In addition, on February 2, 2007, Messrs. Adams, Kangas and Pound were each granted 2,772.70005 restricted shares of our Class A common stock.

The following table sets forth information concerning the compensation of each of NCO’s non-employee directors during fiscal 2006 prior to the consummation of the Transaction.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards (2) ($)	Option Awards (3) ($)	All Other Compensation ($)	Total ($)
William C. Dunkelberg	89,375	102,375	32,137	—	223,887
Ronald J. Naples	89,375	102,375	32,137	—	223,887
Leo J. Pound	145,000	153,563	32,137	—	330,700
Eric S. Siegel	98,125	102,375	32,137	—	232,637
Allen F. Wise	98,125	102,375	32,137	—	232,637

(1)	Mr. Barrist has been omitted from this table because he received no additional compensation for serving as a director.

(2)	These stock awards were granted pursuant to NCO’s 2004 Equity Incentive Plan. The amounts in this column include amounts we recognized in fiscal 2006 for financial statement reporting purposes for restricted stock unit awards granted by NCO in 2006 and prior years. The amounts are valued based on the amount we recognized in fiscal 2006 for financial statement reporting purposes for stock awards pursuant to FAS 123R, except that, in accordance with rules of the SEC, any estimate for forfeitures is excluded from and does not reduce, such amounts. Due to the Transaction, the vesting of restricted stock units were accelerated in 2006. The effect of this acceleration is included in the amounts included in this column. See Note 13 to our Consolidated Financial Statements for the year ended December 31, 2006 included in this registration statement for a discussion of the relevant assumptions used in calculating fair value pursuant to FAS 123R. The full grant date fair value, under FAS 123R, of restricted stock units awarded to Messrs. Dunkelberg, Naples, Siegel and Wise was $78,000 and to Mr. Pound was $117,000 in 2006. Generally, the full grant date fair value is the amount we would recognize for financial statement reporting purposes over the award’s vesting schedule. See Note 13 to our Consolidated Financial Statements for the year ended December 31, 2006 included in this registration statement for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FAS 123R.

As a result of the Transaction, all outstanding restricted stock units under NCO’s 2004 Equity Incentive Plan became fully vested. Participants who held restricted stock units, including the Directors, received the merger consideration of $27.50 per restricted stock unit held by them, less any applicable withholding taxes.

(3)	The amounts in this column represent the amounts we recognized in fiscal 2006 for financial statement reporting purposes for option awards granted by NCO in 2006 pursuant to FAS 123R, except that, in accordance with rules of the SEC, any estimate for forfeitures is excluded from and does not reduce, such amounts. Due to the Transaction, the vesting of option awards were accelerated in 2006. The effect of this acceleration is included in the amounts included in this column. See Note 13 to our Consolidated Financial Statements for the year ended December 31, 2006 included in this registration statement for a discussion of the relevant assumptions used in calculating fair value pursuant to FAS 123R. The full grant date fair value, under FAS 123R, of options granted to each director in 2006 was $32,137. Generally, the full grant date fair value is the amount we would recognize for financial statement reporting purposes over the award’s vesting schedule. See Note 13 to our Consolidated Financial Statements for the year ended December 31, 2006 included in this registration statement for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FAS 123R.

As a result of the Transaction, all outstanding options under NCO’s prior equity plans were cancelled in exchange for a cash payment equal to the product of (i) the number of shares of NCO common stock subject to the option multiplied by (ii) the excess of $27.50 over the per share exercise price, less any applicable withholding taxes.

Compensation Committee Interlocks and Insider Participation

Prior to the Transaction and during 2006, NCO’s compensation committee consisted of Messrs. Dunkelberg, Naples, Siegel and Wise. No person who served as a member of NCO’s compensation committee prior to the Transaction and during 2006 was a current or former officer or employee of the NCO or, except as described below, engaged in certain transactions with NCO required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” prior to the Transaction and during 2006, which generally means that no executive officer of NCO served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of NCO’s compensation committee.

On November 15, 2006, Messrs. Dunkelberg, Naples, Siegel and Wise resigned from NCO’s board and NCO’s compensation committee as part of the Transaction. After the Transaction, the Board performed the functions of the compensation committee and in February 2007 the Board appointed Messrs. Adams, Kangas and Shoeb to the Compensation Committee of our Board.

Transactions with PSC. Eric S. Siegel, a director of NCO prior to the Transaction, was a director of PSC Info Group, referred to as PSC, a provider of outsourced mail services and related document management services. Until August 2006, Mr. Siegel also owned less than 1 percent of the outstanding common stock of PSC and provided non-operational consulting services to PSC. NCO paid PSC a total of $27.3 million through August 2006, for producing and mailing collection letters, which we believe was comparable to or less than other mail outsourcing companies would charge for similar volumes of business. Mr. Siegel was not involved in the negotiation or the administration of NCO’s contract with PSC. PSC was sold to a purchaser not affiliated with Mr. Siegel in August 2006 and Mr. Siegel is no longer a shareholder of PSC.

Management Agreement. James S. Rubin, Daniel J. Selmonosky and Tarek N. Shoeb, our current directors, are partners at One Equity Partners. On November 15, 2006, we entered into a ten-year management agreement with One Equity Partners pursuant to which One Equity Partners will provide business and organizational strategy and financial advisory services. Pursuant to the management agreement, we will pay One Equity Partners $3.0 million per annum plus reimbursement of expenses. In addition, at the closing of the Transaction, we paid One Equity Partners a transaction fee of $18.8 million. The approximate dollar value of each of Messrs. Rubin’s, Selmonosky’s and Shoeb’s interest in the management fee and the transaction fee is difficult to ascertain, but indirectly they should collectively receive no more than $451,454.

Notes Offering and Credit Facility. One Equity Partners is an affiliate of J.P. Morgan Securities Inc., one of the placement agents of the outstanding notes and the co-lead arranger of our senior credit facility. In the private placement of the outstanding notes, J.P. Morgan Securities Inc., an initial purchaser of the notes, received initial purchaser discounts of approximately $3.3 million (before expenses). The entering into the senior credit facility was made in the ordinary course of business. The senior credit facility consists of substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions for unrelated parties, and does not involve more than the normal risk of uncollectibility or present other unfavorable features.

Registration Rights Agreement. In connection with the Transaction, on November 15, 2006, we also entered into customary registration rights agreements with the placement agents of the outstanding notes, for the benefit of the holders of the outstanding notes. The registration rights agreements provide that so long as J.P. Morgan Securities Inc. proposes to make a market in the notes as part of its business in the ordinary course, we must, within certain time periods, file a market making registration statement and, subject to certain exceptions, keep the related prospectus current in order to enable J.P. Morgan Securities Inc. to continue its market making activities with respect to the notes.

Other Arrangements. One Equity Partners is an affiliate of JPMorgan Chase & Co., referred to as JPM, and JPM is a client of ours. For the year ended December 31, 2006, we received fees for providing services to JPM of $5.9 million and $965,000, respectively. At December 31, 2006, we had accounts receivable of $177,000 due from JPM. For the three months ended March 31, 2007, we received fees for providing services to JPM of $2.1 million.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table summarizes the beneficial ownership of our voting common stock as of May 31, 2007 for:

•	each person who we know beneficially owns more than 5 percent of our common stock;

•	each director;

•	each of the Named Executive Officers who appears in the 2006 Summary Compensation Table; and

•	all directors and executive officers as a group.

As of May 31, 2007, there were 1,751,224 shares of Class A common stock and 363,956 shares of Class L common stock outstanding.

	Shares Beneficially Owned (1)
Name of Beneficial Owner	Number of Class L Common Stock	Percent of Class L Common Stock	Number of Class A Common Stock	Percent of Class A Common Stock	Percent of Combined Class L and Class A Common Stock
One Equity Partners II, L.P, OEP II Co-Investors, L.P. OEP II Partners Co-Invest, L.P. OEP General Partners II, L.P. OEP Co-Investors Management II, Ltd. OEP II Partners Co-Invest, G.P., Ltd. OEP Holding Corporation c/o One Equity Partners 320 Park Avenue, 18th Floor New York, NY 10022 (2)	95,956	26.4%	1,549,045	88.5%	77.8%
Citigroup Capital Partners II 2006 Citigroup Investment, L.P., Citigroup Capital Partners II Employee Master Fund, L.P. Citigroup Capital Partners II Onshore, L.P. Citigroup Capital Partners II Cayman Holdings, L.P. c/o Citigroup Private Equity 388 Greenwich Street 32nd Floor New York, NY 10013 (3)	160,000	44.0%	40,000	2.3%	9.5%
Helzberg Angrist Investors I, LLC c/o Helzberg Angrist Investors I, LLC 4049 Pennsylvania Avenue, #204 Kansas City, MO 64111 (4)	20,000	5.5%	5,000	*	1.2%

Michael J. Barrist (5)	63,263	17.4%	15,816	*	3.7%

Austin A. Adams	—	—	2,773	*	*

Edward A. Kangas	—	—	2,773	*	*

Leo J. Pound	—	—	2,773	*	*

James S. Rubin (2) (6)	95,956	26.4%	1,549,044	88.5%	77.8%

Daniel J. Selmonosky (2) (7)	95,956	26.4%	1,549,044	88.5%	77.8%

Tarek N. Shoeb (2) (8)	95,956	26.4%	1,549,044	88.5%	77.8%

John R. Schwab	400	*	20,840	1.2%	1.0%

Stephen W. Elliott	1,600	*	21,140	1.2%	1.1%

Joshua Gindin, Esq. (9)	26,180	7.2%	27,285	1.6%	2.5%

Steven Leckerman	1,600	*	26,862	1.5%	1.3%

Steven L. Winokur (10)	17,738	4.9%	22,974	1.3%	1.9%

All directors and executive officers as a group (13 persons)	86,400	23.7%	156,780	9.0%	11.5%

*Less	than one percent.

(1)

The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC and, accordingly, include securities as to which the person has or shares voting or investment power. Shares of NCO voting common stock which a person has the right to acquire within 60 days of May 31, 2007 are deemed outstanding for computing the share ownership and percentage ownership of the person having such right, but are not deemed outstanding for computing the percentage of any other person. The same shares may be beneficially owned by more than one person. Beneficial ownership may be disclaimed as to certain of the securities. Fractional shares are rounded to the nearest whole share.

(2)	Includes 1,525,056 shares of Class A common stock owned by One Equity Partners II, L.P. (“OEP II”), 28,451 shares of Class L common stock and 7,113 shares of Class A common stock owned by OEP II Co-Investors, L.P. (“OEP II Co”) and 67,505 shares of Class L common stock and 16,876 shares of Class A common stock owned by OEP II Partners Co-Invest, L.P. (“OEP II Partners” and collectively with OEP II and OEP II Co, “OEP”). The general partner of OEP II is OEP General Partners II, L.P. (“OEP General”). The general partner of OEP General is OEP Holding Corporation (“OEP Holding”). The general partner of OEP II Co is OEP Co-Investors Management II, Ltd. (“OEP Co-Investors”). The general partner of OEP II Partners is OEP II Partners Co-Invest G.P., Ltd. (“OEP II Partners GP”). Messrs. Rubin, Selmonosky and Shoeb are managing directors of OEP Holding, OEP Co-Investors and OEP II Partners GP. Messrs. Rubin, Selmonosky and Shoeb may be deemed to beneficially own these shares, but disclaim beneficial ownership of such shares except to the extent of their respective pecuniary interest therein.

(3)	Includes 48,992 shares of Class L common stock and 12,248 shares of Class A common stock held by Citigroup Capital Partners II 2006 Citigroup Investment, L.P., 55,032 shares of Class L common stock and 13,758 shares of Class A common stock held by Citigroup Capital Partners II Employee Master Fund, L.P., 24,845 shares of Class L common stock and 6,211 shares of Class A common stock held by Citigroup Capital Partners II Onshore, L.P. and 31,131 shares of Class L common stock and 7,783 shares of Class A common stock held by Citigroup Capital Partners II Cayman Holdings, L.P. Citigroup Private Equity LP is the general partner of Citigroup Capital Partners II 2006 Citigroup Investment, L.P., Citigroup Capital Partners II Employee Master Fund, L.P., Citigroup Capital Partners II Onshore, L.P. and Citigroup Partners II Cayman Holdings, L.P.

(4)	All shares of Class L common stock and Class A common stock are held by Helzberg Angrist Investors, I, LLC. Helzberg Angrist Capital, LLC is the manager of Helzberg Angrist Investors I, LLC.

(5)	Includes: (i) 5,414 shares of Class L common stock and 1,353 shares of Class A common stock owned by Mrs. Annette Barrist which Mr. Barrist has the sole right to vote pursuant to an irrevocable proxy and for which he shares dispositive power with her; and (ii) 8,442 shares of Class L common stock and 2,111 shares of Class A common stock held in trust for the benefit of members of Mrs. Annette Barrist’s or Mr. Barrist’s family for which Mr. Barrist is a co-trustee. Excludes 16,738 shares of Class L common stock and 4,184 shares of Class A common stock held in trust for the benefit of Mr. Barrist’s children, as to all of which shares Mr. Barrist disclaims beneficial ownership. Mrs. Annette Barrist is the mother of Michael J. Barrist. Mr. Barrist’s address is c/o NCO Group, Inc., 507 Prudential Road, Horsham, Pennsylvania 19044.

(6)	Mr. Rubin, our director, was designated by OEP. Mr. Rubin is a managing director at OEP Holding, the general partner of OEP II General, the general partner of OEP II, and is a managing director of OEP Co-Investors and OEP II Partners GP. Amounts disclosed for Mr. Rubin are also included above in footnote 2. Mr. Rubin disclaims beneficial ownership of any shares beneficially owned by OEP, except to the extent of his pecuniary interest.

(7)	Mr. Selmonosky, our director, was designated by OEP. Mr. Selmonosky is a managing director at OEP Holding, the general partner of OEP II General, the general partner of OEP II, and is a managing director of OEP Co-Investors and OEP II Partners GP. Amounts disclosed for Mr. Selmonosky are also included above in footnote 2. Mr. Selmonosky disclaims beneficial ownership of any shares beneficially owned by OEP, except to the extent of his pecuniary interest.

(8)

Mr. Shoeb, our director, was designated by OEP. Mr. Shoeb is a managing director at OEP Holding, the general partner of OEP II General, the general partner of OEP II, and is a managing director of OEP Co-Investors and OEP II Partners GP. Amounts disclosed for Mr. Shoeb are also included above in footnote

2. Mr. Shoeb disclaims beneficial ownership of any shares beneficially owned by OEP, except to the extent of his pecuniary interest.

(9)	Includes: (i) 16,738 shares of Class L common stock and 4,184 shares of Class A common stock held in trust for the benefit of Mr. Barrist’s children for which Mr. Gindin is co-trustee and (ii) 8,442 shares of Class L common stock and 2,111 shares of Class A common stock held in trust for the benefit of members of Mrs. Annette Barrist or Mr. Barrist’s family for which Mr. Gindin is co-trustee. Mr. Gindin’s address is c/o NCO Group, Inc., 507 Prudential Road, Horsham, Pennsylvania 19044.

(10)	Includes 16,738 shares of Class L common stock and 4,184 shares of Class A common stock held in trust for the benefit of Mr. Barrist’s children for which Mr. Winokur is a co-trustee.

Change of Control

On November 15, 2006, NCO Group, Inc. was acquired by and became a wholly owned subsidiary of Collect Holdings, Inc., an entity controlled by One Equity Partners II, L.P., a private equity firm, and its affiliates, with participation by Michael J. Barrist, Chairman, President and Chief Executive Officer of NCO Group, Inc., certain other members of executive management and other co-investors. Under the terms of the merger agreement, NCO Group, Inc. shareholders received $27.50 in cash, without interest, for each share of NCO Group, Inc. common stock that they held. After the closing of the Transaction, NCO Group, Inc.’s common stock was no longer publicly traded. Subsequent to the date of the Transaction, NCO Group, Inc. was merged with and into Collect Holdings, Inc., and Collect Holdings, Inc. was renamed NCO Group, Inc.

As of the closing of the Transaction, One Equity Partners and its affiliates owned approximately 83.08 percent of our outstanding voting stock, Mr. Barrist and his family members and trusts formed for his or their benefit owned approximately 5.05 percent of our outstanding voting stock, members of NCO’s executive management (other than Mr. Barrist) collectively owned approximately 0.51 percent of our outstanding voting stock and the balance of our outstanding voting stock was owned by the other co-investors. In addition, upon consummation of the Transaction, we adopted a restricted share plan and granted to members of NCO’s executive management, in the aggregate, up to an additional 7.67 percent of our outstanding voting stock as of the closing of the Transaction. See “Management—Restricted Share Plan.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We do not have a written policy related to approval of related party transactions; however, our Audit Committee, pursuant to its charter, will review and approve all related party transactions as required to be reported pursuant to Item 404(a) of SEC Regulation S-K.

Management Agreement

On November 15, 2006, we entered into a ten-year management agreement with One Equity Partners pursuant to which One Equity Partners will provide business and organizational strategy and financial advisory services. Pursuant to the management agreement, we will pay One Equity Partners $3.0 million per annum plus reimbursement of expenses. In addition, at the closing of the Transaction, we paid One Equity Partners a transaction fee of $18.8 million. The approximate dollar value of each of Messrs. Rubin’s, Selmonosky’s and Shoeb’s interest in the management fee and the transaction fee is difficult to ascertain, but indirectly they should collectively receive no more than $451,454. Three members of our Board, James S. Rubin, Daniel J. Selmonosky and Tarek N. Shoeb, are partners at One Equity Partners. One Equity Partners did not receive any compensation in connection with Mr. Rubin, Mr. Selmonosky and Mr. Shoeb serving as our directors, but One Equity Partners may receive fees in connection with its role in specific transactions in the future.

Other Agreements Related to Transaction and Related Financings

Rollover Agreement

Michael J. Barrist and certain of Mr. Barrist’s family members and trusts formed for his or their benefit entered into a rollover agreement with us pursuant to which Mr. Barrist and his family members and trusts formed for his or their benefit contributed a total of 727,273 shares of old NCO Group, Inc. common stock to us immediately prior to the consummation of the Transaction in exchange for our equity securities. As a result of such contribution, we issued Mr. Barrist and his family members and trusts formed for his or their benefit collectively approximately 5.05 percent of our outstanding voting common stock as of the closing of the Transaction. The shares of NCO common stock contributed by Mr. Barrist and his family members and trusts formed for his or their benefit were valued at $27.50 per share for purposes of this contribution.

Employment Agreements and Restricted Share Plan

In connection with the Transaction, we entered into new employment agreements with each of our executive officers. See “Management—Employment Agreements.” In addition, we also adopted a new Restricted Share Plan which authorizes grants of restricted shares of our Class A common stock to our officers and key employees. On November 17, 2006, an aggregate of 164,491.5309 restricted shares of Class A common stock were awarded under the Restricted Share Plan to members of our management. See “Management—Restricted Share Plan.”

Notes Offering and Credit Facility

One Equity Partners is an affiliate of J.P. Morgan Securities Inc., one of the placement agents of the outstanding notes and the co-lead arranger of our senior credit facility. In the private placement of the outstanding notes, J.P. Morgan Securities Inc., an initial purchaser of the notes, received initial purchaser discounts of approximately $3.3 million (before expenses). The entering into the senior credit facility was made in the ordinary course of business. The senior credit facility consists of substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions for unrelated parties, and does not involve more than the normal risk of uncollectibility or present other unfavorable features.

Registration Rights Agreement

In connection with the Transaction, on November 15, 2006, we also entered into customary registration rights agreements with the placement agents of the outstanding notes, for the benefit of the holders of the outstanding notes. The registration rights agreements provide that so long as J.P. Morgan Securities Inc. proposes to make a market in the notes as part of its business in the ordinary course, we must, within certain time periods, file a market making registration statement and, subject to certain exceptions, keep the related prospectus current in order to enable J.P. Morgan Securities Inc. to continue its market making activities with respect to the notes.

Other Arrangements

One Equity Partners is an affiliate of JPMorgan Chase & Co., referred to as JPM, and JPM is a client of ours. For the year ended December 31, 2006, we received fees for providing services to JPM of $5.9 million and $965,000, respectively. For the years ended December 31, 2005 and 2004, we received fees for providing services to JPM of $7.9 million and $13.4 million, respectively. At December 31, 2006, we had accounts receivable of $177,000 due from JPM. For the three months ended March 31, 2007, we received fees for providing services to JPM of $2.1 million.

Additionally, affiliates of Citigroup are investors in us, and Citigroup is a client of ours. For the periods from January 1, 2006 through November 15, 2006 and July 13, 2006 through December 31, 2006, we received fees for providing services to Citigroup of $28.5 million and $3.9 million, respectively. For the years ended December 31, 2005 and 2004, we received fees for providing services to Citigroup of $31.9 million and $29.7 million, respectively. At December 31, 2006, we had accounts receivable of $2.0 million due from Citigroup. For the three months ended March 31, 2007, we received fees for providing services to Citigroup of $9.4 million. During the three months ended March 31, 2007, we purchased accounts receivable with a face value of $67.0 million for a purchase price of $1.7 million from an affiliate of Citigroup.

Use of Airplane

Prior to March 2004, we used an airplane that was partly owned by Mr. Barrist. We reimbursed Mr. Barrist for the use of the plane based on a per-hour rate. The per-hour rate consisted of actual operating costs plus the hourly cost equivalent for the monthly management fee, interest and depreciation. We paid costs for our use of the airplane equal to $209,000 during 2004.

In February 2004, we took an assignment of rights held by Mr. Barrist under a deposit agreement and a related maintenance agreement to purchase an interest in a new airplane. Upon purchasing the interest in the new airplane in March 2004, the prior arrangement with Mr. Barrist concerning our use of the airplane was terminated. During 2004, Mr. Barrist reimbursed us $119,700 for his personal use of the aircraft. Amounts reimbursable by Mr. Barrist were based on our actual operating costs plus the hourly cost equivalent for the monthly management fee, interest and depreciation.

During 2005 and from January 1, 2006 through November 15, 2006, Mr. Barrist’s compensation included the personal use by Mr. Barrist of 25 hours per year of an aircraft partly owned by us. Mr. Barrist reimbursed us $100,288 for the year ended December 31, 2005 and $203,000 for the period from January 1, 2006 through November 15, 2006 for his personal use of the aircraft in excess of 25 hours based on our actual operating costs plus the hourly cost equivalent for the monthly management fee, interest and depreciation. In addition, during 2006, Mr. Barrist was charged $47,881 for taxes, calculated under the Standard Industry Fare Level, or SIFL, and we were not entitled to a tax deduction of $153,739 for such personal usage. Under Mr. Barrist’s new employment agreement, which was effective on November 15, 2006, Mr. Barrist is entitled to 150 hours per year on the aircraft for both business and personal use, as determined by Mr. Barrist in his discretion.

Transactions with PSC

Eric S. Siegel, one of NCO’s directors prior to the Transaction, was a director of PSC Info Group, or PSC, a provider of outsourced mail services and related document management services. Until August 2006, Mr. Siegel also owned less than one percent of the outstanding common stock of PSC and provided nonoperational consulting services to PSC. We paid PSC a total of $30.3 million in 2004, $31.5 million in 2005 and $27.3 million through August 2006, for producing and mailing collection letters, which we believe was comparable to or less than other mail outsourcing companies would charge for similar volumes of business. Mr. Siegel was not involved in the negotiation or the administration of NCO’s contract with PSC. PSC was sold to a purchaser not affiliated with Mr. Siegel in August 2006 and Mr. Siegel ceased being a shareholder of PSC.

Employment of Related Persons

We employed members of the immediate family of some of our directors and executive officers in various positions described below.

We employed Nicholas Fazio in 2004 and 2005 as Vice President of Programming. Mr. Fazio’s employment with us terminated on June 18, 2005. Mr. Fazio received salary totaling $159,665 in 2004 and received salary totaling $75,844 in 2005. Mr. Fazio was awarded options to purchase 2,500 shares of NCO’s common stock in 2004. Mr. Fazio also was entitled to use a company automobile in 2004 and 2005. Mr. Fazio is the brother-in-law of Mr. Barrist. We believe that the compensation paid to Mr. Fazio was comparable with compensation paid to other employees with similar levels of responsibility and years of service.

We employ Brett Leckerman as a general manager of one of our collection units. Mr. Leckerman received salary and bonus totaling $107,760 in 2004, $118,311 in 2005, $133,207 in 2006 and $56,046 through May 2007. Mr. Brett Leckerman also received an automobile allowance in 2004, 2005, 2006 and 2007. Mr. Leckerman is the son of Steven Leckerman, an executive officer of ours. We believe that the compensation paid to Mr. Brett Leckerman was comparable with compensation paid to other employees with similar levels of responsibility and years of service.

NCO Portfolio Management, Inc.

On March 26, 2004, we acquired the minority interest of NCO Portfolio Management, Inc., referred to as NCO Portfolio, in a merger transaction and NCO Portfolio became our wholly owned subsidiary. We owned approximately 63.3 percent of the outstanding stock of NCO Portfolio prior to the merger and pursuant to the merger acquired all NCO Portfolio shares that we did not own in exchange for 1.8 million shares of NCO common stock valued at $39.8 million. The value of the stock issued was based on the average closing price of NCO’s common stock for the period beginning two days before and ending two days after the announcement of the merger on December 15, 2003.

Mr. Barrist served as Chairman, President and Chief Executive Officer of NCO Portfolio. Joshua Gindin, an executive officer of NCO, also served as Executive Vice President and General Counsel of NCO Portfolio and Steven L. Winokur, an executive officer of NCO, also served as an employee of NCO Portfolio. Prior to the merger, Mr. Barrist beneficially owned 382,217 shares of NCO Portfolio common stock and held options to purchase 150,000 shares of NCO Portfolio common stock at prices ranging from $6.46—$7.00 per share, Mr. Gindin held options to purchase 105,000 shares of NCO Portfolio common stock at prices ranging from $6.46—$7.00 per share and Mr. Winokur held options to purchase 105,000 shares of NCO Portfolio common stock at prices ranging from $6.46—$7.00 per share. In connection with the merger, (i) each share of NCO Portfolio common stock was converted into 0.36187 shares of NCO common stock; and (ii) each option to purchase shares of NCO Portfolio common stock was converted into an option to purchase shares of NCO common stock, and the number of shares subject to the option and the exercise price were adjusted based upon the merger exchange ratio of 0.36187 shares of NCO common stock for each share of NCO Portfolio common stock.

DESCRIPTION OF OUR SENIOR CREDIT FACILITY

Senior Secured Credit Facilities

Summary

In connection with the Transaction, we entered into a new senior credit facility consisting of a $465.0 million term credit facility and a $100.0 million revolving credit facility (which includes a $20.0 million letter of credit sub-facility and a $20.0 million swingline loan sub-facility), with a syndicate of financial institutions. The borrowers under our senior credit facility are NCO Group, Inc. and NCO Financial Systems, Inc. From time to time, we may, with the consent of the administrative agent under the senior credit facility (which consent is not to be unreasonably withheld), designate one or more guarantors that are U.S. persons to become additional co-borrowers under the revolving credit facility. The senior credit facility credit agreement also provides us with the ability to increase the term credit facility and the revolving credit facility in an aggregate amount not to exceed $100.0 million, subject to the satisfaction of certain conditions. The full amount of the term credit facility was available at the closing of the Transaction and was used as one of the sources of funds to pay NCO’s former shareholders cash consideration for their shares in the Transaction, pay transaction fees and expenses and refinance certain indebtedness of NCO.

All obligations under our senior credit facility are unconditionally guaranteed by certain of our direct and indirect wholly-owned domestic subsidiaries, subject to customary exceptions, exclusions and release mechanisms.

Collateral

All obligations under our senior credit facility are secured by a perfected first priority lien and security interest in, subject to certain exceptions:

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all shares of capital stock of or other ownership interest (including intercompany debt) in each present and future U.S. subsidiary of NCO and each guarantor (other than the ownership interest in any subsidiary engaged primarily in collecting, purchasing, managing, selling and disposing of delinquent receivables portfolios and any financing thereof and similar activities (“portfolio transactions”), if a pledge of the ownership interest in such subsidiary is expressly prohibited by the agreements governing such subsidiary, any member, partner or other participant in such subsidiary or any portfolio transaction in which such subsidiary is engaged (“excluded interests”));

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65% of the shares of capital stock of or other ownership interest (including intercompany debt) in each present and future foreign subsidiary of NCO and each guarantor (other than any excluded interests); and

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substantially all of the existing and future property and assets, real and personal, of NCO and each guarantor, and all proceeds and products of such property and assets (other than certain assets relating to portfolio transactions).

Interest Rates and Fees

Amounts borrowed by us under the senior credit facility will, at our option (except in the case of swingline advances), bear interest at the following rates:

•	a LIBOR-based per annum rate of interest equal to the sum of:

•	the London Interbank Offered Rate, or LIBOR, for the applicable interest period selected by NCO of 1, 2, 3 or 6 months or, if available, 9 or 12 months, plus

•	in the case of the revolving credit facility, an applicable margin ranging from 2.50% to 3.00%, as determined by a pricing grid based on our ratio of total indebtedness to consolidated EBITDA, and, in the case of the term loan facility, an applicable margin ranging from 2.75% to 3.00%, as determined by a pricing grid based on the same ratio. For the first six months following the closing date of the Transaction the applicable margin was fixed at 3.00% for all loans bearing interest at the LIBOR-based rate.

•	a prime-based per annum rate of interest equal to the sum of:

•	the higher of

•

the rate of interest published by The Wall Street Journal (or if such source is not available, a comparable source chosen by the administrative agent) from time to time as the prime commercial lending rate, or

•	the federal funds rate plus 0.50 percent; plus

•

in the case of the revolving credit facility and swingline advances, an applicable margin ranging from 1.50% to 2.00%, as determined by a pricing grid based on our ratio of total indebtedness to consolidated EBITDA, and, in the case of the term loan facility, an applicable margin ranging from 1.75% to 2.00%, as determined by a pricing grid based on the same ratio. For the first six months following the closing date of the Transaction the applicable margin was fixed at 2.00% for all loans bearing interest at the prime-based rate.

Interest under the senior credit facility is payable, in arrears, at the end of the applicable interest period in the case of loans bearing interest at the LIBOR-based rate (unless the applicable interest period has a duration of more than three months, in which case interest is payable, in arrears, every three months during such interest period) and quarterly in the case of loans bearing interest at the prime-based rate.

The senior credit facility credit agreement also provides that we must:

•	obtain interest rate protection for a period of three years in a notional amount not to be less than 50 percent of the aggregate principal amount of the term loan facility;

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pay a quarterly letter of credit fee on the aggregate outstanding available amounts under letters of credit equal to the applicable margin described above for revolving credit loans bearing interest at the LIBOR-based rate plus a quarterly fronting fee of 0.125% per annum;

•	pay a quarterly commitment fee equal to 0.50% per annum on the unused portion of the revolving credit facility; and

•	pay to each agent for its own account such fees as may from time to time be agreed to between us and such agent.

Prepayments

Mandatory Prepayments

We are required to prepay outstanding loans, subject to certain exceptions, with:

•	100% of the net cash proceeds from sales of property and assets of NCO and its subsidiaries (excluding, among other things, sales of purchased accounts receivable in the ordinary course of business);

•	100% of the net cash proceeds of casualty insurance and condemnation payments;

•	100% the net cash proceeds from the incurrence of additional indebtedness;

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50% of the net cash proceeds from issuances of equity of NCO and its subsidiaries, (excluding, among other things, investments from certain stockholders of NCO and equity used for permitted acquisitions); and

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a portion of the annual excess cash flow of NCO and its subsidiaries, as defined in the loan documentation, (excluding, among other things, amounts expended for permitted acquisitions and permitted purchases of portfolio assets).

Voluntary Prepayments

We may, upon prior notice, prepay borrowings under the senior credit facility in full or in part without premium or penalty. Any prepayment with respect to a LIBOR-based loan must include reimbursement for any funding losses of the lenders resulting from the prepayment. We may also voluntarily reduce the unutilized portion of the commitments under the revolving credit facility without premium or penalty.

Amortization

We are required to make scheduled quarterly payments on the term credit facility equal to 0.25% of the initial aggregate principal amount of the term loans, with the balance due at maturity.

Maturity

Our revolving credit facility will expire and mature on November 15, 2011. The outstanding principal balance of the revolving credit loans is due and payable on such date. The term loan facility will mature on May 15, 2013. The outstanding principal balance of the term loan is due and payable on such date.

Certain Covenants and Events of Default

Under the senior credit facility credit agreement, we are required to comply, on a quarterly basis, with a maximum leverage ratio covenant (total indebtedness to consolidated EBITDA) and a minimum interest coverage ratio covenant (consolidated EBITDA to consolidated interest expense). The senior credit facility credit agreement also contains various negative covenants, including limitations on:

•	indebtedness;

•	liens;

•	mergers and consolidations;

•	sales of assets;

•	capital expenditures;

•	dividends and distributions or repurchases of our equity securities;

•	investments, loans and advances;

•	payment of subordinated debt or the senior notes;

•	transactions with affiliates;

•	amendments to material agreements; and

•	changes in the nature of our business.

The senior credit facility credit agreement includes certain customary representations and warranties, affirmative covenants, and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under the Employee Retirement Income Security Act of 1974, material judgments, the invalidity of provisions of the documentation with respect to the senior credit facility, impairment of security, the failure of the obligations under the senior credit facility to be senior debt under the subordination provisions of certain of our subordinated debt, and a change of control of NCO (as defined in the senior credit facility credit agreement). If an event of default occurs, the lenders under the senior credit facility will be entitled to take certain actions, including the acceleration of all amounts due under the senior credit facility and all actions permitted to be taken by a secured creditor.

DESCRIPTION OF NOTES

On November 15, 2006, we issued $165.0 million aggregate principal amount of our floating rate senior notes due 2013 and $200.0 million aggregate principal amount of our 11.875% senior subordinated notes due 2014. The senior notes and the senior subordinated notes are not considered to be of the same class for any purpose, including consents, amendments, waivers or notices. In this description, whenever reference is made to the notes in the context of the rights of holders of the notes, such reference is intended to refer to only those notes issued under the relevant indenture, as supplemented (as defined below) to which the description herein relates.

The senior notes were issued under an indenture, dated as of November 15, 2006, referred to as the senior indenture, among NCO Group, Inc. as issuer of the senior notes, the Initial Subsidiary Guarantors, as subsidiary guarantors and The Bank of New York, as trustee (the “Senior Trustee”). The senior subordinated notes were issued under an indenture, dated as of November 15, 2006, referred to as the senior subordinated indenture and, together with the senior indenture, referred to as the indentures, among NCO Group, Inc., as issuer of the senior subordinated notes, the Initial Subsidiary Guarantors, as subsidiary guarantors, and The Bank of New York, as trustee (the “Senior Subordinated Trustee” and, together with the Senior Trustee, the “Trustees”). Any references herein to a “Trustee” means the Senior Trustee and/or the Senior Subordinated Trustee, and to an “indenture” means the senior indenture and/or the senior subordinated indenture, in each case as the context may require. The terms of the notes include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act of 1939.

The following is a summary of the material provisions of the indentures but does not restate the indentures in their entirety. You can find the definitions of certain capitalized terms used in the following summary under the caption “—Definitions.” We urge you to read the indentures because they, and not this description, define the rights of Holders of the notes. The indentures are exhibits to the registration statement of which this prospectus forms a part. For purposes of this “Description of Notes,” the term “Issuer” means NCO Group, Inc. and its successors under the indentures, excluding its subsidiaries. We refer to the Issuer and each Subsidiary Guarantor individually as an “Obligor” and to the Issuer and all Subsidiary Guarantors collectively as “Obligors.”

General

Senior Notes

The senior notes are general senior unsecured obligations of the Issuer that were initially limited to $165.0 million aggregate principal amount at maturity. The senior notes will mature on November 15, 2013. Subject to the covenants described below under “—Covenants,” applicable law and certain restrictions under the Credit Agreement, the Issuer may issue additional senior notes (“Additional Senior Notes”) under the senior indenture. The senior notes and any Additional Senior Notes would be treated as a single class for all purposes under the senior indenture.

The senior notes bear interest at a rate per annum, reset quarterly, equal to LIBOR plus 4.875%, as determined by the calculation agent (the “Calculation Agent”), which initially shall be the Trustee. Interest on the senior notes is payable quarterly in arrears on February 15, May 15, August 15 and November 15, commencing on February 15, 2007. The Issuer will make each interest payment to the Holders of record on the immediately preceding February 1, May 1, August 1 and November 1. Interest on the senior notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including November 15, 2006.

“Determination Date,” with respect to an Interest Period, will be the second London Banking Day preceding the first day of such Interest Period.

“Interest Period” means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period commenced on and included November 15, 2006 and ended on and included February 14, 2007.

“LIBOR,” with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank’s offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, the rate for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank’s rate (expressed as a percentage per annum), as of approximately 10:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in U.S. dollars to leading European banks for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, the rate for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then the rate for the Interest Period will be the rate in effect with respect to the immediately preceding Interest Period.

“London Banking Day” is any day on which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Representative Amount” means a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time.

“Telerate Page 3750” means the display designated as “Page 3750” on the Moneyline Telerate service (or such other page as may replace Page 3750 on that service).

The amount of interest for each day that the senior notes are outstanding (the “Daily Interest Amount”) will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the senior notes. The amount of interest to be paid on the senior notes for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

The interest rate on the senior notes will in no event be higher than the maximum rate permitted by applicable law.

The Calculation Agent will, upon the request of any Holder of senior notes, provide the interest rate then in effect with respect to the senior notes. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Issuer, the Subsidiary Guarantors and the Holders of the senior notes.

Senior Subordinated Notes

The senior subordinated notes are general unsecured senior subordinated obligations of the Issuer that were initially limited to $200.0 million aggregate principal amount at maturity. The senior subordinated notes will mature on November 15, 2014. Subject to the covenants described below under “—Covenants,” applicable law and certain restrictions under the Credit Agreement, the Issuer may issue additional senior subordinated notes (“Additional Senior Subordinated Notes” and, together with Additional Senior Notes, “Additional Notes”) under the senior subordinated indenture. The senior subordinated notes, any exchange notes issued in exchange for the senior subordinated notes and any Additional Senior Subordinated Notes would be treated as a single class for all purposes under the senior subordinated indenture.

The senior subordinated notes will initially bear interest at the rate of 11.875% per annum from November 15, 2006 or from the most recent interest payment date to which interest has been paid. Interest on the senior subordinated notes will be payable semi-annually on May 15 and November 15 of each year, commencing on May 15, 2007. Interest will be paid to Holders of record at the close of business on May 1 or November 1 immediately preceding the interest payment date. Interest is computed on the basis of a 360-day year of twelve 30-day months.

Additional Interest

If by October 11, 2007, the Obligors have not consummated a registered exchange offer for the notes or caused a shelf registration statement with respect to resales of the notes to be declared effective, the annual interest rate on the notes will increase by 0.25 percentage points and by an additional 0.25 percentage points for each subsequent 90-day period, up to a maximum of 1.0 percentage point.

The notes may be exchanged or transferred at the office or agency of the Issuer in The Borough of Manhattan, The City of New York. Initially, the corporate trust office of the Trustee at 101 Barclay Street, 8th Floor West, New York, New York 10286 will serve as such office. If you give the Issuer wire transfer instructions, the Issuer will pay all principal, premium and interest on your notes in accordance with your instructions. If you do not give the Issuer wire transfer instructions, payments of principal, premium and interest will be made at the office or agency of the paying agent which will initially be the Trustee, unless the Issuer elects to make interest payments by check mailed to the Holders.

The notes were issued only in fully registered form, without coupons, in denominations of $2,000 of principal amount and multiples of $1,000. See “—Book-Entry; Delivery and Form.” No service charge will be made for any registration of transfer or exchange of notes, but the Issuer or Trustee may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Optional Redemption

Ordinary Redemption

Senior Notes

The Issuer may redeem the senior notes, in whole or in part, at any time on or after November 15, 2008. The redemption price for the senior notes (expressed as a percentage of principal amount) will be as follows, plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period commencing on November 15 of any year set forth below:

Year	Redemption Price
2008	102%
2009	101%
2010 and thereafter	100%

Senior Subordinated Notes

The Issuer may redeem the senior subordinated notes, in whole or in part, at any time on or after November 15, 2010. The redemption price for the senior subordinated notes (expressed as a percentage of principal amount) will be as follows, plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period commencing on November 15 of any year set forth below:

Year	Redemption Price
2010	105.938%
2011	102.969%
2012 and thereafter	100.000%

At any time prior to November 15, 2008, in the case of the senior notes, and November 15, 2010, in the case of the senior subordinated notes, such notes may also be redeemed or purchased, by or on behalf of the Issuer, in whole, or in part, at the Issuer’s option (a “Make-Whole Redemption”), at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption or purchase pursuant to such Make-Whole Redemption (the “Make-Whole Redemption Date”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Such Make-Whole Redemption may be made upon notice mailed by first-class mail to each Holder’s registered address not less than 30 nor more than 60 days prior to the Make-Whole Redemption Date. The Issuer may provide in such notice that payment of such price and performance of the Issuer’s obligations with respect to such redemption or purchase may be performed by another person.

Redemption with Proceeds of Certain Equity Offerings

The senior indenture provides that, at any time prior to November 15, 2008, the Issuer may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of the senior notes issued under the senior indenture with the Net Cash Proceeds of one or more sales of Capital Stock (other than Disqualified Stock) of the Parent (to the extent such Net Cash Proceeds have been contributed to the equity capital of the Issuer, in amounts equal to the portion of the total redemption price paid by the Issuer) or of the Issuer at a redemption price (expressed as a percentage of principal amount) of 100% of their principal amount plus a premium equal to the interest rate per annum on the senior notes applicable on the date on which notice of redemption is given, plus accrued and unpaid interest to the redemption date; provided that at least 65% of the aggregate principal amount of the senior notes originally issued on November 15, 2006 remains outstanding after each such redemption and notice of any such redemption is mailed within 90 days of each such sale of Capital Stock.

The senior subordinated indenture provides that, at any time prior to November 15, 2009, the Issuer may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of the senior subordinated notes issued under the senior subordinated indenture with the Net Cash Proceeds of one or more sales of Capital Stock (other than Disqualified Stock) of the Parent (to the extent such Net Cash Proceeds have been contributed to the equity capital of the Issuer, in amounts equal to the portion of the total redemption price paid by the Issuer) or of the Issuer at a redemption price (expressed as a percentage of principal amount) of 111.875% plus accrued and unpaid interest to the redemption date; provided that at least 65% of the aggregate principal amount of the senior subordinated notes originally issued on November 15, 2006 remains outstanding after each such redemption and notice of any such redemption is mailed within 90 days of each such sale of Capital Stock.

General

The Issuer will give not less than 30 days’ nor more than 60 days’ notice of any redemption. If less than all of the senior notes or senior subordinated notes are to be redeemed, selection of the notes of such series for redemption will be made by the Trustee:

•	in compliance with the requirements of the principal national securities exchange, if any, on which such series of notes are listed, or

•

if such series of notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

However, no note of $2,000 in principal amount or less shall be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to such note will state the portion of the principal amount to be redeemed. A new note in principal amount equal to the unredeemed portion will be issued upon cancellation of the original note.

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the relevant series of notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Redemption

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Guarantees

Payment of the principal of, premium, if any, and interest on the notes will be Guaranteed, jointly and severally, (x) on a senior basis with respect to the Obligors’ obligations under the senior indenture and (y) on a senior subordinated basis with respect to the Obligors’ obligations under the senior subordinated indenture, in each case by the Subsidiary Guarantors. Each Guarantee of the senior subordinated notes is subordinated to the Senior Indebtedness of the applicable Subsidiary Guarantor on the same basis as the payments by the Issuer on the senior subordinated notes are subordinated to prior payment on Senior Indebtedness of the Issuer. In addition, each future Restricted Subsidiary (other than an Excluded Subsidiary) will Guarantee the payment of the principal of, premium if any, and interest on the notes.

The obligations of each Subsidiary Guarantor under its Note Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable Federal or state laws. Each Subsidiary Guarantor that makes a payment or distribution under its Note Guarantee will be entitled to contribution from any other Subsidiary Guarantor, or the Issuer, as the case may be.

The Note Guarantee issued by any Subsidiary Guarantor will be automatically and unconditionally released and discharged upon (1) any sale, exchange or transfer to any Person (other than a Subsidiary of the Issuer) of (A) that number of shares of the Capital Stock of such Subsidiary Guarantor resulting in such Subsidiary Guarantor no longer being a Subsidiary of the Issuer or another Restricted Subsidiary, or (B) all or substantially all of the assets of such Subsidiary Guarantor, or (C) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary, in each case, in compliance with the terms of the indentures; or (2) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

Ranking

The Senior Notes

The senior notes are:

•	general senior unsecured obligations of the Issuer;

•	pari passu in right of payment with all existing and future unsubordinated Indebtedness of the Issuer;

•

senior in right of payment to all existing and future Senior Subordinated Indebtedness (including, without limitation, with respect to the senior subordinated notes) and all future Subordinated Indebtedness of the Issuer, if any;

•	effectively subordinated to all existing and future Indebtedness of the Subsidiaries of the Issuer that are not Subsidiary Guarantors;

•	effectively subordinated to all secured Indebtedness of the Issuer and the Subsidiary Guarantors to the extent of the value of the assets securing such Indebtedness; and

•	unconditionally guaranteed on a senior basis, jointly and severally, by the Subsidiary Guarantors.

The Senior Subordinated Notes

The senior subordinated notes are:

•	general unsecured senior subordinated obligations of the Issuer;

•	subordinated in right of payment to all existing and future Senior Indebtedness of the Issuer (including, without limitation, the senior notes and borrowings under the Credit Agreement);

•	effectively subordinated to all existing and future Indebtedness of the Subsidiaries of the Issuer that are not Subsidiary Guarantors;

•	pari passu in right of payment with any future Senior Subordinated Indebtedness of the Issuer;

•	senior in right of payment to any future Subordinated Indebtedness of the Issuer; and

•	unconditionally guaranteed on a senior subordinated basis, jointly and severally, by the Subsidiary Guarantors.

Guarantees of Senior Notes

The Note Guarantees of the Subsidiary Guarantors in respect of the senior notes are:

•	general senior unsecured obligations of the Subsidiary Guarantors;

•	pari passu in right of payment to all existing and future unsubordinated Indebtedness of the Subsidiary Guarantors;

•

senior in right of payment with all existing and future Senior Subordinated Indebtedness (including, without limitation, with respect to the Note Guarantees of the senior subordinated notes) and all future Subordinated Indebtedness of the Subsidiary Guarantors, if any; and

•	effectively subordinated to all secured Indebtedness of the Subsidiary Guarantors to the extent of the value of the assets securing such Indebtedness.

Guarantees of Senior Subordinated Notes

The Note Guarantees of the Subsidiary Guarantors in respect of senior subordinated notes are:

•	general unsecured senior subordinated obligations of the Subsidiary Guarantors;

•

subordinated in right of payment to all existing and future Senior Indebtedness of the Subsidiary Guarantors including, without limitation, Note Guarantees of the senior notes and any borrowings and guarantees by the Subsidiary Guarantors of Indebtedness under the Credit Agreement;

•	pari passu in right of payment with any future Senior Subordinated Indebtedness of the Subsidiary Guarantors; and

•	senior in right of payment to any future Subordinated Indebtedness of the Subsidiary Guarantors.

As of March 31, 2007, (i) the Issuer and the Subsidiary Guarantors had $872.5 million of consolidated indebtedness outstanding, $672.5 million of which was Senior Indebtedness and $507.5 million of which was secured Indebtedness and (ii) the Excluded Subsidiaries of the Issuer (none of which are Subsidiary Guarantors) had $197.3 million of total consolidated liabilities outstanding (excluding intercompany liabilities). The Credit Agreement is secured by substantially all of the assets of the Issuer and its Subsidiaries (other than the assets of the Excluded Subsidiaries).

As of March 31, 2007, all of the Issuer’s Subsidiaries are “Restricted Subsidiaries.” Under the circumstances described under the caption “—Covenants—Limitation on Restricted Payments” and the definition of “Unrestricted Subsidiary,” the Issuer is permitted to designate Subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries are not be subject to the restrictive covenants of the indentures and do not guarantee any of the notes.

By reason of the subordination provisions described below, in the event of liquidation or insolvency of the Issuer or a Subsidiary Guarantor, creditors of the Issuer or that Subsidiary Guarantor, as applicable, who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than Holders of the notes.

Terms of Subordination

Senior Indebtedness versus Senior Subordinated Notes

Except with respect to the money, securities or proceeds held under any defeasance trust established in accordance with the senior subordinated indenture, upon any payment or distribution of assets or securities of the Issuer of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Issuer, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness (including, without limitation, obligations of the Issuer and the Subsidiary Guarantors under the Credit Agreement, the senior notes and any other Senior Indebtedness Incurred after November 15, 2006) shall first be paid in full, in cash or cash equivalents, before the Holders of the senior subordinated notes or the Senior Subordinated Trustee on behalf of the Holders of the senior subordinated notes shall be entitled to receive (1) any payment by, or on behalf of, the Issuer or any Subsidiary Guarantor on account of Senior Subordinated Indebtedness, (2) any payment to acquire any of the senior subordinated notes for cash, property or securities, or (3) any distribution with respect to the senior subordinated notes of any cash, property or securities.

Payment of Senior Subordinated Notes

Before any payment may be made by, or on behalf of, the Issuer on any Senior Subordinated Indebtedness (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the senior subordinated indenture), upon any dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities of the Issuer of any kind or character, whether in cash, property or securities, to which the Holders of the senior subordinated notes or the Senior Subordinated Trustee on behalf of the Holders of the senior subordinated notes would be entitled, but for the subordination provisions of the senior subordinated indenture, shall be made by the Issuer or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution or by the Holders of the senior subordinated notes or the Senior Subordinated Trustee if received by them or it, directly to the holders of the Senior Indebtedness (proportionately to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to any trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, to the extent necessary to pay all such Senior Indebtedness in full, in cash or cash equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

The words “cash, property or securities” do not include securities of the Issuer or any other corporation provided for by a plan of reorganization or readjustment that are subordinated, at least to the extent that the senior subordinated notes are subordinated, to the payment of all Senior Indebtedness then outstanding; provided that:

(1) this does not cause the senior subordinated notes to be treated in any case or proceeding or similar event described above as part of the same class of claims as the Senior Indebtedness or any class of claims pari passu with, or senior to, the Senior Indebtedness for any payment or distribution,

(2) if a new business enterprise results from such reorganization or readjustment, such business enterprise assumes the Senior Indebtedness, and

(3) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

No direct or indirect payment by or on behalf of the Issuer on account of Senior Subordinated Indebtedness (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the senior subordinated indenture), whether pursuant to the terms of the senior subordinated notes or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Senior Indebtedness of the Issuer and such default shall not have been cured or waived beyond any applicable grace period or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness. In addition, during the continuance of any other event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, upon receipt by the Senior Subordinated Trustee of written notice from the trustee or other representative for the holders of such Designated Senior Indebtedness (or the holders of at least a majority in principal amount of such Designated Senior Indebtedness then outstanding), no payment of Senior Subordinated Indebtedness (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the Senior Subordinated Indenture) may be made by or on behalf of the Issuer upon or in respect of the senior subordinated notes for a period (a “Payment Blockage Period”) commencing on the date of receipt of such notice and ending 179 days thereafter (unless, in each case, such Payment Blockage Period shall be terminated by written notice to the Senior Subordinated Trustee from such trustee of, or other representatives for, such holders or by payment in full in cash or cash equivalents of such Designated Senior Indebtedness or such event of default has been cured or waived). Not more than one Payment Blockage Period may be commenced with respect to the senior subordinated notes during any period of 360 consecutive days. No event of default (other than an event of default pursuant to the financial maintenance covenants under the Credit Agreement) that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period by the representative for, or the holders of, such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

To the extent any payment of Senior Indebtedness (whether by or on behalf of the Issuer, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

Covenants

Overview

In the indentures, the Issuer agreed to covenants that limit its and its Restricted Subsidiaries’ ability, among other things, to:

•	incur additional indebtedness and issue certain preferred stock;

•	pay certain dividends, acquire shares of capital stock, make payments on subordinated debt or make investments;

•	place limitations on distributions from Restricted Subsidiaries;

•	issue or sell capital stock of Restricted Subsidiaries;

•	guarantee indebtedness;

•	sell or exchange assets;

•	enter into transactions with affiliates;

•	create certain liens;

•	engage in unrelated businesses; and

•	consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries on a consolidated basis.

In addition, if a Change of Control occurs, each Holder of notes will have the right to require the Issuer to repurchase all or a part of the Holder’s notes at a price equal to 101% of their principal amount, plus any accrued interest to the date of repurchase.

Covenant Suspension

During any period of time that the notes have Investment Grade Ratings from the Required Rating Agencies, the Issuer and the Restricted Subsidiaries will not be subject to the following provisions of the Indenture:

•	“—Limitation on Indebtedness and Issuance of Preferred Stock,”

•	“—Limitation on Layering,”

•	“—Limitation on Restricted Payments,”

•	“—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries,”

•	“—Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries,”

•	“—Limitation on Transactions with Affiliates,”

•	“—Limitation on Asset Sales,”

•	“—Repurchase of Notes upon a Change of Control,” and

•	clause (3) of the first paragraph and the third paragraph of “—Consolidation, Merger and Sale of Assets.”

(collectively, the “Suspended Covenants”). In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, a Required Rating Agency withdraws its rating or downgrades the rating assigned to the notes so that the notes no longer have Investment Grade Ratings from the Required Rating Agencies, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to any incurrences, actions or other events undertaken by the Issuer or any Restricted Subsidiary from that time forward, and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal or downgrade will be calculated in accordance with the terms of the covenant described below under “—Limitation on Restricted Payments” as though such covenant had been in effect during the entire period of time from November 15, 2006.

Limitation on Indebtedness and Issuance of Preferred Stock

(a)	The Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the notes and the Note Guarantees existing on November 15, 2006, the exchange notes and the related Guarantees thereof and Indebtedness existing on November 15, 2006) and the Issuer will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Issuer may Incur Indebtedness (including, without limitation, Acquired Indebtedness) and any Restricted Subsidiary may Incur Indebtedness (including, without limitation, Acquired Indebtedness) or issue preferred stock if, after giving effect to the Incurrence of such Indebtedness or issuance of preferred stock and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio would be greater than 2.5:1.

Notwithstanding the foregoing, the Issuer and any Restricted Subsidiary (except as specified below) may Incur or issue each and all of the following:

(1)	the Incurrence by the Issuer or any Subsidiary Guarantor of additional Indebtedness and letters of credit under the Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and such Restricted Subsidiary thereunder) (together with refinancings thereof) not to exceed $565.0 million at any one time outstanding less any amount of such Indebtedness permanently repaid as provided under the “Limitation on Asset Sales” covenant;

(2)	Indebtedness owed (A) to the Issuer or any Subsidiary Guarantor or (B) to any other Restricted Subsidiary; provided that (x) any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2) and (y) if the Issuer or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated in right of payment to the notes, in the case of the Issuer, or the Note Guarantee, in the case of a Subsidiary Guarantor;

(3)	Indebtedness or preferred stock issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness outstanding under clauses (1), (2), (5), (6), (7), (8), (10), (11) and (14) of the second paragraph of part (a) of this “Limitation on Indebtedness and Issuance of Preferred Stock” covenant and any refinancings thereof) in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that (a) Indebtedness the proceeds of which are used to refinance or refund the notes in part or Indebtedness that is subordinated in right of payment to, the notes or a Note Guarantee shall only be permitted under this clause (3) if (x) in case the notes are refinanced in part, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining notes or the Note Guarantee, or (y) in case the Indebtedness to be refinanced is subordinated in right of payment to the notes or a Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the notes or the Note Guarantee at least to the extent that the Indebtedness to be refinanced is subordinated to the notes or the Note Guarantee, (b) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded and (c) such new Indebtedness is Incurred by the Issuer or a Subsidiary Guarantor or by the Restricted Subsidiary that is the obligor on the Indebtedness to be refinanced or refunded; provided further that in the case of the Senior Subordinated Indenture, subclauses (a) and (b) of this clause (3) will not apply to any refinancing or refunding of Senior Indebtedness;

(4)	Indebtedness of the Issuer, to the extent the net proceeds thereof are promptly (A) used to purchase notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the notes as described under “Defeasance” or “—Satisfaction and Discharge”;

(5)	Guarantees of the notes and Guarantees of Indebtedness of the Issuer or any of its Restricted Subsidiaries by any other Restricted Subsidiary of the Issuer; provided the Guarantee of such Indebtedness is permitted by and made in accordance with the “Limitation on Issuances of Guarantees by Restricted Subsidiaries” covenant;

(6)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the normal course of business provided, however, that such Indebtedness is extinguished within five business days of Incurrence;

(7)	Indebtedness in respect of performance bonds, bankers’ acceptances, workers’ compensation claims, surety or appeal bonds and payment obligations in connection with self-insurance or similar obligations (and letters of credit in respect thereof);

(8)	the Incurrence of, or issuance by, the Issuer or any Restricted Subsidiary of Indebtedness or preferred stock, in each case, Incurred or issued for the purpose of financing or refinancing all or any part of the purchase price or cost (including, without limitation, the cost of improvement or construction) to acquire or improve real or personal property (including, without limitation acquisitions by way of Capitalized Lease Obligations and acquisitions of the Capital Stock of a Person that becomes a Restricted Subsidiary, to the extent of the fair market value of the real or personal property so acquired, plus goodwill associated therewith) by the Issuer or a Restricted Subsidiary after November 15, 2006 provided, however, that the aggregate principal amount of such Indebtedness or liquidation preference of preferred stock, as applicable, outstanding at any time (together with any refinancing thereof pursuant to this clause (8)) may not exceed $20.0 million;

(9)	the Incurrence by the Issuer or any Guarantor of (x) Acquired Indebtedness, or (y) preferred stock of Persons that are acquired by the Issuer or any Restricted Subsidiary (including by way of merger or consolidation) in accordance with the terms of the indentures (provided that such preferred stock is not issued in contemplation of such acquisition or merger); provided further in the case of each of (x) and (y) that the Issuer would, at the time of such Incurrence and after giving pro forma effect thereto as if such Incurrence had occurred at the beginning of the applicable four quarter period, have been permitted to Incur $1.00 of Indebtedness under the first paragraph of part (a) of this covenant;

(10)	obligations under Currency Agreements and Interest Rate Agreements designed primarily to protect the Issuer or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

(11)	Indebtedness of any Foreign Subsidiary in an aggregate principal amount outstanding at any time (together with refinancings thereof pursuant to this clause (11)) not to exceed $15.0 million;

(12)	Acquired Indebtedness in connection with the consummation of the Transaction on substantially the same terms as described in the offering memorandum dated November 8, 2006 related to the notes;

(13)	the Incurrence of Indebtedness or the issuance of preferred stock under any Portfolio Management Financing; provided that (i) the amount of Indebtedness Incurred or liquidation preference of preferred stock issued under a Portfolio Management Financing shall not exceed 90% of the total amount paid to acquire the Portfolio Management Assets purchased with the proceeds of such Indebtedness or preferred stock and (ii) at the time of Incurrence or issuance and after giving pro forma effect thereto, the Portfolio Management Leverage Ratio shall not exceed 3.0 to 1; and

(14)	the Incurrence or issuance by the Issuer or any Restricted Subsidiary of additional Indebtedness or preferred stock (in addition to Indebtedness or preferred stock permitted under clauses (1) through (13) above) in an aggregate principal amount outstanding at any time (together with refinancings thereof pursuant to this clause (14)) not to exceed $50.0 million (which Indebtedness may, but need not, be Incurred, in whole or in part, under the Credit Facilities).

(b)	Notwithstanding any other provision of this “Limitation on Indebtedness and Issuance of Preferred Stock” covenant, the maximum amount of Indebtedness that may be outstanding pursuant to this “Limitation on Indebtedness and Issuance of Preferred Stock” covenant will be deemed not to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

(c)	For purposes of determining any particular amount of Indebtedness under this “Limitation on Indebtedness and Issuance of Preferred Stock” covenant, (x) Indebtedness Incurred under the Credit Agreement on November 15, 2006 shall be treated as Incurred pursuant to clause (1) of the second paragraph of part (a) of this “Limitation on Indebtedness and Issuance of Preferred Stock” covenant, (y) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (z) any Liens granted pursuant to the equal and ratable provisions referred to in the “Limitations on Liens” covenant shall not be treated as Indebtedness. For purposes of determining compliance with this “Limitation on Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above (other than Indebtedness outstanding on November 15, 2006 referred to in clause (x) of the preceding sentence), including under the first paragraph of clause (a), the Issuer, in its sole discretion, may classify, and from time to time may reclassify, such item of Indebtedness.

(d)	Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness.

(e)	If obligations in respect of letters of credit are Incurred pursuant to the Credit Facilities and in accordance with the terms of the indentures, and the letters of credit are issued in support of other Indebtedness, then the Indebtedness represented by such letters of credit shall be deemed not Incurred.

(f)	The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will be deemed not to be an Incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant.

Limitation on Layering

Senior Indenture

The senior indenture provides that the Obligors will not Incur any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Obligors unless such Indebtedness is subordinated in right of payment to the senior notes and any related Note Guarantees to the same extent; provided that the foregoing limitation shall not apply to distinctions between categories of Indebtedness that exist by reason of any Liens or Guarantees arising or created in respect of some but not all such Indebtedness.

Senior Subordinated Indenture

The senior subordinated indenture provides that the Obligors will not Incur any Indebtedness that is contractually subordinated in right of payment to any Senior Indebtedness unless such Indebtedness is pari passu with, or subordinated in right of payment to, the senior subordinated notes and any related Note Guarantees, in each case, to the same extent, as applicable; provided that the foregoing limitation shall not apply to distinctions between categories of Senior Indebtedness that exist by reason of any Liens or Guarantees arising or created in respect of some but not all such Senior Indebtedness.

Limitation on Restricted Payments

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (1) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Capital Stock of Restricted Subsidiaries held by stockholders other than the Issuer or any of its Subsidiaries) held by Persons other than the Issuer or any of its Restricted Subsidiaries, (2) purchase, call for redemption or redeem, retire or otherwise acquire for value any shares of Capital Stock (including, without limitation, options, warrants or other rights to acquire such shares of Capital Stock) of the Issuer or a Restricted Subsidiary (other than from the Issuer or a Restricted Subsidiary or an entity that becomes a Restricted Subsidiary as a result of such transaction), (3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of any Subordinated Indebtedness (in each case, other than intercompany Indebtedness owed to the Issuer or any Subsidiary Guarantor), prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any such Subordinated Indebtedness (other than the redemption, repurchase, defeasance or other acquisition or retirement of any Subordinated Indebtedness in anticipation of satisfying a scheduled maturity, sinking fund, principal or amortization or other installment obligation, in each case due within 180 days of the date of such redemption, repurchase, defeasance or other acquisition or retirement) or (4) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (1) through (4) above being collectively “Restricted Payments”) unless, at the time of, and after giving effect to, the proposed Restricted Payment:

(a)	no Default or Event of Default shall have occurred and be continuing,

(b)	the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period have been permitted to Incur at least $1.00 of Indebtedness under the first paragraph of part (a) of the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant, and

(c)	such Restricted Payment, together with the aggregate amount of all Restricted Payments made after November 15, 2006 would not exceed the sum of:

(1)	50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following November 15, 2006 and ending on the last day of the last fiscal quarter preceding the Transaction Date for which internal financial statements are available at the time of such Restricted Payment, plus

(2)	the aggregate Qualified Proceeds received by the Issuer after November 15, 2006 as a capital contribution or from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Issuer, including without limitation, an issuance or sale permitted by the indentures of Indebtedness of the Issuer for cash subsequent to November 15, 2006 upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Issuer, or from the issuance to a Person which is not a Subsidiary of the Issuer of any options, warrants or other rights to acquire Capital Stock of the Issuer (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the notes), plus

(3)	an amount equal to the reduction in Investments (other than reductions in Permitted Investments) in any Person resulting (A) from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case, to the Issuer or any Restricted Subsidiary or from the Qualified Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), (B) from the release of any Guarantee or (C) from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”), not to exceed, in each case, the amount of Investments previously made by the Issuer or any Restricted Subsidiary in such Person or Unrestricted Subsidiary, plus

(4)	in the event the Issuer and/or any Restricted Subsidiary of the Issuer makes an Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary of the Issuer, an amount equal to the existing Investment of the Issuer and/or any of its Restricted Subsidiaries in such Person that was previously treated as a Restricted Payment, plus

(5)	the aggregate net cash proceeds received by the Issuer or a Restricted Subsidiary from the issuance or sale after November 15, 2006 (other than issuances to the Issuer or a Restricted Subsidiary) of convertible or exchangeable Indebtedness or Disqualified Stock that has been converted into or exchanged for its Capital Stock (other than Disqualified Stock) together with the aggregate net cash proceeds received by the Issuer or a Restricted Subsidiary at the time of such conversion or exchange, but excluding the aggregate amount of any cash or fair market value of other property distributed by the Issuer or a Restricted Subsidiary upon any such conversion or exchange.

The foregoing provisions shall not be violated by reason of:

(6)	the payment of any dividend or redemption of any Capital Stock within 60 days after the related date of declaration or call for redemption if, at said date of declaration or call for redemption, such payment or redemption would comply with the preceding paragraph;

(7)	the redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness, including premium, if any, and accrued interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (3) of the second paragraph of part (a) of the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant;

(8)	the repurchase, redemption or other acquisition of Capital Stock of the Issuer or a Subsidiary Guarantor (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Issuer (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, prior to the Stated Maturity of the notes;

(9)	the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness which is subordinated in right of payment to the notes or any Note Guarantee in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Issuer (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, prior to the Stated Maturity of the notes;

(10)	payments or distributions, to dissenting stockholders required by applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets of the Issuer that complies with the provisions of the indentures applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Issuer (including, without limitation, in connection with the Merger-Related Transactions);

(11)	Investments acquired as a capital contribution to, or in exchange for, or out of the proceeds of a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of the Issuer;

(12)	the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants to the extent such Capital Stock represents all or a portion of the exercise price thereof and related withholding tax;

(13)

the payment (A) by the Issuer or any Restricted Subsidiary to the Parent, which payment is used by the Parent, following an initial Public Equity Offering by the Parent, to pay dividends of up to 6% of the Net Cash Proceeds received by the Parent in such Public Equity Offering (or any subsequent Public Equity Offering) that are contributed to the Issuer by such Person, in any form other than Disqualified Stock or Indebtedness, or (B) by the Issuer, following an initial Public Equity Offering by the Issuer, to pay dividends of up to 6% of the Net Cash Proceeds received by the Issuer in such initial Public Equity Offering (or any subsequent Public Equity Offering by the Issuer);

(14)	the repurchase, redemption or other acquisition of Capital Stock of the Issuer or any of its Subsidiaries from employees, former employees, consultants, directors or former directors of the Issuer or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), and any dividend payment or other distribution by the Issuer or any Restricted Subsidiary to the Parent utilized for the repurchase, redemption or other acquisition of any Capital Stock of such Parent held by employees, former employees, directors or former directors of the Parent or its Subsidiaries or permitted transferees, heirs or estates of such employees, former employees, directors or former directors pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $5.0 million in any calendar year (it being understood, however, that unused amounts permitted to be paid pursuant to this proviso are available to be carried over, but only to the next calendar year);

(15)	Permitted Payments to Parent;

(16)	the payment of a transaction fee of $18.5 million dollars by the Issuer to One Equity Partners in connection with the consummation of the Merger-Related Transaction on November 15, 2006;

(17)	the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer which Disqualified Stock was issued after November 15, 2006 in accordance with the terms of the indentures;

(18)	upon the occurrence of a Change of Control and within 60 days after completion of the Offer to Purchase pursuant to the “Repurchase of Notes Upon a Change of Control” covenant in accordance with the terms of the indentures (including the purchase of all notes tendered), any purchase or redemption of Subordinated Indebtedness or Disqualified Stock of the Issuer that is required to be repurchased or redeemed pursuant to the terms thereof as a result of a Change of Control, at a purchase price not greater than 101% of the outstanding principal amount thereof (plus accrued and unpaid interest thereon);

(19)	with respect to the senior indenture only, the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness or Disqualified Stock pursuant to the provisions similar to those described under the “Limitation on Asset Sales” covenant provided that an offer to repurchase the senior notes pursuant to the provisions described under the “Limitation on Asset Sales” covenant has been made in accordance with the terms of the senior indenture and all senior notes tendered by Holders in connection with such offers, as applicable, have been repurchased, redeemed or acquired for value; and

(20)	Restricted Payments in an amount which, when taken together with all other Restricted Payments made pursuant to this clause (15), do not exceed $25.0 million,

provided that, except in the case of clauses (1), (2), (3), (4), (5), (6), (7), (10), (12), (13), (14) and (15) no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clauses (1), (2), (5), (7), (10), (11), (12), (13) and (14) thereof, or an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clauses (3) or (4) thereof, or an Investment acquired as a capital contribution or in exchange for Capital Stock referred to in clause (6) thereof) shall be included in calculating whether the conditions of clause (C) of the first paragraph of this “Limitation on Restricted Payments” covenant have been met with respect to any subsequent Restricted Payments. Each indenture provides that with respect to the notes issued thereunder, in the event the proceeds of an issuance of Capital Stock of the Issuer are used for the redemption, repurchase or other acquisition of the notes, or Indebtedness that is pari passu with the notes or the Note Guarantee, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this “Limitation on Restricted Payments” covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

For purposes of determining compliance with this “Limitation on Restricted Payments” covenant, (x) the amount, if other than in cash, of any Restricted Payment shall be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a board resolution and (y) in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, including, without limitation, the first paragraph of this “Limitation on Restricted Payments” covenant, the Issuer, in its sole discretion, may order and classify, and from time to time may reclassify, such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of such reclassification.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Issuer or any other Restricted Subsidiary, (2) repay any Indebtedness owed to the Issuer or any other Restricted Subsidiary, (3) make loans or advances to the Issuer or any other Restricted Subsidiary or (4) transfer any of its property or assets to the Issuer or any other Restricted Subsidiary.

The foregoing provisions shall not restrict any encumbrances or restrictions:

(1)	existing under the Credit Agreement as in effect on November 15, 2006 (or under any Credit Facility, provided that the encumbrances and restrictions in any such Credit Facility taken as a whole are no more restrictive in any material respect than those contained in the Credit Agreement) or the indentures or any other agreements as in effect on November 15, 2006, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no more restrictive in any material respect than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(2)	existing under or by reason of applicable law, rule, regulation or order;

(3)	existing with respect to any Person or the property or assets of such Person acquired by the Issuer or any Restricted Subsidiary, existing at the time of such acquisition and not Incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and any extensions, refinancings, renewals or replacements thereof; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no more restrictive in any material respect than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(4)	in the case of clause (4) of the first paragraph of this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant:

(A)	that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(B)	existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Issuer or any Restricted Subsidiary not otherwise prohibited by the indentures,

(C)	arising or agreed to in the normal course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any Restricted Subsidiary in any manner material to the Issuer or any Restricted Subsidiary, or

(D)	arising under purchase money obligations for property acquired in the normal course of business or Capitalized Lease Obligations;

(5)	with respect to a Restricted Subsidiary and its Subsidiaries and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary and its Subsidiaries;

(6)	arising from customary provisions in joint venture agreements, asset sale agreements, sale lease-back agreements, stock sale agreements and other similar agreements entered into (i) in the normal course of business or (ii) with the approval of the Issuer’s Board of Directors, which limitation is applicable only to the assets that are subject to such agreements;

(7)	on cash or other deposits or net worth imposed by customers under contracts entered into in the normal course of business;

(8)	arising under agreements (i) governing Indebtedness Incurred by a Foreign Subsidiary in accordance with clause (11) of the second paragraph of part (a) of the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant or (ii) governing Indebtedness Incurred by a Subsidiary Guarantor after November 15, 2006 in compliance with the first paragraph of part (a) of the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant (provided, that the encumbrances and restrictions in any such agreements taken as a whole are no more restrictive in any material respect than those contained in the agreements described in clause (1) of this paragraph);

(9)	with respect to a Portfolio Management Subsidiary pursuant to agreements entered into in the normal course of its business; or

(10)	Indebtedness Incurred pursuant to clause (3) of the second paragraph of part (a) of the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant (provided, that the encumbrances and restrictions in any such agreements taken as a whole are no more restrictive in any material respect than those contained in the agreements being refinanced).

Nothing contained in this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant shall prevent the Issuer or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the “Limitation on Liens” covenant or (2) restricting the sale or other disposition of property or assets of the Issuer or any of its Restricted Subsidiaries that secure Indebtedness of the Issuer or any of its Restricted Subsidiaries.

Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries

The Issuer will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including, without limitation, options, warrants or other rights to purchase shares of such Capital Stock) except:

(1)	to the Issuer or a Wholly Owned Restricted Subsidiary;

(2)	issuances of director’s qualifying shares or sales to foreign nationals of shares of Capital Stock of Restricted Subsidiaries that are Foreign Subsidiaries, to the extent required by applicable law;

(3)	if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the “Limitation on Restricted Payments” covenant if made on the date of such issuance or sale;

(4)	sales of common stock or preferred stock (other than Disqualified Stock) issued in compliance with the indentures (including, without limitation, options, warrants or other rights to purchase shares of such common stock) of a Restricted Subsidiary, provided, in each case, that the Issuer or such Restricted Subsidiary applies the Net Cash Proceeds of any such sale in accordance with the “Limitation on Asset Sales” covenant; or

(5)	issuances of shares of Capital Stock of a Portfolio Management Subsidiary pursuant to agreements entered into in the normal course of its business.

Limitation on Issuances of Guarantees by Restricted Subsidiaries

The Issuer will not permit any Restricted Subsidiary which is not a Subsidiary Guarantor, directly or indirectly, to Guarantee any Indebtedness (“Guaranteed Indebtedness”) of the Issuer or any other Restricted Subsidiary (other than an Excluded Subsidiary) unless (a) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to each indenture providing for a Guarantee (also a “Subsidiary Guarantee”) of payment of the notes by such Restricted Subsidiary and (b) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee until the notes have been paid in full.

If the Guaranteed Indebtedness is (A) pari passu in right of payment with the notes or any Note Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be pari passu in right of payment with, or subordinated to, the Subsidiary Guarantee or (B) subordinated in right of payment to the notes or any Note Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the notes or the Note Guarantee.

Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(1)	any sale, exchange or transfer, to any Person not a Subsidiary of the Issuer, of (A) that number of shares of the Issuer’s and each Restricted Subsidiary’s Capital Stock in such Restricted Subsidiary resulting in such Restricted Subsidiary no longer being a Subsidiary of the Issuer or another Restricted Subsidiary, (B) all or substantially all the assets of, such Restricted Subsidiary, or (C) upon the designation of such Restricted Subsidiary as an Unrestricted Subsidiary, in the case of (A), (B) or (C) above, in accordance with the terms of the indentures; or

(2)	the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee,

provided that such release or discharge shall not become effective until the receipt by the Trustee of an Officers’ Certificate stating that all conditions precedent to the release and discharge of the guarantees have been complied with.

Limitation on Transactions with Affiliates

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Issuer, except upon terms that, taken as a whole, are materially not less favorable to the Issuer or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such an Affiliate.

The foregoing limitation does not limit, and shall not apply to:

(1)	transactions (A) approved by a majority of the disinterested members of the Board of Directors or, if there is only one disinterested member of the Board of Directors, such member, or (B) for which the Issuer or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking, accounting, valuation or appraisal firm stating that the transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view;

(2)	any transaction solely between the Issuer and any of its Restricted Subsidiaries or solely between or among Restricted Subsidiaries;

(3)	the payment of reasonable and customary regular fees to directors of the Issuer or any of its Restricted Subsidiaries who are not its employees and indemnification arrangements entered into by the Issuer or any of its Restricted Subsidiaries consistent with past practices of the Issuer or such Restricted Subsidiary;

(4)	any sale of shares of Capital Stock (other than Disqualified Stock) of the Issuer;

(5)	any Permitted Investments or any Restricted Payments not prohibited by the “Limitation on Restricted Payments” covenant;

(6)	any agreement as in effect or entered into as of November 15, 2006 (as disclosed in the offering memorandum dated November 8, 2006 related to the notes) or any amendment thereto or any transaction contemplated thereby (including, without limitation, pursuant to any amendment thereto) and any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Issuer or such Restricted Subsidiary, as applicable, in any material respect than the original agreement as in effect on November 15, 2006;

(7)	the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to or the funding of, employment arrangements, stock options and stock ownership plans or similar employee benefit plans approved by the Board of Directors and loans to employees of the Issuer and its Subsidiaries which are approved by the Board of Directors;

(8)	(x) the payment by the Issuer to any Affiliate of the Issuer of management fees of not more than $3.0 million or (y) the reimbursement to any such Affiliate of related expenses of not more than $2.0 million, in the case of (x) or (y), in the aggregate in any calendar year;

(9)	payment of fees and the reimbursement of other expenses to the Existing Stockholders and/or their Affiliates in connection with the Merger-Related Transactions as described in the offering memorandum dated November 8, 2006 related to the notes under the caption “Certain Related Party Transactions”;

(10)	loans (or cancellation of loans) or advances to employees in the normal course of business not to exceed $2.0 million in the aggregate at any one time outstanding;

(11)	transactions with Affiliates that are customers, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services (including, without limitation, relating to portfolios of purchased accounts receivable), in each case which are in the normal course of business and otherwise in compliance with the terms of the indentures, and which are fair to the Issuer or its Restricted Subsidiaries, as applicable, in the reasonable determination of the Board of Directors, chief executive officer or chief financial officer of the Issuer or its Restricted Subsidiaries, as applicable, or are on terms that, taken as a whole, are materially not less favorable to the Issuer or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with such a Person that is not such an Affiliate;

(12)

the existence of, or the performance by the Issuer or any Restricted Subsidiary of their obligation, if any, or obligations of the Issuer under the terms of, any subscription, registration rights or stockholders agreements, partnership agreement or limited liability company agreement to which the Issuer or any Restricted Subsidiary was a party as of November 15, 2006 and which was disclosed in the offering memorandum dated November 8, 2006 related to the notes under the caption “Certain Related Party Transactions”, provided, however, that the entering into by the Issuer or any Restricted Subsidiary or the performance by the Issuer or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after November 15, 2006 will only be permitted by this clause to the extent that the terms of any such amendment or new agreement, taken as a whole, are not materially more disadvantageous to the Issuer or its Restricted Subsidiaries, or the holders of the notes, as determined in good faith by the Board of Directors, chief executive officer or chief financial officer of the Issuer;

(13)	any financial advisory, financing, underwriting or placement services or any other investment banking, banking or similar services involving the Issuer and any of its Restricted Subsidiaries (including without limitation any payments in cash, Capital Stock or other consideration made by the Issuer or any of its Restricted Subsidiaries in connection therewith) on the one hand and the Existing Stockholders and any of their Affiliates, on the other hand, which services (and payments and other transactions in connection therewith) are approved as fair to the Issuer or such Restricted Subsidiary by a majority of the disinterested members of the Board of Directors of the Issuer; or

(14)	transactions with Persons in their capacity as holder of Indebtedness or Capital Stock of the Issuer or any Restricted Subsidiary where such Persons are treated no more favorably than holders of such Indebtedness or Capital Stock generally.

Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this “Limitation on Transactions with Affiliates” covenant, and not covered by clauses (2) through (14) of this paragraph, (a) the aggregate amount of which exceeds $15.0 million in value, must be approved or determined to be fair in the manner provided for in clause (1)(A) or (B) above and (b) the aggregate amount of which exceeds $40.0 million in value must be determined to be fair in the manner provided for in clause (1)(B) above.

Limitation on Liens

Senior Indenture

The senior indenture provides that the Issuer will not, and will not permit any Restricted Subsidiary to create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character (including, without limitation, any shares of Capital Stock or Indebtedness of any Restricted Subsidiary) without contemporaneously making provision to secure the senior notes and the related Note Guarantees equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the senior notes or the related Note Guarantees, prior to) the obligation or liability secured by such Lien.

The foregoing limitation does not apply to:

(1)	Liens to secure Indebtedness Incurred under the Credit Agreement in an aggregate amount not to exceed $700.0 million and/or securing obligations related thereto under Interest Rate Agreements and Currency Agreements in each case regardless of under which clause of the “Limitation of Indebtedness and Issuance of Preferred Stock” covenant such Indebtedness is Incurred; and

(2)	Permitted Liens.

Senior Subordinated Indenture

The senior subordinated indenture provides that the Issuer will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness secured by a Lien (“Secured Indebtedness”) which is not Senior

Indebtedness, without contemporaneously making provision to secure the senior subordinated notes and the related Note Guarantees equally and ratably with (or, if the Secured Indebtedness is subordinated in right of payment to the senior subordinated notes or the related Note Guarantees, prior to) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

The foregoing limitation does not apply to:

(1)	Liens securing obligations under the Credit Facilities under clause (1) of the second paragraph of part (a) of the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant and/or securing obligations related thereto under Interest Rate Agreements and Currency Agreements;

(2)	Liens securing Senior Indebtedness; or

(3)	Permitted Liens.

Limitation on Asset Sales

The Issuer will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (1) the consideration received by the Issuer or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (2) at least 75% of the consideration received consists of (a) cash or Temporary Cash Investments, (b) the assumption of any liabilities, as shown on the Issuer’s most recent consolidated balance sheet (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) of the Issuer or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary (in each case, other than Indebtedness owed to the Issuer, or any Affiliate of the Issuer), provided that the Issuer, such Subsidiary Guarantor or such other Restricted Subsidiary is irrevocably and unconditionally released in writing from all such liability or under such Indebtedness, (c) Replacement Assets or (d) a combination of the consideration specified in the foregoing clauses (a) through (c).

For the purposes of this provision, any securities, notes or other obligations received by the Issuer or any of its Restricted Subsidiaries from the transferee that are converted by the Issuer or any of its Restricted Subsidiaries into cash or Temporary Cash Investments within 180 days of their receipt by the Issuer or any of its Restricted Subsidiaries shall be deemed to be cash, but only to the extent of the cash or Temporary Cash Investments received.

The Issuer will, or will cause the relevant Restricted Subsidiary to:

(1)	within twelve months after the date of receipt of any Net Cash Proceeds from an Asset Sale,

(A)	(i) under the senior indenture, apply an amount equal to such Net Cash Proceeds to permanently repay secured Indebtedness of the Issuer or any Subsidiary Guarantor or Indebtedness of any Restricted Subsidiary and (ii) under the Senior Subordinated Indenture, apply an amount equal to such Net Cash Proceeds to permanently repay Senior Indebtedness of the Issuer or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary, in each case described in (i) or (ii) above, owing to a Person other than (x) the Issuer, any Parent or any Subsidiary of the Issuer, or (y) any Existing Stockholder (other than any Person who is a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of (1) OEP Holdings Corporation or (2) any Person described in clause (a)(y) of the definition of Existing Stockholder),

(B)	invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement) in Replacement Assets or reduce revolving credit Indebtedness used to finance Replacement Assets within 12 months prior to such Asset Sale, or

(C)	a combination of the repayment and reinvestment permitted by the foregoing clauses (A) and (B), and

(2)	apply (no later than the end of the 12-month period referred to in clause (1)) any excess Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided in the following paragraphs of this “Limitation on Asset Sales” covenant.

Pending the final application of any Net Cash Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest the Net Cash Proceeds in any manner that is not prohibited by the indenture.

The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (1) of the third paragraph of this “Limitation on Asset Sales” covenant and not applied as so required by the end of such period shall constitute “Excess Proceeds.”

If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this “Limitation on Asset Sales” covenant totals at least $20.0 million, the Issuer must commence, not later than the fifteenth business day of such month, and consummate, as soon as reasonably practicable thereafter, an Offer to Purchase from the Holders (and, if required by the terms of any Indebtedness that is pari passu with the notes (“Pari Passu Indebtedness”), from the holders of such Pari Passu Indebtedness) on a pro rata basis an aggregate principal amount of notes (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of their principal amount, plus, in each case, accrued interest (if any) to the Payment Date. To the extent that any Excess Proceeds remain after consummation of an Offer to Purchase pursuant to this “Limitation on Asset Sales” covenant, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by the indentures and the amount of Excess Proceeds shall be reset to zero.

Any repurchase of senior subordinated notes following an Asset Sale will constitute a Restricted Payment under the Senior Subordinated Indenture until the Offer to Purchase relating to the senior notes is completed. See “—Limitation on Restricted Payments.”

Limitation on Business Activities

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than a Permitted Business.

Repurchase of Notes upon a Change of Control

The Issuer must commence, within 30 days of the occurrence of a Change of Control, and consummate, as soon as reasonably practicable thereafter, an Offer to Purchase for all notes then outstanding, at a purchase price equal to 101% of their principal amount, plus accrued interest (if any) to the payment date.

There can be no assurance that the Issuer will have sufficient funds available at the time of any Change of Control to make any debt payment (including, without limitation, repurchases of the notes) required by the foregoing covenant (as well as may be required by the terms of any other securities or indebtedness of the Issuer which might be outstanding at the time).

The senior subordinated indenture provides that, prior to complying with any of the provisions of this Change of Control covenant, but in any event within 60 days following a Change of Control, the Issuer will either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness, including, without limitation, the Credit Agreement and the senior indenture, to permit the repurchase of the notes required by this covenant. The Issuer will publicly announce the results of any Offer to Purchase required by this Change of Control covenant on, or as soon as practicable after, the completion of such Offer to Purchase.

The Credit Agreement restricts the Issuer from purchasing any notes, and also provides that certain change of control events with respect to the Issuer or repurchases of or other prepayments in respect of the notes would constitute a default under the Credit Agreement. In addition, the senior indenture prohibits, subject to certain exceptions, the repurchase of the senior subordinated notes upon a Change of Control. Any future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Issuer is prohibited from purchasing notes, the Issuer could seek the consent of its lenders, including lenders under the Credit Agreement and, if applicable, Holders of the senior notes to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such a consent or repay such borrowings, the Issuer will remain prohibited from purchasing notes. In such case, the Issuer’s failure to purchase tendered notes would constitute an Event of Default under the indentures which would, in turn, constitute a default under the agreements governing the Issuer’s other Indebtedness. In such circumstances, the subordination provisions of the indentures would likely restrict payments to the holders of notes.

Any repurchase of senior subordinated notes following a Change of Control will constitute a Restricted Payment until the Offer to Purchase relating to the senior notes is completed. See “—Limitation on Restricted Payments.”

The Issuer will not be required to make an Offer to Purchase upon the occurrence of a Change of Control if a third party makes an offer to purchase the notes in the manner, at the times and price and otherwise in compliance with the requirements of the indentures applicable to an Offer to Purchase for a Change of Control and purchases all notes validly tendered and not withdrawn in such offer to purchase.

SEC Reports and Reports to Holders

Whether or not the Issuer is then required to file reports with the SEC, from and after the date of consummation of the exchange offers or effectiveness of the shelf registration statement, the Issuer shall file with the SEC all such reports and other information as it would be required to file with the SEC by Section 13(a) or 15(d) under the Securities Exchange Act of 1934 if it were subject thereto, unless the SEC will not accept any such filings. The Issuer shall supply to the Trustee and to each Holder who so requests or shall supply to the Trustee for forwarding to each such Holder who so requests, without cost to such Holder, copies of such reports and other information. In addition, the Issuer has agreed that, at all times prior to the earlier of the date of consummation of the exchange offers or effectiveness of the shelf registration statement and the date that is 270 days after November 15, 2006, the Issuer shall, at its cost, deliver to each Holder of the notes quarterly and annual reports substantially equivalent to those which would be required by the Exchange Act. The Issuer may satisfy its obligation to furnish such information to the Trustee and each Holder at any time by filing such information with the SEC. In addition, the Issuer has agreed that, at all times prior to the date identified in the preceding sentence, upon the request of any Holder or any prospective purchaser of the notes designated by a Holder, it will supply to such Holder or such prospective purchaser the information required under Rule 144A under the Securities Act.

In the event that any Parent provides a Note Guarantee and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC, the reports, information and other documents required to be filed and furnished to Holders pursuant to this covenant may, at the option of the Issuer, be filed by and be those of such Parent rather than the Issuer.

Events of Default

The following events will be defined as “Events of Default” in the applicable indenture:

(a)	default in the payment of principal of (or premium, if any, on) any note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, (whether or not, in the case of the senior subordinated indenture, such payment is prohibited by the subordination provisions of such indenture);

(b)	default in the payment of interest on any note when the same becomes due and payable, and such default continues for a period of 30 days (whether or not, in the case of the senior subordinated indenture, such payment is prohibited by the subordination provisions of such indenture);

(c)	(i) default in the performance or breach of the provisions of the indentures applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Issuer or any Subsidiary Guarantor, or (ii) the failure by the Issuer to make or consummate an Offer to Purchase in accordance with the provisions under the caption: “—Repurchase of Notes upon a Change of Control”;

(d)	the Issuer or any Subsidiary Guarantor defaults in the performance of or breaches any other covenant or agreement in the indentures or under the notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 60 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the notes;

(e)	there occurs with respect to any issue or issues of Indebtedness of the Issuer, any Subsidiary Guarantor or any Significant Subsidiary having an outstanding principal amount of $30.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (i) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(f)	any final judgment or order (not covered by insurance or a third party indemnity pursuant to an executed written agreement) for the payment of money in excess of $30.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Issuer, any Subsidiary Guarantor or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order during which a stay of enforcement of such final judgments or orders, by reason of a pending appeal or otherwise, shall not be in effect;

(g)	a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Issuer or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(h)	the Issuer or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or such Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or such Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or

(i)	any Subsidiary Guarantor repudiates its obligations under its Note Guarantee or, except as permitted by the indentures, any Note Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect.

If an Event of Default (other than an Event of Default specified in clause (g) or (h) above that occurs with respect to the Issuer) occurs and is continuing under the indentures, the Trustee or the Holders of at least 25% in aggregate principal amount of the notes, then outstanding, by written notice to the Issuer (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable, provided that so long as any Indebtedness permitted to be Incurred under the Credit Agreement is outstanding, any such declaration of acceleration under the senior subordinated notes and the senior subordinated indenture shall not become effective until the earlier of (x) five business days after receipt of the acceleration notice by the Bank Agent and the Issuer or (y) acceleration of the Indebtedness under the Credit Agreement; provided further that such acceleration shall be automatically rescinded and annulled without any further action required on the part of the Holders in the event that any and all Events of Default specified in the acceleration notice under the indentures shall have been cured, waived or otherwise remedied as provided in the indentures prior to the expiration of the period referred to in the preceding clauses (x) and (y). In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Issuer, the relevant Subsidiary Guarantor or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) above occurs with respect to the Issuer, the principal of, premium, if any, and accrued interest on the notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Subject to other provisions of the Indentures, the Holders of at least a majority in principal amount of the notes by notice to the Trustee, may waive all past defaults and rescind and cancel a declaration of acceleration and its consequences if (x) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and accrued interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived and (y) the rescission would not conflict with any judgment or decree. For information as to the waiver of defaults, see “—Modification and Waiver.”

The Holders of at least a majority in aggregate principal amount of the notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the indentures, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of notes. A Holder may not pursue any remedy with respect to the indentures or the notes unless:

(1)	the Holder gives the Trustee written notice of a continuing Event of Default;

(2)	the Holders of at least 25% in aggregate principal amount of notes make a written request to the Trustee to pursue the remedy;

(3)	such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4)	the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)	during such 60-day period, the Holders of a majority in aggregate principal amount of the notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder of an note to receive payment of the principal of or premium, if any, or interest on, such note, or to bring suit for the enforcement of any such payment, on or after the due date expressed in the note, which right shall not be impaired or affected without the consent of the Holder.

Officers of the Issuer must certify to the Trustee, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Issuer and its Restricted Subsidiaries and the Issuer’s and its Restricted Subsidiaries’ performance under the indentures and that the Issuer and its Restricted Subsidiaries have kept, observed, performed and fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Issuer will also be obligated to notify the Trustee of any default or defaults in the performance of any covenant, agreement or condition under the indentures.

Consolidation, Merger and Sale of Assets

The Issuer will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into it unless:

(1)	the Issuer shall be the continuing Person, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or that acquired or leased such property and assets (the “Surviving Person”) shall be a Person organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Issuer under the indentures, the notes and the registration rights agreements, provided that at any time the Surviving Person is a Person other than a corporation, there shall be a co-issuer of the notes that is a corporation that satisfies the requirements of clauses (1) and (2) of this covenant;

(2)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3)	either (A) immediately after giving effect to such transaction on a pro forma basis the Issuer (or the Surviving Person, if applicable) could Incur at least $1.00 of Indebtedness under the first paragraph of part (a) of the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant, or (B) the Company (or the Surviving Person, if applicable) would, immediately after giving effect to such transaction and any related financing transactions on a pro forma basis as if the same had occurred at the beginning of the applicable four quarter period, have a Fixed Charge Coverage Ratio of not less than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction”;

(4)	each Subsidiary Guarantor, unless such Subsidiary Guarantor is the Person with which the Issuer, as applicable, has entered into a transaction under this “Consolidation, Merger and Sale of Assets” section, shall have, by supplemental indenture amending its Note Guarantee, confirmed that its Note Guarantee shall apply to the obligations of the Issuer, as applicable, or the Surviving Person in accordance with the notes and the indentures; and

(5)	the Issuer shall have delivered to the Trustee an Officers’ Certificate (attaching the arithmetic computations to demonstrate compliance with clause (3) of this paragraph) and an opinion of counsel, in each case, stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the indentures, that all conditions precedent in the indentures relating to such transaction have been satisfied and that such supplemental indenture is enforceable;

provided, however, that clause (3) above does not apply if, in the good faith determination of the Board of Directors of the Issuer, whose determination shall be evidenced by a board resolution, the principal purpose of such transaction is to change the state of incorporation of the Issuer and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

For the avoidance of doubt, this covenant shall not apply to any action taken by the Issuer not involving any other Person (other than in its capacity as a regulatory or legal authority) resulting in the conversion of the Issuer from a corporation to a limited liability company or a limited partnership organized and validly existing under the laws of the United States of America or any jurisdiction thereof, provided that upon consummation of any such conversion there shall be a co-issuer of the notes that is a corporation that satisfies the requirements of clauses (1) and (2) of this covenant.

No Subsidiary Guarantor will consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into it unless:

(1)	it shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged or that acquired or leased such property and assets shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of such Subsidiary Guarantor’s obligations under its Note Guarantee and the registration rights agreements;

(2)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(3)	the Issuer will have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that such transaction and such supplemental indenture comply with the applicable provisions of the indentures, that all conditions precedent in the indentures relating to such transaction have been satisfied and that such supplemental indenture is enforceable.

The foregoing requirements of this paragraph shall not apply to (x) a consolidation or merger of any Subsidiary Guarantor with and into the Issuer or any other Subsidiary Guarantor, so long as the Issuer or such Subsidiary Guarantor, as applicable, survives such consolidation or merger or (y) the sale, exchange or transfer, to any Person not a Subsidiary of the Issuer, of all of the Issuer’s and each Restricted Subsidiary’s Capital Stock in, or all or substantially all of the assets of, a Subsidiary Guarantor in compliance with the “Limitation on Asset Sales” covenant, or (z) a reincorporation of a Subsidiary Guarantor if, in the good faith determination of the Board of Directors of the Subsidiary Guarantor, whose determination shall be evidenced by a board resolution, the principal purpose of such transaction is to change the state of incorporation of such Subsidiary Guarantor and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

Defeasance

Defeasance and Discharge. The indentures provide that, upon election by the Issuer, the provisions of the indentures will no longer be in effect with respect to the notes (except for, among other matters, certain obligations to register the transfer or exchange of the notes, to replace stolen, lost or mutilated notes, to maintain paying agencies and to hold monies for payment in trust) as of the 123rd day after the deposit referred to below if, among other things:

(a)	the Issuer has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of the indentures and the notes;

(b)	the Issuer has delivered to the Trustee (1) either, (x) an opinion of counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Issuer’s exercise of its option under this “Defeasance” provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which opinion of counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after November 15, 2006 such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned opinion of counsel and (2) an opinion of counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

(c)

immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(d)	with respect to a defeasance of the senior subordinated notes, the Issuer is not prohibited from making payments in respect of the senior subordinated notes by the provisions described under “—Ranking”; and

(e)	if at such time the notes are listed on a national securities exchange, the Issuer has delivered to the Trustee an opinion of counsel to the effect that the notes will not be delisted as a result of such deposit, defeasance and discharge.

Defeasance of Certain Covenants and Certain Events of Default. The indentures further provide that the provisions of the indentures will no longer be in effect with respect to clause (3) of the first paragraph under “—Consolidation, Merger and Sale of Assets” and all the covenants described herein under “—Covenants,” and clause (c) under “Events of Default” with respect to such clause (3) of the first paragraph under “—Consolidation, Merger and Sale of Assets,” clause (d) under “Events of Default” with respect to such other covenants and clauses (e) and (f) under “Events of Default” shall be deemed not to be Events of Default upon, among other things, the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of the indentures and the notes, the satisfaction of the provisions described in clauses (B)(2), (C), (D) and (E) of the preceding paragraph and the delivery by the Issuer to the Trustee of an opinion of counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

Defeasance and Certain Other Events of Default. In the event that the Issuer exercises its option to omit compliance with certain covenants and provisions of the indentures with respect to the notes as described in the immediately preceding paragraph and the notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from such Event of Default. However, the Issuer will remain liable for such payments and the Issuer’s obligations or any Subsidiary Guarantor’s Note Guarantee with respect to such payments will remain in effect.

Satisfaction and Discharge

The indentures will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the notes, as expressly provided for in the indentures) as to all notes when:

(1)	either:

(A)	all of the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust by the Issuer and thereafter repaid to the Issuer) have been delivered to the Trustee for cancellation, or

(B)

all notes not theretofore delivered to the Trustee for cancellation have become due and payable pursuant to an optional redemption notice or otherwise or will become due and payable within one year, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the notes not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; and

(2)	the Issuer has paid all other sums payable under the indentures by the Issuer.

The Trustee will acknowledge the satisfaction and discharge of the indentures if the Issuer has delivered to the Trustee an Officers’ Certificate and an opinion of counsel stating that all conditions precedent under the indentures relating to the satisfaction and discharge of the indentures have been complied with.

Modification and Waiver

The indentures may be amended or supplemented, without notice to or the consent of any Holder of senior notes or senior subordinated notes, to:

(1)	cure any ambiguity, defect or inconsistency in the indentures;

(2)	comply with the provisions described under “Consolidation, Merger and Sale of Assets” or “Limitation on Issuances of Guarantees by Restricted Subsidiaries”;

(3)	comply with any requirements of the SEC in connection with the qualification of the indentures under the Trust Indenture Act;

(4)	evidence and provide for the acceptance of appointment by a successor Trustee;

(5)	add a Subsidiary Guarantor or to secure the notes;

(6)	to conform the text of the indentures or the notes to any provision of this Description of Notes;

(7)	to provide for the issuance of Additional Notes in accordance with the limitations set forth in the indentures as of November 15, 2006; or

(8)	make any change that, in the good faith opinion of the Board of Directors, does not materially and adversely affect the rights of any Holder.

Subject to applicable provisions of the indentures, the indentures may be amended or supplemented by the Issuer, the Subsidiary Guarantors and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the senior notes or the senior subordinated notes, as applicable. Notwithstanding the foregoing, no such modification or amendment may, without the consent of each Holder affected thereby:

(1)	change the Stated Maturity of the principal of, or any installment of interest on, any note;

(2)	reduce the principal amount of, or premium, if any, or interest on, any note;

(3)	change the optional redemption dates or optional redemption prices of the notes from that stated under “—Optional Redemption”;

(4)	change the place or currency of payment of principal of, or premium, if any, or interest on, any note;

(5)	impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any note;

(6)	waive a default in the payment of principal of, premium, if any, or interest on the notes;

(7)	release any Subsidiary Guarantor that is a Significant Subsidiary from its Note Guarantee, except as provided in the indentures;

(8)	modify (x) the with respect to the senior indenture and the senior notes, the ranking of any senior note or (y) with respect to the senior subordinated indenture and the senior subordinated notes, the subordination provisions of any senior subordinated note, in any case, in a manner adverse to the Holders; or

(9)	reduce the percentage or aggregate principal amount of notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults.

Governing Law

The indentures and the notes are governed by and construed in accordance with the laws of the State of New York.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

No recourse for the payment of the principal of, premium, if any, or interest on any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of any Obligor in the indentures, or in any of the notes or Note Guarantees or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, Officer, director, employee or controlling person of the Issuer or any Subsidiary Guarantor or of any successor Person thereof. Each Holder, by accepting the notes, waived and released all such liability. The waiver and release were part of the consideration for the issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

Concerning the Trustee

Except during the continuance of a Default, the Trustee will be liable only for the performance of such duties as are specifically set forth in the indentures. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the indentures as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indentures and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Issuer or any Subsidiary Guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Book-Entry; Delivery and Form

The certificates representing the notes were issued in fully registered form without interest coupons. Notes sold in offshore transactions in reliance on Regulation S under the Securities Act were initially represented by one or more temporary global notes in definitive, fully registered form without interest coupons (each a “Temporary Regulation S Global Note”) and were deposited with the Trustee as custodian for, and registered in the name of a nominee of, The Depository Trust Company (“DTC”) for the accounts of Euroclear and Clearstream. The Temporary Regulation S Global Note will be exchangeable for one or more permanent global notes (each a “Permanent Regulation S Global Note”; and together with the Temporary Regulation S Global Notes, the “Regulation S Global Note”) on or after the 40th day following November 15, 2006 upon certification that the beneficial interests in such global Note are owned by non-U.S. persons. Prior to the 40th day after November 15, 2006, beneficial interests in the Temporary Regulation S Global Notes could only be held through Euroclear or Clearstream, and any resale or transfer of such interests to U.S. persons were not permitted during such period unless such resale or transfer was made pursuant to Rule 144A or Regulation S.

Notes sold in reliance on Rule 144A are represented by one or more permanent global notes in definitive, fully registered form without interest coupons (each a “Restricted Global Note”; and together with the Regulation S Global Notes, the “Global Notes”) and were deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC.

Each Global Note (and any notes issued for exchange therefor) is subject to certain restrictions on transfer set forth therein.

Notes transferred to institutional “accredited investors” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an “Institutional Accredited Investor”) who are not qualified institutional buyers (“Non- Global Purchasers”) will be in registered form without interest coupons (“Certificated Notes”). Upon the transfer of Certificated Notes initially issued to a Non-Global Purchaser to a qualified institutional buyer or in accordance with Regulation S, such Certificated Notes will, unless the relevant Global Note has previously been exchanged in whole for Certificated Notes, be exchanged for an interest in a Global Note.

Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Qualified institutional buyers may hold their interests in a Restricted Global Note directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

Investors may hold their interests in a Regulation S Global Note directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such system. On or after the 40th day following November 15, 2006, investors may also hold such interests through organizations other than Euroclear or Clearstream that are participants in the DTC system. Euroclear and Clearstream will hold interests in the Regulation S Global Notes on behalf of their participants through DTC.

So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Note for all purposes under the indentures and the notes. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indentures and, if applicable, those of Euroclear and Clearstream.

Payments of the principal of, and interest on, a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Issuer, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Issuer expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC or its nominee. The Issuer also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

The Issuer expects that DTC will take any action permitted to be taken by a holder of notes (including, without limitation, the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Note is credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the notes, DTC will exchange the applicable Global Note for Certificated Notes, which it will distribute to its participants and which may be legended.

The Issuer understands that DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies and certain other organizations that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Although DTC, Euroclear and Clearstream are expected to follow the foregoing procedures in order to facilitate transfers of interests in a Global Note among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuer nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by the Issuer within 90 days, the Issuer will issue Certificated Notes, which may bear a legend, in exchange for the Global Notes. Holders of an interest in a Global Note may receive Certificated Notes, which may bear a legend, in accordance with the DTC’s rules and procedures in addition to those provided for under the indentures.

Definitions

Set forth below are defined terms used in the covenants and other provisions of the indentures. Reference is made to the indentures for other capitalized terms used in this “Description of Notes” for which no definition is provided.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or Indebtedness of a Restricted Subsidiary assumed in connection with an Asset Acquisition by such Restricted Subsidiary; provided such Indebtedness was not Incurred in connection with or in contemplation of such Person becoming a Restricted Subsidiary or such Asset Acquisition.

“Adjusted Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Issuer and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

(1)	the net income (or loss) of any Person that is not a Restricted Subsidiary (except to the extent of the amount of cash actually distributed by such Person during such period to the Issuer or any Restricted Subsidiary);

(2)	solely for the purpose of calculating the amount of Restricted Payments that may be made pursuant to clause (C)(1) of the first paragraph of the “Limitation on Restricted Payments” covenant, the net income (or loss) of any Person earned prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Issuer or any of its Restricted Subsidiaries;

(3)

the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary (except to the extent of the amount of cash actually distributed by such Restricted Subsidiary during such period to the Issuer or any other Restricted Subsidiary), provided that solely for the purpose of calculating (x) the Fixed Charge Coverage Ratio for an Incurrence of Indebtedness under the first paragraph of part (a) of the

“Limitation on Indebtedness and Issuance of Preferred Stock” covenant, and (y) the Portfolio Management Leverage Ratio under clause (13) of the second paragraph of part (a) of the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant, the net income of any Portfolio Management Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Portfolio Management Subsidiary of such net income is not at the time permitted by any restrictions on the declaration or payment of dividends or similar distributions contained in any charter of a Portfolio Management Subsidiary or in any instrument or agreement binding on a Portfolio Management Subsidiary shall not be excluded in computing Adjusted Consolidated Net Income;

(4)	solely for purposes of calculating the Fixed Charge Coverage Ratio, any gains or losses (on an after-tax basis) attributable to sales of assets outside the normal course of business of the Issuer and its Restricted Subsidiaries;

(5)	solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C)(1) of the first paragraph of the “Limitation on Restricted Payments” covenant, any amount paid or accrued as dividends on preferred stock owned by Persons other than the Issuer and any of its Restricted Subsidiaries;

(6)	all extraordinary or non recurring gains or losses, together with any related provision for taxes on such extraordinary or non recurring gains or losses;

(7)	the cumulative effect of a change in accounting principles;

(8)	income or loss attributable to discontinued operations (as defined by GAAP) (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(9)	(x) any non-cash impairment charges resulting from the application of FAS 142 and 144 and (y) the impact resulting from the change in asset valuations required by FAS 141 (and related accounting pronouncements and conventions) as a result of the consummation of the Merger-Related Transactions on the same terms as described in the offering memorandum dated November 8, 2006 related to the notes;

(10)	unrealized gains and losses relating to hedging transactions;

(11)	non-cash compensation charges relating to stock appreciation rights, stock options, restricted stock grants or other equity-incentive programs;

(12)	the amortization of any premiums, fees or expenses incurred in connection with the Merger-Related Transactions; and

(13)	the amount of any restructuring charges or reserves (which, for the avoidance of doubt, shall include retention, severance, termination of future lease commitments and costs to consolidate facilities and relocate employees).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, without limitation, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Premium” means, (i) with respect to any senior note on any Make-Whole Redemption Date, the excess of (A) the present value (discounted semi-annually) at such Make-Whole Redemption Date of (1) the redemption price of such senior note on November 15, 2008 (as set forth in the first paragraph under “—Optional Redemption”) plus (2) all required remaining scheduled interest payments due on such senior note through November 15, 2008, assuming that the rate of interest is the rate of interest in effect on the date the notice of redemption is given, computed using a discount rate equal to the Treasury Rate plus 50 basis points over (B) the principal amount of such senior note on such Make-Whole Redemption Date and (ii) with respect to a any senior subordinated note on any Make-Whole Redemption Date, the excess of (A) the present value (discounted semi-annually) at such Make-Whole Redemption Date of (1) the redemption price of such senior subordinated note on November 15, 2010 (as set forth in the second paragraph under “—Optional Redemption”) plus (2) all required remaining scheduled interest payments due on such senior subordinated notes through November 15, 2010, computed using a discount rate equal to the Treasury Rate plus 50 basis points over (B) the principal amount of such senior subordinated note on such Make-Whole Redemption Date. Calculation of the Applicable Premium will be made by the Issuer or on behalf of the Issuer by such person as the Issuer shall designate.

“Asset Acquisition” means (1) an investment by the Issuer or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Issuer or any of its Restricted Subsidiaries or (2) an acquisition by the Issuer or any of its Restricted Subsidiaries of the property and assets of any Person other than the Issuer or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person.

“Asset Disposition” means the sale or other disposition by the Issuer or any of its Restricted Subsidiaries of (1) all or substantially all of the Capital Stock of any Restricted Subsidiary or (2) all or substantially all of the assets that constitute a division or line of business of the Issuer or any of its Restricted Subsidiaries.

“Asset Sale” means any sale, transfer or other disposition (including, without limitation, by way of merger or consolidation or Sale and Leaseback Transaction) in one transaction or a series of related transactions by the Issuer or any of its Restricted Subsidiaries to any Person other than the Issuer or any of its Restricted Subsidiaries of:

(1)	all or any of the Capital Stock of any Restricted Subsidiary,

(2)	all or substantially all of the property and assets of an operating unit or business of the Issuer or any of its Restricted Subsidiaries, or

(3)	any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Issuer or any of its Restricted Subsidiaries outside the normal course of business of the Issuer or such Restricted Subsidiary, and, in each case, that is not governed by the provisions of the indentures applicable to mergers, consolidations and sales of assets of the Issuer; provided that “Asset Sale” shall not include:

(A)	sales or other dispositions of inventory, receivables and other current assets,

(B)	sales or other dispositions of any Portfolio Management Assets by a Portfolio Management Subsidiary in the normal course of its business,

(C)	sales, transfers or other dispositions of assets constituting a Permitted Investment or Restricted Payment permitted to be made under the “Limitation on Restricted Payments” covenant,

(D)	sales, transfers or other dispositions of assets with a fair market value not in excess of $5.0 million in any transaction or series of related transactions,

(E)	any sale, transfer, assignment or other disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Issuer or its Restricted Subsidiaries,

(F)	sales or grants of licenses to use the Issuer’s or any Restricted Subsidiary’s patents, trade secrets, know-how and technology to the extent that such license does not prohibit the licensor from using the patent, trade secret, know-how or technology,

(G)	a new issuance of Capital Stock to any Person by a Portfolio Management Subsidiary in connection with the financing of Portfolio Management Assets,

(H)	the sale or disposition of any assets or property received as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries on any secured Investment or any other transfer of title with respect to any secured Investment in default,

(I)	the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind,

(J)	any disposition governed by and effected in compliance with the covenant described under “—Consolidation, Merger and Sale of Assets,” or

(K)	leases or subleases to third persons in the normal course of business that do not interfere in any material respect with the business of the Issuer or any of its Restricted Subsidiaries.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including, without limitation, any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Average Life” means, at any date of determination with respect to any debt security, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (2) the sum of all such principal payments.

“Bank Agent” means the agent for the lenders under the Credit Agreement or its successors as agent for the lenders under the Credit Agreement.

“Board of Directors” means, with respect to any Person, the Board of Directors of such Person or any duly authorized committee of such Board of Directors. Unless otherwise indicated, the “Board of Directors” refers to the Board of Directors of the Issuer.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on November 15, 2006 or issued thereafter, including, without limitation, all common stock and preferred stock but excluding any debt securities convertible into capital stock.

“Capitalized Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means the discounted present value of the rental obligations under a Capitalized Lease.

“Change of Control” means such time as:

(1)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, to any “person” (within the meaning of Section 13(d) of the Exchange Act);

(2)	the adoption of a plan relating to the liquidation or dissolution of the Issuer;

(3)

(a) prior to the occurrence of a Public Market, a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than any Existing Stockholder, becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock representing a greater percentage of the total voting power of the Voting Stock of the Issuer, on a fully diluted basis, than is held by the Existing Stockholders on such date and (b) after the occurrence of a Public Market, a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than any Existing Stockholder, becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 40% of the total voting power of the Voting Stock of the Issuer on a fully diluted basis, and such ownership represents a greater percentage of the total voting power of the Voting Stock of the Issuer, on a fully diluted basis, than is held by the Existing Stockholders on such date; or

(4)	the first day as of which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors.

“Consolidated EBITDA” means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

(1)	Fixed Charges,

(2)	income taxes,

(3)	the amount of Permitted Tax Payments to Parent,

(4)	depreciation expense,

(5)	amortization expense,

(6)	all other non-cash items (including, without limitation, non-cash asset impairment charges and amortization of pre-paid cash expenses) reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income (other than items which represent the reversal of an accrual or reserve for anticipated cash charges in any prior period), all as determined on a consolidated basis for the Issuer and its Restricted Subsidiaries in conformity with GAAP,

(7)	fees, costs, expenses and charges resulting from the consummation of the Merger-Related Transactions on substantially the same terms as described in the offering memorandum dated November 8, 2006 related to the notes,

(8)	any non-recurring expenses or charges relating to (i) any offering of Capital Stock by the Issuer or the Parent, (ii) any merger, recapitalization or acquisition transactions made by the Issuer or any of its Restricted Subsidiaries, or (iii) any Indebtedness Incurred by the Issuer or any of its Restricted Subsidiaries (in each case, whether or not successful),

(9)	provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Issuer or any of its Restricted Subsidiaries, and

(10)	all fees paid by the Issuer pursuant to clauses (8), (9) and (13) of the “Limitation on Transactions with Affiliates” covenant.

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest expense in respect of Indebtedness, net of interest income and payments received under Interest Rate Agreements (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; the net costs associated with Interest Rate Agreements); imputed interest with respect to Attributable Debt; and all but the principal component of rentals in respect of Capitalized Lease Obligations, in each case, paid or accrued or scheduled to be paid or to be accrued by the Issuer and its Restricted Subsidiaries during such period; excluding, however, (1) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof) and (2) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer who:

(1)	was a member of the Board of Directors on November 15, 2006;

(2)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election; or

(3)	was designated or appointed with the approval of Existing Stockholders holding directly or indirectly a majority of the Voting Stock of all of the Existing Stockholders.

“Credit Agreement” means the Credit Agreement, dated as of November 15, 2006, among Collect Holdings, Inc., Collect Acquisition Corp., NCO Financial Systems, Inc., the subsidiary guarantors party thereto, Morgan Stanley & Co. Incorporated, as collateral agent, Morgan Stanley Senior Funding, Inc., as administrative agent, and the other lenders named therein or parties thereto from time to time, including, without limitation, any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, modified, renewed, refunded, replaced or refinanced from time to time (including, without limitation, to increase the amount of available borrowings thereunder or to add Restricted Subsidiaries as additional borrowers or guarantors thereunder).

“Credit Facilities” means, with respect to the Issuer and its Restricted Subsidiaries, one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities, or indentures providing for revolving credit loans, term loans, notes or other financing or letters of credit, or other credit facilities, in each case, as amended, modified, renewed, refunded, replaced or refinanced from time to time (including, without limitation, to increase the amount of available borrowings thereunder or to add Restricted Subsidiaries as additional borrowers or guarantors thereunder).

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Designated Senior Indebtedness” means (1) any Indebtedness under the Credit Agreement, (2) any Indebtedness under the senior notes and the Note Guarantees relating thereto and (3) any other Indebtedness constituting Senior Indebtedness that, at the date of determination, has an aggregate principal amount outstanding of at least $15.0 million and that is specifically designated by the Issuer, in the instrument creating or evidencing such Senior Indebtedness as “Designated Senior Indebtedness.”

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed prior to the date that is 91 days after the Stated Maturity of the notes, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the date that is 91 days after the Stated Maturity of the notes or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the date that is 91 days after the Stated Maturity of the notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the date that is 91 days after the Stated Maturity of the notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the “Limitation on Asset Sales” and “Repurchase of Notes upon a Change of Control” covenants and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Issuer’s repurchase of such notes as are required to be repurchased pursuant to the “Limitation on Asset Sales” and “Repurchase of Notes upon a Change of Control” covenants.

“Excluded Subsidiary” means (a) any Foreign Subsidiary, (b) any Portfolio Management Subsidiary that is prohibited by any agreement governing such Portfolio Management Subsidiary, any Portfolio Management Financing in which such Portfolio Management Subsidiary is engaged, or any member, partner or other participant in such Portfolio Management Subsidiary or such Portfolio Management Financing, from Guaranteeing the notes, (c) Horsham Aviation LLC or (d) any Person that shall become, following November 15, 2006, an Immaterial Subsidiary, provided however, that no Subsidiary of the Issuer in existence on November 15, 2006 shall be an Immaterial Subsidiary for purposes of this clause (d).

“Existing Indebtedness” means Indebtedness, other than the notes and Indebtedness under the Credit Agreement, existing on November 15, 2006 after giving effect to the Merger-Related Transactions.

“Existing Stockholders” means any of (a)(x) One Equity Partners LLC, One Equity Partners II, L.P., OEP II Co-Investors, L.P., and OEP II Partners Co-Invest, L.P., and any investment vehicle that is managed or controlled, directly or indirectly (whether through the ownership of securities having a majority of the voting power or through management of investments) by OEP Holding Corporation or any of its Affiliates (collectively, “OEP Affiliates”), and (y) any other Person who shall make any equity investment in Collect Holdings, Inc. (now known as NCO Group, Inc.) on November 15, 2006 (other than any Person described in clause (a)(x), (b), (c) or (d) of this definition, (b) any present or former managing director, director, general partner, member, limited partner, officer, stockholder or employee of any OEP Affiliates, (c) any present or former officers and directors of the Issuer, and (d) any (x) spouse, lineal descendant (in each case, natural or adopted), siblings, or ancestors of the Persons in clause (b) and (c) above, and (y) any estate or trust, the beneficiaries of which, or corporation, partnership, limited liability corporation or other entity, the stockholders, partners, members, owners or Persons holding a controlling interest of which, consist of one or more Persons referred to in the immediately preceding clause (x).

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a resolution of the Board of Directors.

“Fixed Charge Coverage Ratio” means, for any Person on any Transaction Date, the ratio of (1) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which internal financial statements are available (the “Four Quarter Period”) to (2) the aggregate Fixed Charges during such Four Quarter Period. In making the foregoing calculation:

(A)	pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the “Reference Period”) commencing on the first day of the Four Quarter Period and ending on the Transaction Date, in each case, as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;

(B)	Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

(C)	pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including, without limitation, giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

(D)	pro forma effect shall be given to asset dispositions and asset acquisitions (including, without limitation, giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Issuer or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period, provided that to the extent that clause (C) or (D) of this paragraph requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall (x) be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available and (y) in the case of an Asset Acquisition, give effect to Pro Forma Cost Savings, as if they had occurred on the first day of the Reference Period.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)	Consolidated Interest Expense plus

(2)	the product of (x) the amount of all dividend payments on any series of preferred stock of such Person or any of its Restricted Subsidiaries (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of such Person or such Restricted Subsidiary or to such Person or a Restricted Subsidiary of such Person) paid or scheduled to be paid during such period, and (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal, as determined on a consolidated basis in accordance with GAAP.

“Foreign Subsidiary” means any Subsidiary of the Issuer that is an entity which is a controlled foreign corporation under Section 957 of the Code.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on November 15, 2006 as determined by the Public Company Accounting Oversight Board. All ratios and computations contained or referred to in the indentures shall be computed in conformity with GAAP applied on a consistent basis.

“Guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the normal course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the normal course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Holder” means a holder of any notes.

“Immaterial Subsidiary” means any Subsidiary of the Issuer that is not a Material Subsidiary.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1)	all indebtedness of such Person for borrowed money;

(2)	all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	all obligations of such Person in respect of letters of credit or other similar instruments (including, without limitation, reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including, without limitation, trade letters of credit) securing obligations (other than obligations described in clause (1) or (2) above or (5), (6) or (7) below) entered into in the normal course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the fifth business day following receipt by such Person of a demand for reimbursement);

(4)	all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than 12 months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(5)	all Capitalized Lease Obligations and Attributable Debt;

(6)	all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness;

(7)	all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and

(8)	all Disqualified Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any, provided, in each case if, and only to the extent any of the preceding items (other than letters of credit or Disqualified Stock) would appear as a liability on a balance sheet of the specified Person prepared in accordance with GAAP.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that:

(A)   the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP;

(B)   money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest; and

(C)	Indebtedness shall not include:

(x)	any liability for federal, state, local or other taxes,

(y)	performance, surety or appeal bonds provided in the normal course of business, or

(z)    money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest; and agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Issuer or any of its Restricted Subsidiaries pursuant to such agreements, in any case, incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by the Issuer or any Restricted Subsidiary in connection with such disposition.

“Initial Subsidiary Guarantors” means each Restricted Subsidiary of the Issuer (other than an Excluded Subsidiary) on November 15, 2006.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement, but excluding advances to customers or suppliers in the normal course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Issuer or its Restricted Subsidiaries and endorsements for collection or deposit arising in the normal course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (2) the retention of the Capital Stock (or any other Investment) by the Issuer or any of its Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary, including, without limitation, by reason of any transaction permitted by clauses (3) or (4) of the “Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries” covenant. For purposes of the definition of “Unrestricted Subsidiary” and the “Limitation on Restricted Payments” covenant, (a) the amount of or a reduction in an Investment shall be equal to the fair market value thereof at the time such Investment is made or reduced and (b) in the event the Issuer or a Restricted Subsidiary makes an Investment by transferring assets to any Person and as part of such transaction receives Net Cash Proceeds, the amount of such Investment shall be the fair market value of the assets less the amount of Net Cash Proceeds so received. Notwithstanding the foregoing, an acquisition of a portfolio of purchased accounts receivables in the normal course of its business shall be deemed not to be an Investment in a Person.

“Investment Grade Ratings” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by the S&P.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Material Subsidiary” means, at any date of determination, any (a) Subsidiary (other than an Excluded Subsidiary described in clauses (a), (b) or (c) of the definition of Excluded Subsidiary) of the Issuer that individually has, or (b) group of Subsidiaries (other than any Excluded Subsidiaries described in clauses (a), (b) or (c) of the definition of Excluded Subsidiary) of the Issuer that in the aggregate has, in either case, revenues, assets or earnings in an amount equal to at least 3% of (i) the consolidated revenues of the Issuer and its Subsidiaries for the most recently completed fiscal quarter for which internal financial statements are available, (ii) the consolidated assets of the Issuer and its Subsidiaries as of the last day of the most recently completed fiscal quarter for which internal financial statements are available, or (iii) the consolidated net earnings of the Issuer and its Subsidiaries for the most recently completed fiscal quarter for which internal financial statements are available, in each case, determined in accordance with GAAP for such period.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of July 21, 2006, as may be amended, by and among NCO Group, Inc., Collect Holdings, Inc. and Collect Acquisition Corp., a wholly owned subsidiary of Collect Holdings, Inc.

“Merger-Related Transactions” means the transactions contemplated by (i) the Credit Agreement and (ii) the offering of the notes and (iii) the Merger Agreement.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means:

(a)	with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including, without limitation, payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of

(1)	brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of counsel and investment bankers) related to such Asset Sale;

(2)	provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Issuer and its Restricted Subsidiaries, taken as a whole;

(3)	payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that is either (x) secured by a Lien on the property or assets sold or (y) required to be paid as a result of such sale; and

(4)	appropriate amounts to be provided by the Issuer or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and

(b)	with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including, without limitation, payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Note Guarantee” means any Guarantee of the obligations of the Issuer under the indentures and the notes by any Subsidiary Guarantor.

“Offer to Purchase” means an offer to purchase notes by the Issuer from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

(1)	the provision of the indentures pursuant to which the offer is being made and that all notes validly tendered will be accepted for payment on a pro rata basis;

(2)	the purchase price and the date of purchase, which shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Payment Date”);

(3)	that any note not tendered will continue to accrue interest pursuant to its terms;

(4)	that, unless the Issuer defaults in the payment of the purchase price, any note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5)	that Holders electing to have an note purchased pursuant to the Offer to Purchase will be required to surrender the note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the business day immediately preceding the Payment Date;

(6)	that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third business day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of notes delivered for purchase and a statement that such Holder is withdrawing his election to have such notes purchased; and

(7)	that Holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered; provided that each note purchased and each new note issued shall be in a principal amount of $2,000 or integral multiples of $1,000.

On the Payment Date, the Issuer shall (a) accept for payment on a pro rata basis notes or portions thereof tendered pursuant to an Offer to Purchase; (b) deposit with the Paying Agent money sufficient to pay the purchase price of all notes or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all notes or portions thereof so accepted together with an Officers’ Certificate specifying the notes or portions thereof accepted for payment by the Issuer. The Paying Agent shall promptly mail to the Holders of notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the note surrendered; provided that each note purchased and each new note issued shall be in a principal amount of $2,000 or integral multiples of $1,000. The Issuer will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Issuer will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that the Issuer is required to repurchase notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indentures relating to an Offer to Purchase, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of the indentures by virtue of such conflict.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer or the Secretary of such Person.

“Officers’ Certificate” means a certificate signed by two Officers of the Issuer or of any Subsidiary Guarantor, as applicable.

“One Equity Partners” means One Equity Partners LLC and its successors.

“Parent” means NCO Group, Inc. or any direct or indirect parent company of the Issuer.

“Permitted Business” means (a) the business of NCO Group, Inc. and its Subsidiaries engaged in on November 15, 2006 and (b) any business or other activities that are related, ancillary or complementary to or a reasonable extension, development or expansion of, any such business, including, without limitation, any business process outsourcing business or activities.

“Permitted Investment” means:

(1)	an Investment in the Issuer or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into, or transfer or convey all or substantially all its assets to, the Issuer or a Restricted Subsidiary; provided that any Investment in an Excluded Subsidiary is reasonably related to the business or operations of such Excluded Subsidiary;

(2)	Temporary Cash Investments;

(3)	payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(4)	stock, obligations or securities received in satisfaction of judgments;

(5)	an Investment in an Unrestricted Subsidiary consisting solely of an Investment in another Unrestricted Subsidiary;

(6)	Interest Rate Agreements and Currency Agreements designed solely to protect the Issuer or its Restricted Subsidiaries against fluctuations in interest rates or foreign currency exchange rates;

(7)	loans and advances to employees and Officers of the Issuer and its Restricted Subsidiaries made in the normal course of business for bona fide business purposes not to exceed $1,000,000 in the aggregate at any one time outstanding;

(8)	Investments in securities of trade creditors or customers received:

(A)	pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; or

(B)	in settlement of delinquent obligations of, and other disputes with, customers, suppliers and others or otherwise in satisfaction of a judgment;

(9)	Investments made by the Issuer or its Restricted Subsidiaries consisting of consideration received in connection with an Asset Sale made in compliance with the “Limitation on Asset Sales” covenant; or

(10)	Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Issuer or at the time such Person merges or consolidates with the Issuer or any of its Restricted Subsidiaries, in either case, in compliance with the indentures; provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Issuer or such merger or consolidation;

(11)	obligations of one or more officers or other employees of the Issuer or any of its Restricted Subsidiaries in connection with such officer’s or employee’s acquisition of shares of Capital Stock of Collect Holdings, Inc. (now known as NCO Group, Inc.) or Capital Stock of the Issuer so long as no cash or other assets are paid by the Issuer or any of its Restricted Subsidiaries to such officers or employees pursuant to any such obligations;

(12)	Investments existing on November 15, 2006 or an Investment consisting of any extension, modification or renewal of any Investment existing as of November 15, 2006 (excluding any such extension, modification or renewal involving additional advances, contributions or other investments of cash or property or other increases thereof unless it is a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms, as of November 15, 2006, of the original Investment so extended, modified or renewed);

(13)	Guarantees of Indebtedness of the Issuer or a Restricted Subsidiary permitted under the “Limitations on Indebtedness and Issuance of Preferred Stock” covenant and performance guarantees in the normal course of business;

(14)	repurchases of the notes and if issued, any Additional Notes; and

(15)	additional Investments (including, without limitation, Investments in joint ventures but excluding Investments in Unrestricted Subsidiaries) not to exceed $25.0 million at any one time outstanding; provided that, in the event of an Investment in any Person that is not a Restricted Subsidiary, such Person shall not use the proceeds of such Investment to purchase, redeem, retire or otherwise acquire for value any shares of the Capital Stock of the Issuer.

“Permitted Liens” means:

(1)	Liens existing on November 15, 2006;

(2)	Liens granted on or after November 15, 2006 on any assets or Capital Stock of the Issuer or its Restricted Subsidiaries created in favor of the Holders;

(3)	Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Issuer or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Issuer or such other Wholly Owned Restricted Subsidiary;

(4)	Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (3) of the second paragraph of part (a) of the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant; provided that such Liens do not extend to or cover any property or assets of the Issuer or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;

(5)	Liens (including, including without limitation, extensions and renewals thereof) upon real or personal property acquired after November 15, 2006; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant (including, without limitation, Indebtedness Incurred or preferred stock issued pursuant to clause (8) of the second paragraph of part (a) of the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant), to finance the cost (including, without limitation, the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within 12 months after the later of the acquisition, the completion of construction or the commencement of full operation of such property (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

(6)	Liens on cash set aside at the time of the Incurrence of any Indebtedness, or government securities purchased with such cash, in either case, to the extent that such cash or government securities pre-fund the payment of interest on such Indebtedness and are held in a collateral or escrow account or similar arrangement to be applied for such purpose;

(7)	Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Issuer or any Restricted Subsidiary other than the property or assets acquired;

(8)	Liens in favor of the Issuer or any Restricted Subsidiary;

(9)	Liens on shares of Capital Stock of any Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary;

(10)	Liens for taxes, assessments, governmental charges or claims that are not yet due or that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(11)	statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the normal course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(12)	Liens incurred or deposits made in the normal course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(13)	Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the normal course of business (exclusive of obligations for the payment of borrowed money);

(14)	easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially detract from the value of the affected property or materially interfere with the normal course of business of the Issuer or any of its Restricted Subsidiaries;

(15)	leases or subleases granted to others that do not materially interfere with the normal course of business of the Issuer and its Restricted Subsidiaries, taken as a whole;

(16)	Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Issuer or its Restricted Subsidiaries relating to such property or assets;

(17)	any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

(18)	Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(19)	Liens arising from the rendering of a final judgment or order against the Issuer or any Restricted Subsidiary that does not give rise to an Event of Default;

(20)	Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(21)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(22)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Issuer or any of its Restricted Subsidiaries in the normal course of business in accordance with the past practices of the Parent and its Restricted Subsidiaries prior to November 15, 2006;

(23)	Liens on or sales of receivables;

(24)	Liens securing Indebtedness permitted under clauses (4) and (11) of the second paragraph of clause (a) of the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant;

(25)	Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary, provided that such Liens are not created or incurred in connection with, or in contemplation of, or to provide all or any portion of the funds or credit support utilized in connection with, such other Person becoming a Restricted Subsidiary; provided further that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(26)	Liens on funds held on behalf of clients of the Issuer and its Subsidiaries, arising from the collection of accounts placed with the Issuer and its Subsidiaries;

(27)	Liens (a) on Portfolio Management Assets incurred by a Portfolio Management Subsidiary in connection with a Portfolio Management Financing, (b) on the Capital Stock of a Portfolio Management Subsidiary or (c) otherwise arising from the sale of all or any portion of a portfolio of purchased accounts receivable, or any participation or interest therein, or related assets in the conduct of the Portfolio Management Business; and

(28)	Liens securing additional debt of the Issuer and its Restricted Subsidiaries in an aggregate principal amount not to exceed $10.0 million at any one time outstanding.

“Permitted Payments to Parent” means:

(1)	Permitted Tax Payments to Parent;

(2)	(a) the payment by the Issuer to any Affiliate of the Issuer of management fees of not more than $3.0 million or (b) the reimbursement to any such Affiliate of related expenses of not more than $2.0 million, in the case of (a) or (b), in the aggregate in any calendar year;

(3)	Payments, directly or indirectly, to the Parent if the proceeds are used to pay general corporate and overhead expenses (including, without limitation, in respect of administrative, legal and accounting services) incurred in the normal course of its business as a holding company of the Issuer and its Subsidiaries; and

(4)	Payments, directly or indirectly, to the Parent if the proceeds are used to pay reasonable and customary directors fees payable to, and indemnity provided on behalf of, the Board of Directors of such Parent, indemnity provided on behalf of officers of Parent, and customary reimbursement of travel and similar expenses incurred in the normal course of business.

“Permitted Tax Payments to Parent” means payments, directly or indirectly, to the Parent to be used by the Parent to pay (x) consolidated, combined or similar federal, state and local taxes payable by the Parent (or such parent company) and directly attributable to (or arising as a result of) the operations of the Issuer and its Subsidiaries and (y) franchise or similar taxes and fees of the Parent required to maintain such Parent’s corporate or other existence and other taxes; provided that:

(1)	for so long as the Issuer is the only direct subsidiary of the Parent, (i) the amount of such dividends, distributions or advances paid shall not exceed the amount (x) that is the lesser of (1) the amount that would be due with respect to a consolidated, combined or similar federal, state or local tax return that included the Issuer and its Subsidiaries for which the Issuer would be the corporate parent and (2) the net amount of the relevant tax that the Parent actually owes to the relevant taxing authority, plus (y) the actual amount of such franchise or similar taxes and fees of the Parent required to maintain such Parent’s corporate or other existence; and (ii) such payments are used by the Parent for such purposes within 60 days of the receipt of such payment; and

(2)	if there is any direct subsidiary of the Parent other than the Issuer, the amount of such dividends, distributions or advances paid shall not exceed the amount that would be due with respect to a consolidated, combined or similar federal, state or local tax return that included the Issuer and its Subsidiaries for which the Issuer would be the corporate parent.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Portfolio Management Assets” means any purchased accounts receivables and defaulted, contingent and charged-off obligations and similar obligations, any participation or interest therein, and all rights and interests related thereto, or arising in connection with, any of the foregoing, including, without limitation, any agreements, documents or instruments.

“Portfolio Management Business” means the segment of the Issuer’s consolidated business relating to Portfolio Management Assets, including without limitation, collecting, purchasing, managing, selling and disposing of Portfolio Management Assets and any financing thereof and any other activities that are ancillary or complementary thereto or are a reasonable extension, development or expansion thereof.

“Portfolio Management Financing” means any transaction involving the Issuer or one of its Restricted Subsidiaries with respect to Portfolio Management Assets, which transaction may take the form of (a) the Incurrence by the Issuer or a Restricted Subsidiary of Indebtedness that in all respects is non-recourse in all respects other than to the underlying Portfolio Management Assets, (b) the Incurrence by the Issuer or a Restricted Subsidiary of Indebtedness that is non-recourse other than (i) to the underlying Portfolio Management Assets and (ii) to the other Portfolio Management Assets acquired through the same non-recourse lending arrangements or (c) Portfolio Management Assets acquired where the Issuer or one of its Restricted Subsidiaries has an equity partner and both the Issuer or such Restricted Subsidiary and the equity partner may make non-recourse loans to an entity (in the form of a joint venture, a limited liability company, a corporation, or a partnership) created expressly to hold the underlying Portfolio Management Assets in principal amounts ratably in accordance with their respective equity interests in such entity.

“Portfolio Management Indebtedness” means as of any Transaction Date, an amount equal to the aggregate Indebtedness of all Portfolio Management Subsidiaries on a combined basis, outstanding as of such Transaction Date, and excluding (x) all obligations of Portfolio Management Subsidiaries relating to the notes (including any refinancing thereof in accordance with the indentures) and the Credit Agreement and (y) Indebtedness owed by any Portfolio Management Subsidiary to the Issuer or any Restricted Subsidiary.

“Portfolio Management Leverage Ratio” means, as of any Transaction Date, the ratio of (a) Portfolio Management Indebtedness to (b) the aggregate of all Consolidated EBITDA of Portfolio Management Subsidiaries, provided that only for the purposes of this definition, Consolidated EBITDA shall include, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income for any Portfolio Management Subsidiary, the minority interest attributable to the net income or loss of any Portfolio Management Subsidiary’s equity interests held by any Person (other than any Existing Stockholder, any Parent, the Issuer or any of its Subsidiaries) in any Portfolio Management Subsidiary which is not Wholly Owned. In addition, any calculation under this definition shall be made on a pro forma basis consistent with the calculation of the Fixed Charge Coverage Ratio to the extent applicable.

“Portfolio Management Subsidiary” means, any Restricted Subsidiary that, at the time of determination, has no significant business activities other then being engaged in the Portfolio Management Business.

“Pro Forma Cost Savings” means, with respect to any period, the reduction in net costs and related adjustments that (i) were directly attributable to an Asset Acquisition that occurred during the Reference Period, (ii) were actually implemented by the business that was the subject of any such Asset Acquisition within 12 months after the date of the acquisition, merger, consolidation and prior to the Transaction Date or (iii) relate to the business that is the subject of any such Asset Acquisition and that the Issuer reasonably determines are probable based on specifically identifiable actions which have been taken or will be taken within 12 months of the date of the Asset Acquisition; provided that in each case, any such reductions in net costs and related adjustments are set forth in an Officers’ Certificate signed by the Issuer’s Chief Financial Officer and another Officer which states (a) the amount of such reduction in net costs and related adjustments, and (b) that such reduction in net costs and related adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers’ Certificate at the time of such execution.

“Public Equity Offering” means an underwritten primary public offering of common stock of the Parent or the Issuer pursuant to an effective registration statement under the Securities Act.

A “Public Market” shall be deemed to exist if (i) a Public Equity Offering has been consummated and (ii) at least 15% of the total issued and outstanding common stock of the Parent or the Issuer has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

“Qualified Proceeds” means any of the following or any combination of the following:

(1)	Net Cash Proceeds;

(2)	the fair market value of any assets (other than Investments) that are used or useful in a Permitted Business; and

(3)	the fair market value of any Capital Stock of any Person engaged in a Permitted Business if:

(A) that Person is or, in connection with the receipt by the Issuer or any Restricted Subsidiary of that Capital Stock, becomes a Restricted Subsidiary of the Issuer; or

(B) that Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or any Restricted Subsidiary of the Issuer.

“Replacement Assets” means, on any date, property or assets (other than current assets that are not purchased accounts receivable) of a nature or type or that are used in a Permitted Business (or an Investment in a Permitted Business).

“Required Rating Agencies” means both Moody’s and S&P or their respective successors; provided that if either Moody’s or S&P (or their respective successors) is no longer conducting business or is no longer rating companies in the business process outsourcing industry generally, then Required Rating Agencies means either Moody’s or S&P (or their respective successors), as applicable.

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, and its successors.

“Sale and Leaseback Transaction” means a transaction whereby a Person sells or otherwise transfers assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or otherwise transferred.

“SEC” means the United States Securities and Exchange Commission or any successor agency.

“Senior Indebtedness” means the following obligations of the Issuer or any Subsidiary Guarantor, whether outstanding on November 15, 2006 or thereafter Incurred: (1) all Indebtedness and all other monetary obligations, including, without limitation, guarantees thereof (including, without limitation, expenses, fees, principal, interest, reimbursement obligations under letters of credit and indemnities payable in connection therewith) under (or in respect of) the Credit Agreement or any Interest Rate Agreement or Currency Agreement relating to the Indebtedness under the Credit Agreement (2) all Indebtedness and all other monetary obligations, including without limitation, guarantees thereof (including, without limitation, expenses, fees, principal, interest, reimbursement obligations under letters of credit and indemnities payable in connection therewith) under (or in respect of) the senior notes and (3) all Indebtedness and all other monetary obligations of the Issuer or any Subsidiary Guarantor (other than the senior subordinated notes and any related Note Guarantees), including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is pari passu with, or subordinated in right of payment to, the senior subordinated notes or any related Note Guarantee; provided that the term “Senior Indebtedness” shall not include (a) any Indebtedness of the Issuer or any Subsidiary Guarantor that, when Incurred, was without recourse to the Issuer or such Subsidiary Guarantor, (b) any Indebtedness of the Issuer or

any Subsidiary Guarantor to a Subsidiary of the Issuer, or to a joint venture in which the Issuer or any Restricted Subsidiary has an interest, (c) any Indebtedness of the Issuer or any Subsidiary Guarantor, to the extent not permitted by the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant or the “Limitation on Layering” covenant; provided that Indebtedness under the Credit Agreement shall be deemed Senior Indebtedness if the Issuer or any Subsidiary Guarantor, as the case may be, believed in good faith at the time of Incurrence that it was permitted to Incur such Indebtedness under the indentures and delivers an Officers’ Certificate to the lenders under the Credit Agreement to such effect, (d) any repurchase, redemption or other obligation in respect of Disqualified Stock, (e) any Indebtedness to any employee of the Issuer or any of its Subsidiaries, (f) any liability for taxes owed or owing by the Issuer or any Subsidiary Guarantor or (g) any Trade Payables.

“Senior Subordinated Indebtedness” means the senior subordinated notes (in the case of the Issuer), a Note Guarantee (in the case of a Subsidiary Guarantor) of the senior subordinated notes and any other Indebtedness of the Issuer or a Subsidiary Guarantor that specifically provides that such Indebtedness is to rank pari passu with the senior subordinated notes or such Note Guarantee, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Issuer or such Subsidiary Guarantor which is not Senior Indebtedness of the Issuer or a Subsidiary Guarantor.

“Significant Subsidiary” means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (1) for the most recent fiscal year of the Issuer, accounted for more than 10% of the consolidated revenues of the Issuer and the Subsidiary Guarantors or (2) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Issuer and the Subsidiary Guarantors, all as set forth on the most recently available consolidated financial statements of the Issuer for such fiscal year provided that, for purposes of clause (7) of the second paragraph under the caption “—Modification and Waiver”, any reference in this definition to 10% shall be substituted with a reference to 5%.

“Stated Maturity” means, (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which 50% or more of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

“Subsidiary Guarantor” means any Initial Subsidiary Guarantor and any other Restricted Subsidiary which provides a Note Guarantee of the Issuer’s obligations under the Indenture and the notes pursuant to the “Limitation on Issuances of Guarantees by Restricted Subsidiaries” covenant.

“Subordinated Indebtedness” means (a) with respect to the Issuer, any Indebtedness of the Issuer that is by its terms subordinated in right of payment to the senior notes (in the case of the senior indenture) or the senior subordinated notes (in the case of the senior subordinated indenture) and (b) with respect to any Subsidiary Guarantor of either such series, any Indebtedness of such Subsidiary Guarantor that is by its terms subordinated in right of payment to its Note Guarantee of the senior notes (in the case of the senior indenture) or the senior subordinated notes (in the case of the senior subordinated indenture).

“Temporary Cash Investment” means any of the following:

(1)	direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, in each case, maturing within one year unless such obligations are deposited by the Issuer (x) to defease any Indebtedness or (y) in a collateral or escrow account or similar arrangement to prefund the payment of interest on any indebtedness;

(2)	time deposit accounts, certificates of deposit, banker’s acceptances and money market deposits maturing within 720 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor;

(3)	repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank or trust company meeting the qualifications described in clause (2) above;

(4)	commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

(5)	securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s; and

(6)	any mutual fund that has at least 95% of its assets continuously invested in investments of the types described in clauses (1) through (5) above.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the normal course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Treasury Rate” means with respect to a Make-Whole Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to such Make-Whole Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Make-Whole Redemption Date to (1) November 15, 2008 with respect to a senior note, and (2) November 15, 2010 with respect to a senior subordinated note; provided, however, that if the period from such Make-Whole Redemption Date to (1) November 15, 2008 with respect to a senior note, and (2) November 15, 2010 with respect to a senior subordinated note, is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such Make-Whole Redemption Date to (1) November 15, 2008 with respect to a senior note, and (2) November 15, 2010 with respect to a senior subordinated note, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Unrestricted Subsidiary” means (1) any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary

(including, without limitation, any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Issuer or any Restricted Subsidiary; provided that (A) any Guarantee by the Issuer or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Issuer or such Restricted Subsidiary at the time of such designation, (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the “Limitation on Restricted Payments” covenant, and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under the “Limitation on Indebtedness and Issuance of Preferred Stock” and “Limitation on Restricted Payments” covenants. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the indentures. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the Issuer thereof at any time prior to the Stated Maturity of the notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes certain material U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the notes. The United States federal income tax considerations set forth below are based upon currently existing provisions of the Code applicable Treasury Regulations, judicial authority, and current administrative rulings and pronouncements of the Internal Revenue Service, or the IRS, as of the date of this prospectus. There can be no assurance that the IRS will not take a contrary view, and no ruling from the IRS has been, or will be, sought on the issues discussed in this summary. Legislative, judicial, or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may be retroactive and could affect the tax consequences discussed below.

This summary does not address all potential United States federal tax considerations, such as estate and gift tax considerations, that may be relevant to particular holders of notes and does not address foreign, state or local tax consequences. This summary is limited to persons that hold the notes as capital assets within the meaning of section 1221 of the Code (generally, property held for investment). This summary does not address the federal income tax consequences to taxpayers who may be subject to special tax treatment, including, without limitation:

•	persons subject to the alternative minimum tax;

•	banks, insurance companies, or other financial institutions;

•	small business investment companies;

•	dealers in securities or currencies;

•	certain former citizens or residents of the United States;

•	broker-dealers;

•	partnerships or other pass-through entities for United States federal income tax purposes;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	United States holders (as defined below) whose functional currency is not the United States dollar;

•	tax-exempt organizations;

•	persons that hold the notes as part of a position in a straddle, or as part of a hedging, conversion, or other integrated investment transaction; or

•	persons deemed to sell the notes under the constructive sale provisions of the Code.

If a partnership or other entity taxable as a partnership for United States federal income tax purposes holds the notes, the United States federal income tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership.

INVESTOR RELIANCE ON TAX STATEMENTS

TO ENSURE COMPLIANCE WITH INTERNAL REVENUE SERVICE CIRCULAR 230, PROSPECTIVE INVESTORS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES CONTAINED OR REFERRED TO HEREIN IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY YOU, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON YOU UNDER THE CODE, (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING BY US OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND (C) YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

THIS SUMMARY OF MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX LAWS WITH RESPECT TO ITS PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE UNITED STATES FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY FOREIGN, STATE OR LOCAL JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Consequences to United States Holders

United States Holders. The discussion in this section will apply to you if you are a United States holder. A United States holder is a beneficial owner of the notes who or which is:

•	an individual who is a citizen or resident of the United States;

•

a corporation, including any entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate if its income is subject to United States federal income taxation regardless of its source; or

•

a trust if (a) a United States court can exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or (b) such trust was in existence and was treated as a United States person on August 20, 1996, and has in effect a valid election to be treated as a domestic trust for United States federal income tax purposes.

Payment of Interest. If you are a United States holder, stated interest on the notes will be included in gross income by you as ordinary income at the time it accrues or is received in accordance with your regular method of accounting for United States federal income tax purposes. Thus, if you are on the accrual method of accounting for United States federal income tax purposes, stated interest on the notes will be reportable by you as ordinary income at the time it accrues. If you are on the cash method of accounting for United States federal income tax purposes, stated interest on the notes will be taxable to you as ordinary income at the time it is received.

Market Discount and Bond Premium. If a United States holder has purchased a note for an amount less than its adjusted issue price, the difference is treated as market discount. Subject to a de minimis exception, gain realized on the maturity, sale, exchange or retirement of a market discount note will be treated as ordinary income to the extent of any accrued market discount not previously recognized (including in the case of the notes, any market discount accrued on the related note). A United States holder may elect to include market discount in income currently as it accrues, on either a ratable or constant yield method. In that case, a United States holder’s tax basis in any such note will increase by such inclusions. An election to include market discount in income currently, once made, will apply to all market discount obligations acquired by the United States holder during the taxable year of the election and thereafter, and may not be revoked without the consent of the IRS. If a United States holder does not make such an election, in general, all or a portion of such holder’s interest expense on any indebtedness incurred or continued in order to purchase or carry any such notes may be deferred until the maturity of the note or certain earlier dispositions. Unless a United States holder elects to accrue market discount under a constant yield method, any market discount will accrue ratably during the period from the date of acquisition of the note to its maturity date.

If a United States holder purchases a note for an amount that is greater than its face value, such holder generally may elect to amortize that premium from the purchase date to the maturity date under a constant yield method. Amortizable premium generally can only offset interest income on such note and generally may not be deducted against other income. A United States holder’s basis in a note will be reduced by any premium amortization deductions. An election to amortize premium on a constant yield method, once made, generally applies to all debt obligations held or subsequently acquired by the holder during the taxable year of the election and thereafter, and may not be revoked without the consent of the IRS.

The rules regarding market discount and bond premium are complex. United States holders are urged to consult their own tax advisors regarding the application of such rules.

Sale, Exchange, Retirement or Other Taxable Disposition of the Notes. If you are a United States holder, you generally will recognize taxable gain or loss upon the sale, exchange, retirement at maturity or other taxable disposition of a note in an amount equal to the difference between the amount of cash plus the fair market value of all property received on such disposition (except to the extent such cash or property is attributable to accrued interest not previously included in gross income, which is treated as ordinary income) and your adjusted tax basis in the note. In general, your adjusted tax basis in a note will be equal to the price paid for the note increased by the amounts of any market discount previously included in income by you and reduced by any amortized bond premium deducted, and by any principal payments received, by you. In general, gain or loss recognized on the sale, exchange, retirement or other taxable disposition of a note will be capital gain or loss, except to the extent of any accrued market discount which you have not previously included in income, and will generally be long- term capital gain or loss if at the time of sale, exchange, retirement or other disposition of a note has been held for more than one year. Long term capital gains of individuals generally are eligible for reduced rates of United States federal income taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding. You may be subject to backup withholding, currently at a rate of twenty-eight percent (28%), with respect to certain reportable payments, including interest payments and, under certain circumstances, principal payments on the notes and payments of the proceeds of the sale or other disposition of notes, if you, among other things:

•	fail to furnish a social security number or other taxpayer identification number certified under penalties of perjury within a reasonable time after the request for the taxpayer identification number;

•	furnish an incorrect taxpayer identification number;

•	fail to report interest properly; or

•

under certain circumstances, fail to provide a certified statement, signed under penalties of perjury, that the taxpayer identification number furnished is the correct number and that you are not subject to back-up withholding imposed by the IRS.

Backup Withholding is Not An Additional Tax. Any amount withheld from a payment to you under the backup withholding rules is creditable against your income tax liability and may entitle you to a refund provided that the requisite information is timely furnished to the IRS. We will report to you and to the IRS the amount of any reportable payments for each calendar year and the amount of tax withheld, if any, with respect to the reportable payments.

Consequences to Non-United States Holders

Non-United States Holders. The discussion in this section will apply to you if you are a Non-United States holder. A Non-United States holder is a beneficial owner of the notes that is neither a United States holder as defined in “Consequences to United States Holders—United States Holders” above nor a partnership for United States federal income tax purposes.

Interest Income. If you are a Non-United States holder, interest paid or accrued on the notes will not be subject to United States federal income tax or withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by you and each of the following conditions are met:

•	you do not actually or constructively own 10 percent or more of the total combined voting power of all classes of our voting stock;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

•

either (A) you certify, under penalties of perjury and in a statement provided to us or our paying agent (on IRS Form W-8BEN or substitute form), that you are not a “United States person” and provide your name and address or (B) a securities clearing organization, bank, or other financial institution that holds customers’ securities in the ordinary course of its trade or business certifies, under penalties of perjury, that it or a qualified intermediary has received the certification and information described in (A) above from you and furnishes us or our paying agent with a copy thereof.

If you do not qualify for an exemption from United States federal withholding tax under this paragraph, then, unless interest on the notes is effectively connected with your conduct of a United States trade or business (as discussed below), interest on the notes will be subject to United States federal withholding tax at a rate of 30 percent, or such lower rate as may be provided for in an applicable income tax treaty. You will be required to provide a United States taxpayer identification number and comply with applicable certification requirements (which certification may be made on IRS Form W-8BEN) if you seek to claim an exemption from, or reduced rate of, withholding under an income tax treaty. Special rules apply in the case of notes held through intermediaries. Prospective investors should consult their tax advisors regarding the certification requirements for non-United States persons.

Gain On Disposition. If you are a Non-United States holder, generally you will not be subject to United States federal income tax or withholding tax on gain recognized on a sale, exchange, retirement or other disposition of the notes unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by you (and, if a tax treaty applies, is attributable to a permanent establishment or fixed based maintained by you therein) or (ii) you are a nonresident alien individual who is present in the United States for 183 or more days during the taxable year and certain other conditions are met.

Effectively Connected Income. If you are a Non-United States holder engaged in a trade or business in the United States, and if interest on the notes (and gain realized on its sale, exchange, retirement or other disposition) is effectively connected with the conduct of such trade or business (or, if a tax treaty applies, is attributable to a permanent establishment or fixed base maintained by you therein), you will generally be subject to United States income tax on such effectively connected income in the same manner as if you were a United States holder. In addition, if you are a foreign corporation, you may be subject to an additional 30 percent branch profits tax (unless reduced or eliminated by an applicable treaty). If income on the notes held by you is effectively connected with the conduct of a United States trade or business, you will generally be exempt from withholding tax if you provide to us or our withholding agent a properly executed IRS Form W-8ECI.

Information Reporting and Backup Withholding. If you are a Non-United States holder, payments of interest to you with respect to which the requisite certification, as described above, has been received (or for which an exemption has otherwise been established) will not be subject to either information reporting or backup withholding, unless we or our paying agent have actual knowledge or reason to know that you are a United States person or that the conditions of any other exemption are not in fact satisfied.

Information reporting and backup withholding requirements will apply, however, to the gross proceeds paid to you on the disposition of notes by or through a United States office of a United States or foreign broker, unless you certify to the broker under penalties of perjury as to your name, address and status as a foreign person or otherwise establishes an exemption. Information reporting requirements, but generally not backup withholding, will also apply to a payment of the proceeds of a disposition of notes by or through a foreign office of a United States broker or foreign broker with certain types of relationships to the United States unless the broker has documentary evidence in its file that you are not a United States person, and the broker has no actual knowledge or reason to know to the contrary, or you establish an exemption. Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a disposition of notes by or through a foreign office of a foreign broker not otherwise covered in the immediately preceding sentence.

Backup withholding is not an additional tax. Any amount withheld from a payment to you under the backup withholding rules is creditable against your actual United States federal income tax liability and may entitle you to a refund, provided the requisite information is timely furnished to the IRS.

ERISA CONSIDERATIONS

The notes may not be sold or transferred to, and each purchaser shall be deemed to have represented and covenanted that it is not acquiring the notes for or on behalf of, and will not transfer the notes to, any “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, which we refer to as ERISA, and/or a plan described in Section 4975(e)(1) of the Code, except that such acquisition for or on behalf of such a plan shall be permitted:

(i) to the extent such acquisition is made by or on behalf of a bank collective investment fund maintained by the purchaser in which no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10 percent of the total assets in such collective investment fund, and the other applicable conditions of Prohibited Transaction Class Exemption 91-38 issued by the Department of Labor are satisfied;

(ii) to the extent such acquisition is made by or on behalf of an insurance company pooled separate account maintained by the purchaser in which, at any time while the notes are outstanding, no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10 percent of the total of all assets in such pooled separate account, and the other applicable conditions of Prohibited Transaction Class Exemption 90-1 issued by the Department of Labor are satisfied;

(iii) to the extent such acquisition is made on behalf of a plan by (A) an investment adviser registered under the Investment Advisers Act of 1940, as amended, or the 1940 Act, that had as of the last day of its most recent fiscal year total assets under its management and control in excess of $85.0 million and had stockholders’ or partners’ equity in excess of $1,000,000, as shown in its most recent balance sheet prepared within the two years immediately preceding such purchases in accordance with generally accepted accounting principles, or (B) a bank as defined in Section 202(a)(2) of the 1940 Act that has the power to manage, acquire or dispose of assets of a plan, with equity capital in excess of $1.0 million as of the last day of its most recent fiscal year, or (C) an insurance company which is qualified under the laws of more than one state to manage, acquire or dispose of any assets of a pension or welfare plan, which insurance company has as of the last of its most recent fiscal year, net worth in excess of $1.0 million and which is subject to supervision and examination by a state authority having supervision over insurance companies and, in any case, such investment adviser, bank or insurance company is otherwise a qualified professional asset manager, as such term is used in Prohibited Transaction Class Exemption 84-14 issued by the Department of Labor, and the assets of such plan when combined with the assets of other plans established or maintained by the same employer (or affiliate thereof) or employee organization and managed by such investment adviser, bank or insurance company, do not represent more than 20 percent of the total client assets managed by such investment adviser, bank or insurance company at the time of the transaction, and the other applicable conditions of such Prohibited Transaction Class Exemption 84-14 are otherwise satisfied;

(iv) to the extent such plan is a governmental plan (as defined in Section 3 of ERISA) which is not subject to the provisions of Title I of ERISA;

(v) to the extent such acquisition is made by or on behalf of an insurance company using the assets of its general account, the reserves and liabilities for the general account contracts held by or on behalf of any plan, together with any other plans maintained by the same employer (or its affiliates) or employee organization, do not exceed 10 percent of the total reserves and liabilities of the insurance company general account (exclusive of separate account liabilities), plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with the state of domicile of the insurer, in accordance with Prohibited Transaction Class Exemption 95-60, and the other applicable conditions of such exemption are otherwise satisfied;

(vi) to the extent such acquisition is made by an in-house asset manager within the meaning of Part IV (a) of Prohibited Transaction Class Exemption 96-23, such manager has made or properly authorized the decision for such plan to purchase the notes, under circumstances such that the applicable conditions of Prohibited Transaction Class Exemption 96-23 are satisfied to permit the purchase and holding of notes; or

(vii) to the extent such acquisition will not otherwise give rise to a transaction described in Section 406 of ERISA or Section 4975(c)(1) of the Code for which a statutory or administrative exemption is unavailable.

Each purchaser of notes acknowledges that we and others will rely upon the truth and accuracy of the above acknowledgements, representations and agreements. The purchaser agrees that if any of the acknowledgements, representations or agreements the purchaser is deemed to have made by the acquisition of the notes is no longer accurate, the purchaser will promptly notify us. If the purchaser is acquiring any notes as a fiduciary or agent for one or more investor accounts, the purchaser represents that the purchaser has sole investment discretion with respect to each of those accounts and that the purchaser has full power to make the above acknowledgements, representations and agreements on behalf of each account.

PLAN OF DISTRIBUTION

This prospectus is to be used by J.P. Morgan Securities Inc. in connection with offers and sales of the notes in market-making transactions effected from time to time. J.P. Morgan Securities Inc. may act as principal or agent in such transactions. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. We will not receive any of the proceeds from such sales.

One Equity Partners is affiliated with J.P. Morgan Securities Inc. by reason of their common ownership by JPMorgan Chase & Co., a large global financial services company. One Equity Partners own approximately 77.8% of our voting common stock and 100% of our Series A preferred stock. See “Security Ownership of Certain Beneficial Owners and Management.” James S. Rubin, Daniel J. Selmonosky and Tarek N. Shoeb are managing directors of OEP Holding Corporation, the general partner of OEP II General Partner, L.P., the general partner of One Equity Partners II, L.P. and are also managing directors of OEP Co-Investors Management II, Ltd. and OEP II PartnersCo-Invest G.P., Ltd. In addition, Messrs. Rubin, Selmonosky and Shoeb are employed by JPMorgan Chase & Co. Messrs. Rubin, Selmonosky and Shoeb were designated as directors to our Board by One Equity Partners pursuant to a Stockholders Agreement. On November15, 2006, we entered into a ten-year management agreement with One Equity Partners pursuant to which One Equity Partners will provide business and organizational strategy and financial advisory services. J.P. Morgan Securities Inc. acted as an initial purchaser in connection with the original issuance and sale of the notes on November 15, 2006 and received customary fees. In addition, J.P. Morgan Securities Inc. is a co-lead arranger of our senior credit facility. J.P. Morgan Chase & Co. is also a client of ours. See “Certain Relationships and Related Party Transactions—Other Agreements Related to Transaction and Related Financings—Other Arrangements.” J.P. Morgan Securities Inc. or their affiliates have in the past engaged, and may in the future engage, in transactions with and perform services for, including commercial banking, financial advisory and investment banking services, us and our affiliates in the ordinary course of business; and for which they have received customary fees and expenses. This paragraph constitutes notice to the purchasers of the notes pursuant to Rule 312(f)(2) of the New York Stock Exchange to the extent that an affiliate of J.P. Morgan Securities Inc. may be deemed to control us for the purposes of that rule.

We have been advised by J.P. Morgan Securities Inc. that, subject to applicable laws and regulations, they currently intend to make a market in the notes. However, J.P. Morgan Securities Inc. is not obligated to do so, and any such market-making may be interrupted or discontinued at any time without notice.

Pursuant to registration rights agreements entered into between us and J.P. Morgan Securities Inc., we have agreed to indemnify J.P. Morgan Securities Inc. against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters relating to the validity of the notes and the related guarantees offered by this prospectus have been passed upon for us by Blank Rome LLP, Philadelphia, Pennsylvania.

EXPERTS

The consolidated financial statements of NCO Group, Inc. (formerly known as Collect Holdings, Inc.) at December 31, 2006 and for the period July 13, 2006 (date of inception) to December 31, 2006 (Successor Period) and the consolidated financial statements of NCO Group, Inc. (as predecessor to Collect Holdings, Inc.) at December 31, 2005 and for the years ended December 31, 2005 and 2004 and for the period from January 1, 2006 to November 15, 2006 (collectively the Predecessor Period), appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On February 2, 2007, the Audit Committee of the Board of Directors of NCO Group, Inc. (the “Company”) determined that Ernst & Young LLP will be dismissed as the independent registered public accounting firm for the Company, effective upon completion by Ernst & Young LLP of its services related to their audit of the consolidated financial statements as of December 31, 2006.

Ernst & Young LLP’s reports on the consolidated financial statements of NCO Group, Inc. (formerly known as Collect Holdings, Inc.) at December 31, 2006 and for the period July 13, 2006 (date of inception) to December 31, 2006 (Successor Period) and the consolidated financial statements of NCO Group, Inc. (as predecessor to Collect Holdings, Inc.) at December 31, 2005 and for the years ended December 31, 2005 and 2004 and for the period from January 1, 2006 to November 15, 2006 (collectively the Predecessor Period) did not contain any adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or principle. During the Successor and Predecessor Periods and through May 8, 2007 (date of completion of Ernst & Young LLP’s procedures related to their audit of the consolidated financial statements as of December 31, 2006), there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in its reports on the consolidated financial statements of the Company for such periods. Pursuant to the AICPA’s Statement of Auditing Standards No. 112 “Communicating Internal Control Related Matters Identified in an Audit,” for the Predecessor Period ended November 15, 2006, Ernst & Young LLP issued a letter informing management of a deficiency in internal control that they consider to be a material weakness, related to the operating effectiveness of the Company’s income tax and financial statement close processes. Other than the material weakness identified by Ernst & Young LLP related to the income tax and financial statement close processes, there have been no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided a copy of the above disclosures to Ernst & Young LLP and requested Ernst & Young LLP to provide it with a letter addressed to the Securities and Exchange Commission stating whether or not Ernst & Young LLP agrees with those disclosures. A copy of Ernst & Young’s LLP letter, dated June 21, 2007, confirming its agreement with those disclosures is filed as Exhibit 16 to this Registration Statement on Form S-1.

New Independent Registered Public Accounting Firm:

The Company engaged PricewaterhouseCoopers LLP as its new independent registered public accounting firm as of February 2, 2007. During the two most recent fiscal years and through February 2, 2007, the Company has not consulted with PricewaterhouseCoopers LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that PricewaterhouseCoopers LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

WHERE YOU CAN FIND MORE INFORMATION

We and our guarantor subsidiaries have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us, our guarantor subsidiaries and the notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete.

Prior to consummation of the Transaction, our predecessor, NCO Group, Inc. had historically been subject to the informational requirements of the Exchange Act. As a result of the offering of the notes, we will become subject to the informational requirements of the Exchange Act and in accordance therewith, will file annual, quarterly and current reports and other information with the SEC. You may read and copy any document that our predecessor has filed or that we will file with the SEC at the SEC’s public website (http://www.sec.gov) or at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington D.C. 20549. Copies of such materials can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

Under the indenture governing the notes, notwithstanding that we may not be required to file reports with the SEC, after the consummation of the exchange offer we are required to conduct pursuant to a registration rights agreement, we have agreed to file with the SEC all such reports and other information as we would be required to file with the SEC by Section 13(a) or 15(d) under the Exchange Act as if we were subject thereto, unless the SEC will not accept any such filings. We have also agreed to supply to the trustee and to each holder of notes who so requests, without cost to such holder, copies of such reports and other information. In addition, we agreed that, even if we are not required to furnish such information to the SEC, we will provide to the trustee and the holders of the notes certain financial and other information including, a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to annual information only, a report by our certified independent accountants. See “Description of Notes—SEC Reports and Reports to Holders.”

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Interim Financial Statements

Consolidated Balance Sheets as of March 31, 2007 and December 31, 2006 (unaudited)	F-2

Consolidated Statements of Operations for the three months ended March 31, 2007 (Successor) and 2006 (Predecessor) (unaudited)	F-3

Consolidated Statements of Cash Flows for the three months ended March 31, 2007 (Successor) and 2006 (Predecessor) (unaudited)	F-4

Notes to Consolidated Interim Financial Statements (unaudited)	F-5

Annual Financial Statements

Reports of Independent Registered Public Accounting Firm	F-34

Consolidated Balance Sheets as of December 31, 2006 (Successor) and December 31, 2005 (Predecessor)	F-36

Consolidated Statements of Operations for the period from July 13, 2006 through December 31, 2006 (Successor), for the period from January 1, 2006 through November 15, 2006 (Predecessor) and the years ended December 31, 2005 and 2004 (Predecessor)

F-37

Consolidated Statements of Cash Flows for the period from July 13, 2006 through December 31, 2006 (Successor), for the period from January 1, 2006 through November 15, 2006 (Predecessor) and the years ended December 31, 2005 and 2004 (Predecessor)

F-38

Consolidated Statements of Stockholders’ Equity for the period from July 13, 2006 through December 31, 2006 (Successor), for the period from January 1, 2006 through November 15, 2006 (Predecessor) and the years ended December 31, 2005 and 2004 (Predecessor)

F-39

Notes to Consolidated Financial Statements	F-41

NCO GROUP, INC. Consolidated Balance Sheets (Unaudited) (Amounts in thousands, except per share amounts)
	March 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$18,569	$13,899
Accounts receivable, trade, net of allowance for doubtful accounts of $1,731 and $—, respectively	153,250	143,933
Purchased accounts receivable, current portion, net of allowance for impairment of $—and $—, respectively	98,358	147,303
Deferred income taxes	9,561	9,646
Prepaid expenses and other current assets	28,666	29,580

Total current assets	308,404	344,361

Funds held on behalf of clients

Property and equipment, net	131,633	135,931

Other assets:
Goodwill	603,744	600,546
Trade name	96,613	96,613
Customer relationships and other intangible assets, net of accumulated amortization	308,865	320,901
Purchased accounts receivable, net of current portion	157,185	96,797
Deferred income taxes	5,909	5,815
Other assets	42,709	43,175

Total other assets	1,215,025	1,163,847

Total assets	$1,655,062	$1,644,139

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$39,565	$36,692
Income taxes payable	8,053	6,987
Accounts payable	9,804	11,593
Accrued expenses	72,904	73,781
Accrued compensation and related expenses	39,197	34,021

Total current liabilities	169,523	163,074

Funds held on behalf of clients

Long-term liabilities:
Long-term debt, net of current portion	884,716	881,621
Deferred income taxes	143,162	144,743
Other long-term liabilities	10,399	10,752

Minority interest	57,519	55,628

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $0.01 per share, 6,500 shares authorized, 1,220 shares issued and outstanding	12	12
Class L common stock, par value $0.01 per share, 400 shares authorized, 364 shares issued and outstanding	4	4
Class A common stock, par value $0.01 per share, 2,750 shares authorized, 1,751 shares issued and outstanding	18	18
Additional paid-in capital	396,122	396,015
Other comprehensive income (loss)	1,514	(1,163)
Accumulated deficit	(7,927)	(6,565)

Total stockholders’ equity	389,743	388,321

Total liabilities and stockholders’ equity	$1,655,062	$1,644,139

See accompanying notes.

NCO GROUP, INC. Consolidated Statements of Operations (Unaudited) (Amounts in thousands)
	Successor	Predecessor
	For the Three Months Ended March 31, 2007	For the Three Months Ended March 31, 2006
Revenues:
Services	$274,514	$261,282
Portfolio	43,247	45,527
Portfolio sales	614	4,938

Total revenues	318,375	311,747

Operating costs and expenses:
Payroll and related expenses	163,095	161,390
Selling, general and administrative expenses	108,114	108,729
Restructuring charges	—	4,387
Depreciation and amortization expense	23,482	13,195

Total operating costs and expenses	294,691	287,701

Income from operations	23,684	24,046

Other income (expense):
Interest and investment income	1,228	863
Interest expense	(24,285)	(7,011)
Other (expense) income	(830)	—

Total other income (expense)	(23,887)	(6,148)

(Loss) income before income tax expense	(203)	17,898

Income tax (benefit) expense	(244)	6,642

Income before minority interest	41	11,256

Minority interest	(1,403)	(716)

Net (loss) income	$(1,362)	$10,540

See accompanying notes.

NCO GROUP, INC Consolidated Statements of Cash Flows (Unaudited) (Amounts in thousands)
	Successor	Predecessor
	For the Three Months Ended March 31, 2007	For the Three Months Ended March 31, 2006
Cash flows from operating activities:
Net (loss) income	$(1,362)	$10,540
Adjustments to reconcile net (loss) income from operations to net cash provided by operating activities:
Depreciation	11,440	10,182
Amortization of intangibles	12,043	3,013
Stock-based compensation	107	600
Amortization of deferred training asset	532	1,211
Provision for doubtful accounts	1,760	981
Allowance and impairment of purchased accounts receivable	—	270
Noncash interest	19	716
Gain on sale of purchased accounts receivable	(614)	(4,938)
Loss on disposal of property, equipment and other net assets	11	275
Changes in non-operating income	(69)	—
Minority interest	2,120	712
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, trade	(10,327)	(6,397)
Deferred income taxes	(1,859)	331
Other assets	808	1,031
Accounts payable and accrued expenses	4,380	2,151
Income taxes payable	459	5,967
Other long-term liabilities	82	147

Net cash provided by operating activities	19,530	26,792

Cash flows from investing activities:
Purchases of accounts receivable	(37,602)	(15,203)
Collections applied to principal of purchased accounts receivable	25,156	26,981
Proceeds from sales and resales of purchased accounts receivable	1,720	5,889
Purchases of property and equipment	(6,423)	(13,859)
Proceeds from notes receivable	307	356
Proceeds from sale to minority interest	—	12,720
Net cash paid for acquisitions and related costs	(3,221)	(4,344)

Net cash (used in) provided by investing activities	(20,063)	12,540

Cash flows from financing activities:
Repayment of notes payable	(14,289)	(16,655)
Borrowings under notes payable	14,286	1,474
Repayment of borrowings under senior credit facility	(23,325)	(57,100)
Borrowings under senior credit facility	29,000	27,000
Payment of fees to acquire debt	—	(1)
Return of investment in subsidiary to minority interest	(747)	(1,900)
Investment in subsidiary by minority interest	518	2,033
Issuance of stock, net of taxes	—	2,319

Net cash provided by (used in) financing activities	5,443	(42,830)

Effect of exchange rate on cash	(240)	44

Net increase (decrease) in cash and cash equivalents	4,670	(3,454)
Cash and cash equivalents at beginning of the period	13,899	23,716

Cash and cash equivalents at end of the period	$18,569	$20,262

See accompanying notes.

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements

(Unaudited)

1. Nature of Operations:

On November 15, 2006, NCO Group, Inc. was acquired by and became a wholly owned subsidiary of Collect Holdings, Inc., an entity controlled by One Equity Partners and its affiliates (“OEP”), a private equity investment fund, with participation by Michael J. Barrist, Chairman, President and Chief Executive Officer of NCO Group, Inc., certain other members of executive management and other co-investors (the “Transaction”). Under the terms of the merger agreement, NCO Group, Inc. shareholders received $27.50 in cash, without interest, for each share of NCO Group, Inc. common stock that they held. On February 27, 2007, NCO Group, Inc. was merged with and into Collect Holdings, Inc. and the surviving corporation was renamed NCO Group, Inc. (collectively with its subsidiaries, the “Company” or “NCO”). The accompanying consolidated balance sheets, statements of operations and cash flows are presented for two periods, Predecessor and Successor, which relate to the period of operations preceding the Transaction and the period of operations succeeding the Transaction, respectively. Collect Holdings was formed on July 13, 2006 (there were no operations from the date of inception until the Transaction on November 15, 2006).

NCO is a holding company and conducts substantially all of its business operations through its subsidiaries. NCO is a leading global provider of business process outsourcing solutions, primarily focused on accounts receivable management (“ARM”) and customer relationship management (“CRM”). NCO provides services through over 100 offices in the United States, Canada, the United Kingdom, Australia, India, the Philippines, the Caribbean, and Panama. The Company provides services to more than 26,000 active clients, including many of the Fortune 500, supporting a broad spectrum of industries, including financial services, telecommunications, healthcare, retail and commercial, utilities, education, transportation/logistics, technology and government services. These clients are primarily located throughout the United States, Canada, the United Kingdom, Europe, Australia, Puerto Rico and Latin America. The Company’s largest client during the three months ended March 31, 2007 was in the financial services sector and represented 8.2 percent of the Company’s consolidated revenue for the three months ended March 31, 2007. The Company also purchases and manages past due consumer accounts receivable from consumer creditors such as banks, finance companies, retail merchants, utilities, healthcare companies, and other consumer-oriented companies.

The Company’s business consists of three operating divisions: ARM, CRM and Portfolio Management.

2. Accounting Policies:

Interim Financial Information:

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. The year ended December 31, 2006 balance sheet was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments (consisting of only normal recurring accruals, except as otherwise disclosed herein) considered necessary for a fair statement have been included. Because of the seasonal nature of the Company’s business, operating results for the three-month period ended March 31, 2007, are not necessarily indicative of the results that may be expected for the year ending December 31, 2007, or for any other interim period. For further information, refer to the Company’s consolidated financial statements and footnotes thereto for the year ended December 31, 2006.

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements

(Unaudited)

2. Accounting Policies (continued):

Principles of Consolidation:

The consolidated financial statements include the accounts of the Company and all subsidiaries and entities controlled by the Company. All intercompany accounts and transactions have been eliminated.

Revenue Recognition:

ARM Contingency Fees:

ARM contingency fee revenue is recognized upon collection of funds by NCO or its client.

ARM Contractual Services:

Fees for ARM contractual services are recognized as services are performed and earned under service arrangements with clients where fees are fixed or determinable and collectibility is reasonably assured.

CRM Hourly:

Revenue is recognized based on the billable hours of each CRM representative as defined in the client contract. The rate per billable hour charged is based on a predetermined contractual rate, as agreed in the underlying contract. The contractual rate can fluctuate based on certain pre-determined objective performance criteria related to quality and performance, reduced by any contractual performance penalties the client may be entitled to, both as measured on a monthly basis. The impact of the performance criteria and penalties on the rate per billable hour is continually updated as revenue is recognized.

CRM Performance-Based:

Under performance-based arrangements, the Company is paid by its customers based on achievement of certain levels of sales or other client-determined criteria specified in the client contract. The Company recognizes performance-based revenue by measuring its actual results against the performance criteria specified in the contracts.

Training Revenue:

In connection with the provisions of certain inbound and outbound CRM services, the Company incurs costs to train its CRM representatives. Training programs relate to both program start-up training in connection with new CRM programs (“Start-up Training”) and on-going training for updates of existing CRM programs (“On-going Training”). The Company bills certain of its customers for the costs incurred under these training programs based on the terms in the contract. Training revenue is integral to the CRM revenue being generated over the course of a contract and cannot be separated as a discrete earning process under SEC Staff Accounting Bulletin No. 104. Start-up Training and On-going Training revenues are initially deferred and recognized over the shorter of the term of the customer contract, or the period to be benefited. Direct costs associated with providing Start-up Training and On-going Training, which consist of salary, benefit and travel costs, are also deferred and amortized over a time period consistent with the deferred training revenue. When a relationship is terminated, the unamortized deferred training revenue and unamortized deferred direct costs associated with that customer are immediately recognized. At March 31, 2007, the balance of deferred training revenue was $995,000 and the balance of deferred training costs was $869,000.

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements

(Unaudited)

2. Accounting Policies (continued):

Revenue Recognition (continued):

Purchased Accounts Receivable:

The Company applies American Institute of Certified Public Accountants (“AICPA”) Statement of Position 03-3, “Accounting for Loans or Certain Securities Acquired in a Transfer” (“SOP 03-3”). SOP 03-3 addresses accounting for differences between contractual versus expected cash flows over an investor’s initial investment in certain loans when such differences are attributable, at least in part, to credit quality.

The Company has maintained historical collection records for all of its purchased accounts receivable, as well as debtor records, since its entrance into this business and for predecessor businesses since 1986, which provides a reasonable basis for the Company’s judgment that it is probable that it will ultimately collect the recorded amount of its purchased accounts receivable plus a premium or yield. The historical collection records also provide a reasonable basis for determining the timing of the collections. The Company uses all available information to forecast the cash flows of its purchased accounts receivable including, but not limited to, historical collections, payment patterns on similar purchases, credit scores of the underlying debtors, seller’s credit policies, and location of the debtor.

The Company acquires accounts receivable in groups or portfolios that are initially recorded at cost, which includes external costs of acquiring portfolios. Once a portfolio is acquired, the accounts in the portfolio are not changed, unless replaced, returned or sold. All acquired accounts receivable have experienced deterioration of credit quality between origination and the Company’s acquisition of the accounts receivable, and the amount paid for a portfolio of accounts receivable reflects the Company’s determination that it is probable the Company will be unable to collect all amounts due according to each loan’s contractual terms. As such, the Company determines whether each portfolio of accounts receivable is to be accounted for individually or whether such loans will be aggregated based on common risk characteristics. The Company considers expected collections, and estimates the amount and timing of undiscounted expected principal, interest, and other cash flows (expected at acquisition) for each portfolio of accounts receivable and subsequently aggregated pools of accounts receivable. The Company determines nonaccretable difference, or the excess of the portfolio’s contractual principal over all cash flows expected at acquisition as an amount that should not be accreted. The remaining amount represents accretable yield, or the excess of the portfolio’s cash flows expected to be collected over the amount paid, and is accreted into earnings over the remaining life of the portfolio.

At acquisition, the Company derives an internal rate of return (“IRR”) based on the expected monthly collections over the estimated economic life of each portfolio of accounts receivable (typically up to seven years, based on the Company’s collection experience) compared to the original purchase price. Collections on the portfolios are allocated to revenue and principal reduction based on the estimated IRR for each portfolio of accounts receivable. Revenue on purchased accounts receivable is recorded monthly based on applying each portfolio’s effective IRR for the quarter to its carrying value. Over the life of a portfolio, the Company continues to estimate cash flows expected to be collected. The Company evaluates at the balance sheet date whether the present value of its portfolios determined using the effective interest rates has decreased, and if so, records an expense to establish a valuation allowance to maintain the original IRR established at acquisition. Any increase in actual or estimated cash flows expected to be collected is first used to reverse any existing valuation allowance for that portfolio, or aggregation of portfolios, and any remaining increases in cash flows are recognized prospectively through an increase in the IRR. The updated IRR then becomes the new benchmark for subsequent valuation allowance testing.

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements

(Unaudited)

2. Accounting Policies (continued):

Revenue Recognition (continued):

Portfolio Sales:

The Company accounts for proceeds from sales of portfolios of purchased accounts receivable above the remaining carrying value under SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” Revenue, net of associated costs, from these sales is recognized when the receivables are sold.

The Company applies a financial components approach. Generally, that approach focuses on control of each of the various retained or sold interests or liabilities in a given financial asset sale to conclude when a sale has actually occurred as compared to a mere financing, and the accounting for any related rights retained and/or duties committed to on an ongoing basis, including servicing. Under that approach, after a transfer of financial assets, an entity allocates a portion of the original cost of the assets to the assets sold in determining any gain or loss, and to any servicing assets it retains, such as servicing rights or rights to residual interests. Gain or loss is reported in the period of the transfer, net of any liabilities it has incurred or will incur in the future. Assets retained are amortized over the appropriate useful life of the asset. If control has not been adequately transferred to the other party, the proceeds received are treated as financing and no gain or loss is recorded at the time of the transfer.

Credit Policy:

Management carefully monitors its client relationships in order to minimize the Company’s credit risk and assesses the likelihood of collection based on a number of factors, including the client’s collection history and credit-worthiness. The Company maintains a reserve for potential collection losses when such losses are deemed to be probable.

The Company has two types of arrangements under which it collects its ARM contingency fee revenue. For certain clients, the Company remits funds collected on behalf of the client net of the related contingency fees while, for other clients, the Company remits gross funds collected on behalf of clients and bills the client separately for its contingency fees.

The Company generally does not require collateral and it does not charge finance fees on outstanding trade receivables. In many cases, in the event of collection delays from ARM clients, management may, at its discretion, change from the gross remittance method to the net remittance method. The Company also maintains a reserve for deposits on debtor accounts that may ultimately prove to have insufficient funds. Trade accounts receivable are written off to the allowances when collection appears unlikely.

Goodwill:

Goodwill represents the excess of purchase price over the fair market value of net assets acquired, based on their respective fair values at the date of acquisition. Goodwill is tested for impairment each year on October 1, and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. The goodwill impairment test is performed at the reporting unit level and involves a two-step approach, the first step identifies any potential impairment and the second step measures the amount of impairment, if applicable. The first test for potential impairment uses a fair value based approach, whereby the implied fair value of a reporting unit’s goodwill is compared to its carrying amount; if the fair value is less than the carrying amount, the reporting unit’s goodwill would be considered

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements

(Unaudited)

2. Accounting Policies (continued):

    Goodwill (continued):

impaired. Fair value estimates are based upon the discounted value of estimated cash flows. The Company does not believe that goodwill was impaired as of March 31, 2007 (note 8).

Trade Name:

Trade name, which represents the fair value of the NCO name, is an indefinite-lived intangible asset and therefore not subject to amortization. Similar to goodwill, the trade name will be reviewed at least annually for impairment. The Company does not believe that the trade name was impaired as of March 31, 2007 (note 8).

Customer Relationships and Other Intangible Assets:

Other intangible assets consist primarily of customer relationships and non-compete agreements, which are amortized over a range of five to seven years using the straight-line method (note 8).

Stock-based Compensation:

Effective January 1, 2006, the Company accounts for stock-based compensation in accordance with FASB Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”). SFAS 123R requires that the fair value of all share-based payments to employees be recognized in the financial statements over the vesting period.

On November 15, 2006, in connection with the Transaction and in accordance with the terms of the equity awards, the vesting of all outstanding unvested options to purchase the Company’s stock and restricted stock units was accelerated.

On November 15, 2006, the Company adopted the Collect Holdings, Inc. Restricted Share Plan (the “Restricted Share Plan”) and authorized grants of restricted shares of the Company to the Company’s Board of Directors and management. The Company measures compensation expense based on the grant date fair value, and has elected to recognize this compensation expense on a straight-line basis over the weighted-average service period, which is expected to be four years.

Income Taxes:

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”) which requires that deferred tax assets and liabilities be recognized using enacted tax rates for the effect of temporary differences between the book and tax bases of recorded assets and liabilities. SFAS 109 also requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized. Deferred taxes have not been provided on the cumulative undistributed earnings of foreign subsidiaries because such amounts are expected to be reinvested indefinitely.

On January 1, 2007, the Company adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”) which clarifies the accounting for uncertainty in tax positions. FIN 48 requires that the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position, be recognized in the financial statements. The adoption of FIN 48 did not have a material impact on the Company’s financial position or results of operations. As of January 1, 2007, the Company had $8.5 million in reserves for uncertain tax positions that, if recognized, would affect the effective tax rate. There have been no material changes in the reserves for uncertain tax positions since January 1, 2007.

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements

(Unaudited)

2. Accounting Policies (continued):

Income Taxes (continued):

The Company recognizes interest and penalties related to uncertain tax positions in interest expense. As of January 1, 2007, the date of adoption, and March 31, 2007, the Company had approximately $4.2 million and $4.8 million, respectively, of accrued interest related to uncertain tax positions.

The Company remains open to examination by U.S. federal and state taxing authorities for the tax years 2003 through 2006 and by the Canadian taxing authority for September 30, 1999 through 2006.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

The application of SFAS No. 141, “Business Combinations” requires the measurement of fair values of purchased assets and liabilities of an acquired entity. In connection with the Transaction, and other business combinations accounted for as a purchase, management makes additional estimates and assumptions in determining fair value that affect amounts reported in the financial statements and accompanying notes. The more significant financial statement items for which estimates and assumptions may be made include intangible assets, purchased accounts receivable, and nonrecourse debt.

In the ordinary course of accounting for purchased accounts receivable, estimates are made by management as to the amount and timing of future cash flows expected from each portfolio. The estimated future cash flow of each portfolio is used to compute the IRR for the portfolio, both in the case of any increases in expected cash flows, or to compute impairment or allowances, in the case of decreases in expected cash flows. The IRR is used to allocate collections between revenue and principal reduction of the carrying values of the purchased accounts receivable.

On an ongoing basis, the Company compares the historical trends of each portfolio to projected collections. Future projected collections are then increased or decreased based on the actual cumulative performance of each portfolio. Management reviews each portfolio’s adjusted projected collections to determine if further upward or downward adjustment is warranted. Management regularly reviews the trends in collection patterns and uses its reasonable best efforts to improve the collections of under-performing portfolios. However, actual results will differ from these estimates and a material change in these estimates could occur within one reporting period (note 6).

Derivative Financial Instruments:

The Company selectively uses derivative financial instruments to manage interest costs and minimize currency exchange risk. The Company does not hold derivatives for trading purposes. While these derivative financial instruments are subject to fluctuations in value, these fluctuations are generally offset by the value of the exposures being hedged. The Company minimizes the risk of credit loss by entering into these agreements with major financial institutions that have high credit ratings. The Company accounts for its derivative financial instruments in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”) which requires companies to recognize all of their derivative instruments as either assets or liabilities in the balance sheet at fair value.

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements

(Unaudited)

2. Accounting Policies (continued):

Derivative Financial Instruments (continued):

The Company is exposed to foreign currency fluctuations relating to its operations in foreign countries. In order to partially hedge cash flow exposure, the Company periodically enters into forward exchange contracts in order to minimize the impact of currency fluctuations on transactions and cash flows. The Company is exposed to interest rate fluctuations relating to its floating rate debt. To manage this interest rate risk, the Company enters into interest rate swaps. These types of contracts are designated as cash flow hedges and recorded at their fair value on the accompanying balance sheets. Changes in the fair value of a cash flow hedge, to the extent that the hedge is effective, are recorded, net of tax, in other comprehensive income (loss), until earnings are affected by the variability of the hedged cash flows. Cash flow hedge ineffectiveness, defined as the extent that the changes in fair value of the derivative exceed the variability of cash flows of the forecasted transaction, is recorded currently in the statement of operations (note 12).

The Company also enters into interest rate cap contracts to manage its interest rate risk. These contracts are not cash flow hedges and, accordingly, changes in their estimated fair value are reported as other income (expense) in the statement of operations.

The Company has certain nonrecourse debt relating to its purchased accounts receivable operations that contain embedded derivative instruments. The embedded derivatives are not hedge instruments and, accordingly, changes in their estimated fair value are reported as other income (expense) in the accompanying statements of operations. The embedded derivatives are included in long-term debt on the accompanying balance sheets because they are not separable from the notes payable and they have the same counterparty (note 9).

Reclassifications:

Certain amounts have been reclassified for comparative purposes. Investments in subsidiaries from minority interests and return of investments in subsidiaries to minority interests were reclassified from investing activities to financing activities in the Consolidated Statements of Cash Flows for the three months ended March 31, 2007 and March 31, 2006. The amount of investments in subsidiaries from minority interests reclassified was $518,000 and $2.0 million for the three months ended March 31, 2007 and March 31, 2006, respectively. The amount of return of investments in subsidiaries to minority interests reclassified was $747,000 and $1.9 million for the three months ended March 31, 2007 and March 31, 2006, respectively.

3. Predecessor Restructuring Charges:

In conjunction with the acquisition of Risk Management Alternatives Parent Corp. (“RMA”) and streamlining the cost structure of the Company’s legacy operations, the Company recorded total restructuring charges of $22.4 million during the end of 2005 through November 15, 2006. These charges primarily related to the elimination of certain redundant facilities and severance costs.

4. Business Combinations:

As discussed in note 1, the Transaction was completed on November 15, 2006. The Transaction was financed by a combination of borrowings of $465.0 million under the Company’s new senior credit facility (“Credit Facility”), the issuance of $165.0 million of senior notes and $200.0 million of senior subordinated notes, and the equity investment of $396.0 million by OEP, Michael Barrist, other members of senior management and other co-investors. In accordance with Emerging Issues Task Force Issue No. 88-16, “Basis in Leveraged Transactions” (“EITF 88-16”), the continuing stockholders’ residual interest in the Company of 5.56 percent was carried over at the continuing stockholders’ predecessor basis.

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements

(Unaudited)

4. Business Combinations (continued):

The purchase price, including transaction costs, was approximately $1.2 billion. Transaction costs included approximately $22.8 million of debt issuance costs. The Company allocated $312.9 million of the purchase price to the customer relationship, $96.6 million to the trade name, $2.2 million to the non-compete agreements and recorded goodwill of $583.7 million, which is non-deductible for tax purposes, based on preliminary estimates. As a result of the Transaction, the Company expects to gain greater operating flexibility in order to focus on long-term growth. Therefore the Company believes the preliminary allocation of a portion of the purchase price to goodwill is appropriate.

The following is a preliminary allocation of the purchase price to the assets acquired and liabilities assumed (amounts in thousands):

Purchase price	$1,153,315
Transaction costs	68,498
Accounts receivable	(123,023)
Purchased accounts receivable	(230,399)
Customer relationships	(312,885)
Trade name	(96,613)
Non-compete agreements	(2,172)
Property and equipment	(134,240)
Deferred tax asset	(28,208)
Other assets	(106,383)
Long-term debt	48,350
Deferred tax liability	161,350
Accrued expenses and other liabilities	178,351
Accrued acquisition costs	7,823

Goodwill	$583,764

In connection with the Transaction, the Company recorded restructuring liabilities of $7.7 million for an exit plan the Company began to formulate prior to the Transaction date. These liabilities principally relate to facilities leases, severance and other costs. The following presents the activity in the accruals recorded for restructuring related expenses (amounts in thousands):

	Leases	Severance	Total
Balance at December 31, 2006	$5,025	$2,295	$7,320
Accruals	—	96	96
Cash payments	(152)	(828)	(980)

Balance at March 31, 2007	$4,873	$1,563	$6,436

Assuming the Transaction described above occurred as of the beginning of January 1, 2006, the Company’s unaudited pro forma revenue and net loss would have been $308,000 and $8,000, respectively, for the three months ended March 31, 2006. This pro forma information does not include the acquisitions described below because they were not considered significant business combinations. The unaudited pro forma information is provided for informational purposes only. It is based on historical information, and does not necessarily reflect the actual results that would have occurred, nor is it indicative of future results of operations of the consolidated entities.

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements

(Unaudited)

4. Business Combinations (continued):

On December 18, 2006, the Company acquired the assets of Star Contact (BVI) Ltd. and Call Center-Telemarketing Pro-Panama, S.A. (together “Star Contact”), a provider of outsourced, multi-lingual contact center and customer care services based in Panama City, Panama, for $36.0 million. The acquisition agreement contains a provision for annual earnout payments to be made to the seller, for each of the two years following the acquisition, provided that certain performance measures are met as of the end of each of the two years. The Company allocated $11.7 million of the purchase price to the customer relationships and recorded goodwill of $17.8 million, which is non-deductible for tax purposes, in the CRM segment. As a result of the acquisition, the Company expects to penetrate new markets, expand its current customer base, and reduce the cost of operations.

The following is a preliminary allocation of the purchase price to the assets acquired and liabilities assumed (amounts in thousands):

Purchase price	$36,000
Customer relationships	(11,694)
Property and equipment	(5,485)
Other assets	(4,837)
Accrued expenses	3,852

Goodwill	$17,836

On January 9, 2007, the Company acquired Statewide Mercantile Services (“SMS”), a provider of ARM services and purchaser of accounts receivable in Australia, for approximately $2.0 million, including SMS’s portfolio of purchased accounts receivable. The acquisition agreement contains a provision for annual earnout payments to be made to the seller, for each of the two years following the acquisition, provided that certain performance measures are met. The Company recorded goodwill of $1.9 million, in the ARM segment.

5. Comprehensive Income:

Comprehensive income consists of net income (loss) from operations plus certain changes in assets and liabilities, including the effects of intercompany transactions, that are not included in net income but are reported as a separate component of stockholders’ equity. The Company’s comprehensive income was as follows (amounts in thousands):

	Successor	Predecessor
	For the Three Months Ended March 31,	For the Three Months Ended March 31,
	2007	2006
Net (loss) income	$(1,362)	$10,540
Other comprehensive income:
Foreign currency translation adjustment	1,488	(86)
Change in fair value of cash flow hedges, net of tax	600	15
Net losses (gains) on foreign currency cash flow hedges reclassified into earnings, net of tax	589	(437)

Comprehensive income	$1,315	$10,032

The foreign currency translation adjustment was attributable to changes in the exchange rates used to translate the financial statements of the Company’s foreign operations into U.S. dollars. During the three months ended March 31, 2007 and 2006, the Company recognized a pre-tax net loss of $399,000 and a pre-tax net gain of $32,000, respectively, related to the foreign currency cash flow hedges.

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements

(Unaudited)

6. Purchased Accounts Receivable:

Portfolio Management and the U.K., Canadian and Australian divisions of ARM purchase defaulted consumer accounts receivable at a discount from the contractual principal balance. As of March 31, 2007, the carrying values of Portfolio Management’s and ARM’s purchased accounts receivable were $248.2 million and $7.3 million, respectively. The total outstanding balance due, representing the original undiscounted contractual amount less collections since acquisition, was $43.0 billion and $41.8 billion at March 31, 2007 and December 31, 2006, respectively.

The following summarizes the change in the carrying amount of the purchased accounts receivable (amounts in thousands):

	Successor		Predecessor
	For the Three Months Ended March 31, 2007	Period from July 13 through December 31, 2006	Period from January 1 through November 15, 2006
Balance at beginning of period	$244,100	$—	$237,807
Purchases:
Portfolios acquired in business combinations	—	230,399	—
Cash purchases	37,625	29,709	81,839
Noncash purchases (note 13)	—	—	1,025
Collections	(67,923)	(26,850)	(220,586)
Revenue recognized	42,767	13,273	149,612
Proceeds from portfolio sales and resales applied to carrying value	(1,106)	(2,801)	(7,794)
Allowance and impairment	—	—	(7,909)
Foreign currency translation adjustment	80	370	413

Balance at end of period	$255,543	$244,100	$234,407

In the ordinary course of purchasing portfolios of accounts receivable, Portfolio Management may sell accounts from an acquired portfolio shortly after they were purchased. The proceeds from these resales are essentially equal to, and applied against, the carrying value of the accounts. Therefore, there is no gain recorded on these resales. For the three months ended March 31, 2007 and 2006, proceeds from portfolio resales were $4.6 million and $1.0 million, respectively.

In 2005, Portfolio Management began an on-going process to identify and sell certain aged and bankruptcy status portfolios of accounts receivable that have a low probability of payment under the Company’s collection platform. These portfolios have a low remaining carrying value. Proceeds from sales above the remaining carrying value are recorded as revenue. During the three months ended March 31, 2007 and 2006, Portfolio Management sold portfolios of accounts receivable for $1.7 million and $5.9 million with a carrying value of $1.1 million and $951,000, and recorded revenue of $614,000 and $4.9 million, respectively.

For the three months ended March 31, 2007, there were no additions to or recoveries of impairments, and the balance of the allowance for impairment of purchased accounts receivable was zero at March 31, 2007.

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements

(Unaudited)

6. Purchased Accounts Receivable (continued):

Accretable yield represents the excess of the cash flows expected to be collected during the life of the portfolio over the initial investment in the portfolio. The following presents the change in accretable yield (amounts in thousands):

	Successor	Predecessor
	For the Three Months Ended March 31,	For the Three Months Ended March 31,
	2007	2006
Balance at beginning of period	$465,451	$288,935
Additions	39,537	18,168
Accretion	(42,767)	(44,902)
Reclassifications (to) from nonaccretable difference	(25,586)	19,353
Foreign currency translation adjustment	(80)	39

Balance at end of period	$436,555	$281,593

During the three months ended March 31, 2007 and 2006, the Company purchased accounts receivable with a cost of $37.6 million and $15.2 million, respectively, that had contractually required payments receivable at the date of acquisition of $1.4 billion and $720.4 million, respectively, and expected cash flows at the date of acquisition of $77.2 million and $33.4 million, respectively.

7. Funds Held on Behalf of Clients:

In the course of the Company’s subsidiaries’ regular business activities as a provider of accounts receivable management services, the Company receives clients’ funds arising from the collection of accounts placed with the Company. These funds are placed in segregated cash accounts and are generally remitted to clients within 30 days. Funds held on behalf of clients of $64.7 million and $60.2 million at March 31, 2007 and December 31, 2006, respectively, have been shown net of their offsetting liability for financial statement presentation.

8. Goodwill and Other Intangible Assets:

SFAS 142 requires goodwill to be allocated and tested at the reporting unit level. The Company’s reporting units are ARM, CRM and Portfolio Management. In connection with the Transaction, the Company allocated $583.7 million of the purchase price to goodwill. CRM’s goodwill balance includes $17.8 million from the acquisition of Star Contact (note 4). The Company’s reporting units had the following goodwill (amounts in thousands):

	March 31, 2007	December 31, 2006
ARM	$326,085	$323,533
Portfolio Management	155,377	155,377
CRM	122,282	121,636

Total	$603,744	$600,546

The change in ARM’s goodwill balance from December 31, 2006 to March 31, 2007, was primarily due to the acquisition of SMS in January 2007, and the change in CRM’s goodwill balance was attributable to changes in the allocation of the fair market value of the acquired assets and liabilities related to the Star Contact acquisition.

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements

(Unaudited)

8. Goodwill and Other Intangible Assets (continued):

In connection with the Transaction, the Company allocated $96.6 million of the purchase price to the fair value of the NCO name. The trade name is an indefinite-lived intangible asset and therefore is not subject to amortization.

Other intangible assets subject to amortization consist primarily of customer relationships and non-compete agreements. The following represents the other intangible assets subject to amortization (amounts in thousands):

	March 31, 2007		December 31, 2006
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Customer relationships	$324,579	$17,761	$324,579	$5,808
Non-compete agreements	2,172	125	2,172	42

Total	$326,751	$17,886	$326,751	$5,850

The Company recorded amortization expense for all other intangible assets of $12.0 million and $3.0 million during the three months ended March 31, 2007 and 2006, respectively. The following represents the Company’s expected amortization expense from these other intangible assets over the next five years (amounts in thousands):

For the Years Ended December 31,	Estimated Amortization Expense
2007	$48,254
2008	48,271
2009	47,814
2010	46,939
2011	46,633

9. Long-Term Debt:

Long-term debt consisted of the following (amounts in thousands):

	March 31, 2007	December 31, 2006
Senior term loan	$462,675	$465,000
Senior revolving credit facility	44,000	36,000
Senior subordinated notes	200,000	200,000
Senior notes	165,000	165,000
Nonrecourse credit facility	50,911	50,952
Other	1,695	1,361
Less current portion	(39,565)	(36,692)

	$884,716	$881,621

Senior Credit Facility:

In connection with the Transaction, on November 15, 2006 the Company repaid the Predecessor senior credit facility and entered into a new senior credit facility (“Credit Facility”) with a syndicate of financial

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements

(Unaudited)

9. Long-Term Debt (continued):

Senior Credit Facility (continued):

institutions. The Credit Facility consists of a $465.0 million term loan and a $100.0 million revolving credit facility, with an option to allow the Company to increase its borrowing capacity under the revolving credit facility to a maximum of $200.0 million, subject to obtaining commitments for such incremental capacity from existing or new lenders. A portion of the revolving credit facility is available for letters of credit and swingline loans, each not to exceed $20.0 million. The Company is required to make quarterly repayments of $1.2 million on the term loan until the maturity date of May 15, 2013, at which time the remaining balance outstanding is due. The Company is also required to make annual prepayments, beginning in 2007, of 50 percent, 25 percent or zero percent of its excess annual cash flow, based on its leverage ratio. The revolving credit facility requires no minimum principal payments until its maturity date of November 15, 2011. At March 31, 2007, the balance outstanding on the revolving credit facility was $44.0 million. The availability of the revolving credit facility is reduced by any unused letters of credit ($4.8 million at March 31, 2007). As of March 31, 2007, the Company had $51.2 million of remaining availability under the revolving credit facility.

All borrowings bear interest at a rate equal to either, at the option of the Company, (i) the higher of the prime rate (8.25 percent at March 31, 2007) or the federal funds rate (5.30 percent at March 31, 2007) plus 0.50 percent, plus a margin of 2.00 percent for the first six months following the date of the Transaction and thereafter plus a margin of 1.50 percent to 2.00 percent based on the Company’s funded debt to earnings before interest, taxes, depreciation and amortization (“EBITDA”) ratio; or (ii) LIBOR (5.32 percent at March 31, 2007) plus a margin of 3.00 percent for the first six months following the date of the Transaction and thereafter plus a margin of 2.50 percent to 3.00 percent based on the Company’s funded debt to EBITDA ratio. The Company is charged a fee on the unused portion of the revolving credit facility of 0.50 percent. The effective interest rate on the Credit Facility was approximately 8.38 percent for the three months ended March 31, 2007. The Credit Facility also provides that the Company obtain interest rate protection for a period of three years in a notional amount not to be less than 50 percent of the aggregate principal amount of the term loan facility.

Borrowings under the Credit Facility are collateralized by substantially all of the Company’s assets. The Credit Facility contains certain financial and other covenants such as maintaining a maximum leverage ratio and a minimum interest coverage ratio, and includes restrictions on, among other things, acquisitions, the incurrence of additional debt, investments, disposition of assets, liens and dividends and other distributions. If an event of default, such as failure to comply with covenants or change of control, were to occur under the Credit Facility, the lenders would be entitled to declare all amounts outstanding under it immediately due and payable and foreclose on the pledged assets. The Company was not able to satisfy the covenants under the Credit Facility to provide its annual financial statements for the year ended December 31, 2006 and its annual forecasts for the year ended December 31, 2007 within their respective deadlines. The Company obtained a waiver for these covenants from the lenders, and as of March 31, 2007, the Company was in compliance with all required financial covenants and was not aware of any other events of default.

Senior Notes and Senior Subordinated Notes:

In connection with the Transaction, on November 15, 2006 the Company issued $165.0 million of floating rate senior notes due 2013 (“Senior Notes”) and $200.0 million of 11 7/8 percent senior subordinated notes due 2014 (“Senior Subordinated Notes”) (collectively, “the Notes”). The Notes are guaranteed, jointly and severally, on a senior basis with respect to the Senior Notes and on a senior subordinated basis with respect to the Senior Subordinated Notes, in each case by all of the Company’s existing and future domestic restricted subsidiaries (other than certain subsidiaries and joint ventures engaged in financing the purchase of delinquent accounts receivable portfolios).

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements

(Unaudited)

9. Long-Term Debt (continued):

Senior Notes and Senior Subordinated Notes (continued):

The Senior Notes are senior unsecured obligations and are senior in right of payment to all existing and future senior subordinated indebtedness, including the Senior Subordinated Notes, and all future subordinated indebtedness. The Senior Notes bear interest at a rate equal to LIBOR plus 4.875 percent, reset quarterly. The effective interest rate of the Senior Notes was approximately 10.24 percent for the three months ended March 31, 2007. The Company may redeem the Senior Notes, in whole or in part, at any time on or after November 15, 2008 at varying redemption prices depending on the redemption date, plus accrued and unpaid interest.

The Senior Subordinated Notes are unsecured senior subordinated obligations and are subordinated in right of payment to all existing and future senior indebtedness, including the Senior Notes and borrowings under the Credit Facility. The Company may redeem the Senior Subordinated Notes, in whole or in part, at any time on or after November 15, 2010 at varying redemption prices depending on the redemption date, plus accrued and unpaid interest. The Company also may redeem some or all of the Senior Notes at any time prior to November 15, 2008 and some or all of the Senior Subordinated Notes at any time prior to November 15, 2010, at a redemption price equal to 100 percent of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest and an additional premium. Finally, the Company may redeem up to 35 percent of the aggregate principal amount of the Senior Notes at any time prior to November 15, 2008 and up to 35 percent of the aggregate principal amount of the Senior Subordinated Notes at any time prior to November 15, 2009 with the net proceeds of a sale of its capital stock at a redemption price equal to 100 percent of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest and an additional premium.

The indentures governing the Notes contain a number of covenants that limit the Company’s and its restricted subsidiaries’ ability, among other things, to: incur additional indebtedness and issue certain preferred stock, pay certain dividends, acquire shares of capital stock, make payments on subordinated debt or make investments, place limitations on distributions from restricted subsidiaries, guarantee indebtedness, sell or exchange assets, enter into transactions with affiliates, create certain liens, engage in unrelated businesses, and consolidate, merge or transfer all or substantially all of the Company’s assets and the assets of its subsidiaries on a consolidated basis. In addition, upon the change of control, the Company is required to offer to repurchase all of the Notes then outstanding, at a purchase price equal to 101 percent of their principal amount, plus any accrued interest to the date of repurchase.

Nonrecourse Credit Facility:

On June 30, 2005, Portfolio Management amended and restated its nonrecourse credit facility with a lender and extended its existing exclusivity agreement with such lender through June 30, 2009. The new agreement provides that all purchases of accounts receivable by Portfolio Management with a purchase price in excess of $1.0 million are first offered to the lender for financing at its discretion. If the lender chooses to participate in the financing of a portfolio of accounts receivable, the financing may be structured, depending on the size and nature of the portfolio to be purchased, either as a borrowing arrangement similar to the original agreement, or under various equity sharing arrangements ranging from 25 percent to 50 percent equity provided by the lender. The lender will finance non-equity borrowings at 70 percent of the purchase price, unless otherwise negotiated, with floating interest at a rate equal to LIBOR plus 2.50 percent. As additional return, the lender receives 28 percent of the residual cash flow, unless otherwise negotiated, which is defined as all cash collections after servicing fees, floating rate interest, repayment of the borrowing, and the initial investment by Portfolio Management, including interest. These borrowings are nonrecourse to the Company and are due two years from the date of each respective loan. The Company may terminate the agreement at any time after June 2007, upon the change of

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements

(Unaudited)

9. Long-Term Debt (continued):

Nonrecourse Credit Facility (continued):

control, for a cost of $250,000 for each remaining month under the agreement. The previous financing arrangement as described below remains in effect for outstanding loans as of June 30, 2005.

Under the prior agreement, all purchases of accounts receivable by Portfolio Management with a purchase price in excess of $4.0 million must be first offered to the lender for financing at its discretion. The agreement had no minimum or maximum credit authorization. If the lender chose to participate in the financing of a portfolio of accounts receivable, the financing was at 90 percent of the purchase price, unless otherwise negotiated, with floating interest at the prime rate plus 3.25 percent. Debt service payments equal total collections less servicing fees and expenses until each individual borrowing is fully repaid and Portfolio Management’s original investment is returned, including interest. Thereafter, the lender is paid a residual of 40 percent of collections, less servicing costs, unless otherwise negotiated. Individual loans are required to be repaid based on collections, but not more than two years from the date of borrowing.

Borrowings under this financing agreement are nonrecourse to the Company, except for the assets within the entities established in connection with the financing agreement. This loan agreement contains a collections performance requirement, among other covenants, that, if not met, provides for cross-collateralization with any other portfolios financed through the agreement, in addition to other remedies.

Total debt outstanding under this facility was $50.9 million and $51.0 million as of March 31, 2007 and December 31, 2006, respectively, which included $12.1 million and $13.6 million, respectively, of accrued residual interest. The effective interest rate on these loans, including the residual interest component, was approximately 12.3 percent and 17.3 percent for the three months ended March 31, 2007 and 2006, respectively. As of March 31, 2007, Portfolio Management was in compliance with all required covenants.

As noted above, upon full satisfaction of the notes payable and the return of the initial investment by Portfolio Management, including interest, as it relates to each purchase of accounts receivable under the previous agreement, the Company is obligated to pay the lender a contingent payment amount equal to 40 percent of collections received, unless otherwise negotiated, net of servicing fees and other related charges. The contingent payment has been accounted for as an embedded derivative in accordance with SFAS 133. At issuance, the loan proceeds received were allocated to the note payable and the embedded derivative. The resulting original issue discount on the note payable is amortized to interest expense through maturity using the effective interest method. At March 31, 2007 and December 31, 2006, the estimated fair value of the embedded derivative was $12.1 million and $13.6 million, respectively. The embedded derivative for each portfolio purchase is subject to market rate revaluation each period. Absent a readily available market for such embedded derivatives, the Company bases its revaluation on similar current period portfolio purchases’ underlying yields. During the three months ended March 31, 2007 and 2006, $559,000 and $142,000 was recorded as other income on the statement of operations to reflect the revaluation of the embedded derivatives.

As part of the exclusivity agreement described above, Portfolio Management has a joint venture agreement (“the Agreement”) with the lender of the nonrecourse credit facility to purchase larger portfolios, whereby Portfolio Management owns 65 percent of the joint venture and is the managing member, and the lender owns the remaining 35 percent interest. Each party finances the joint venture based on predetermined percentages as negotiated for each portfolio purchase. The Agreement was established to purchase accounts receivable at the discretion of Portfolio Management, and the joint venture is consolidated into Portfolio Management’s results of operations with a minority interest representing the lender’s equity ownership. At March 31, 2007 and

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements

(Unaudited)

9. Long-Term Debt (continued):

Nonrecourse Credit Facility (continued):

December 31, 2006, the Company had $13.8 million and $12.2 million, respectively, of debt outstanding under the joint venture, which is included in the nonrecourse credit facility debt outstanding disclosed above.

10. Stockholders’ Equity:

The Company’s Series A Preferred Stock (“Series A”) is entitled to a dividend at an annual rate of 14 percent, and the Company’s Class L Common Stock (“Class L”) is entitled to a yield at an annual rate of 14 percent. The dividends and yields are calculated on February 28, May 31, August 31 and November 30 of each year, beginning February 28, 2007. On February 28, 2007, 49,604 shares of Series A were issued for the first Series A “paid-in-kind” dividend. The next “paid-in-kind” dividend for Series A is due at the end of May 2007. The yields for Class L are compounding and accumulate on the unreturned initial investment but are not declared until payment. As of February 28, 2007, the accumulated yield for shares of Class L was $3.6 million.

11. Stock-based Compensation:

Successor:

On November 15, 2006, the Company adopted the Collect Holdings, Inc. Restricted Share Plan (the “Restricted Share Plan”) and authorized grants of restricted shares of the Company to management. The Restricted Share Plan is administered by the Compensation Committee of the Board of Directors, which approved the grants to employees recommended by the Company’s chief executive officer. A total of 220,055 restricted shares are authorized under the Restricted Share Plan. Shares of restricted stock granted under the Restricted Share Plan vest in 25 percent increments over a period of four years, provided that the recipient remains employed by the Company. During the three months ended March 31, 2007, an aggregate of 8,318 restricted shares were granted. As of March 31, 2007, an aggregate of 172,810 non-vested restricted shares of Class A common stock were awarded under the Restricted Share Plan. Compensation expense recognized related to Restricted Share Plan awards for the three months ended March 31, 2007 was $107,000. At March 31, 2007, there was $1.6 million of unrecognized pre-tax compensation cost related to the non-vested restricted shares.

Predecessor:

On November 15, 2006, in connection with the Transaction and in accordance with the terms of the equity awards, the vesting of all outstanding unvested options to purchase the Company’s stock and restricted stock units was accelerated, and the Company recorded compensation expense of approximately $5.1 million for the acceleration.

The Company maintained stock option plans and an equity incentive plan for certain employees under which fixed price stock options were granted and the option price was generally not less than the fair value of a share of the underlying stock at the date of grant (collectively, the “NCO Option Plans”). Option terms were generally 10 years, with options generally becoming exercisable ratably over three years, or one year for outside directors, from the date of grant.

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements

(Unaudited)

11. Stock-based Compensation (continued):

Predecessor (continued):

The fair value of each stock option was estimated on the date of grant using the Black-Scholes option-pricing model that uses the assumptions noted in the following table. Expected volatility was based on a blend of implied and historical volatility of the Company’s predecessor common stock. The Company used historical data on exercises of stock options and other factors to estimate the expected term of the share-based payments granted. The risk free rate was based on the U.S. Treasury yield curve in effect at the date of grant. The fair value of each predecessor common stock option granted was estimated using the following weighted-average assumptions:

For the Three Months Ended March 31, 2006
Risk-free interest rate	4.5%
Expected life in years	5.4
Volatility factor	37.4%
Dividend yield	None

The weighted-average fair value at date of grant of a common stock option granted under the Company’s option plans during the three months ended March 31, 2006 was $7.01. The total intrinsic value (market value on date of exercise less exercise price) of options exercised during the three months ended March 31, 2006 was $665,000. There was no excess cash tax benefit classified as a financing cash inflow for the three months ended March 31, 2006.

Cash received from option exercises under all share-based payment arrangements for the three months ended March 31, 2006 was $2.3 million. The actual tax benefit recognized for the tax deductions from option exercises under all share-based payment arrangements for the three months ended March 31, 2006 was $269,000.

Compensation expense recognized related to stock option awards for the three months ended March 31, 2006 was $107,000. At March 31, 2006, there was $1.6 million of total unrecognized pre-tax compensation cost related to non-vested stock options, assuming an annual forfeiture rate of 5.1 percent.

The Company maintained an equity incentive plan under which certain employees and directors (“Participant”) were granted restricted share unit awards in the Company’s common stock (the “Restricted Stock Plan”). Awards of restricted share units were valued by reference to shares of common stock that entitle a Participant to receive, upon the settlement of the unit, one share of common stock for each unit. The awards vested over multiple cliff vesting periods and/or based on meeting performance-based targets, and did not have voting rights.

Compensation expense recognized related to restricted share unit awards for the three months ended March 31, 2006 was $494,000. At March 31, 2006, there was $4.2 million of total unrecognized pre-tax compensation cost related to non-vested restricted share unit awards.

12. Derivative Financial Instruments:

The Company enters into forward exchange contracts to minimize the impact of currency fluctuations on transactions and cash flows. These transactions are designated as cash flow hedges. The Company had forward

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements

(Unaudited)

12. Derivative Financial Instruments (continued):

exchange contracts for the purchase of $78.3 million of Canadian dollars outstanding at March 31, 2007, which mature throughout the remainder of 2007. For the three months ended March 31, 2007, the Company recorded net losses of $399,000 in other comprehensive income (loss) for the change in fair value, and net losses of $957,000 were reclassified into earnings. For the three months ended March 31, 2007, the Company recorded net gains of $338,000 representing the ineffectiveness of certain cash flow hedges. For the three months ended March 31, 2006, the Company recorded net gains of $32,000 in other comprehensive income (loss) for the change in fair value, and net losses of $691,000 were reclassified to into earnings. The impact of the settlement of the Company’s cash flow hedges was recorded in payroll and related expenses, selling, general and administrative expenses and other income (expense) in the statement of operations. At March 31, 2007, the fair market value of all outstanding cash flow hedges was a net liability of $2.0 million, which was included in other liabilities. All of the accumulated gains and losses in other comprehensive income (loss) related to cash flow hedges at March 31, 2007, are expected to be reclassified into earnings within the next 12 months.

The Company’s nonrecourse credit facility relating to purchased accounts receivable contains contingent payments that are accounted for as embedded derivatives. The contingent payments are equal to 40 percent of collections received after principal and interest, unless otherwise negotiated, net of servicing fees and other related charges. At issuance, the loan proceeds received were allocated to the note payable and the embedded derivative. The resulting original issue discount on the note payable is amortized to interest expense through maturity using the effective interest method. At March 31, 2007 and December 31, 2006, the estimated fair value of the embedded derivative was $12.1 million and $13.6 million, respectively. The embedded derivative for each portfolio purchase is subject to market rate revaluation each period. Absent a readily available market for such embedded derivatives, the Company bases its revaluation on similar current period portfolio purchases’ underlying yields. During the three months ended March 31, 2007 and 2006, $559,000 and $142,000, respectively, was recorded as other income on the statement of operations to reflect the revaluation of the embedded derivatives.

The Company enters into interest rate cap contracts to minimize the impact of LIBOR fluctuations on transactions and cash flows. The Company had interest rate caps covering an aggregate notional amount of $157.0 million at March 31, 2007, with a weighted average LIBOR cap rate of 6.00 percent. The aggregate notional amount of the interest rate caps is subject to quarterly reductions that will reduce the notional amount to $100.0 million after two years, where it will remain until maturity on January 6, 2009. For the three months ended March 31, 2007, the Company recorded $27,000 of interest expense from the amortization of the original cost of the interest rate caps. The interest rate caps are adjusted to their fair market value each period and the difference, if any, is recorded in other income (expense) in the statement of operations. For the three months ended March 31, 2007, the Company recorded a reduction of $58,000 in other expense for the change in the fair market value of the interest rate caps. As of March 31, 2007, the fair market value of all outstanding interest rate caps was $62,000, which is included in other assets.

On November 30, 2006, the Company entered into interest rate swap agreements to minimize the impact of LIBOR fluctuations on interest payments on the Company’s floating rate debt. The interest rate swaps cover an aggregate notional amount of $189.0 million and were effective as of February 22, 2007, which is the first interest payment date. The aggregate notional amount of the interest rate swaps is subject to quarterly reductions beginning on November 22, 2008 through maturity on November 22, 2009. The Company is required to pay the counterparties quarterly interest payments at a weighted average fixed rate of 4.77%, and receives from the counterparties variable quarterly interest payments based on LIBOR. The net interest paid or received will be included in interest expense. The interest rate swaps are designated as cash flow hedges, and, accordingly,

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements

(Unaudited)

12. Derivative Financial Instruments (continued):

changes in fair market value will be recorded, net of tax, in other comprehensive income (loss). As of March 31, 2007, the fair market value of all outstanding interest rate swaps was $546,000, which is included in other assets.

13. Supplemental Cash Flow Information:

The following are supplemental disclosures of cash flow information (amounts in thousands):

	Successor	Predecessor
	For the Three Months Ended March 31, 2007	For the Three Months Ended March 31, 2006
Noncash investing and financing activities:
Fair value of assets acquired	$2,750	$—
Liabilities assumed from acquisitions	776	—
Disposal of fixed assets	203	—
Adjustment to acquisition accrual	96	—
Nonrecourse borrowings to purchase accounts receivable	—	1,025
Purchase price adjustment related to RMA acquisition	—	2,758

14. Commitments and Contingencies:

Purchase Commitments:

The Company enters into noncancelable agreements with various telecommunications companies, a foreign labor subcontractor in India and other vendors that require minimum purchase commitments. These agreements expire between 2007 and 2009. The following represents the future minimum payments, by year and in the aggregate, under noncancelable purchase commitments (amounts in thousands):

2007	$43,324
2008	15,152
2009	1,966

$60,442

The Company incurred $15.0 million and $15.6 million of expense in connection with these purchase commitments for the three months ended March 31, 2007 and 2006, respectively.

Forward-Flow Agreements:

The Company has several fixed price agreements, or forward-flows, that obligate the Company to purchase, on a monthly basis, portfolios of charged-off accounts receivable meeting certain criteria. At March 31, 2007, the Company had forward-flows aggregating approximately $3.5 million per month, expiring between May 2007 and February 2012. The terms of the agreements vary; they can be terminated with either 30 days, 60 days or 90 days written notice.

Litigation and Investigations:

The Company is party, from time to time, to various legal proceedings, regulatory investigations and tax examinations incidental to its business. The Company continually monitors these legal proceedings, regulatory investigations and tax examinations to determine the impact and any required accruals.

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements

(Unaudited)

14. Commitments and Contingencies (continued):

Litigation and Investigations (continued):

Fort Washington Flood:

In June 2001, the first floor of the Company’s Fort Washington, Pennsylvania, headquarters was severely damaged by a flood caused by remnants of Tropical Storm Allison. The Company subsequently decided to relocate its corporate headquarters to Horsham, Pennsylvania. The Company filed a lawsuit in the Court of Common Pleas, Montgomery County, Pennsylvania (Civil Action No. 01-15576) against the current landlord and the former landlord of the Fort Washington facilities to terminate the leases and to obtain other relief. The landlord and the former landlord filed counter-claims against the Company. The Company maintains a reserve that it believes is adequate to address its exposure to this matter and plans to continue to contest this matter.

U.S. Department of Justice:

On February 24, 2006, the U.S. Department of Justice alleged certain civil damages of approximately $5.0 million. The alleged damages relate to a matter the Company reported to federal authorities and the client in 2003 involving three employees who engaged in unauthorized student loan consolidations in connection with a client contract. The responsible employees were terminated at that time in 2003. The Company does not agree with the allegations regarding damages and has and will continue to engage in discussions with the Department of Justice in an effort to amicably resolve the matter. The Company expects that actual damages incurred as a result of this incident, if any, will be covered by insurance.

Tax Matters:

In 2004, the Company received notice of a proposed reassessment from a foreign taxing authority relating to certain matters occurring from 1998 through 2001 regarding one of the Company’s subsidiaries. In September 2006, the Company received the formal notice of reassessment in the amount of $14.8 million including interest and penalties (converted as of March 31, 2007), and in December 2006 the Company paid a deposit of $8.5 million including interest. The Company maintains a reserve that it believes is adequate to address its exposure to this matter and has contested the reassessment.

New York and Massachusetts Attorneys General:

In August 2006, the Company received a subpoena from the New York Attorney General and in September 2006 the Company received a letter from the Massachusetts Attorney General requesting information relating to the Company’s debt collection practices in such states. The Company is in the process of responding to such inquires or investigations and providing certain information to the Attorneys General offices in connection with the letters. The Company believes it is in compliance with the state laws of New York and Massachusetts relating to debt collection practices in all material respects. However no assurance can be given that any such inquiries or investigations will not result in a formal investigation or an enforcement action. Any such enforcement actions could result in fines as well as the suspension or termination of the Company’s ability to conduct business in such states.

Other:

The Company is involved in other legal proceedings, regulatory investigations and tax examinations from time to time in the ordinary course of its business. Management believes that none of these other legal proceedings, regulatory investigations or tax examinations will have a materially adverse effect on the financial condition or results of operations of the Company.

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements

(Unaudited)

15. Segment Reporting:

On November 15, 2006, the Company reorganized its business segments in connection with a management realignment. The ARM North America and ARM International segments have been combined and renamed ARM. The information presented below has been restated to reflect this reorganization.

As of March 31, 2007, the Company’s business consisted of three operating divisions: ARM, CRM and Portfolio Management. The accounting policies of the segments are the same as those described in note 2, “Accounting Policies.”

ARM provides accounts receivable management services to consumer and commercial accounts for all market sectors including financial services, healthcare, retail and commercial, telecommunications, utilities, education, and government. ARM serves clients of all sizes in local, regional, and national markets in the United States, Canada, the United Kingdom and Australia. In addition to traditional accounts receivable collections, these services include developing the client relationship beyond bad debt recovery and delinquency management, and delivering cost-effective accounts receivable solutions to all market sectors. ARM had total assets, net of any intercompany balances, of $887.0 million and $932.2 million at March 31, 2007 and December 31, 2006, respectively. ARM had capital expenditures of $5.0 million and $8.8 million for the three months ended March 31, 2007 and 2006, respectively. ARM also provides accounts receivable management services to Portfolio Management. ARM recorded revenue of $27.7 million and $32.3 million for these services for the three months ended March 31, 2007 and 2006, respectively. Included in ARM’s intercompany revenue for the three months ended March 31, 2007 and 2006, was $651,000 and $2.2 million, respectively, of commissions from the sale of portfolios by Portfolio Management.

The CRM division provides customer relationship management services to clients in the United States and Canada through offices in the United States, Canada, the Philippines, Panama and Barbados. The Company’s acquisition of Star Contact in December 2006 was included in the CRM segment. CRM had total assets, net of any intercompany balances, of $330.9 million and $287.7 million at March 31, 2007 and December 31, 2006, respectively. CRM had capital expenditures of $1.2 million and $5.0 million for the three months ended March 31, 2007 and 2006, respectively. CRM also provides certain services to ARM. CRM recorded revenue of $89,000 for these services for the three months ended March 31, 2007.

Portfolio Management purchases and manages defaulted consumer accounts receivable from consumer creditors such as banks, finance companies, retail merchants, utilities, healthcare companies and other consumer oriented companies. Portfolio Management had total assets, net of any intercompany balances, of $437.2 million and $424.2 million at March 31, 2007 and December 31, 2006, respectively.

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements

(Unaudited)

15. Segment Reporting (continued):

The following tables represent the revenue, payroll and related expenses, selling, general, and administrative expenses and income (loss) from operations before depreciation and amortization for each segment:

	Successor
	For the Three Months Ended March 31, 2007 (amounts in thousands)
	Revenue	Payroll and Related Expenses	Selling, General and Admin. Expenses	Income from Operations Before Depreciation and Amortization
ARM	$223,180	$102,183	$94,428	$26,569
CRM	79,131	59,027	12,892	7,212
Portfolio Management	43,860	1,974	28,501	13,385
Eliminations	(27,796)	(89)	(27,707)	—

Total	$318,375	$163,095	$108,114	$47,166

	Predecessor
	For the Three Months Ended March 31, 2006 (amounts in thousands)
	Revenue	Payroll and Related Expenses	Selling, General and Admin. Expenses	Restructuring Charge	Income (loss) from Operations Before Depreciation and Amortization
ARM	$234,641	$110,762	$96,358	$4,118	$23,403
CRM	59,326	48,470	11,451	269	(864)
Portfolio Management	50,139	2,158	33,279	—	14,702
Eliminations	(32,359)	—	(32,359)	—	—

Total	$311,747	$161,390	$108,729	$4,387	$37,241

16. Related Party Transactions:

In connection with the Transaction, the Company paid OEP a transaction fee of $18.8 million, which is included in the $68.5 million total Transaction costs (note 4). The Company has agreed to pay OEP a management fee of $3.0 million per year, plus reimbursement of expenses, for management, advice and related services. During the three months ended March 31, 2007, the Company incurred $750,000 relating to management fees, which were included in selling, general and administrative expenses.

OEP is an affiliate of JPMorgan Chase & Co. (“JPM”), and JPM is a client of the Company. For the three months ended March 31, 2007, the Company received fees for providing services to JPM of $2.1 million. Additionally, affiliates of Citigroup are investors in the Company, and Citigroup is a client of the Company. For the three months ended March 31, 2007, the Company received fees for providing services to Citigroup of $9.4 million. During the three months ended March 31, 2007, the Company purchased accounts receivable with a face value of $67.0 million for a purchase price of $1.7 million from an affiliate of Citigroup.

17. Recently Issued and Proposed Accounting Pronouncements

FASB Statement of Financial Accounting Standards No. 157, “Fair Value Measurements”:

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements,” referred to as SFAS 157. This statement defines fair value and provides guidance for measuring

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements

(Unaudited)

17. Recently Issued and Proposed Accounting Pronouncements (continued):

FASB Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (continued):

assets and liabilities at fair value. This statement also expands the disclosure requirements about the use of fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007. The Company has not completed its review and assessment of the impact of the adoption of SFAS 157.

FASB Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115”:

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115,” referred to as SFAS 159. This statement permits the choice, at specified election dates, to measure certain financial instruments and other items at fair value, which are not currently required to be measured at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company has not completed its review and assessment of the impact of the adoption of SFAS 159.

18. Subsidiary Guarantor Financial Information:

The Notes are fully and unconditionally guaranteed, jointly and severally, by certain domestic subsidiaries of the Company (collectively, the “Guarantors”). Non-guarantors consist of all non-domestic subsidiaries, certain subsidiaries engaged in financing the purchase of delinquent accounts receivable portfolios, portfolio joint ventures (which are joint ventures engaged in portfolio financing transactions) and certain immaterial subsidiaries (collectively, the “Non-Guarantors”). The following tables present the consolidating financial information for the Company (Parent), the Guarantors and the Non-Guarantors, together with eliminations, as of and for the periods indicated.

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements

(Unaudited)

18. Subsidiary Guarantor Financial Information (continued):

Consolidating Balance Sheet

March 31, 2007

(Unaudited)

(Amounts in Thousands)

	Parent	Guarantors	Non-Guarantors	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$36	$5,889	$12,644	$—	$18,569
Accounts receivable, trade, net of allowance for doubtful accounts	—	133,011	20,239	—	153,250
Purchased accounts receivable, current portion, net of allowance for impairment	—	18,679	79,679	—	98,358
Deferred income taxes	458	7,573	1,530	—	9,561
Prepaid expenses and other current assets	1,736	21,105	5,825	—	28,666

Total current assets	2,230	186,257	119,917	—	308,404
Property and equipment, net	—	84,431	47,202	—	131,633
Other assets:
Goodwill	—	545,970	57,774	—	603,744
Trade name	—	93,766	2,847	—	96,613
Other intangibles, net of accumulated amortization	—	282,212	26,653	—	308,865
Purchased accounts receivable, net of current portion	—	17,341	139,844	—	157,185
Deferred income taxes	—	—	5,909	—	5,909
Investment in subsidiaries	740,373	97,908	—	(838,281)	—
Other assets	16,503	24,812	1,394	—	42,709

Total other assets	756,876	1,062,009	234,421	(838,281)	1,215,025

Total assets	$759,106	$1,332,697	$401,540	$(838,281)	$1,655,062

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$4,650	$212	$34,703	$—	$39,565
Intercompany (receivable) loan	(220,301)	158,358	61,943	—	—
Income taxes payable	—	—	8,053	—	8,053
Accounts payable	—	7,448	2,356	—	9,804
Accrued expenses	14,965	47,825	10,114	—	72,904
Accrued compensation and related expenses	—	28,156	11,041	—	39,197

Total current liabilities	(200,686)	241,999	128,210	—	169,523
Long-term liabilities:
Long-term debt, net of current portion	631,620	236,037	17,059	—	884,716
Deferred income taxes	(61,571)	151,181	53,552	—	143,162
Other long-term liabilities	—	7,501	2,898	—	10,399
Minority interest	—	—	57,519	—	57,519
Stockholders’ equity	389,743	695,979	142,302	(838,281)	389,743

Total liabilities and stockholders’ equity	$759,106	$1,332,697	$401,540	$(838,281)	$1,655,062

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements

(Unaudited)

18. Subsidiary Guarantor Financial Information (continued):

Consolidating Balance Sheet

December 31, 2005

(Amounts in thousands)

	Parent	Guarantors	Non-Guarantors	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$100	$5,093	$18,523	$—	$23,716
Accounts receivable, trade, net of allowance for doubtful accounts	—	132,906	10,113	—	143,019
Purchased accounts receivable, current portion, net of allowance for impairment	—	22,821	79,958	—	102,779
Deferred income taxes	—	9,278	1,640	—	10,918
Prepaid expenses and other current assets	19,281	15,349	8,224	—	42,854

Total current assets	19,381	185,447	118,458	—	323,286
Property and equipment, net	—	89,744	41,626	—	131,370
Other assets:
Goodwill	—	586,619	82,213	—	668,832
Other intangibles, net of accumulated amortization	—	37,028	4,667	—	41,695
Purchased accounts receivable, net of current portion	—	21,396	113,632	—	135,028
Deferred income taxes	—	—	4,737	—	4,737
Investment in subsidiaries	576,964	93,266	—	(670,230)	—
Other assets	2,120	19,786	1,108	—	23,014

Total other assets	579,084	758,095	206,357	(670,230)	873,306

Total assets	$598,465	$1,033,286	$366,441	$(670,230)	$1,327,962

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$—	$1,694	$43,906	$—	$45,600
Intercompany (receivable) loan	(376,007)	295,185	80,822	—	—
Income taxes payable	—	—	4,531	—	4,531
Accounts payable	—	10,020	2,352	—	12,372
Accrued expenses	1,779	47,296	14,001	—	63,076
Accrued compensation and related expenses	—	16,448	9,672	—	26,120

Total current liabilities	(374,228)	370,643	155,284	—	151,699
Long-term liabilities:
Long-term debt, net of current portion	230,700	65,654	25,480	—	321,834
Deferred income taxes	(1,121)	47,527	11,303	—	57,709
Other long-term liabilities	—	12,473	6,490	—	18,963
Minority interest	—	—	34,643	—	34,643
Stockholders’ equity	743,114	536,989	133,241	(670,230)	743,114

Total liabilities and stockholders’ equity	$598,465	$1,033,286	$366,441	$(670,230)	$1,327,962

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements

(Unaudited)

18. Subsidiary Guarantor Financial Information (continued):

Consolidating Statement of Operations

For the Three Months Ended March 31, 2007

(Unaudited)

(Amounts in Thousands)

	Parent	Guarantors	Non-Guarantors	Eliminations	Consolidated
Revenues:
Services	$—	$277,859	$84,303	$(87,648)	$274,514
Portfolio	—	10,690	32,557	—	43,247
Portfolio sales	—	410	204	—	614

Total revenues	—	288,959	117,064	(87,648)	318,375

Operating costs and expenses:
Payroll and related expenses	3	167,098	55,935	(59,941)	163,095
Selling, general and administrative expenses	1,008	89,852	44,961	(27,707)	108,114
Depreciation and amortization expense	—	17,936	5,546	—	23,482

Total operating costs and expenses	1,011	274,886	106,442	(87,648)	294,691

Income from operations	(1,011)	14,073	10,622	—	23,684

Other income (expense):
Interest and investment income	(45)	417	856	—	1,228
Interest expense	(17,297)	(4,860)	(2,128)	—	(24,285)
Interest income (expense) to affiliate	(5,132)	6,478	(1,346)	—	—
Subsidiary income	13,793	2,764	—	(16,557)	—
Other expense	—	(830)	—	—	(830)

	(8,681)	3,969	(2,618)	(16,557)	(23,887)

(Loss) income before income tax expense	(9,692)	18,042	8,004	(16,557)	(203)

Income tax expense (benefit)	(8,330)	5,728	2,358	—	(244)

(Loss) income before minority interest	(1,362)	12,314	5,646	(16,557)	41

Minority interest	—	—	(1,403)	—	(1,403)

Net (loss) income	$(1,362)	$12,314	$4,243	$(16,557)	$(1,362)

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements

(Unaudited)

18. Subsidiary Guarantor Financial Information (continued):

Consolidating Statement of Income

For the Three Months Ended March 31, 2006

(Unaudited)

(Amounts in Thousands)

	Parent	Guarantors	Non-Guarantors	Eliminations	Consolidated
Revenues:
Services	$—	$280,684	$71,909	$(91,311)	$261,282
Portfolio	—	13,928	31,599	—	45,527
Portfolio sales	—	1,857	3,081	—	4,938

Total revenues	—	296,469	106,589	(91,311)	311,747

Operating costs and expenses:
Payroll and related expenses	3	168,677	51,662	(58,952)	161,390
Selling, general and administrative expenses	239	100,377	40,472	(32,359)	108,729
Restructuring charge	—	3,704	683	—	4,387
Depreciation and amortization expense	197	9,579	3,419	—	13,195

Total operating costs and expenses	439	282,337	96,236	(91,311)	287,701

Income from operations	(439)	14,132	10,353	—	24,046

Other income (expense):
Interest and investment income	29	450	384	—	863
Interest expense	(2,952)	(979)	(3,080)	—	(7,011)
Interest (expense) income to affiliate	(6,847)	7,366	(519)	—	—
Subsidiary income	17,252	2,954	—	(20,206)	—

	7,482	9,791	(3,215)	(20,206)	(6,148)

Income before income tax expense	7,043	23,923	7,138	(20,206)	17,898
Income tax expense	(3,497)	7,580	2,559	—	6,642

Income before minority interest	10,540	16,343	4,579	(20,206)	11,256
Minority interest	—	—	(716)	—	(716)

Net income	$10,540	$16,343	$3,863	$(20,206)	$10,540

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements

(Unaudited)

18. Subsidiary Guarantor Financial Information (continued):

Consolidating Statement of Cash Flows

For the Three Months Ended March 31, 2007

(Unaudited)

(Amounts in thousands)

	Parent	Guarantors	Non-Guarantors	Consolidated
Net cash (used in) provided by operating activities	$(13,511)	$25,064	$7,977	$19,530

Cash flows from investing activities:
Purchases of accounts receivable	—	(1,416)	(36,186)	(37,602)
Collections applied to principal of purchased accounts receivable	—	1,552	23,604	25,156
Proceeds from sales and resales of purchased accounts receivable	—	1,293	427	1,720
Purchases of property and equipment	—	(3,278)	(3,145)	(6,423)
Proceeds from notes receivable	—	307	—	307
Net cash paid for acquisitions and related costs	—	(1,248)	(1,973)	(3,221)

Net cash used in investing activities	—	(2,790)	(17,273)	(20,063)

Cash flows from financing activities:
Repayment of notes payable	—	(79)	(14,210)	(14,289)
Borrowings under notes payable	—	—	14,286	14,286
Repayment of borrowings under senior credit facility	(23,325)	—	—	(23,325)
Borrowings under senior credit facility	29,000	—	—	29,000
Investment in subsidiary by minority interest	—	—	518	518
Return of investment in subsidiary to minority interest	—	—	(747)	(747)
Borrowings under (repayment of) intercompany notes payable	7,533	(17,585)	10,052	—

Net cash provided by (used in) financing activities	13,208	(17,664)	9,899	5,443

Effect of exchange rate on cash	—	—	(240)	(240)

Net (decrease) increase in cash and cash equivalents	(303)	4,610	363	4,670
Cash and cash equivalents at beginning of the period	339	1,279	12,281	13,899

Cash and cash equivalents at end of the period	$36	$5,889	$12,644	$18,569

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements

(Unaudited)

18. Subsidiary Guarantor Financial Information (continued):

Consolidating Statement of Cash Flows

For the Three Months Ended March 31, 2006

(Unaudited)

(Amounts in thousands)

	Parent	Guarantors	Non-Guarantors	Consolidated
Net cash (used in) provided by operating activities	$(4,053)	$30,863	$(18)	$26,792

Cash flows from investing activities:
Purchases of accounts receivable	—	(199)	(15,004)	(15,203)
Collections applied to principal of purchased accounts receivable	—	3,537	23,444	26,981
Proceeds from sales and resales of purchased accounts receivable	—	2,721	3,168	5,889
Purchases of property and equipment	—	(11,109)	(2,750)	(13,859)
Proceeds from notes receivable	—	356	—	356
Proceeds from sale to minority interest	—	—	12,720	12,720
Net cash paid for acquisitions and related costs	—	(2,019)	(2,325)	(4,344)

Net cash (used in) provided by investing activities	—	(6,713)	19,253	12,540

Cash flows from financing activities:
Repayment of notes payable	—	(158)	(16,497)	(16,655)
Borrowings under notes payable	—	—	1,474	1,474
Repayment of borrowings under senior credit facility	(46,000)	(11,100)	—	(57,100)
Borrowings under senior credit facility	6,000	21,000	—	27,000
Borrowings under (repayment of) intercompany notes payable	41,708	(31,827)	(9,881)	—
Payment of fees to acquire debt	—	(1)	—	(1)
Return of investment in subsidiary to minority interest	—	—	(1,900)	(1,900)
Investment in subsidiary by minority interest	—	—	2,033	2,033
Issuance of common stock	2,319	—	—	2,319

Net cash provided by (used in) financing activities	4,027	(22,086)	(24,771)	(42,830)

Effect of exchange rate on cash	—	—	44	44

Net (decrease) increase in cash and cash equivalents	(26)	2,064	(5,492)	(3,454)
Cash and cash equivalents at beginning of the period	100	5,093	18,523	23,716

Cash and cash equivalents at end of the period	$74	$7,157	$13,031	$20,262

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of NCO Group, Inc.

We have audited the accompanying consolidated balance sheet of NCO Group, Inc. (formerly known as Collect Holdings, Inc.) as of December 31, 2006 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the period July 13, 2006 (date of inception) to December 31, 2006 (Successor Period). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of NCO Group, Inc. (formerly known as Collect Holdings, Inc.) at December 31, 2006, and the consolidated results of its operations and its cash flows for the period July 13, 2006 (date of inception) to December 31, 2006 in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania

May 8, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

NCO Group, Inc.

We have audited the accompanying consolidated balance sheet of NCO Group, Inc. (as predecessor to Collect Holdings, Inc.) as of December 31, 2005 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2005 and 2004 and for the period from January 1, 2006 to November 15, 2006 (collectively the Predecessor Period). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform audits of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of NCO Group, Inc. (as predecessor to Collect Holdings, Inc.) at December 31, 2005, and the consolidated results of its operations and its cash flows for the years ended December 31, 2005 and 2004 and for the period from January 1, 2006 to November 15, 2006 (collectively the Predecessor Period), in conformity with U.S. generally accepted accounting principles.

As discussed in Note 2 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment, on January 1, 2006.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania

May 8, 2007

NCO GROUP, INC.

Consolidated Balance Sheets

(Amounts in thousands, except per share amounts)

	Successor	Predecessor
	December 31, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$13,899	$23,716
Accounts receivable, trade, net of allowance for doubtful accounts of $—and $8,079, respectively	143,933	143,019
Purchased accounts receivable, current portion, net of allowance for impairment of $—and $1,192, respectively	147,303	102,779
Deferred income taxes	9,646	10,918
Prepaid expenses and other current assets	29,580	42,854

Total current assets	344,361	323,286
Funds held on behalf of clients
Property and equipment, net	135,931	131,370
Other assets:
Goodwill	600,546	668,832
Trade name	96,613	—
Customer relationships and other intangible assets, net of accumulated amortization	320,901	41,695
Purchased accounts receivable, net of current portion	96,797	135,028
Deferred income taxes	5,815	4,737
Other assets	43,175	23,014

Total other assets	1,163,847	873,306

Total assets	$1,644,139	$1,327,962

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$36,692	$45,600
Income taxes payable	6,987	4,531
Accounts payable	11,593	12,372
Accrued expenses	73,781	63,076
Accrued compensation and related expenses	34,021	26,120

Total current liabilities	163,074	151,699
Funds held on behalf of clients
Long-term liabilities:
Long-term debt, net of current portion	881,621	321,834
Deferred income taxes	144,743	57,709
Other long-term liabilities	10,752	18,963
Minority interest	55,628	34,643
Commitments and contingencies
Stockholders’ equity:
Predecessor:
Preferred stock, no par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, no par value, 50,000 shares authorized, 32,176 shares issued and outstanding at December 31, 2005	—	477,238
Successor:
Preferred stock, par value $0.01 per share, 6,000 shares authorized, 1,220 shares issued and outstanding at December 31, 2006	12	—
Class L common stock, par value $0.01 per share, 400 shares authorized, 364 shares issued and outstanding at December 31, 2006	4	—
Class A common stock, par value $0.01 per share, 2,750 shares authorized, 1,616 shares issued and outstanding at December 31, 2006	18	—
Additional paid-in capital	396,015	—
Other comprehensive (loss) income	(1,163)	13,892
Deferred compensation	—	(4,658)
(Accumulated deficit) retained earnings	(6,565)	256,642

Total stockholders’ equity	388,321	743,114

Total liabilities and stockholders’ equity	$1,644,139	$1,327,962

See accompanying notes.

NCO GROUP, INC.

Consolidated Statements of Operations

(Amounts in thousands)

	Successor	Predecessor
	Period from July 13, 2006 (date of inception) through December 31, 2006	Period from January 1, through November 15, 2006	Year ended December 31, 2005	Year ended December 31, 2004
Revenues:
Services	$126,739	$875,338	$906,258	$840,346
Portfolio	13,557	151,706	133,868	99,451
Portfolio sales	—	22,757	12,157	—

Total revenues	140,296	1,049,801	1,052,283	939,797

Operating costs and expenses:
Payroll and related expenses	76,611	553,883	528,932	472,915
Selling, general and administrative expenses	47,777	375,150	376,606	324,187
Restructuring charges	—	12,765	9,621	—
Depreciation and amortization expense	11,548	46,695	45,787	40,225

Total operating costs and expenses	135,936	988,493	960,946	837,327

Income from operations	4,360	61,308	91,337	102,470

Other income (expense):
Interest and investment income	300	1,836	3,162	3,185
Interest expense	(14,958)	(26,643)	(22,615)	(21,244)
Other (expense) income	113	3,165	30	447

Total other income (expense)	(14,545)	(21,642)	(19,423)	(17,612)

(Loss) income before income tax expense	(10,185)	39,666	71,914	84,858

Income tax (benefit) expense	(3,777)	14,742	26,182	32,389

(Loss) income before minority interest	(6,408)	24,924	45,732	52,469

Minority interest	(157)	(3,890)	(1,213)	(606)

Net (loss) income	$(6,565)	$21,034	$44,519	$51,863

See accompanying notes.

NCO GROUP, INC.

Consolidated Statements of Cash Flows

(Amounts in thousands)

	Successor	Predecessor
	Period from July 13, 2006 (date of inception) through December 31, 2006	Period from January 1 through November 15, 2006	Year ended December 31, 2005	Year ended December 31, 2004
Cash flows from operating activities:
Net (loss) income	$(6,565)	$21,034	$44,519	$51,863
Adjustments to reconcile net (loss) income from operations to net cash (used in) provided by operating activities:
Depreciation	5,697	36,403	36,352	32,800
Amortization of intangibles	5,850	10,291	9,435	7,425
Stock-based compensation	49	6,961	1,323	683
Amortization of deferred training asset	—	3,375	4,167	1,918
Provision for doubtful accounts	—	3,931	3,369	2,321
Allowance and impairment of purchased accounts receivable	—	7,909	1,240	948
Noncash interest	3,655	5,730	7,107	6,182
Gain on sale of purchased accounts receivable	—	(22,757)	(12,157)	—
Loss on disposal of property, equipment and other net assets	—	1,153	888	157
Changes in non-operating income	117	(283)	(352)	(1,591)
Minority interest	275	6,164	2,135	606
Changes in operating assets and liabilities, net of acquisitions:
Restricted cash	—	—	900	4,950
Accounts receivable, trade	(20,736)	16,035	(18,475)	(2,715)
Deferred income taxes	(3,978)	4,483	24,917	28,675
Other assets	10,523	(12,693)	13,550	(15,827)
Accounts payable and accrued expenses	(308)	(3,055)	(9,527)	(9,761)
Income taxes payable	(3,709)	27,217	(19,719)	545
Other long-term liabilities	(168)	(2,226)	(122)	(10,160)

Net cash (used in) provided by operating activities	(9,298)	109,672	89,550	99,019

Cash flows from investing activities:
Purchases of accounts receivable—see note 16	(29,709)	(81,839)	(45,743)	(43,549)
Collections applied to principal of purchased accounts receivable	13,577	70,974	69,565	70,898
Proceeds from sales and resales of purchased accounts receivable	2,801	30,551	15,880	15,863
Purchases of property and equipment	(2,246)	(40,795)	(43,499)	(27,188)
Net distribution from joint venture	—	—	4,464	2,083
Proceeds from notes receivable	82	1,033	1,147	1,403
Proceeds from disposal of property, equipment and other net assets	—	—	—	1,013
Proceeds from sale to minority interest	—	12,720	—	—
Net cash paid for acquisitions and related costs	(974,612)	(8,590)	(223,808)	(21,981)

Net cash used in investing activities	(990,107)	(15,946)	(221,994)	(1,458)

Cash flows from financing activities:
Repayment of notes payable	(4,788)	(53,677)	(46,754)	(64,814)
Borrowings under notes payable	5,096	17,670	36,688	—
Borrowings in connection with the Transaction	830,000	—	—	—
Repayment of borrowings under revolving credit agreement	(229,300)	(125,700)	(47,500)	(70,000)
Borrowings under revolving credit agreement	36,000	184,500	155,500	—
Repayment of convertible notes	—	(125,000)	—	—
Payment of fees to acquire debt	(24,055)	(12)	(1,494)	(103)
Return of investment in subsidiary to minority interest	(241)	(1,597)	—	—
Investment in subsidiary by minority interest	2,132	4,000	32,508	—
Issuance of stock, net of taxes	395,966	3,939	1,199	15,375

Net cash provided by (used in) financing activities	1,010,810	(95,877)	130,147	(119,542)

Effect of exchange rate on cash	2,494	(1,180)	(321)	2,671

Net increase (decrease) in cash and cash equivalents	13,899	(3,331)	(2,618)	(19,310)
Cash and cash equivalents at beginning of the period	—	23,716	26,334	45,644

Cash and cash equivalents at end of the period	$13,899	$20,385	$23,716	$26,334

See accompanying notes.

NCO GROUP, INC.

Consolidated Statements of Stockholders’ Equity

(Amounts in thousands)

	Preferred Stock	Class L Common Stock	Class A Common Stock	Additional Paid-in Capital	Common Stock	Other Comprehensive Income (Loss)	Deferred Compensation	Retained Earnings (Accumulated Deficit)	Comprehensive Income (Loss)	Total
Predecessor
Balance, January 1, 2004					$323,511	$6,646	$—	$160,260		$490,417

Issuance of common stock in connection with acquisitions					128,699	—	—	—		128,699
Issuance of common stock in connection with stock option plans
					16,763	—	—	—		16,763
Exercise of common stock warrants					296	—	—	—		296
Issuance of restricted stock					4,141	—	(4,141)	—		—
Amortization of deferred compensation					—	—	683	—		683
Comprehensive income, net of tax:
Net income					—	—	—	51,863	$51,863	51,863
Other comprehensive income (loss):
Foreign currency translation adjustment					—	6,593	—	—	6,593	6,593
Change in fair value of foreign currency cash flow hedge, net of taxes of $158					—	287	—	—	287	287

Total comprehensive income									$58,743

Balance, December 31, 2004					473,410	13,526	(3,458)	212,123		695,601

Issuance of common stock in connection with stock-based compensation plans					1,305	—	—	—		1,305
Issuance of restricted stock units					2,523	—	(2,523)	—		—
Amortization of deferred compensation					—	—	1,323	—		1,323
Comprehensive income, net of tax:
Net income					—	—	—	44,519	$44,519	44,519
Other comprehensive income (loss):
Foreign currency translation adjustment					—	376	—	—	376	376
Change in fair value of foreign currency cash flow hedges, net of taxes of $540
					—	933	—	—	933	933
Net gains on foreign currency cash flow hedges reclassified into earnings, net of taxes of $538
					—	(943)	—	—	(943)	(943)

Total comprehensive income									$44,885

NCO GROUP, INC.

Consolidated Statements of Stockholders’ Equity—(Continued)

(Amounts in thousands)

	Preferred Stock	Class L Common Stock	Class A Common Stock	Additional Paid-in Capital	Common Stock	Other Comprehensive Income (Loss)	Deferred Compensation	Retained Earnings (Accumulated Deficit)	Comprehensive Income (Loss)	Total
Balance, December 31, 2005					477,238	13,892	(4,658)	256,642		743,114

Issuance of common stock in connection with stock-based compensation plans
					4,513	—	—	—		4,513
Reclassification of deferred compensation					(4,658)	—	4,658	—		—
Stock-based compensation					7,057	—	—	—		7,057
Comprehensive income, net of tax:
Net income					—	—	—	21,034	$21,034	21,034
Other comprehensive income (loss):
Foreign currency translation adjustment					—	1,901	—	—	1,901	1,901
Change in fair value of foreign currency cash flow hedges, net of taxes of $956
					—	1,526	—	—	1,526	1,526
Net gains on foreign currency cash flow hedges reclassified into earnings, net of taxes of $1,628
					—	(2,804)	—	—	(2,804)	(2,804)

Total comprehensive income									$21,657

Balance, November 15, 2006					$484,150	$14,515	$—	$277,676		$776,341

Successor
Capitalization of Company	$12	$4	$16	$395,968		$—	$—	$—		$396,000
Stock-based compensation	—	—	2	47		—	—	—		49
Comprehensive income, net of tax:
Net loss	—	—	—	—		—	—	(6,565)	$(6,565)	(6,565)
Other comprehensive income (loss):
Foreign currency translation adjustment	—	—	—	—		244	—	—	244	244
Change in fair value of foreign currency cash flow hedges, net of taxes of $969
	—	—	—	—		(1,548)	—	—	(1,548)	(1,548)
Net losses on foreign currency cash flow hedges reclassified into earnings, net of taxes of $88						141			141	141

Total comprehensive loss	—	—	—	—			—	—	$(7,728)

Balance, December 31, 2006	$12	$4	$18	$396,015		$(1,163)	$—	$(6,565)		$388,321

See accompanying notes.

NCO GROUP, INC.

Notes to Consolidated Financial Statements

1. Nature of Operations and Basis of Presentation:

On November 15, 2006, NCO Group, Inc. was acquired by and became a wholly owned subsidiary of Collect Holdings, Inc., an entity controlled by One Equity Partners and its affiliates (“OEP”), a private equity investment fund, with participation by Michael J. Barrist, Chairman, President and Chief Executive Officer of NCO Group, Inc., certain other members of executive management and other co-investors (“the Transaction”). Under the terms of the merger agreement, NCO Group, Inc. shareholders received $27.50 in cash, without interest, for each share of NCO Group, Inc. common stock that they held. The accompanying consolidated financial statements for the Successor period are those of Collect Holdings, Inc., which is referred to as NCO Group, Inc. due to the subsequent merger of NCO Group, Inc. with and into Collect Holdings, Inc. and the change of name to NCO Group, Inc. (collectively with its subsidiaries, “the Company” or “NCO”). The accompanying consolidated balance sheets, statements of operations, stockholders’ equity and cash flows are presented for two periods, Predecessor and Successor, which relate to the period of operations preceding the Transaction and the period of operations succeeding the Transaction, respectively. Collect Holdings, Inc. was formed on July 13, 2006 (there were no operations from date of inception until the Transaction on November 15, 2006).

NCO is a holding company and conducts substantially all of its business operations through its subsidiaries. NCO is a leading provider of business process outsourcing solutions, primarily focused on accounts receivable management (“ARM”) and customer relationship management (“CRM”). NCO provides services to more than 26,000 active clients including many Fortune 500 companies, supporting a broad spectrum of industries, including financial services, telecommunications, healthcare, retail and commercial, utilities, education, transportation/logistics, technology, and government sectors. These clients are primarily located throughout the United States, Canada, the United Kingdom, Europe, Australia, Puerto Rico and Latin America. The Company also purchases and manages past due consumer accounts receivable from consumer creditors such as banks, finance companies, retail merchants, utilities, healthcare companies, and other consumer-oriented companies.

The Company’s business consists of three operating divisions: ARM, CRM and Portfolio Management.

2. Accounting Policies:

Principles of Consolidation:

The consolidated financial statements include the accounts of the Company and all affiliated subsidiaries and entities controlled by the Company. All intercompany accounts and transactions have been eliminated.

At December 31, 2006, the Company had a $7.9 million note receivable included in the balance sheet under current and long-term other assets from an entity that was previously owned by the Company. Under FASB Interpretation No. 46(R), “Consolidation of Variable Interest Entities” (“FIN 46(R)”), the entity that issued this note receivable is considered a variable interest entity. Based on its evaluation of this variable interest entity, the Company is not the primary beneficiary of this entity; therefore, the Company has not consolidated this entity under FIN 46(R).

Revenue Recognition:

ARM Contingency Fees:

ARM contingency fee revenue is recognized upon physical receipt of funds by NCO or its client.

NCO GROUP, INC.

Notes to Consolidated Financial Statements

2. Accounting Policies (continued):

Revenue Recognition (continued):

ARM Contractual Services:

Fees for ARM contractual services are recognized as services are performed and earned under service arrangements with clients where fees are fixed or determinable and collectibility is reasonably assured.

CRM Hourly:

Revenue is recognized based on the billable hours of each CRM representative as defined in the client contract. The rate per billable hour charged is based on a predetermined contractual rate, as agreed in the underlying contract. The contractual rate can fluctuate based on certain pre-determined objective performance criteria related to quality and performance, reduced by any contractual performance penalties the client may be entitled to, both as measured on a monthly basis. The impact of the performance criteria and penalties on the rate per billable hour is continually updated as revenue is recognized.

CRM Performance Based:

Under performance-based arrangements, the Company is paid by its customers based on achievement of certain levels of sales or other client-determined criteria specified in the client contract. The Company recognizes performance-based revenue by measuring its actual results against the performance criteria specified in the contracts.

Training Revenue:

In connection with the provisions of certain inbound and outbound CRM services, the Company incurs costs to train its CRM representatives. Training programs relate to both program start-up training in connection with new CRM programs (“Start-up Training”) and on-going training for updates of existing CRM programs (“On-going Training”). The Company bills some of its customers for the costs incurred under these training programs based on the terms in the contract. Training revenue is integral to the CRM revenue being generated over the course of a contract and cannot be separated as a discrete earnings process under SEC Staff Accounting Bulletin No. 104. Start-up Training and On-going Training revenues are initially deferred and recognized over the shorter of the term of the customer contract, or the period to be benefited. Direct costs associated with providing Start-up Training and On-going Training, which consist of salary, benefit and travel costs, are also deferred and amortized over a time period consistent with the deferred training revenue. When a business relationship is terminated with one of the Company’s customers, the unamortized deferred training revenue and unamortized deferred direct costs associated with that customer are immediately recognized. At December 31, 2006, the balance of deferred training revenue was $735,000 and deferred costs capitalized were $619,000.

Purchased Accounts Receivable:

The Company applies American Institute of Certified Public Accountants (“AICPA”) Statement of Position 03-3, “Accounting for Loans or Certain Securities Acquired in a Transfer” (“SOP 03-3”). SOP 03-3 addresses accounting for differences between contractual versus expected cash flows over an investor’s initial investment in certain loans when such differences are attributable, at least in part, to credit quality.

The Company has maintained historical collection records for all of its purchased accounts receivable, as well as debtor records since its entrance into this business and for acquired businesses since 1986, which

NCO GROUP, INC.

Notes to Consolidated Financial Statements

2. Accounting Policies (continued):

Revenue Recognition (continued):

Purchased Accounts Receivable (continued):

provides a reasonable basis for the Company’s judgment that it is probable that it will ultimately collect the recorded amount of its purchased accounts receivable plus a premium or yield. The historical collection amounts also provide a reasonable basis for determining the timing of the collections. The Company uses all available information to forecast the cash flows of its purchased accounts receivable including, but not limited to, historical collections, payment patterns on similar purchases, credit scores of the underlying debtors, seller’s credit policies, and location of the debtor.

The Company acquires accounts receivable in groups or portfolios that are initially recorded at cost, which includes external costs of acquiring portfolios. Once a portfolio is acquired, the accounts in the portfolio are not changed, unless replaced, returned, or sold. All acquired accounts receivable have experienced deterioration of credit quality between origination and the Company’s acquisition of the accounts receivable, and the amount paid for a portfolio of accounts receivable reflects the Company’s determination that it is probable the Company will be unable to collect all amounts due according to each loan’s contractual terms. As such, the Company determines whether each portfolio of accounts receivable is to be accounted for individually or whether such accounts receivable will be aggregated based on common risk characteristics. The Company considers expected collections, and estimates the amount and timing of undiscounted expected principal, interest, and other cash flows (expected at acquisition) for each portfolio of accounts receivable and subsequently aggregated pools of accounts receivable. The Company determines nonaccretable difference, or the excess of the portfolio’s contractual principal over all cash flows expected at acquisition as an amount that should not be accreted. The remaining amount represents accretable yield, or the excess of the portfolio’s cash flows expected to be collected over the amount paid, and is accreted into earnings over the remaining life of the portfolio.

At acquisition, the Company derives an internal rate of return (“IRR”) based on the expected monthly collections over the estimated economic life of each portfolio of loans (typically up to seven years, based on the Company’s collection experience) compared to the original purchase price. Collections on the portfolios are allocated to revenue and principal reduction based on the estimated IRR for each portfolio of accounts receivable. Revenue on purchased accounts receivable is recorded monthly based on applying each portfolio’s effective IRR for the quarter to its carrying value. Over the life of a portfolio, the Company continues to estimate cash flows expected to be collected. The Company evaluates at the balance sheet date whether the present value of its portfolios determined using the effective interest rates has decreased, and if so, records an expense to establish a valuation allowance to maintain the original IRR established at acquisition. Any increase in actual or estimated cash flows expected to be collected is first used to reverse any existing valuation allowance for that portfolio, or aggregation of portfolios, and any remaining increases in cash flows are recognized prospectively through an increase in the IRR. The updated IRR then becomes the new benchmark for subsequent valuation allowance testing.

Portfolio Sales:

The Company accounts for proceeds from sales of aged portfolios of purchased accounts receivable above the remaining carrying value under SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” Revenue from these sales is recognized when the receivables are sold.

The Company applies a financial components approach. Generally, that approach focuses on control of each of the various retained or sold interests or liabilities in a given financial asset sale to conclude when a sale has

NCO GROUP, INC.

Notes to Consolidated Financial Statements

2. Accounting Policies (continued):

Revenue Recognition (continued):

Portfolio Sales (continued):

actually occurred as compared to a mere financing, and the accounting for any related rights retained and/or duties committed to on an ongoing basis, including servicing. Under that approach, after a transfer of financial assets, an entity allocates a portion of its original cost of the assets to the assets sold in determining any gain or loss, and to any servicing assets it retains, such as servicing rights or rights to residual interests. Gain or loss is reported in the period of the transfer, and net of any liabilities it has incurred or will incur in the future. Assets retained are amortized over the appropriate useful life of the asset. If control has not been adequately transferred to the other party, the proceeds received are treated as financing and no gain or loss is recorded at the time of the transfer.

Credit Policy:

Management monitors its client relationships in order to minimize the Company’s credit risk and assesses the likelihood of collection based on a number of factors including the client’s collection history and credit-worthiness. The Company maintains a reserve for potential collection losses when such losses are deemed to be probable.

The Company has two types of arrangements under which it collects its ARM contingency fee revenue. For certain clients, the Company remits funds collected on behalf of the client net of the related contingency fees while, for other clients, the Company remits gross funds collected on behalf of clients and bills the client separately for its contingency fees.

The Company generally does not require collateral and it does not charge finance fees on outstanding trade receivables. In many cases, in the event of collection delays from ARM clients, management may, at its discretion, change from the gross remittance method to the net remittance method. The Company also maintains a reserve for deposits on debtor accounts that may ultimately prove to have insufficient funds. Trade accounts receivable are written off to the allowances when collection appears highly unlikely.

Cash and Cash Equivalents:

The Company considers all highly liquid investments purchased with an initial maturity of three months or less to be cash equivalents. These financial instruments potentially subject the Company to concentrations of credit risk. The Company minimizes this risk by dealing with major financial institutions that have high credit ratings.

Property and Equipment:

Property and equipment is stated at cost, less accumulated depreciation. Depreciation is provided over the estimated useful life of each class of assets using the straight-line method. Expenditures for maintenance and repairs are charged to expense as incurred. Renewals and betterments are capitalized. When property is sold or retired, the cost and related accumulated depreciation are removed from the balance sheet, and any gain or loss on the transaction is included in the statement of operations.

Long-Lived Assets:

The Company periodically evaluates the net realizable value of long-lived assets, including property and equipment, internal use software, and certain identifiable intangible assets, for impairment, based on the estimated undiscounted future cash flows, whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

NCO GROUP, INC.

Notes to Consolidated Financial Statements

2. Accounting Policies (continued):

Goodwill:

Goodwill represents the excess of purchase price over the fair market value of net assets acquired, based on their respective fair values at the date of acquisition. Goodwill is tested for impairment each year on October 1, and as triggering events occur. The goodwill impairment test is performed at the reporting unit level and involves a two-step approach: the first step identifies any potential impairment and the second step measures the amount of impairment, if applicable. The first test for potential impairment uses a fair-value based approach, whereby the implied fair value of a reporting unit’s goodwill is compared to its carrying amount; if the fair value is less than the carrying amount, the reporting unit’s goodwill would be considered impaired. Fair value estimates are based upon the discounted value of estimated cash flows. Since the Transaction occurred on November 15, 2006, the Company used the valuations performed in connection with the Transaction to identify any potential impairment for 2006. The Company has concluded that goodwill was not impaired as of December 31, 2006.

Trade Name:

Trade name, which represents the fair value of the NCO name, is an indefinite-lived intangible asset and therefore not subject to amortization. Similar to goodwill, the trade name will be reviewed at least annually for impairment (note 8).

Customer Relationships and Other Intangible Assets:

Other intangible assets consist primarily of customer relationships and non-compete agreements, which are amortized over a range of six to seven years using the straight-line method (note 8).

Deferred Financing Fees:

Deferred financing fees relate to debt issuance costs incurred, which are capitalized and amortized to interest expense over the term of the related debt.

Stock Options:

Effective January 1, 2006, the Company adopted FASB Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”), which is a revision of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation,” and supercedes APB Opinion 25, “Accounting for Stock Issued to Employees” (“APB 25”). SFAS 123R requires that the cost of all share-based payments to employees, including stock option grants, be recognized in the financial statements over the vesting period based on their fair values. The standard applies to newly granted awards and previously granted awards that are not fully vested on the date of adoption. The Company adopted SFAS 123R using the modified prospective method, which requires that compensation expense be recorded for all unvested stock options at the beginning of the first quarter of adoption of SFAS 123R. Accordingly, no prior periods have been restated.

As a result of adopting SFAS 123R on January 1, 2006, the Company’s income before income taxes and net income for the period from January 1, 2006 through November 15, 2006 were $2.1 million and $1.2 million lower, respectively, than if it had continued to account for share based compensation under APB 25. Also, in connection with the adoption of SFAS 123R, the unearned stock-based compensation balance of $4.7 million was reclassified to common stock as of January 1, 2006.

NCO GROUP, INC.

Notes to Consolidated Financial Statements

2. Accounting Policies (continued):

Stock Options (continued):

On November 15, 2006, in connection with the Transaction and in accordance with the terms of the equity awards, the vesting of all outstanding unvested options to purchase the Company’s stock and restricted stock units was accelerated, and the Company recorded compensation expense of approximately $5.1 million for the acceleration.

Prior to January 1, 2006, the Company accounted for stock option grants in accordance with APB 25 and related interpretations. Under APB 25, because the exercise price of the stock options equaled the fair value of the underlying common stock on the date of grant, no compensation cost was recognized. In accordance with SFAS No. 123, “Accounting for Stock-Based Compensation,” the Company did not recognize compensation cost based on the fair value of the options granted at grant date. If the Company had elected to recognize compensation cost based on the fair value of the options granted at grant date, net income would have been reduced to the pro forma amounts indicated in the following table (amounts in thousands, except per share amounts) (note 13):

	Predecessor
	For the Years Ended December 31,
	2005	2004
Net income—as reported	$44,519	$51,863
Pro forma compensation cost, net of taxes	6,631	3,292

Net income—pro forma	$37,888	$48,571

Effective December 29, 2005, the Company accelerated the vesting of outstanding unvested options to purchase the Company’s common stock, which had an exercise price equal to or greater than $17.25 per share (“Eligible Options”). Any shares received upon the exercise of Eligible Options were restricted and not to be sold prior to the date on which the Eligible Options would have been exercisable under the original terms. As a result of the acceleration, options to purchase 944,308 shares of the Company’s common stock became immediately exercisable. All other terms and conditions applicable to the Eligible Options remained unchanged. All terms and conditions of all options that are not Eligible Options remained unchanged. The purpose of the acceleration of the Eligible Options was to eliminate future compensation expense that would have otherwise been recognized upon the Company’s adoption of SFAS 123R on January 1, 2006 (note 21). The proforma compensation cost, net of taxes, for 2005 in the table above includes $3.9 million for the effect of this acceleration.

Compensation expense recognized related to stock option awards for the period from January 1, 2006 through November 15, 2006 was $2.1 million, including $1.5 million for the acceleration of vesting in connection with the Transaction. During the period from January 1, 2006 through November 15, 2006, compensation expense of $5.0 million was recorded for restricted stock units, including $3.6 million for the acceleration of vesting in connection with the Transaction. During the years ended December 31, 2005 and 2004, compensation expense of $1.3 million and $683,000 was recorded for restricted stock units, respectively. Compensation expense recorded equaled the fair value of the shares vested during the respective period.

Income Taxes:

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”) which requires that deferred tax assets and liabilities be recognized using enacted tax rates for the effect of temporary differences between the book and tax bases of recorded assets and liabilities. SFAS 109 also requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized. Deferred taxes have not been provided on the cumulative undistributed earnings of foreign subsidiaries because such amounts are expected to be reinvested indefinitely.

NCO GROUP, INC.

Notes to Consolidated Financial Statements

2. Accounting Policies (continued):

Foreign Currency Translation:

The Company has foreign subsidiaries whose local currency has been determined to be the functional currency for that subsidiary. The assets and liabilities of these foreign subsidiaries have been translated using the current exchange rates, and the income and expenses have been translated using average historical exchange rates. The adjustments resulting from translation have been recorded separately in stockholders’ equity as “Other comprehensive income (loss)” and are not included in determining consolidated net income. As of December 31, 2006 and 2005, “Other comprehensive income (loss)” included $244,000 and $13.6 million, respectively, of cumulative income from foreign currency translation.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

The application of SFAS No. 141, “Business Combinations” requires the measurement of fair values of purchased assets and liabilities of an acquired entity. In connection with the Transaction and other purchase business combinations, management makes additional estimates and assumptions in determining fair value that affect amounts reported in the financial statements and accompanying notes. The more significant financial statement items include intangible assets, purchased accounts receivable, and nonrecourse debt.

In the ordinary course of accounting for purchased accounts receivable, estimates are made by management as to the amount and timing of future cash flows expected from each portfolio. The estimated future cash flow of each portfolio is used to compute the IRR for the portfolio, both in the case of any increases in expected cash flows, or to compute impairment or allowances in the case of decreases in expected cash flows. The IRR is used to allocate collections between revenue and principal reduction of the carrying values of the purchased accounts receivable.

On an ongoing basis, the Company compares the historical trends of each portfolio to projected collections. Future projected collections are then increased or decreased based on the actual cumulative performance of each portfolio. Management reviews each portfolio’s adjusted projected collections to determine if further upward or downward adjustment is warranted. Management regularly reviews the trends in collection patterns and uses its reasonable best efforts to improve the collections of under-performing portfolios. However, actual results will differ from these estimates and a material change in these estimates could occur within one reporting period (note 5).

Derivative Financial Instruments:

The Company selectively uses derivative financial instruments to manage interest costs and minimize currency exchange risk. The Company does not hold derivatives for trading purposes. While these derivative financial instruments are subject to fluctuations in value, these fluctuations are generally offset by the value of the underlying exposures being hedged. The Company minimizes the risk of credit loss by entering into these agreements with major financial institutions that have high credit ratings. The Company accounts for its derivative financial instruments in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”) which requires companies to recognize all of their derivative instruments as either assets or liabilities in the balance sheet at fair value.

The Company is exposed to foreign currency fluctuations relating to its operations in foreign countries. In order to partially hedge cash flow exposure, the Company periodically enters into forward exchange contracts in order to minimize the impact of currency fluctuations on transactions and cash flows. These contracts are

NCO GROUP, INC.

Notes to Consolidated Financial Statements

2. Accounting Policies (continued):

Derivative Financial Instruments (continued):

designated as cash flow hedges and recorded at their fair value on the accompanying balance sheets. Changes in the fair value of a cash flow hedge, to the extent that the hedge is effective, are recorded, net of tax, in “Other comprehensive income (loss),” until earnings are affected by the variability of the hedged cash flows. Cash flow hedge ineffectiveness, defined as the extent that the changes in fair value of the derivative exceed the variability of cash flows of the forecasted transaction, is recorded currently in the statement of operations (note 14).

The Company is exposed to interest rate fluctuations relating to its long-term debt. To manage this interest rate risk, the Company enters into interest rate caps. These contracts are not cash flow hedges and, accordingly, changes in their estimated fair value are reported as “Other income (expense)” in the statement of operations.

The Company has certain nonrecourse debt relating to its purchased accounts receivable operations that contain embedded derivative instruments. The embedded derivatives are not cash flow hedges and, accordingly, changes in their estimated fair value are reported as “Other income (expense)” in the statement of operations. The embedded derivatives are included in “Long-term debt” on the balance sheet because they are not separable from the notes payable and they have the same counterparty (note 10).

Reclassifications:

Certain amounts have been reclassified for comparative purposes. Investments in subsidiaries from minority interests and return of investments in subsidiaries to minority interests were reclassified from investing activities to financing activities in the Consolidated Statements of Cash Flows for the period from January 1, 2006 through November 15, 2006, the period from July 13, 2006 through December 31, 2006, and the year ended December 31, 2005. The amount of investments in subsidiaries from minority interests reclassified was $4.0 million, $2.1 million and $32.5 million for the period from January 1, 2006 through November 15, 2006, the period from July 13, 2006 through December 31, 2006, and the year ended December 31, 2005, respectively. The amount of return of investments in subsidiaries to minority interests reclassified was $1.6 million and $241,000 for the period from January 1, 2006 through November 15, 2006, and the period from July 13, 2006 through December 31, 2006, respectively.

3. Predecessor Restructuring Charges:

In conjunction with the integration of Risk Management Alternatives Parent Corp. (“RMA”) (note 4) and streamlining the cost structure of the Company’s legacy operations, the Company recorded total restructuring charges of $22.4 million during the end of 2005 through November 15, 2006. These charges primarily related to the elimination of certain redundant facilities and severance costs.

The following presents the activity in the accruals recorded for restructuring charges (amounts in thousands):

	Leases	Severance	Total
Balance at January 1, 2005	$—	$—	$—
Accruals	7,020	2,601	9,621
Cash payments	(790)	(1,010)	(1,800)
Leasehold improvement write-off	(1,905)	—	(1,905)

Balance at December 31, 2005	$4,325	$1,591	$5,916
Accruals	11,145	1,620	12,765
Cash payments	(7,199)	(2,262)	(9,461)
Leasehold improvement write-off	(993)	—	(993)

Balance at November 15, 2006	$7,278	$949	$8,227

NCO GROUP, INC.

Notes to Consolidated Financial Statements

4. Business Combinations:

Successor:

As discussed in note 1, the Transaction was completed on November 15, 2006. The Transaction was financed by a combination of borrowings of $465.0 million under the Company’s new senior credit facility (“Credit Facility”), the issuance of $165.0 million of senior notes and $200.0 million of senior subordinated notes, and the equity investment of $396.0 by OEP, Michael Barrist, other members of senior management and other co-investors. In accordance with Emerging Issues Task Force Issue No. 88-16, “Basis in Leveraged Transactions” (“EITF 88-16”), the continuing stockholders’ residual interest in the Company of 5.56 percent was carried over at the continuing stockholders’ predecessor basis.

The purchase price, including transaction costs, was approximately $1.2 billion. Transaction costs included approximately $22.8 million of debt issuance costs. The Company allocated $312.9 million of the purchase price to the customer relationship, $96.6 million to the trade name, $2.2 million to the non-compete agreements and recorded goodwill of $583.3 million, which is non-deductible for tax purposes, based on preliminary estimates. As a result of the Transaction, the Company expects to gain greater operating flexibility in order to focus on long-term growth. Therefore the Company believes the preliminary allocation of a portion of the purchase price to goodwill is appropriate.

The following is a preliminary allocation of the purchase price to the assets acquired and liabilities assumed (amounts in thousands):

Purchase price	$1,153,233
Transaction costs	68,498
Accounts receivable	(123,023)
Purchased accounts receivable	(230,399)
Customer relationships	(312,885)
Trade name	(96,613)
Non-compete agreements	(2,172)
Property and equipment	(134,240)
Deferred tax asset	(28,208)
Other assets	(106,633)
Long-term debt	48,350
Deferred tax liability	161,350
Accrued expenses and other liabilities	178,351
Accrued acquisition costs	7,727

Goodwill	$583,336

In connection with the Transaction, the Company recorded restructuring liabilities of $7.7 million under an exit plan the Company began to formulate prior to the Transaction date. These liabilities principally relate to facilities leases, severance and other costs. The following presents the activity in the accruals recorded for restructuring related expenses (amounts in thousands):

	Leases	Severance	Other	Total
Beginning Balance	$5,025	$2,374	$328	$7,727
Cash payments	—	(79)	(328)	(407)

Balance at December 31, 2006	$5,025	$2,295	$—	$7,320

On December 18, 2006, the Company acquired the assets of Star Contact (BVI) Ltd. and Call Center-Telemarketing Pro-Panama, S.A. (together “Star Contact”), a provider of outsourced, multi-lingual contact center and customer care services based in Panama City, Panama, for $36.0 million. The acquisition agreement contains a provision for annual earnout payments to be made to the seller, for each of the two years following the acquisition, provided that certain performance measures are met as of the end of each of the two years. The

NCO GROUP, INC.

Notes to Consolidated Financial Statements

4. Business Combinations (continued):

Successor (continued):

Company allocated $11.7 million of the purchase price to the customer relationships and recorded goodwill of $17.2 million, which is non-deductible for tax purposes, in the CRM segment. As a result of the acquisition, the Company expects to penetrate new markets, expand its current customer base, and reduce the cost of operations.

The following is a preliminary allocation of the purchase price to the assets acquired and liabilities assumed (amounts in thousands):

Purchase price	$36,000
Customer relationships	(11,694)
Property and equipment	(5,688)
Other assets	(5,260)
Accrued expenses	3,852

Goodwill	$17,210

Predecessor:

The following Predecessor acquisitions have been accounted for under the purchase method of accounting. As part of the purchase accounting, the Company recorded accruals for acquisition-related expenses. These accruals included professional fees related to the acquisition, severance costs, lease costs and other acquisition-related expenses.

On April 2, 2004, the Company completed the acquisition of RMH Teleservices, Inc. (“RMH”) a provider of CRM services. In connection with the RMH acquisition, the Company originally recorded restructuring liabilities of $36.9 million under an exit plan the Company began to formulate prior to the acquisition date. The Company made payments of $2.1 million for the period from January 1, 2006 through November 15, 2006, and $79,000 for the period from July 13, 2006 through December 31, 2006. In addition, in connection with purchase accounting for the Transaction, the Company adjusted the fair market value of certain RMH restructuring liabilities, which resulted in a downward adjustment of $744,000. The balance of liabilities outstanding at December 31, 2006 was $3.9 million. The Company expects to pay the remaining balance through 2012.

On May 25, 2005, the Company acquired Creative Marketing Strategies (“CMS”), a provider of CRM services, for $5.9 million. The purchase price included the contribution of a note receivable for $5.2 million that the Company received in 2000 in consideration for assets sold to a management-led group as part of a divestiture.

On September 1, 2005, the Company acquired the stock of seven wholly owned subsidiaries of Marlin Integrated Capital Holding Corporation (“Marlin”), a company that specializes in purchasing accounts receivable in the healthcare and utility sectors, for $89.9 million in two transactions. The first transaction included the acquisition of a portfolio of purchased accounts receivable for $66.3 million. The second transaction included the acquisition of certain portfolio related assets for approximately $22.1 million. A $3.0 million payment was deferred pending the renewal of certain forward-flow agreements. One renewal occurred in December 2005, resulting in an additional payment of $1.5 million. The second renewal was completed in the first quarter of 2006, resulting in a final payment of $1.5 million.

The acquisition of the purchased accounts receivable portfolio was structured as an equity sharing arrangement with the Company’s nonrecourse lender under the Company’s nonrecourse credit facility. The lender originally invested $32.0 million in the acquisition, representing a 50 percent interest in the purchased accounts receivable portfolio assets. The Company granted an option to the lender to purchase up to 50 percent of the other non-portfolio assets and liabilities acquired from Marlin. The option was exercised and the transaction was completed in the first quarter of 2006. The Company received $12.7 million for the 50 percent interest in the non-portfolio assets and liabilities. The Company funded its 50 percent portion of the acquisition of the portfolio assets and the acquisition of all of the operating assets with financing from its senior credit facility. By design,

NCO GROUP, INC.

Notes to Consolidated Financial Statements

4. Business Combinations (continued):

Predecessor (continued):

the Company controls the primary activities of the entity and as such has recorded a minority interest on its balance sheet for the lender’s equity interest. The Company has consolidated the results of operations and recorded the portion of the results of the Marlin acquisition it does not own as a minority interest, net of tax, on the statement of operations.

Prior to the acquisition, Portfolio Management had a 50 percent ownership interest in a joint venture, InoVision-MEDCLR NCOP Ventures, LLC (“the Joint Venture”) with IMNV Holdings, LLC (“IMNV”), one of the acquired subsidiaries of Marlin. The Joint Venture was established in 2001 to purchase utility, medical and various other small balance accounts receivable. In connection with the acquisition, the Joint Venture was terminated and the Company’s interest was included in the purchase accounting for the entity.

On September 12, 2005, the Company acquired substantially all of the operating assets, including purchased portfolio assets, of RMA, a provider of accounts receivable management services and purchaser of accounts receivable, for $116.1 million in cash and the assumption of certain liabilities. The Company funded the purchase principally with financing from its senior credit facility. The purchase price included approximately $51.0 million for RMA’s purchased portfolio assets, which was funded with $35.7 million of nonrecourse financing. In conjunction with the acquisition, on July 7, 2005, RMA and all of its domestic subsidiaries filed for protection under Chapter 11 of the Bankruptcy Code with the U.S. Bankruptcy Court for the Northern District of Ohio Eastern Division. The transaction was consummated under Sections 363 and 365 of the bankruptcy code. In connection with the acquisition, the Company recorded restructuring liabilities of $8.7 million under an exit plan the Company began to formulate prior to the acquisition date. These liabilities principally relate to severance costs related to certain redundant personnel that were scheduled to be eliminated upon completion of the acquisition.

The following presents the activity in the accruals recorded for RMA acquisition related expenses (amounts in thousands):

	Severance	Leases	Other	Total
Balance at September 12, 2005	$9,476	$500	$3	$9,979
Cash payments	(5,243)	(503)	(3)	(5,749)
Accrual adjustments	(1,245)	3	10	(1,232)

Balance at January 1, 2006	2,988	—	10	2,998
Cash payments	(2,242)	—	(2)	(2,244)
Accrual adjustments	(740)	—	(8)	(748)

Balance at November 15, 2006	$6	$—	$—	$6

On July 1, 2006, the Company acquired a seventy-five percent controlling interest in Australian Receivables Limited (“ARL”), a provider of ARM services in Australia, for $3.3 million.

Pro forma:

The following summarizes the unaudited pro forma results of operations, assuming the Transaction and the RMA acquisition described above occurred as of the beginning of the respective periods. The pro forma information presented does not include the other acquisitions because they were not considered significant business combinations. The unaudited pro forma information is provided for informational purposes only. It is based on historical information, and does not necessarily reflect the actual results that would have occurred, nor

NCO GROUP, INC.

Notes to Consolidated Financial Statements

4. Business Combinations (continued):

Pro forma (continued):

is it indicative of future results of operations of the consolidated entities (amounts in thousands, except per share data):

	For the Years Ended December 31,
	2006	2005
Revenue	$1,169,813	$1,181,805
Net loss	$(57,401)	$(91,762)

5. Purchased Accounts Receivable:

Portfolio Management and the Canadian, U.K. and Australian divisions of ARM purchase defaulted consumer accounts receivable at a discount from the contractual principal balance. As of December 31, 2006, the carrying value of Portfolio Management’s and ARM’s purchased accounts receivable were $239.1 million and $5.0 million, respectively. The total outstanding balance due, representing the original undiscounted contractual amount less collections since acquisition, was $41.8 billion and $37.1 billion at December 31, 2006 and 2005, respectively.

The following summarizes the change in purchased accounts receivable (amounts in thousands):

	Successor	Predecessor
	Period from July 13 through December 31,	Period from January 1 through November 15,	For the Years Ended December 31,
	2006	2006	2005	2004
Balance at beginning of period	$—	$237,807	$138,857	$152,613
Purchases:
Portfolios acquired in business combinations	230,399	—	117,230	—
Cash purchases	29,709	81,839	45,743	46,837
Noncash purchases (note 16)	—	1,025	17,213	42,832
Collections	(26,850)	(220,586)	(200,703)	(169,167)
Revenue recognized	13,273	149,612	131,138	98,269
Proceeds from portfolio sales and resales applied to carrying value	(2,801)	(7,794)	(3,723)	(15,863)
Allowance and impairment	—	(7,909)	(1,240)	(948)
Dissolution of securitization	—	—	(6,399)	(13,673)
Fair value purchase accounting adjustment	—	—	—	(2,324)
Foreign currency translation adjustment	370	413	(309)	281

Balance at end of period	$244,100	$234,407	$237,807	$138,857

In the ordinary course of purchasing portfolios of accounts receivable, Portfolio Management may sell accounts from an acquired portfolio shortly after they were purchased. The proceeds from these resales are essentially equal to, and applied against, the carrying value of the accounts. Therefore, there is no gain recorded on these resales. Proceeds from portfolio resales were $6.7 million for the period from January 1, 2006 through November 15, 2006, and $1.4 million for the period from July 13, 2006 through December 31, 2006. For the years ended December 31, 2005 and 2004, proceeds from portfolio resales were $2.4 million and $10.7 million, respectively.

In 2005, Portfolio Management began an on-going process to identify and sell certain aged and bankruptcy status portfolios of accounts receivable that have a low probability of payment under the Company’s collection platform. These portfolios have a low remaining carrying value. Proceeds from sales above the remaining

NCO GROUP, INC.

Notes to Consolidated Financial Statements

5. Purchased Accounts Receivable (continued):

carrying value are recorded as revenue. Portfolio Management sold portfolios of accounts receivable for $25.6 million with a carrying value of $2.8 million, and recorded revenue of $22.8 million for the period from January 1, 2006 through November 15, 2006. For the period from July 13, 2006 through December 31, 2006, sales of accounts receivable resulted in proceeds of $1.4 million with no associated revenue recorded since these assets were carried at their fair market value as of the date of the Transaction. During the year ended December 31, 2005, Portfolio Management sold portfolios of accounts receivable for $13.4 million with a carrying value of $1.3 million, and recorded revenue of $12.2 million.

In 2005, the Company received $1.9 million of proceeds from the dissolution, winding up and sale of a securitization established in August 1998. The finance subsidiary holding the receivables adopted a plan of liquidation and proceeded to liquidate the receivables on behalf of and in cooperation with the securitized note insurer. The notes matured in March 2005, at which time the notes were paid off by the note insurer and the insurer became the holder of the obligations. The securitized notes and note insurer obligations were nonrecourse to the Company. The proceeds of the sale were used to reduce the carrying value of the accounts receivable and pay down the related insurer obligations. The net effect on earnings of the winding up of the dissolution of the finance subsidiary was immaterial (note 10).

In 2004, the Company received $5.2 million of proceeds from the dissolution, winding up and sale of a securitization established in August 1999. The finance subsidiary holding the receivables adopted a plan of liquidation and proceeded to liquidate the receivables on behalf of and in cooperation with the securitized note holders prior to the December 31, 2004 maturity date of the notes. The securitized notes were nonrecourse to the Company. The proceeds of the sale were used to reduce the carrying value of the accounts receivable and pay down the related securitized note. The net effect on earnings of the winding up of the dissolution of the finance subsidiary was immaterial.

The following presents the change in the allowance for impairment of purchased accounts receivable accounted for under SOP 03-3 (amounts in thousands):

	Successor	Predecessor
	Period from July 13 through December 31, 2006	Period from January 1 through November 15, 2006	For the Year Ended December 31, 2005
Balance at beginning of period	$—	$1,192	$—
Additions	—	8,492	1,598
Recoveries	—	(598)	(406)
Foreign currency translation adjustment	—	15	—

Balance at end of period	$—	$9,101	$1,192

NCO GROUP, INC.

Notes to Consolidated Financial Statements

5. Purchased Accounts Receivable (continued):

Accretable yield represents the excess of the cash flows expected to be collected during the life of the portfolio over the initial investment in the portfolio. The following presents the change in accretable yield (amounts in thousands):

	Successor	Predecessor
	Period from July 13 through December 31,	Period from January 1 through November 15,	For the Years Ended December 31,
	2006	2006	2005	2004
Balance at beginning of period	$—	$288,935	$160,083	$144,727
Additions	478,724	106,145	216,201	105,644
Accretion	(13,273)	(149,612)	(131,138)	(98,269)
Reclassifications from nonaccretable difference	—	16,953	44,058	7,941
Foreign currency translation adjustment	—	261	(269)	40

Balance at end of period	$465,451	$262,682	$288,935	$160,083

The Company purchased accounts receivable for a cost of $81.8 million and $260.1 million, that had contractually required payments receivable at the date of acquisition of $3.1 billion and $41.8 billion, and expected cash flows at the date of acquisition of $187.6 million and $736.4 million, for the periods from January 1, 2006 through November 15, 2006 and July 13, 2006 through December 31, 2006, respectively. During the years ended December 31, 2005 and 2004, the Company purchased accounts receivable for a cost of $180.2 million and $89.7 million, respectively, including portfolios acquired through business combinations, that had contractually required payments receivable at the date of acquisition of $22.6 billion and $2.7 billion, respectively, and expected cash flows at the date of acquisition of $396.4 million and $195.3 million, respectively.

6. Funds Held on Behalf of Clients:

In the course of the Company’s subsidiaries’ regular business activities as a provider of accounts receivable management services, the Company receives clients’ funds arising from the collection of accounts placed with the Company. These funds are placed in segregated cash accounts and are generally remitted to clients within 30 days. Funds held on behalf of clients of $60.2 million and $52.3 million at December 31, 2006 and 2005, respectively, have been shown net of their offsetting liability for financial statement presentation.

7. Property and Equipment:

Property and equipment, at cost, consisted of the following (amounts in thousands):

		Successor	Predecessor
	Estimated Useful Life	December 31, 2006	December 31, 2005
Computer equipment	5 years	$58,660	$151,514
Computer software developed for internal use	5 years	38,284	68,154
Furniture and fixtures	5 to 10 years	15,510	32,168
Leasehold improvements	5 to 15 years	28,608	36,395

		141,062	288,231
Less accumulated depreciation		(5,131)	(156,861)

		$135,931	$131,370

NCO GROUP, INC.

Notes to Consolidated Financial Statements

8. Goodwill and Other Intangible Assets:

SFAS 142 requires goodwill to be allocated and tested at the reporting unit level. The Company’s reporting units are ARM, CRM and Portfolio Management. In connection with the Transaction, the Company allocated $583.3 million of the purchase price to goodwill. CRM’s goodwill balance includes $17.2 million from the acquisition of Star Contact on December 18, 2006 (note 4). The Company’s reporting units had the following goodwill (amounts in thousands):

	Successor	Predecessor
	December 31, 2006	December 31, 2005
ARM	$323,533	$545,461
Portfolio Management	155,377	33,572
CRM	121,636	89,799

	$600,546	$668,832

In connection with the Transaction, the Company allocated $96.6 million of the purchase price to the fair value of the NCO name. The trade name is an indefinite-lived intangible asset and therefore is not subject to amortization.

Other intangible assets subject to amortization consist primarily of customer relationships and non-compete agreements. The following represents the other intangible assets subject to amortization (amounts in thousands):

	Successor		Predecessor
	December 31, 2006		December 31, 2005
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Customer relationships	$324,579	$5,808	$55,917	$14,614
Non-compete agreements	2,172	42	—	—
Other intangible assets	—	—	1,297	905

Total	$326,751	$5,850	$57,214	$15,519

The Company recorded amortization expense for these other intangible assets of $10.3 million and $5.9 million during the periods from January 1, 2006 through November 15, 2006 and July 13, 2006 through December 31, 2006, respectively. The Company recorded amortization expense for other intangible assets of $9.4 million and $7.4 million during the years ended December 31, 2005 and 2004, respectively. The following represents the Company’s expected amortization expense for each of the next five years from these other intangible assets (amounts in thousands):

2007	$48,254
2008	48,271
2009	47,814
2010	46,939
2011	46,633

NCO GROUP, INC.

Notes to Consolidated Financial Statements

9. Accrued Expenses:

Accrued expenses consisted of the following (amounts in thousands):

	Successor	Predecessor
	December 31, 2006	December 31, 2005
Restructuring costs	$12,964	$5,752
Accrued interest	12,424	6,185
Accrued rent and other related expense associated with the flood of the Fort Washington locations	11,152	8,167
Accrued contract labor expenses	3,246	4,189
Accrued acquisition costs	1,623	5,723
Other accrued expenses	32,372	33,060

	$73,781	$63,076

10. Long-Term Debt:

Long-term debt consisted of the following (amounts in thousands):

	Successor	Predecessor
	December 31, 2006	December 31, 2005
Senior term loan	$465,000	$—
Senior revolving credit facility	36,000
Senior subordinated notes	200,000	—
Senior notes	165,000	—
Predecessor senior credit facility	—	170,500
Convertible notes	—	125,000
Nonrecourse credit facility	50,952	65,995
Other	1,361	5,939
Less current portion	(36,692)	(45,600)

	$881,621	$321,834

The following summarizes the Company’s required debt payments (amounts in thousands):

2007	$36,692
2008	13,475
2009	8,141
2010	8,260
2011	44,772
Thereafter	806,973

$918,313

Senior Credit Facility:

In connection with the Transaction, on November 15, 2006 the Company repaid the Predecessor senior credit facility and entered into a new senior credit facility (“Credit Facility”) with a syndicate of financial institutions. The Credit Facility consists of a $465.0 million term loan and a $100.0 million revolving credit

NCO GROUP, INC.

Notes to Consolidated Financial Statements

10. Long-Term Debt (continued):

Senior Credit Facility (continued):

facility, with an option to allow the Company to increase its borrowing capacity under the revolving credit facility to a maximum of $200.0 million, subject to obtaining commitments for such incremental capacity from existing or new lenders. A portion of the revolving credit facility is available for letters of credit and swingline loans, each not to exceed $20.0 million. The Company is required to make quarterly repayments of $1.2 million on the term loan until the maturity date of May 15, 2013, at which time the remaining balance outstanding is due. The Company is also required to make annual prepayments, beginning in 2007, of 50 percent, 25 percent or zero percent of its excess annual cash flow, based on its leverage ratio. The revolving credit facility requires no minimum principal payments until its maturity date of November 15, 2011. At December 31, 2006, the balance outstanding on the revolving credit facility was $36.0 million. The availability of the revolving credit facility is reduced by any unused letters of credit ($4.8 million at December 31, 2006). As of December 31, 2006, the Company had $59.2 million of remaining availability under the revolving credit facility.

All borrowings bear interest at a rate equal to either, at the option of the Company, (i) the higher of the prime rate (8.25 percent at December 31, 2006) or the federal funds rate (5.17 percent at December 31, 2006) plus 0.50 percent, plus a margin of 2.00 percent for the first six months following the date of the Transaction and thereafter plus a margin of 1.50 percent to 2.00 percent based on the Company’s funded debt to earnings before interest, taxes, depreciation and amortization (“EBITDA”) ratio; or (ii) LIBOR (5.33 percent at December 31, 2006) plus a margin of 3.00 percent for the first six months following the date of the Transaction and thereafter plus a margin of 2.50 percent to 3.00 percent based on the Company’s funded debt to EBITDA ratio. The Company is charged a fee on the unused portion of the revolving credit facility of 0.50 percent. The effective interest rate on the Credit Facility was approximately 8.38 percent for the period from July 13, 2006 through December 31, 2006. The Credit Facility also provides that the Company obtain interest rate protection for a period of three years in a notional amount not to be less than 50 percent of the aggregate principal amount of the term loan facility.

Borrowings under the Credit Facility are collateralized by substantially all of the Company’s assets. The Credit Facility contains certain financial and other covenants such as maintaining a maximum leverage ratio and a minimum interest coverage ratio, and includes restrictions on, among other things, acquisitions, the incurrence of additional debt, investments, disposition of assets, liens and dividends and other distributions. If an event of default, such as failure to comply with covenants or change of control, were to occur under the Credit Facility, the lenders would be entitled to declare all amounts outstanding under it immediately due and payable and foreclose on the pledged assets. The Company was not able to satisfy the covenants under the Credit Facility to provide its annual financial statements for the year ended December 31, 2006 and its annual forecasts for the year ended December 31, 2007 within their respective deadlines. The Company obtained a waiver for these covenants from the lenders, and as of December 31, 2006, the Company was in compliance with all required financial covenants and was not aware of any other events of default.

Senior Notes and Senior Subordinated Notes:

In connection with the Transaction, on November 15, 2006 the Company issued $165.0 million of floating rate senior notes due 2013 (“Senior Notes”) and $200.0 million of 11 7/8 percent senior subordinated notes due 2014 (“Senior Subordinated Notes”) (collectively, “the Notes”). The Notes are guaranteed, jointly and severally, on a senior basis with respect to the Senior Notes and on a senior subordinated basis with respect to the Senior Subordinated Notes, in each case by all of the Company’s existing and future domestic restricted subsidiaries (other than certain subsidiaries and joint ventures engaged in financing the purchase of delinquent accounts receivable portfolios).

NCO GROUP, INC.

Notes to Consolidated Financial Statements

10. Long-Term Debt (continued):

Senior Notes and Senior Subordinated Notes (continued):

The Senior Notes are senior unsecured obligations and are senior in right of payment to all existing and future senior subordinated indebtedness, including the Senior Subordinated Notes, and all future subordinated indebtedness. The Senior Notes bear interest at a rate equal to LIBOR plus 4.875 percent, reset quarterly. The effective interest rate of the Senior Notes was approximately 10.25 percent for the period from July 13, 2006 through December 31, 2006. The Company may redeem the Senior Notes, in whole or in part, at any time on or after November 15, 2008 at varying redemption prices depending on the redemption date, plus accrued and unpaid interest.

The Senior Subordinated Notes are unsecured senior subordinated obligations and are subordinated in right of payment to all existing and future senior indebtedness, including the Senior Notes and borrowings under the Credit Facility. The Company may redeem the Senior Subordinated Notes, in whole or in part, at any time on or after November 15, 2010 at varying redemption prices depending on the redemption date, plus accrued and unpaid interest.

The indentures governing the Notes contain a number of covenants that limit the Company’s and its restricted subsidiaries’ ability, among other things, to: incur additional indebtedness and issue certain preferred stock, pay certain dividends, acquire shares of capital stock, make payments on subordinated debt or make investments, place limitations on distributions from restricted subsidiaries, guarantee indebtedness, sell or exchange assets, enter into transactions with affiliates, create certain liens, engage in unrelated businesses, and consolidate, merge or transfer all or substantially all of the Company’s assets and the assets of its subsidiaries on a consolidated basis. In addition, upon the change of control, the Company is required to offer to repurchase all of the Notes then outstanding, at a purchase price equal to 101 percent of their principal amount, plus any accrued interest to the date of repurchase.

Predecessor Senior Credit Facility:

Prior to the Transaction, the Company had a senior credit facility (“Predecessor senior credit facility”) with various participating lenders. The Predecessor senior credit facility was structured as a $300 million revolving credit facility with an option to allow the Company to increase its borrowing capacity to a maximum of $400 million, subject to obtaining commitments for such incremental capacity from existing or new lenders. The Predecessor senior credit facility required no minimum principal payments until June 18, 2010, the original maturity date.

All borrowings were at an interest rate equal to either, at the option of the Company, the prime rate or LIBOR plus a margin of 0.75 percent to 1.50 percent, which was determined quarterly based upon the Company’s consolidated funded debt to EBITDA ratio. The Company was charged a fee on the unused portion of the Credit Facility of 0.20 percent to 0.30 percent depending on the Company’s consolidated funded debt to EBITDA ratio. The effective interest rate on the Credit Facility was approximately 5.89 percent and 4.91 percent for the period from January 1, 2006 through November 15, 2006 and the year ended December 31, 2005, respectively.

In connection with the Transaction, on November 15, 2006, the Company repaid the balance outstanding on the Predecessor senior credit facility of $229.3 million using borrowings under its Credit Facility described above.

Predecessor Convertible Notes:

The Company had $125.0 million aggregate principal amount of 4.75 percent Convertible Subordinated Notes that were due April 15, 2006 (“the Convertible Notes”). The Convertible Notes were convertible into NCO common stock at a conversion price of $32.92 per share. Upon maturity, the Company repaid the Convertible Notes using borrowings under the Predecessor senior credit facility, which was subsequently repaid using borrowings under the Company’s Credit Facility in connection with the Transaction.

NCO GROUP, INC.

Notes to Consolidated Financial Statements

10. Long-Term Debt (continued):

Nonrecourse Credit Facility:

On June 30, 2005, our subsidiary, Portfolio Management amended and restated its nonrecourse credit facility with a lender and extended its existing exclusivity agreement with such lender through June 30, 2009. The new agreement provides that all purchases of accounts receivable by Portfolio Management with a purchase price in excess of $1.0 million are first offered to the lender for financing at its discretion. If the lender chooses to participate in the financing of a portfolio of accounts receivable, the financing may be structured, depending on the size and nature of the portfolio to be purchased, either as a borrowing arrangement similar to the original agreement, or under various equity sharing arrangements ranging from 25 percent to 50 percent equity provided by the lender. The lender will finance non-equity borrowings at 70 percent of the purchase price, unless otherwise negotiated, with floating interest at a rate equal to LIBOR plus 2.50 percent. As additional return on the debt financed portfolios, the lender receives a percentage of the residual cash flow, unless otherwise negotiated, which is defined as all cash collections after servicing fees, floating rate interest, repayment of the borrowing, and the initial investment by Portfolio Management, including interest. These borrowings are nonrecourse to the Company and are due two years from the date of each respective loan. The Company may terminate the agreement at any time after June 2007 for a cost of $250,000 for each remaining month under the agreement. The previous financing arrangement as described below remains in effect for outstanding loans as of June 30, 2005.

Under the prior agreement, all purchases of accounts receivable by Portfolio Management with a purchase price in excess of $4.0 million must be first offered to the lender for financing at its discretion. The agreement had no minimum or maximum credit authorization. If the lender chose to participate in the financing of a portfolio of accounts receivable, the financing was at 90 percent of the purchase price, unless otherwise negotiated, with floating interest at the prime rate plus 3.25 percent. Debt service payments equal total collections less servicing fees and expenses until each individual borrowing is fully repaid and Portfolio Management’s original investment is returned, including interest. Thereafter, the lender is paid a residual of 40 percent of collections, less servicing costs, unless otherwise negotiated. Individual loans are required to be repaid based on collections, but not more than two years from the date of borrowing.

Borrowings under this financing agreement are nonrecourse to the Company, except for the assets within the entities established in connection with the financing agreement. This loan agreement contains a collections performance requirement, among other covenants, that, if not met, provides for cross-collateralization with any other portfolios financed through the agreement, in addition to other remedies.

Total debt outstanding under this facility was $51.0 million and $66.0 million as of December 31, 2006 and 2005, respectively, which included $13.6 million and $5.6 million, respectively, of accrued residual interest. The effective interest rate on these loans, including the residual interest component, was approximately 19.7 percent and 12.6 percent for the periods from January 1, 2006 through November 15, 2006 and July 13, 2006 through December 31, 2006, respectively, and 20.4 percent for the year ended December 31, 2005. As of December 31, 2006, Portfolio Management was in compliance with all required covenants.

Upon full satisfaction of the notes payable and the return of the initial investment by Portfolio Management, including interest, as it relates to each purchase of accounts receivable under the previous agreement, the Company is obligated to pay the lender a contingent payment amount equal to 40 percent of collections received, unless otherwise negotiated, net of servicing fees and other related charges. The contingent payment has been accounted for as an embedded derivative in accordance with SFAS 133. At issuance, the loan proceeds received were allocated to the note payable and the embedded derivative. The resulting original issue discount on the note payable is amortized to interest expense through maturity using the effective interest method. At December 31,

NCO GROUP, INC.

Notes to Consolidated Financial Statements

10. Long-Term Debt (continued):

Nonrecourse Credit Facility (continued):

2006 and 2005, the estimated fair value of the embedded derivative was $13.6 million and $5.6 million, respectively. The embedded derivative for each portfolio purchase is subject to market rate revaluation each period. Absent a readily available market for such embedded derivatives, the Company bases its revaluation on similar current period portfolio purchases’ underlying yields. During the periods from January 1, 2006 through November 15, 2006 and July 13, 2006 through December 31, 2006, $162,000 of “Other income” and $5,000 of “Other expense,” respectively, was recorded on the statement of operations to reflect the revaluation of the embedded derivatives. During the year ended December 31, 2005, $56,000 was recorded as “Other income” on the statement of operations to reflect the revaluation of the embedded derivatives.

As part of the exclusivity agreement described above, Portfolio Management has a joint venture agreement (“the Agreement”) with the lender of the nonrecourse credit facility to purchase larger portfolios, whereby Portfolio Management owns 65 percent of the joint venture and is the managing member, and the lender owns the remaining 35 percent interest. Each party finances the joint venture based on predetermined percentages as negotiated for each portfolio purchase. The Agreement was established to purchase accounts receivable at the discretion of Portfolio Management, and the joint venture is consolidated into Portfolio Management’s results of operations with a minority interest representing the lender’s equity ownership. At December 31, 2006 and 2005, the Company had $12.2 million and $5.8 million, respectively, of debt outstanding under the joint venture, which is included in the nonrecourse credit facility debt outstanding disclosed above.

11. Operating Leases:

The Company leases certain equipment and real estate facilities under noncancelable operating leases. These leases expire between 2007 and 2016, and most contain renewal options. The following represents the future minimum payments, by year and in the aggregate, under noncancelable operating leases with initial or remaining terms of one year or more. The following future minimum payments have been reduced by minimum sublease rentals of $5.0 million, due in the future under noncancelable subleases, and do not include the leases from the Company’s former Fort Washington locations (note 18) (amounts in thousands).

2007	$44,059
2008	39,819
2009	33,767
2010	27,838
2011	26,618
Thereafter	38,832

$210,933

Rent expense was $34.0 million and $5.2 million for the periods from January 1, 2006 through November 15, 2006 and July 13, 2006 through December 31, 2006, respectively. Rent expense was $35.0 million and $27.9 million for the years ended December 31, 2005 and 2004, respectively. The total amount of base rent payments is being charged to expense on the straight-line method over the term of the lease.

NCO GROUP, INC.

Notes to Consolidated Financial Statements

12. Income Taxes:

Income tax (benefit) expense consisted of the following components (amounts in thousands):

	Successor	Predecessor
	Period from July 13 through December 31,	Period from January 1 through November 15,	For the Years Ended December 31,
	2006	2006	2005	2004
Currently payable:
Federal	$—	$(228)	$(69)	$360
State	18	55	331	1,586
Foreign	65	1,385	1,003	1,768

Deferred:
Federal	(3,602)	11,553	22,801	25,470
State	(254)	858	1,417	1,194
Foreign	(4)	1,119	699	2,011

Income tax (benefit) expense	$(3,777)	$14,742	$26,182	$32,389

Deferred tax assets (liabilities) consisted of the following (amounts in thousands):

	Successor	Predecessor
	December 31, 2006	December 31, 2005
Deferred tax assets:
Net operating loss carryforwards	$73,557	$40,158
Deferred contractual revenue	811	446
Accrued acquisition costs	1,661	2,544
Accrued expenses	11,120	15,070

Total deferred tax assets	87,149	58,218

Valuation allowance	18,425	14,395

Net deferred tax assets	68,724	43,823

Deferred tax liabilities:
Intangible assets	134,504	37,352
Prepaid expenses	2,837	4,962
Depreciation	8,126	11,126
Purchased accounts receivable	52,539	32,437

Total deferred tax liabilities	198,006	85,877

Net deferred tax liabilities	$(129,282)	$(42,054)

The Company had a $47.8 million deferred tax asset for federal net operating loss carryforwards of $136.7 million, subject to certain limitations, at December 31, 2006, which will expire during 2007 through 2026. These federal net operating loss carryforwards primarily relate to net operating loss carryforwards created during 2006. The Company had $53.3 million of federal net operating loss carryforwards at December 31, 2005.

NCO GROUP, INC.

Notes to Consolidated Financial Statements

12. Income Taxes (continued):

The Company had a $3.3 million deferred tax asset for Canadian net operating loss carryforwards of $9.5 million at December 31, 2006, which will expire in 2012. The Company had $12.5 million of Canadian net operating loss carryforwards at December 31, 2005.

The Company had deferred tax assets for state net operating loss carryforwards of $22.0 million at December 31, 2006. The deferred tax assets created by the state net operating loss carryforwards have been reduced by a $18.4 million valuation allowance based on the Company’s assessment that it is more likely than not that such amounts will not be realized. This represents an increase of $4.0 million from December 31, 2005, due to additional state net operating loss carryforwards generated in 2006. To the extent that any portion of this valuation allowance is subsequently recognized as a tax benefit, the benefit of such loss utilization will be recorded as a reduction to goodwill.

The portfolios of purchased accounts receivable are composed of distressed debt. Collection results are not guaranteed until received; accordingly, for tax purposes, any gain on a particular portfolio is deferred until the full cost of its acquisition is recovered. Revenue for financial reporting purposes is recognized ratably over the life of the portfolio. Deferred tax liabilities arise from deferrals created during the early stages of the portfolio. These deferrals reverse after the cost basis of the portfolio is recovered.

A reconciliation of the U.S. statutory income tax rate to the effective rate was as follows:

	Successor	Predecessor
	Period from July 13 through December 31, 2006	Period from January 1 through November 15, 2006	For the Years Ended December 31,
			2005	2004
U.S. statutory income tax rate	35.0%	35.0%	35.0%	35.0%
State taxes, net of federal	1.5	1.6	1.3	2.3
Other, net	0.6	0.6	0.1	0.9

Effective tax rate	37.1%	37.2%	36.4%	38.2%

Pre-tax income from operations included foreign subsidiary income of $7.6 million and $254,000 for the periods from January 1, 2006 through November 15, 2006 and July 13, 2006 through December 31, 2006, respectively. Pre-tax income from operations for the years ended December 31, 2005 and 2004, included foreign subsidiary income of $4.7 million and $12.5 million, respectively. The Company’s cumulative undistributed earnings of foreign subsidiaries of $29.6 million and $29.5 million for the periods from January 1, 2006 through November 15, 2006 and July 13, 2006 through December 31, 2006, respectively, are expected to be reinvested indefinitely, and accordingly no incremental U.S. or foreign withholding taxes have been recorded.

NCO GROUP, INC.

Notes to Consolidated Financial Statements

13. Stockholders’ Equity:

The following summarizes the Company’s share activity (shares in thousands):

	Successor			Predecessor
	Preferred	Class L Common	Class A Common	Common
Predecessor:
Balance, January 1, 2004				25,988
Acquisitions				5,184
Stock-based compensation plans				890
Exercise of warrants				16

Balance, December 31, 2004				32,078
Stock-based compensation plans				98

Balance, December 31, 2005				32,176
Stock-based compensation plans				240

Balance, November 15, 2006				32,416

Successor:
Capitalization of Company	1,220	364	1,616

Balance, December 31, 2006	1,220	364	1,616

Successor:

Capital Stock:

The Company is authorized to issue three classes of capital stock: Preferred Stock, par value $0.01 per share, Class L Common Stock, par value $0.01 per share (“Class L”) and Class A common stock, par value $0.01 per share (“Class A”). Shares of Class L, Class A and one series of Preferred Stock, Series A 14 percent PIK Preferred Stock (“Series A”), are issued and outstanding.

For both Series A and Class L, dividends accrue at an annual rate of 14 percent. Dividends on Series A are “paid-in-kind” in newly issued shares of Series A. For Series A, dividends accrue on the unreturned initial investment in Series A and the unreturned value of Series A issued as a paid-in-kind dividend. For Class L, dividends are compounding and accrue on the unreturned initial investment in Class L, excluding the portion of such investment that is attributable to the right of Class L to share generally in distributions.

Series A and Class L, in the aggregate, have a preference on distributions (excluding paid-in-kind dividends) allocated as follows: first to unpaid yield accruing on Class L or Series A and the unreturned value of Series A issued in a paid-in-kind dividend, and second to the unreturned initial investment in Class L, excluding the portion of such investment that is attributable to the right of Class L to share generally in distributions, and the unreturned initial investments in Series A. Once this preference has been paid in full, all remaining distributions are payable to Class L and Class A on a pro-rata basis.

Series A is not entitled to vote, and Class L and Class A vote together as a single class, with each share entitled to one vote. In addition, the Company may not enter into an agreement or consummate a transaction that would result in a change of control or an initial public offering without the consent of the holders of a majority of the then outstanding shares of Series A and Class L voting as a single class.

NCO GROUP, INC.

Notes to Consolidated Financial Statements

13. Stockholders’ Equity (continued):

Successor (continued):

Stock-based Compensation:

On November 15, 2006, the Company adopted the Collect Holdings, Inc. Restricted Share Plan (the “Restricted Share Plan”) and authorized grants of restricted shares of the Company to management. The Restricted Share Plan is administered by the Compensation Committee of the Board of Directors, which approved the grants to employees recommended by the Company’s chief executive officer. A total of 220,055 restricted shares are authorized under the Restricted Share Plan. Shares of restricted stock granted under the Restricted Share Plan vest in 25 percent increments over a period of four years, provided that the recipient remains employed by the Company. On November 17, 2006, an aggregate of 164,492 restricted shares of Class A common stock were awarded under the Restricted Share Plan. Compensation expense recognized related to Restricted Share Plan awards for the period from July 13, 2006 through December 31, 2006 was $49,000. At December 31, 2006, there was $1.6 million of unrecognized pre-tax compensation cost related to the non-vested restricted shares. The Company measures compensation expense based on the grant date fair value, and has elected to recognize this compensation expense on a straight-line basis over the weighted-average service period, which is expected to be four years.

Predecessor:

Stock-based Compensation:

On November 15, 2006, in connection with the Transaction and in accordance with the terms of the equity awards, the vesting of all outstanding unvested options to purchase the Company’s stock and restricted stock units was accelerated, and the Company recorded compensation expense of approximately $5.1 million for the acceleration.

The Company maintained stock option plans and an equity incentive plan for certain employees under which fixed price stock options were granted and the option price was generally not less than the fair value of a share of the underlying stock at the date of grant (collectively, the “NCO Option Plans”). Option terms were generally 10 years, with options generally becoming exercisable ratably over three years, or one year for outside directors, from the date of grant.

The fair value of each stock option was estimated on the date of grant using the Black-Scholes option-pricing model that used the assumptions noted in the following table. Expected volatility was based on a blend of implied and historical volatility of the Company’s predecessor common stock. The Company used historical data on exercises of stock options and other factors to estimate the expected term of the share-based payments granted. The risk free rate was based on the U.S. Treasury yield curve in effect at the date of grant. The fair value of each predecessor common stock option granted was estimated using the following weighted-average assumptions:

	Period from January 1 through November 15,	For the Years Ended December 31,
	2006	2005	2004
Risk-free interest rate	4.5%	3.8%	3.5%
Expected life in years	5.4	5.4	4.0
Volatility factor	37.4%	37.0%	36.9%
Dividend yield	None	None	None

NCO GROUP, INC.

Notes to Consolidated Financial Statements

13. Stockholders’ Equity (continued):

Predecessor (continued):

Stock-based Compensation (continued):

The following summarizes the activity of the NCO Option Plans (amounts in thousands, except per share amounts):

	Number of Options	Weighted Average Exercise Price Per Share
Outstanding at January 1, 2004	4,477	$23.50
Granted	256	24.53
Assumed from acquisitions	508	20.78
Exercised	(819)	18.62
Forfeited	(363)	26.43

Outstanding at December 31, 2004	4,059	23.94
Granted	661	21.10
Exercised	(82)	17.31
Forfeited	(251)	24.05

Outstanding at December 31, 2005	4,387	23.65

Granted	294	17.27
Exercised	(3,617)	20.87
Forfeited	(904)	30.25
Expired	(37)	19.87

Outstanding at November 15, 2006	123	43.68

Forfeited	(116)	44.44

Outstanding at December 31, 2006	7	$30.05

As a result of the Transaction, effective as of November 16, 2006 all remaining outstanding stock options are only exercisable for $27.50 per share in cash (the Transaction purchase price per share). All of the stock options outstanding as of December 31, 2006, had an exercise price in excess of $27.50. Because these stock options were granted under the NCO Group, Inc. 1996 Stock Option Plan, the Company does not have the authority under that plan to cancel the remaining options. These options will expire according to their original terms unless previously exercised for $27.50 per share in cash.

The weighted-average fair value at date of grant of a common stock option during the period from January 1, 2006 through November 15, 2006 was $7.20. The total intrinsic value (market value on date of exercise less exercise price) of options exercised during the period from January 1, 2006 through November 15, 2006 was $23.3 million. For the period from January 1, 2006 through November 15, 2006, the Company had $20.0 million of excess cash tax benefit that was not recorded as a financing cash inflow due to the existence of net operating loss carryforwards.

Cash received from option exercises under all share-based payment arrangements for the period from January 1, 2006 through November 15, 2006 was $3.9 million. The actual tax benefit recognized for the tax deductions from predecessor option exercises under all share-based payment arrangements for the period from January 1, 2006 through November 15, 2006 was $496,000.

NCO GROUP, INC.

Notes to Consolidated Financial Statements

13. Stockholders’ Equity (continued):

Predecessor (continued):

Stock-based Compensation (continued):

The Company recognizes the cost of stock option grants to employees over the vesting period based on their fair values. Compensation expense recognized related to stock option awards for the period from January 1, 2006 through November 15, 2006 was $2.1 million, including $1.5 million for the acceleration of vesting in connection with the Transaction.

The Company maintained an equity incentive plan under which certain employees and directors (“Participant”) were granted restricted share unit awards in the Company’s common stock (the “Restricted Stock Plan”). Awards of restricted share units were valued by reference to shares of common stock that entitled a Participant to receive, upon the settlement of the unit, one share of common stock for each unit. The awards vested over multiple cliff vesting periods and/or based on meeting performance-based targets, and did not have voting rights. The following summarizes the activity of the Restricted Stock Plan for the period from January 1, 2006 through November 15, 2006 (amounts in thousands, except per share amounts):

	Number of Non-vested Share Unit Awards	Weighted Average Grant Date Fair Value
Unvested awards at January 1, 2006	278	$21.34
Granted	17	25.69
Awards vested	(295)	21.59

Unvested awards at November 15, 2006	—	$—

Compensation expense recognized related to restricted share unit awards for the period from January 1, 2006 through November 15, 2006 was $5.0 million, including $3.6 million for the acceleration of vesting in connection with the Transaction. For the year ended December 31, 2005, the Company granted 139,321 shares of restricted share units with a weighted average price of $17.83 per share, and recorded compensation expense of $1.3 million. For the year ended December 31, 2004, the Company granted 174,765 shares of restricted share units with a weighted average price of $24.88 per share, and recorded compensation expense of $683,000.

14. Derivative Financial Instruments:

The Company enters into forward exchange contracts to minimize the impact of currency fluctuations on transactions and cash flows. These contracts are designated as cash flow hedges. The Company had forward exchange contracts for the purchase of $114.1 million and $47.3 million of Canadian dollars outstanding at December 31, 2006 and 2005, respectively, which mature throughout the remainder of 2007. For the period from January 1, 2006 through November 15, 2006, the Company recorded net gains of $2.5 million ($1.5 million after tax) in “Other comprehensive income (loss)” for the change in fair value, and net gains of $4.4 million ($2.8 million after tax) were reclassified into earnings. For the period from January 1, 2006 through November 15, 2006, the Company recorded net gains of $566,000 ($362,000 after tax) representing the ineffectiveness of certain cash flow hedges. For the period from July 13, 2006 through December 31, 2006, the Company recorded net losses of $2.5 million ($1.5 million after tax) in “Other comprehensive income (loss)” for the change in fair value, and net losses of $229,000 ($141,000 after tax) were reclassified into earnings. For the year ended December 31, 2005, the Company recorded net gains of $1.5 million ($933,000 after tax) in “Other comprehensive income (loss)” for the change in fair value, and net gains of $1.5 million ($943,000 after tax) were reclassified into earnings. For the year ended December 31, 2004, the Company recorded net gains of $2.7 million ($1.9 million after tax) in “Other comprehensive income (loss)” for the change in fair value, and net

NCO GROUP, INC.

Notes to Consolidated Financial Statements

14. Derivative Financial Instruments (continued):

gains of $2.4 million ($1.6 million after tax) were reclassified into earnings. The impact of the settlement of the Company’s cash flow hedges was recorded in “Payroll and related expenses”, “Selling, general and administrative expenses” and “Other income (expense)” in the statement of operations. At December 31, 2006 and 2005, the fair market value of all outstanding forward exchange contracts was a net liability of $4.1 million, which was included in “Other liabilities” and a net asset of $436,000, which was included in “Other assets,” respectively. All of the accumulated gains and losses in “Other comprehensive income (loss)” related to cash flow hedges at December 31, 2006 and 2005 is expected to be reclassified into earnings within the next 12 months.

The Company’s nonrecourse credit facility relating to purchased accounts receivable contains contingent payments that are accounted for as embedded derivatives. The contingent payment is equal to a percentage of collections received after principal and interest, unless otherwise negotiated, net of servicing fees and other related charges. At issuance, the loan proceeds received were allocated to the note payable and the embedded derivative. The resulting original issue discount on the note payable is amortized to interest expense through maturity using the effective interest method. At December 31, 2006 and 2005, the estimated fair value of the embedded derivative was $13.6 million and $5.6 million, respectively. The embedded derivative for each portfolio purchase is subject to market rate revaluation each period. Absent a readily available market for such embedded derivatives, the Company bases its revaluation on similar current period portfolio purchases’ underlying yields. During the periods from January 1, 2006 through November 15, 2006 and July 13, 2006 through December 31, 2006, $162,000 of “Other income” and $5,000 of “Other expense,” respectively, was recorded on the statement of operations to reflect the revaluation of the embedded derivatives.

The Company enters into interest rate cap contracts to minimize the impact of LIBOR fluctuations on transactions and cash flows. The Company had interest rate caps covering a notional amount of $115.0 million at December 31, 2006, with a weighted average LIBOR cap rate of 6.00 percent. The aggregate notional amount of the interest rate caps is subject to quarterly reductions that will reduce the notional amount to $100.0 million after two years, where it will remain until maturity on January 6, 2009. For the periods from January 1, 2006 through November 15, 2006 and July 13, 2006 through December 31, 2006, the Company recorded $69,000 and $10,000, respectively, of interest expense from the amortization of the original cost of the interest rate caps. The interest rate caps are adjusted to their fair market value each period and the difference, if any, is recorded in “Other income (expense)” in the statement of operations. For the periods from January 1, 2006 through November 15, 2006 and July 13, 2006 through December 31, 2006, the Company recorded reductions of $84,000 and $5,000, respectively, in “other expense” for the changes in the fair market value of the interest rate caps. As of December 31, 2006, the fair market value of all outstanding interest rate caps was $83,000, which is included in “other assets.”

On November 30, 2006, the Company entered into interest rate swap agreements to minimize the impact of LIBOR fluctuations on interest payments on the Company’s floating rate debt. The interest rate swaps cover an aggregate notional amount of $189.0 million and are effective as of February 22, 2007, which is the first interest payment date. The aggregate notional amount of the interest rate swaps is subject to quarterly reductions beginning on November 22, 2008 through maturity on November 22, 2009. The Company is required to pay the counterparties quarterly interest payments at a weighted average fixed rate of 4.77%, and receives from the counterparties variable quarterly interest payments based on LIBOR. The net interest paid or received will be included in “interest expense.” The interest rate swaps are designated as cash flow hedges, and, accordingly, changes in fair market value will be recorded, net of tax, in “other comprehensive income (loss).”

NCO GROUP, INC.

Notes to Consolidated Financial Statements

15. Fair Value of Financial Instruments:

The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value:

Cash and Cash Equivalents, Trade Accounts Receivable, and Accounts Payable:

The carrying amount reported in the balance sheets approximates fair value because of the short maturity of these instruments.

Purchased Accounts Receivable:

The Company records purchased accounts receivable at cost, which is discounted from the contractual receivable balance. The carrying value of purchased accounts receivable, which is estimated based upon future cash flows, approximates fair value at December 31, 2006 and 2005.

Notes Receivable:

The Company had notes receivable of $8.9 million and $11.2 million as of December 31, 2006 and 2005, respectively. The carrying amounts reported in the balance sheets, included in current and long-term other assets, approximated market rates for notes with similar terms and maturities, and, accordingly, the carrying amounts approximated fair value. The Company reviews the recoverability of the notes receivable on a quarterly basis to determine if an impairment charge is required.

Long-Term Debt:

The stated interest rates of the Company’s debt approximate market rates for debt with similar terms and maturities, and, accordingly, the carrying amounts approximate fair value.

NCO GROUP, INC.

Notes to Consolidated Financial Statements

16. Supplemental Cash Flow Information:

The following are supplemental disclosures of cash flow information (amounts in thousands):

	Successor	Predecessor
	Period from July 13 through December 31,	Period from January 1 through November 15,	For the Years Ended December 31,
	2006	2006	2005	2004
Cash paid for interest	$6,978	$26,806	$21,934	$22,448
Cash paid for income taxes	5,816	2,209	15,539	12,280
Noncash investing and financing activities:
Fair value of assets acquired	1,657,361	4,911	252,600	231,610
Common stock issued for acquisitions	—	—	—	128,699
Liabilities assumed from acquisitions	399,630	1,615	38,790	103,018
Nonrecourse borrowings to purchase accounts receivable	—	1,025	17,213	42,832
Dissolution of securitized nonrecourse debt and other assets	—	—	6,399	13,673
Deferred portion of purchased accounts receivable	—	—	—	3,288
Contribution of note receivable for acquisition	—	—	5,154	—
Elimination of equity investment in connection with acquisition	—	—	2,780	—
Adjustment to acquisition accruals	—	7,465	3,820	—
Deferred compensation from restricted stock units	—	—	2,523	4,141
Note receivable from disposal of net assets	—	—	—	2,040
Disposal of fixed assets	—	1,336	1,128	—

Nonrecourse borrowings to purchase accounts receivable represent Portfolio Management’s purchases of large accounts receivable portfolios financed through the nonrecourse credit facility prior to August 2005. These borrowings were noncash transactions since the lender sent payments directly to the seller of the accounts. After August 2005, all borrowings under the nonrecourse credit facility were sent directly to the Company.

17. Employee Benefit Plans:

The Company has a savings plan under Section 401(k) of the Code, referred to as the Plan, for its U.S. employees. The Plan allows all eligible employees to defer up to 15 percent of their income on a pretax basis through contributions to the Plan, subject to limitations under Section 401(k) of the Code. The Company will provide a matching contribution of 25 percent of the first six percent of an employee’s contribution. The Company also has similar type plans for its international employees. The charges to operations for the matching contributions were $1.1 million and $265,000 for the periods from January 1, 2006 through November 15, 2006 and July 13, 2006 through December 31, 2006. The charges to operations for the matching contributions were $2.7 million, $3.1 million and $2.4 million for 2005, 2004 and 2003, respectively.

The Company has a deferred compensation plan, referred to as the Deferred Compensation Plan, to permit eligible employees of the Company to defer receipt and taxation of their compensation from the Company each year up to the limit in effect under Section 402(g) of the Code, less amounts contributed to the Deferred Compensation Plan. The Company, at its discretion, may make a contribution that will be allocated among participants in proportion to their deferrals for such year. All executive officers and other key employees designated by the Company are eligible to participate in the Deferred Compensation Plan.

NCO GROUP, INC.

Notes to Consolidated Financial Statements

18. Commitments and Contingencies:

Purchase Commitments:

The Company enters into noncancelable agreements with various telecommunications companies, a foreign labor subcontractor in India, and other vendors that require minimum purchase commitments. These agreements expire between 2007 and 2009. The following represents the future minimum payments, by year and in the aggregate, under noncancelable purchase commitments (amounts in thousands):

2007	$43,324
2008	15,153
2009	1,966

$60,443

The Company incurred $52.1 million and $6.7 million of expense connection with these purchase commitments for the periods from January 1, 2006 through November 15, 2006 and July 13, 2006 through December 31, 2006, respectively, and $48.4 million and $33.2 million of expense for the years ended December 31, 2005 and 2004, respectively.

Forward-Flow Agreements:

The Company has several fixed price agreements, or forward-flows, that obligate the Company to purchase, on a monthly basis, portfolios of charged-off accounts receivable meeting certain criteria. At December 31, 2006, the Company had forward-flows aggregating approximately $3.6 million per month, expiring between April 2007 and October 2011. The terms of the agreements vary; they can be terminated with either 30 days, 60 days or 90 days written notice.

Litigation and Investigations:

The Company is party, from time to time, to various legal proceedings, regulatory investigations and tax examinations incidental to its business. The Company continually monitors these legal proceedings, regulatory investigations and tax examinations to determine the impact and any required accruals.

Fort Washington Flood:

In June 2001, the first floor of the Company’s Fort Washington, Pennsylvania, headquarters was severely damaged by a flood caused by remnants of Tropical Storm Allison. The Company subsequently decided to relocate its corporate headquarters to Horsham, Pennsylvania. The Company filed a lawsuit in the Court of Common Pleas, Montgomery County, Pennsylvania (Civil Action No. 01-15576) against the current landlord and the former landlord of the Fort Washington facilities to terminate the leases and to obtain other relief. The landlord and the former landlord filed counter-claims against the Company. The Company maintains a reserve that it believes is adequate to address its exposure to this matter and plans to continue to contest this matter.

U.S. Department of Justice:

On February 24, 2006, the U.S. Department of Justice alleged certain civil damages of approximately $5.0 million. The alleged damages relate to a matter the Company reported to federal authorities and the client in 2003 involving three employees who engaged in unauthorized student loan consolidations in connection with a

NCO GROUP, INC.

Notes to Consolidated Financial Statements

18. Commitments and Contingencies (continued):

Litigation and Investigations (continued):

U.S. Department of Justice (continued):

client contract. The responsible employees were terminated at that time in 2003. The Company does not agree with the allegations regarding damages and has and will continue to engage in discussions with the Department of Justice in an effort to amicably resolve the matter. The Company has been advised and expects that actual damages incurred as a result of this incident, if any, will be covered by insurance.

Tax Matters:

In 2004, the Company received notice of a proposed reassessment from a foreign taxing authority relating to certain matters occurring from 1998 through 2001 regarding one of the Company’s subsidiaries. In September 2006, the Company received the formal notice of reassessment in the amount of $14.6 million including interest and penalties (converted as of December 31, 2006), and in December 2006 the Company paid a deposit of $8.5 million including interest. The Company maintains a reserve that it believes is adequate to address its exposure to this matter and has contested the reassessment.

New York and Massachusetts Attorneys General:

In August 2006, the Company received a subpoena from the New York Attorney General and in September 2006 the Company received a letter from the Massachusetts Attorney General requesting information relating to the Company’s debt collection practices in such states. The Company is in the process of responding to such inquires or investigations and providing certain information to the Attorneys General offices in connection with the letters. The Company believes it is in compliance with the state laws of New York and Massachusetts relating to debt collection practices in all material respects. However no assurance can be given that any such inquiries or investigations will not result in a formal investigation or an enforcement action. Any such enforcement actions could result in fines as well as the suspension or termination of the Company’s ability to conduct business in such states.

Other:

The Company is involved in other legal proceedings, regulatory investigations and tax examinations from time to time in the ordinary course of its business. Management believes that none of these other legal proceedings, regulatory investigations or tax examinations will have a materially adverse effect on the financial condition or results of operations of the Company.

19. Segment Reporting:

On November 15, 2006, the Company reorganized its business segments in connection with a management realignment. The ARM North America and ARM International segments have been combined and renamed ARM. The information presented below has been restated to reflect this reorganization.

As of December 31, 2006, the Company’s business consisted of three operating divisions: ARM, CRM and Portfolio Management. The accounting policies of the segments are the same as those described in note 2, “Accounting Policies.”

ARM provides accounts receivable management services to consumer and commercial accounts for all market sectors including financial services, healthcare, retail and commercial, telecommunications, utilities, education, and government. ARM serves clients of all sizes in local, regional and national markets in the

NCO GROUP, INC.

Notes to Consolidated Financial Statements

19. Segment Reporting (continued):

United States, Canada, the United Kingdom and Australia. In addition to traditional accounts receivable collections, these services include developing the client relationship beyond bad debt recovery and delinquency management, and delivering cost-effective accounts receivable solutions to all market sectors. For the years ended December 31, 2006 and 2005, ARM received $687.3 million and $670.5 million, respectively, of revenue from U.S. customers, $36.0 million and $31.9 million, respectively, of revenue from Canadian customers and $25.5 million and $14.7 million, respectively, of revenue from U.K. customers. For the year ended December 31, 2006, ARM received $3.5 million of revenue from Australian customers. ARM had total assets, net of any intercompany balances, of $932.2 million, $842.6 million and $766.9 million at December 31, 2006, 2005 and 2004, respectively. ARM had capital expenditures of $28.9 million and $2.0 million for the periods from January 1, 2006 through November 15, 2006 and July 13, 2006 through December 31, 2006, respectively. For the years ended December 31, 2005 and 2004, ARM had capital expenditures of $28.0 million and $24.0 million, respectively. ARM also provides accounts receivable management services to Portfolio Management. ARM recorded revenue of $101.8 million and $12.0 million for these services for the periods from January 1, 2006 through November 15, 2006 and July 13, 2006 through December 31, 2006, respectively, and $87.0 million and $63.1 million for these services for the years ended December 31, 2005 and 2004, respectively. Included in ARM’s intercompany revenue for the year ended December 31, 2006, was $10.3 million of commissions from the sale of portfolios by Portfolio Management.

The CRM division provides customer relationship management services to clients in the United States and Canada through offices in the United States, Canada, the Philippines and Panama. The Company’s acquisition of Star Contact in December 2006 was included in the CRM segment. For the years ended December 31, 2006 and 2005, CRM received $238.5 million and $186.0 million from U.S. customers, respectively, and $12.7 million and $4.4 million, respectively, from Canadian customers. CRM had total assets, net of any intercompany balances, of $287.7 million, $201.7 million and $183.6 million at December 31, 2006, 2005 and, respectively. CRM had capital expenditures of $11.9 million and $202,000 for the periods from January 1, 2006 through November 15, 2006 and July 13, 2006 through December 31, 2006, respectively. For the years ended December 31, 2005 and 2004, CRM had capital expenditures of $15.5 million and $3.2 million, respectively. In November 2006, CRM began providing certain services to ARM. CRM recorded revenue of $9,000 and $354,000 for these services for the periods from January 1, 2006 through November 15, 2006 and July 13, 2006 through December 31, 2006, respectively.

Portfolio Management purchases and manages defaulted consumer accounts receivable from consumer creditors such as banks, finance companies, retail merchants, utilities, healthcare companies and other consumer oriented companies. The Company’s acquisition of the purchased portfolio assets of RMA and the acquisition of Marlin was included in the Portfolio Management segment. Portfolio Management had total assets, net of any intercompany balances, of $424.2 million, $283.7 million and $163.4 million at December 31, 2006, 2005 and 2004, respectively.

NCO GROUP, INC.

Notes to Consolidated Financial Statements

19. Segment Reporting (continued):

The following tables present the revenue, payroll and related expenses, selling, general and administrative expenses, and income from operations before depreciation and amortization for each segment.

	Successor
	For the period from July 13 through December 31, 2006 (amounts in thousands)
	Revenue	Payroll and Related Expenses	Selling, General and Admin. Expenses	Income from Operations Before Depreciation and Amortization
ARM	$103,920	$47,797	$42,267	$13,856
CRM	35,213	28,167	5,576	1,470
Portfolio Management	13,489	1,001	11,906	582
Eliminations	(12,326)	(354)	(11,972)	—

Total	$140,296	$76,611	$47,777	$15,908

	Predecessor
	For the period from January 1 through November 15, 2006 (amounts in thousands)
	Revenue	Payroll and Related Expenses	Selling, General and Admin. Expenses	Restructuring Charge	Income from Operations Before Depreciation and Amortization
ARM	$762,141	$371,384	$326,636	$12,297	$51,824
CRM	215,949	175,401	39,148	468	932
Portfolio Management	173,474	7,107	111,120	—	55,247
Eliminations	(101,763)	(9)	(101,754)	—	—

Total	$1,049,801	$553,883	$375,150	$12,765	$108,003

	Predecessor
	For the year ended December 31, 2005 (amounts in thousands)
	Revenue	Payroll and Related Expenses	Selling, General and Admin. Expenses	Restructuring Charge	Income from Operations Before Depreciation and Amortization
ARM	$804,484	$377,314	$336,983	$8,775	$81,412
CRM	190,400	145,892	35,450	846	8,212
Portfolio Management	144,719	5,726	91,493	—	47,500
Eliminations	(87,320)	—	(87,320)	—	—

Total	$1,052,283	$528,932	$376,606	$9,621	$137,124

	Predecessor
	For the Year Ended December 31, 2004 (amounts in thousands)
	Revenue	Payroll and Related Expenses	Selling, General and Admin. Expenses	Income from Operations Before Depreciation and Amortization
ARM	$746,201	$357,101	$295,359	$93,741
CRM	159,024	113,719	26,658	18,647
Portfolio Management	98,023	2,095	65,621	30,307
Eliminations	(63,451)	—	(63,451)	—

Total	$939,797	$472,915	$324,187	$142,695

NCO GROUP, INC.

Notes to Consolidated Financial Statements

20. Related Party Transactions:

Prior to March 2004, the Company used an airplane that was partly owned by Michael J. Barrist, President, and Chief Executive Officer of NCO. The Company reimbursed Mr. Barrist $209,000 for the use of the plane. In February 2004, the Company took an assignment of rights held by Mr. Barrist to purchase an interest in a new airplane. For the period from January 1, 2006 through November 15, 2006, Mr. Barrist reimbursed the Company $203,000. For the years ended December 31, 2005 and 2004, Mr. Barrist reimbursed the Company $100,000 and $120,000, respectively, for his personal use of the aircraft.

In connection with the Transaction, the Company paid OEP a transaction fee of $18.8 million, which is included in the $68.5 million total Transaction costs (note 4). The Company has agreed to pay OEP a management fee of $3.0 million per year, plus reimbursement of expenses, for management, advice and related services. During the period from July 13, 2006 through December 31, 2006, the Company accrued $375,000 relating to management fees.

OEP is an affiliate of JPMorgan Chase & Co. (“JPM”), and JPM is a client of the Company. For the periods from January 1, 2006 through November 15, 2006 and July 13, 2006 through December 31, 2006, the Company received fees for providing services to JPM of $5.9 million and $965,000, respectively. For the years ended December 31, 2005 and 2004, the Company received fees for providing services to JPM of $7.9 million and $13.4 million, respectively. At December 31, 2006, the Company had accounts receivable of $177,000 due from JPM. Additionally, affiliates of Citigroup are investors in the Company, and Citigroup is a client of the Company. For the periods from January 1, 2006 through November 15, 2006 and July 13, 2006 through December 31, 2006, the Company received fees for providing services to Citigroup of $28.5 million and $3.9 million, respectively. For the years ended December 31, 2005 and 2004, the Company received fees for providing services to Citigroup of $31.9 million and $29.7 million, respectively. At December 31, 2006, the Company had accounts receivable of $2.0 million due from Citigroup.

21. Recently Issued and Proposed Accounting Pronouncements:

FASB Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment”:

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”), which requires that the cost of all share-based payments to employees, including stock option grants, be recognized in the financial statements based on their fair values. The standard will apply to newly granted awards and previously granted awards that are not fully vested on the date of adoption. The Company adopted the standard on January 1, 2006 using the modified prospective method.

Effective December 29, 2005, the Company accelerated the vesting of outstanding unvested stock options that have an exercise price equal to or greater than $17.25 per share (“Eligible Options”). Any shares received upon the exercise of Eligible Options are restricted and may not be sold prior to the date on which the Eligible Options would have been exercisable under the original terms. As a result of the acceleration, options to purchase 944,308 shares of the Company’s common stock became immediately exercisable. All other terms and conditions applicable to the Eligible Options remain unchanged. All terms and conditions of all options that are not Eligible Options remain unchanged. The purpose of the acceleration was to eliminate future compensation expense associated with the Eligible Options of approximately $3.9 million, net of taxes, that would have otherwise been recognized upon the Company’s adoption of SFAS 123R on January 1, 2006.

NCO GROUP, INC.

Notes to Consolidated Financial Statements

21. Recently Issued and Proposed Accounting Pronouncements (continued):

FASB Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3”:

In May 2005, the FASB issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS 154”), which replaces APB Opinion No. 20, Accounting Changes, and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS 154 applies to all voluntary changes in accounting principles. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. It does not change the transition provisions of any existing accounting pronouncements, including those that are in a transition phase as of the effective date of SFAS 154. The Company adopted SFAS 154 on January 1, 2006, and it did not have a material impact on its financial statements.

FASB Statement of Financial Accounting Standards No. 155, “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140”:

In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155, “Accounting for Certain Hybrid Financial Instruments” (“SFAS 155”). This statement amends SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” and SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS 155 permits fair value remeasurement for hybrid financial instruments that contain embedded derivatives that would require separate accounting. In addition, the statement establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain embedded derivatives. SFAS 155 is effective for all financial instruments acquired or issued beginning after an entity’s fiscal year beginning on September 15, 2006 with earlier adoption permitted. The Company adopted SFAS 155 on November 16, 2006, and it did not have a material impact on its financial statements.

FASB Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets—an Amendment of FASB Statement No. 140”:

In March 2006, the FASB issued Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets—an Amendment of FASB Statement No. 140” (“SFAS 156”). This statement amends SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable, and provides two methods for the subsequent measurement for each class of separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006. Management does not believe the adoption of SFAS 156 will have a material impact on the Company’s financial statements.

FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”:

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires that the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position, be recognized in the financial statements. The provisions of FIN 48 are effective as of the beginning of the Company’s 2007 fiscal year, with the cumulative effect of the change in accounting principle recorded as

NCO GROUP, INC.

Notes to Consolidated Financial Statements

21. Recently Issued and Proposed Accounting Pronouncements (continued):

FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (continued):

an adjustment to opening retained earnings. Management has not completed its review and assessment of the impact of the adoption of FIN 48.

FASB Statement of Financial Accounting Standards No. 157, “Fair Value Measurements”:

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”). This statement defines fair value and provides guidance for measuring assets and liabilities at fair value. This statement also expands the disclosure requirements about the use of fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007. Management has not completed its review and assessment of the impact of the adoption of SFAS 157.

22. Subsequent Events:

In January 2007, the Company acquired Statewide Mercantile Services, a company specializing in accounts receivable management services in Melbourne, Australia, for approximately $2.0 million.

23. Subsidiary Guarantor Financial Information:

The Notes are fully and unconditionally guaranteed, jointly and severally, by certain domestic subsidiaries of the Company (collectively, the “Guarantors”). Non-guarantors consist of all non-domestic subsidiaries, certain subsidiaries engaged in financing the purchase of delinquent accounts receivable portfolios, portfolio joint ventures (which are joint ventures engaged in portfolio financing transactions) and certain immaterial subsidiaries (collectively, the “Non-Guarantors”). The following tables present the consolidating financial information for the Company (Parent), the Guarantors and the Non-Guarantors, together with eliminations, as of and for the periods indicated.

NCO GROUP, INC.

Notes to Consolidated Financial Statements

23. Subsidiary Guarantor Financial Information (continued):

Consolidating Balance Sheet

December 31, 2006

(Amounts in thousands)

	Parent	Guarantors	Non-Guarantors	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$339	$1,279	$12,281	$—	$13,899
Accounts receivable, trade, net of allowance for doubtful accounts	—	128,187	15,746	—	143,933
Purchased accounts receivable, current portion, net of allowance for impairment	—	16,122	131,181	—	147,303
Deferred income taxes	427	7,574	1,645	—	9,646
Prepaid expenses and other current assets	2,971	21,127	5,482	—	29,580

Total current assets	3,737	174,289	166,335	—	344,361
Property and equipment, net	—	88,652	47,279	—	135,931
Other assets:
Goodwill	—	545,544	55,002	—	600,546
Trade name	—	93,766	2,847	—	96,613
Other intangibles, net of accumulated amortization	—	292,859	28,042	—	320,901
Purchased accounts receivable, net of current portion	—	16,233	80,564	—	96,797
Deferred income taxes	—	—	5,815	—	5,815
Investment in subsidiaries	724,486	96,102	—	(820,588)	—
Other assets	17,066	25,081	1,028	—	43,175

Total other assets	741,552	1,069,585	173,298	(820,588)	1,163,847

Total assets	$745,289	$1,332,526	$386,912	$(820,588)	$1,644,139

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$4,650	$210	$31,832	$—	$36,692
Intercompany (receivable) loan	(232,277)	178,576	53,701	—	—
Income taxes payable	—	—	6,987	—	6,987
Accounts payable	—	9,383	2,210	—	11,593
Accrued expenses	12,083	50,562	11,136	—	73,781
Accrued compensation and related expenses	—	23,193	10,828	—	34,021

Total current liabilities	(215,544)	261,924	116,694	—	163,074
Long-term liabilities:
Long-term debt, net of current portion	625,945	235,938	19,738	—	881,621
Deferred income taxes	(53,433)	145,495	52,681	—	144,743
Other long-term liabilities	—	7,598	3,154	—	10,752
Minority interest	—	—	55,628	—	55,628
Stockholders’ equity	388,321	681,571	139,017	(820,588)	388,321

Total liabilities and stockholders’ equity	$745,289	$1,332,526	$386,912	$(820,588)	$1,644,139

NCO GROUP, INC.

Notes to Consolidated Financial Statements

23. Subsidiary Guarantor Financial Information (continued):

Consolidating Balance Sheet

December 31, 2005

(Amounts in thousands)

	Parent	Guarantors	Non-Guarantors	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$100	$5,093	$18,523	$—	$23,716
Accounts receivable, trade, net of allowance for doubtful accounts	—	132,906	10,113	—	143,019
Purchased accounts receivable, current portion, net of allowance for impairment	—	22,821	79,958	—	102,779
Deferred income taxes	—	9,278	1,640	—	10,918
Prepaid expenses and other current assets	19,281	15,349	8,224	—	42,854

Total current assets	19,381	185,447	118,458	—	323,286
Property and equipment, net	—	89,744	41,626	—	131,370
Other assets:
Goodwill	—	586,619	82,213	—	668,832
Other intangibles, net of accumulated amortization	—	37,028	4,667	—	41,695
Purchased accounts receivable, net of current portion	—	21,396	113,632	—	135,028
Deferred income taxes	—	—	4,737	—	4,737
Investment in subsidiaries	576,964	93,266	—	(670,230)	—
Other assets	2,120	19,786	1,108	—	23,014

Total other assets	579,084	758,095	206,357	(670,230)	873,306

Total assets	$598,465	$1,033,286	$366,441	$(670,230)	$1,327,962

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$—	$1,694	$43,906	$—	$45,600
Intercompany (receivable) loan	(376,007)	295,185	80,822	—	—
Income taxes payable	—	—	4,531	—	4,531
Accounts payable	—	10,020	2,352	—	12,372
Accrued expenses	1,779	47,296	14,001	—	63,076
Accrued compensation and related expenses	—	16,448	9,672	—	26,120

Total current liabilities	(374,228)	370,643	155,284	—	151,699
Long-term liabilities:
Long-term debt, net of current portion	230,700	65,654	25,480	—	321,834
Deferred income taxes	(1,121)	47,527	11,303	—	57,709
Other long-term liabilities	—	12,473	6,490	—	18,963
Minority interest	—	—	34,643	—	34,643
Stockholders’ equity	743,114	536,989	133,241	(670,230)	743,114

Total liabilities and stockholders’ equity	$598,465	$1,033,286	$366,441	$(670,230)	$1,327,962

NCO GROUP, INC.

Notes to Consolidated Financial Statements

23. Subsidiary Guarantor Financial Information (continued):

Consolidating Statement of Operations

For the Period from July 13, 2006 (date of inception) through December 31, 2006

(Amounts in thousands)

	Parent	Guarantors	Non-Guarantors	Eliminations	Consolidated
Revenues:
Services	$—	$131,389	$37,845	$(42,495)	$126,739
Portfolio	—	620	12,937	—	13,557

Total revenues	—	132,009	50,782	(42,495)	140,296

Operating costs and expenses:
Payroll and related expenses	2	80,436	26,696	(30,523)	76,611
Selling, general and administrative expenses	458	40,933	18,358	(11,972)	47,777
Depreciation and amortization expense	—	8,974	2,574	—	11,548

Total operating costs and expenses	460	130,343	47,628	(42,495)	135,936

Income from operations	(460)	1,666	3,154	—	4,360

Other income (expense):
Interest and investment income	17	(63)	346	—	300
Interest expense	(11,437)	(2,098)	(1,423)	—	(14,958)
Interest income (expense) to affiliate	(3,260)	3,608	(348)	—	—
Subsidiary income	3,279	770	—	(4,049)	—
Other income	—	113	—	—	113

	(11,401)	2,330	(1,425)	(4,049)	(14,545)

(Loss) income before income tax expense	(11,861)	3,996	1,729	(4,049)	(10,185)
Income tax (benefit) expense	(5,296)	866	653	—	(3,777)

(Loss) income before minority interest	(6,565)	3,130	1,076	(4,049)	(6,408)
Minority interest	—	—	(157)	—	(157)

Net (loss) income	$(6,565)	$3,130	$919	$(4,049)	$(6,565)

NCO GROUP, INC.

Notes to Consolidated Financial Statements

23. Subsidiary Guarantor Financial Information (continued):

Consolidating Statement of Income

For the Period from January 1, 2006 through November 15, 2006

(Amounts in thousands)

	Parent	Guarantors	Non-Guarantors	Eliminations	Consolidated
Revenues:
Services	$—	$926,785	$256,983	$(308,430)	$875,338
Portfolio	—	38,180	113,526	—	151,706
Portfolio sales	—	10,762	11,995	—	22,757

Total revenues	—	975,727	382,504	(308,430)	1,049,801

Operating costs and expenses:
Payroll and related expenses	173	581,174	179,212	(206,676)	553,883
Selling, general and administrative expenses	6,187	330,728	139,989	(101,754)	375,150
Restructuring charge	—	10,792	1,973	—	12,765
Depreciation and amortization expense	230	33,225	13,240	—	46,695

Total operating costs and expenses	6,590	955,919	334,414	(308,430)	988,493

Income from operations	(6,590)	19,808	48,090	—	61,308

Other income (expense):
Interest and investment income	101	1,216	519	—	1,836
Interest expense	(8,639)	(5,877)	(12,127)	—	(26,643)
Interest (expense) income to affiliate	(32,064)	34,280	(2,216)	—	—
Subsidiary income	51,768	15,187	—	(66,955)	—
Other income	—	3,165	—	—	3,165

	11,166	47,971	(13,824)	(66,955)	(21,642)

Income before income tax expense	4,576	67,779	34,266	(66,955)	39,666

Income tax expense	(16,458)	18,688	12,512	—	14,742

Income before minority interest	21,034	49,091	21,754	(66,955)	24,924

Minority interest	—	—	(3,890)	—	(3,890)

Net income	$21,034	$49,091	$17,864	$(66,955)	$21,034

NCO GROUP, INC.

Notes to Consolidated Financial Statements

23. Subsidiary Guarantor Financial Information (continued):

Consolidating Statement of Income

For the Year Ended December 31, 2005

(Amounts in thousands)

	Parent	Guarantors	Non-Guarantors	Eliminations	Consolidated
Revenues:
Services	$—	$946,027	$232,822	$(272,591)	$906,258
Portfolio	—	57,916	75,952	—	133,868
Portfolio sales	—	10,596	1,561	—	12,157

Total revenues	—	1,014,539	310,335	(272,591)	1,052,283

Operating costs and expenses:
Payroll and related expenses	12	549,456	163,916	(184,452)	528,932
Selling, general and administrative expenses	999	359,678	104,068	(88,139)	376,606
Restructuring charge	—	7,819	1,802	—	9,621
Depreciation and amortization expense	1,506	33,443	10,838	—	45,787

Total operating costs and expenses	2,517	950,396	280,624	(272,591)	960,946

Income from operations	(2,517)	64,143	29,711	—	91,337

Other income (expense):
Interest and investment income	(574)	3,192	544	—	3,162
Interest expense	(9,804)	(2,004)	(10,807)	—	(22,615)
Interest (expense) income to affiliate	(20,110)	22,222	(2,112)	—	—
Subsidiary income	65,973	7,764	—	(73,737)	—
Other income	—	30	—	—	30

	35,485	31,204	(12,375)	(73,737)	(19,423)

Income before income tax expense	32,968	95,347	17,336	(73,737)	71,914

Income tax expense	(11,551)	31,697	6,036	—	26,182

Income before minority interest	44,519	63,650	11,300	(73,737)	45,732

Minority interest	—	—	(1,213)	—	(1,213)

Net income	$44,519	$63,650	$10,087	$(73,737)	$44,519

NCO GROUP, INC.

Notes to Consolidated Financial Statements

23. Subsidiary Guarantor Financial Information (continued):

Consolidating Statement of Income

For the Year Ended December 31, 2004

(Amounts in thousands)

	Parent	Guarantors	Non-Guarantors	Eliminations	Consolidated
Revenues:
Services	$—	$790,992	$189,334	$(139,980)	$840,346
Portfolio	—	51,681	47,770	—	99,451

Total revenues	—	842,673	237,104	(139,980)	939,797

Operating costs and expenses:
Payroll and related expenses	—	413,889	134,739	(75,713)	472,915
Selling, general and administrative expenses	874	324,998	62,582	(64,267)	324,187
Depreciation and amortization expense	2,242	31,571	6,412	—	40,225

Total operating costs and expenses	3,116	770,458	203,733	(139,980)	837,327

Income from operations	(3,116)	72,215	33,371	—	102,470

Other income (expense):
Interest and investment income	10	2,725	450	—	3,185
Interest expense	(10,136)	(1,861)	(9,247)	—	(21,244)
Interest (expense) income to affiliate	(14,807)	16,412	(1,605)	—	—
Subsidiary income	70,095	8,266	—	(78,361)	—
Other income	—	447	—	—	447

	45,162	25,989	(10,402)	(78,361)	(17,612)

Income before income tax expense	42,046	98,204	22,969	(78,361)	84,858

Income tax expense	(9,817)	34,303	7,903	—	32,389

Income before minority interest	51,863	63,901	15,066	(78,361)	52,469

Minority interest	—	(303)	(303)	—	(606)

Net income	$51,863	$63,598	$14,763	$(78,361)	$51,863

NCO GROUP, INC.

Notes to Consolidated Financial Statements

23. Subsidiary Guarantor Financial Information (continued):

Consolidating Statement of Cash Flows

For the Period from July 13, 2006 (date of inception) through December 31, 2006

(Amounts in thousands)

	Parent	Guarantors	Non-Guarantors	Consolidated
Net cash (used in) provided by operating activities	$(9,077)	$(1,549)	$1,328	$(9,298)

Cash flows from investing activities:
Purchases of accounts receivable	—	(999)	(28,710)	(29,709)
Collections applied to principal of purchased accounts receivable	—	4,383	9,194	13,577
Proceeds from sales and resales of purchased accounts receivable	—	326	2,475	2,801
Purchases of property and equipment	—	(1,805)	(441)	(2,246)
Proceeds from notes receivable	—	82	—	82
Net cash paid for acquisitions and related costs	(338,908)	(617,932)	(17,772)	(974,612)

Net cash used in investing activities	(338,908)	(615,945)	(35,254)	(990,107)

Cash flows from financing activities:
Repayment of notes payable	—	(646)	(4,142)	(4,788)
Borrowings under notes payable	—	—	5,096	5,096
Borrowings in connection with the Transaction	594,595	235,405	—	830,000
Repayment of borrowings under revolving credit agreement	(229,300)	—	—	(229,300)
Borrowings under revolving credit agreement	36,000	—	—	36,000
(Repayment of) borrowings under intercompany notes payable	(432,229)	391,361	40,868	—
Payment of fees to acquire debt	(16,708)	(7,347)	—	(24,055)
Investment in subsidiary by minority interest	—	—	2,132	2,132
Return of investment in subsidiary to minority interest	—	—	(241)	(241)
Issuance of common stock	395,966	—	—	395,966

Net cash provided by financing activities	348,324	618,773	43,713	1,010,810

Effect of exchange rate on cash	—	—	2,494	2,494

Net increase in cash and cash equivalents	339	1,279	12,281	13,899
Cash and cash equivalents at beginning of the period	—	—	—	—

Cash and cash equivalents at end of the period	$339	$1,279	$12,281	$13,899

NCO GROUP, INC.

Notes to Consolidated Financial Statements

23. Subsidiary Guarantor Financial Information (continued):

Consolidating Statement of Cash Flows

For the Period from January 1, 2006 through November 15, 2006

(Amounts in thousands)

	Parent	Guarantors	Non-Guarantors	Consolidated
Net cash (used in) provided by operating activities	$(2,710)	$38,823	$73,559	$109,672

Cash flows from investing activities:
Purchases of accounts receivable	—	(8,552)	(73,287)	(81,839)
Collections applied to principal of purchased accounts receivable	—	17,650	53,324	70,974
Proceeds from sales and resales of purchased accounts receivable	—	11,580	18,971	30,551
Purchases of property and equipment	—	(29,275)	(11,520)	(40,795)
Proceeds from notes receivable	—	1,033	—	1,033
Proceeds from sale to minority interest	—	—	12,720	12,720
Net cash paid for acquisitions and related costs	—	(1,928)	(6,662)	(8,590)

Net cash used in investing activities	—	(9,492)	(6,454)	(15,946)

Cash flows from financing activities:
Repayment of notes payable	—	(668)	(53,009)	(53,677)
Borrowings under notes payable	—	—	17,670	17,670
Repayment of borrowings under revolving credit agreement	(69,400)	(56,300)	—	(125,700)
Borrowings under revolving credit agreement	131,000	53,500	—	184,500
Repayment of convertible notes	(125,000)	—	—	(125,000)
Borrowings under (repayment of) intercompany notes payable	55,830	(22,149)	(33,681)	—
Payment of fees to acquire debt	—	(12)	—	(12)
Return of investment in subsidiary to minority interest	—	—	(1,597)	(1,597)
Investment in subsidiary by minority interest	—	—	4,000	4,000
Issuance of common stock	3,939	—	—	3,939

Net cash (used in) provided by financing activities	(3,631)	(25,629)	(66,617)	(95,877)

Effect of exchange rate on cash	—	—	(1,180)	(1,180)

Net (decrease) increase in cash and cash equivalents	(6,341)	3,702	(692)	(3,331)
Cash and cash equivalents at beginning of the period	100	5,093	18,523	23,716

Cash and cash equivalents at end of the period	$(6,241)	$8,795	$17,831	$20,385

NCO GROUP, INC.

Notes to Consolidated Financial Statements

23. Subsidiary Guarantor Financial Information (continued):

Consolidating Statement of Cash Flows For the Year Ended December 31, 2005 (Amounts in thousands)

	Parent	Guarantors	Non-Guarantors	Consolidated
Net cash provided by operating activities	$1,593	$83,327	$4,630	$89,550

Cash flows from investing activities:
Purchases of accounts receivable	—	(16,985)	(28,758)	(45,743)
Collections applied to principal of purchased accounts receivable	—	30,362	39,203	69,565
Proceeds from sales and resales of purchased accounts receivable	—	11,489	4,391	15,880
Purchases of property and equipment	—	(32,127)	(11,372)	(43,499)
Net distribution from joint venture	—	4,464	—	4,464
Proceeds from notes receivable	—	1,147	—	1,147
Net cash paid for acquisitions and related costs	—	(85,864)	(137,944)	(223,808)

Net cash used in investing activities	—	(87,514)	(134,480)	(221,994)

Cash flows from financing activities:
Repayment of notes payable	—	(19,428)	(27,326)	(46,754)
Borrowings under notes payable	—	—	36,688	36,688
Repayment of borrowings under revolving credit agreement	(32,500)	(15,000)	—	(47,500)
Borrowings under revolving credit agreement	6,900	148,600	—	155,500
Borrowings under (repayment of) intercompany notes payable	24,928	(58,645)	33,717	—
Investment in non-guarantor subsidiaries	—	(58,243)	58,243	—
Payment of fees to acquire debt	(1,237)	(257)	—	(1,494)
Investment in subsidiary by minority interest	—	—	32,508	32,508
Issuance of common stock	308	—	891	1,199

Net cash (used in) provided by financing activities	(1,601)	(2,973)	134,721	130,147

Effect of exchange rate on cash	—	—	(321)	(321)

Net (decrease) increase in cash and cash equivalents	(8)	(7,160)	4,550	(2,618)
Cash and cash equivalents at beginning of the period	108	12,253	13,973	26,334

Cash and cash equivalents at end of the period	$100	$5,093	$18,523	$23,716

NCO GROUP, INC.

Notes to Consolidated Financial Statements

23. Subsidiary Guarantor Financial Information (continued):

Consolidating Statement of Cash Flows For the Year Ended December 31, 2004 (Amounts in thousands)
	Parent	Guarantors	Non-Guarantors	Consolidated
Net cash (used in) provided by operating activities	$(1,591)	$72,987	$27,623	$99,019

Cash flows from investing activities:
Purchases of accounts receivable	—	(29,905)	(13,644)	(43,549)
Collections applied to principal of purchased accounts receivable	—	52,981	17,917	70,898
Proceeds from sales and resales of purchased accounts receivable	—	3,585	12,278	15,863
Purchases of property and equipment	—	(20,207)	(6,981)	(27,188)
Net distribution from joint venture	—	2,083	—	2,083
Proceeds from notes receivable	—	1,403	—	1,403
Proceeds from disposal of property, equipment and other net assets	—	1,013	—	1,013
Net cash paid for acquisitions and related costs	—	(17,211)	(4,770)	(21,981)

Net cash (used in) provided by investing activities	—	(6,258)	4,800	(1,458)

Cash flows from financing activities:
Repayment of notes payable	—	(31,255)	(33,559)	(64,814)
Repayment of borrowings under revolving credit agreement	(70,000)	—	—	(70,000)
Borrowings under (repayment of) intercompany notes payable	56,301	(48,856)	(7,445)	—
Investment in non-guarantor subsidiaries	—	1,440	(1,440)	—
Payment of fees to acquire debt	(29)	(22)	(52)	(103)
Issuance of common stock	15,367	—	8	15,375

Net cash provided by (used in) financing activities	1,639	(78,693)	(42,488)	(119,542)

Effect of exchange rate on cash	—	—	2,671	2,671

Net increase (decrease) in cash and cash equivalents	48	(11,964)	(7,394)	(19,310)
Cash and cash equivalents at beginning of the period	60	24,217	21,367	45,644

Cash and cash equivalents at end of the period	$108	$12,253	$13,973	$26,334

NCO Group, Inc.

$165,000,000 Principal Amount of our Floating Rate Senior Notes due 2013 and $200,000,000 Principal Amount of our 11.875% Senior Subordinated Notes due 201

PROSPECTUS

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Each of the registration rights agreements relating to the securities of the registrants hereby provides that NCO Group, Inc. will bear all expenses in connection with the performance of its obligations relating to the market-making activities of J.P. Morgan Securities Inc. and its affiliates. These expenses include printer expenses and accounting and legal fees in an approximate amount of $200,000.

ITEM 14.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Registrants Incorporated or Organized Under the Laws of Delaware

(a) The following registrants are corporations incorporated in the State of Delaware: NCO Group, Inc.; AC Financial Services, Inc.; ALW Financial, Inc.; Compass International Services Corporation; FCA Funding, Inc.; FCA Leasing, Inc., JDR Holdings, Inc.; NCO Funding, Inc.; NCO Group International, Inc.; NCO Holdings, Inc.; NCO Portfolio Management, Inc.; NCOCRM Funding, Inc.; NCOP Financing, Inc.; RMH Teleservices Asia Pacific, Inc.

Section 145(a) of the Delaware General Corporation Law, as amended (the “DGCL”), authorizes a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) further authorizes a Delaware corporation to indemnify any person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the director’s fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

Section 4.1 of the amended and restated bylaws of NCO Group, Inc. states that NCO Group, Inc. shall indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that such person is or was a director or officer of the company or a constituent corporation absorbed in a consolidation or merger, or is or was serving at the request of the company or a constituent corporation absorbed in a consolidation or merger, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or is or was a director or officer of the company serving at its request as an administrator, trustee or other fiduciary of one ore more of the employee benefit plans of the company or other enterprise, against any expenses (including attorneys’ fees), liability and loss actually and reasonably incurred or suffered by such person in connection with such proceeding, whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the company, except to the extent that such indemnification is prohibited by applicable law.

Article X of the amended and restated certificate of incorporation of NCO Group, Inc. provides that the corporation shall, to the full extent permitted by Section 145 of the DGCL, indemnify all present and former directors and officers of the corporation and each person who was serving at the request of the corporation as an officer or director of another corporation, partnership, joint venture, trust or other enterprise; provided, however, that the company shall have no affirmative obligation to take the actions permitted by subsections (f) and (g) of Section 145 of the DGCL.

The certificates of incorporation and/or bylaws of the following additional Delaware corporation registrants provide for indemnification under Sections 102(b)(7), 145(a) and 145(b) of the DCGL: AC Financial Services, Inc.; ALW Financial, Inc.; FCA Funding, Inc.; NCO Funding, Inc.; NCO Group International, Inc.; NCO Holdings, Inc.; NCO Portfolio Management, Inc.; NCOCRM Funding, Inc.; NCOP Financing, Inc.; Compass International Services Corporation; RMH Teleservices Asia Pacific, Inc. and JDR Holdings, Inc. The bylaws of FCA Leasing, Inc. provide for indemnification under Section 145(a) and 145(b) of the DGCL.

The bylaws of AC Financial Services, Inc., ALW Financial, Inc., NCO Group International, Inc., NCO Portfolio Management, Inc., NCOCRM Funding, Inc., NCOP Financing, Inc., RMH Teleservices Asia Pacific, Inc. and JDR Holdings, Inc. also provide that no indemnification shall be provided to a person (a) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the corporation in violation of Section 16(b) of the Securities Exchange Act of 1934; (b) if a final unappealable judgment or award establishes that such director or officer engaged in self dealing, willful misconduct or recklessness; (c) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to, or for the benefit of, such person by an insurance carrier under a policy of officers’ and directors’ liability insurance whose premiums are paid for by the corporation or by an individual or entity other than such director or officer; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the corporation, which written consent shall not be unreasonably withheld. Further, the bylaws of AC Financial Services, Inc., ALW Financial, Inc., NCO Group International, Inc, NCO Portfolio Management, Inc.,NCOCRM Funding, Inc., NCOP Financing, Inc., RMH Teleservices Asia Pacific, Inc. and JDR Holdings, Inc. authorize the Board of Directors to add to the above list of exceptions at any time by resolution.

(b) NCO Support Services, LLC is a limited liability company organized under the State of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever. The formation documents and limited liability company agreement of NCO Support Services, LLC do not provide for indemnification of any persons.

Registrants Incorporated Under the Laws of Pennsylvania

The following registrants are corporations incorporated in the Commonwealth of Pennsylvania: NCO Customer Management, Inc.; NCO Financial Systems, Inc. and NCO Teleservices, Inc.

Section 1741 of the Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”), authorizes a Pennsylvania corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 1742 further authorizes a Pennsylvania corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or no-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

To the extent that a representative of a business corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

The articles of incorporation and/or bylaws of the following Pennsylvania corporation registrants provide for indemnification under Sections 1741 and 1742 of the BCL: NCO Customer Management, Inc.; NCO Financial Systems, Inc. and NCO Teleservices, Inc.

The bylaws of NCO Customer Management, Inc., NCO Financial Systems, Inc. and NCO Teleservices, Inc. also provide that no indemnification shall be provided to a person (a) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the corporation in violation of Section 16(b) of the Securities Exchange Act of 1934; (b) if a final unappealable judgment or award establishes that such director or officer engaged in self dealing, willful misconduct or recklessness; (c) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to, or for the benefit of, such person by an insurance carrier under a policy of officers’ and directors’ liability insurance whose premiums are paid for by the corporation or by an individual or entity other than such director or officer; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the corporation, which written consent shall not be unreasonably withheld. Further, the bylaws of NCO Customer Management, Inc., NCO Financial Systems, Inc. and NCO Teleservices, Inc. authorize the Board of Directors to add to the above list of exceptions at any time by resolution.

Registrants Incorporated in Georgia

The following registrants are corporations incorporated in the State of Georgia: AssetCare, Inc. and NCO ACI Holdings, Inc. Section 14-2-851(a) of the Georgia Business Corporation Law (the “GBCL”) authorizes a corporation to indemnify an individual who is a party to a proceeding because he or she is or was a director against liability if such individual conducted himself or herself in good faith and reasonably believed: (A) in the case of conduct in his or her official capacity, that such conduct was in the best interest of the corporation; (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.

Section 14-2-851(b) of the GBCL provides that a corporation may not indemnify a director under Section 14-2-851: (1) in connection with a proceeding by or in the right of a corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 14-2-851; or (2) in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

Section 14-2-857(a) of the GBCL authorizes a corporation to indemnify an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director. A corporation may also indemnify an officer who is not a director or who is also a director, but the sole basis on which he or she is made a party to the proceeding is an act or omissions solely as an officer, to such further extent as may be provided in the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct that constitutes: (A) appropriation, in violation of his or her duties, of any business opportunity of the corporation; (B) acts or omissions which involve intentional misconduct or a knowing violation of law; (C) certain types of liability; or (D) receipt of an improper personal benefit.

A corporation shall indemnify a director and/or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director and/or officer of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

The articles of incorporation and/or bylaws of AssetCare, Inc. and NCO ACI Holdings, Inc. provide for indemnification under Sections 14-2-851(a) and 14-2-857(a) of the GBCL.

The bylaws of AssetCare, Inc. and NCO ACI Holdings, Inc. also provide that no indemnification shall be provided to a person (a) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the corporation in violation of Section 16(b) of the Securities Exchange Act of 1934; (b) if a final unappealable judgment or award establishes that such director or officer engaged in self dealing, willful misconduct or recklessness; (c) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to, or for the benefit of, such person by an insurance carrier under a policy of officers’ and directors’ liability insurance whose premiums are paid for by the corporation or by an individual or entity other than such director or officer; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the corporation, which written consent shall not be unreasonably withheld. Further, the bylaws of AssetCare, Inc. and NCO ACI Holdings, Inc. authorize the Board of Directors to add to the above list of exceptions at any time by resolution.

Registrant Incorporated in Maryland

NCOP Services, Inc. is a corporation incorporated in the State of Maryland. Section 2-418(b) of the Maryland General Corporation Law, (the “MGCL”), authorizes a Maryland corporation to indemnify any director made a party to any proceeding by reason of service in that capacity unless it is clearly established that (i) the act or omission of the director was material to the matter giving rise to the proceeding and (1) was committed in bad faith; or (2) was the result of active and deliberate dishonesty; or (ii) the director actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Section 2-418(b) also provides that if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation. Further, a director may not be indemnified in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received.

The determination that indemnification is permissible may not be made by the corporation unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth above. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of one or more directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full board in which the designated directors who are parties may participate; (ii) by special legal counsel selected by the board of directors or a committee of the board by vote as set forth in subparagraph (i) of this paragraph, or, if the requisite quorum of the full board cannot be obtained therefor and the committee cannot be established, by a majority vote of the full board in which directors who are parties may participate; or (iii) by the stockholders.

Sections 2-418(c) and 2-418(j) of the MGCL provide that unless limited by the charter, a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue, or matter in the proceeding, shall be indemnified against reasonable expenses incurred by the director or officer in connection with the proceeding, claim, issue, or matter in which the director or officer has been successful.

The certificate of incorporation and/or bylaws of NCOP Services, Inc. provide for indemnification under Sections 2-418(b), 2-418(c) and 2-418(j) of the MGCL. The bylaws of NCOP Services, Inc. also provide that no indemnification shall be provided to a person (a) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the corporation in violation of Section 16(b) of the Securities Exchange Act of 1934; (b) if a final unappealable judgment or award establishes that such director or officer engaged in self dealing, willful misconduct or recklessness; (c) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to, or for the benefit of, such person by an insurance carrier under a policy of officers’ and directors’ liability insurance whose premiums are paid for by the corporation or by an individual or entity other than such director or officer; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the corporation, which written consent shall not be unreasonably withheld. Further, the bylaws of NCOP Services, Inc. authorize the Board of Directors to add to the above list of exceptions at any time by resolution.

Registrants Incorporated or Organized in Nevada

(a) The following registrants are corporations incorporated in the State of Nevada: NCOP I, Inc.; NCOP II, Inc.; NCOP III, Inc.; NCOP IV, Inc.; NCOP V, Inc.; NCOP VI, Inc.; NCOP VII, Inc.; NCOP/Marlin, Inc.; NCOP Nevada Holdings, Inc. and NCOP Strategic Partnership, Inc.

Under Section 78.7502(1) of the Nevada Revised Statutes, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable under Section 78.138 of the Nevada Revised Statutes; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Under Section 78.7502(2) of the Nevada Revised Statutes, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable under Section 78.138 of the Nevada Revised Statutes; or (b) acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense. Any indemnification under such Sections, unless ordered by a court or advanced pursuant to Section 78.751(2), may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made (a) by the stockholders; (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The articles of incorporation and/or bylaws of NCOP I, Inc.; NCOP II, Inc.; NCOP III, Inc.; NCOP IV, Inc.; NCOP V, Inc.; NCOP VI, Inc.; NCOP VII, Inc.; NCOP/Marlin, Inc.; NCOP Strategic Partnership, Inc.; and NCOP Nevada Holdings, Inc. provide for indemnification under Sections 78.7502(1) or 78.7502(2) of the Nevada Revised Statutes.

The bylaws of NCOP I, Inc.; NCOP II, Inc.; NCOP III, Inc.; NCOP IV, Inc.; NCOP V, Inc.; NCOP VI, Inc.; NCOP VII, Inc.; NCOP/Marlin, Inc.; NCOP Strategic Partnership, Inc.; and NCOP Nevada Holdings, Inc. also provide that no indemnification shall be provided to a person (a) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the corporation in violation of Section 16(b) of the Securities Exchange Act of 1934; (b) if a final unappealable judgment or award establishes that such director or officer engaged in self dealing, willful misconduct or recklessness; (c) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to, or for the benefit of, such person by an insurance carrier under a policy of officers’ and directors’ liability insurance whose premiums are paid for by the corporation or by an individual or entity other than such director or officer; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the corporation, which written consent shall not be unreasonably withheld. Further, the bylaws of NCOP I, Inc.; NCOP II, Inc.; NCOP III, Inc.; NCOP IV, Inc.; NCOP V, Inc.; NCOP VI, Inc.; NCOP VII, Inc.; NCOP/Marlin, Inc.; NCOP Strategic Partnership, Inc.; and NCOP Nevada Holdings, Inc. authorize the Board of Directors to add to the above list of exceptions at any time by resolution.

(b) The following registrants are limited liability companies organized under the State of Nevada: NCOP VIII, LLC, NCOP IX, LLC and NCO Capital Resource, LLC.

Under Section 86.411 of the Nevada Revised Statutes, a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the company, by reason of the fact that he is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Under Section 86.421 of the Nevada Revised Statutes, a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that he is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited-liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the company.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a manager, member, employee or agent of a limited-liability company has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 86.411 or 86.421 or in defense of any claim, issue or matter therein, the company shall indemnify him against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense. Any indemnification under such Sections, unless ordered by a court or advanced pursuant to Section 86.441, may be made by the limited-liability company only as authorized in the specific case upon a determination that indemnification of the manager, member, employee or agent is proper in the circumstances. The determination must be made (a) by the members or managers as provided in the articles of organization or the operating agreement, (b) if there is no provision in the articles of organization or the operating agreement, by a majority in interest of the members who are not parties to the action, suit or proceeding, (c) if a majority in interest of the members who are not parties to the action, suit or proceeding so order, by independent legal counsel in a written opinion or (d) if members who are not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The formation documents and limited liability company agreements of NCOP VIII, LLC, NCOP IX, LLC and NCO Capital Resource, LLC do not provide for indemnification of any persons.

Registrants Incorporated in New Jersey

Compass Teleservices, Inc. is a corporation incorporated in the State of New Jersey. Section 14A:3-5(2) of the New Jersey Annotated Statutes authorizes a New Jersey corporation to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful.

Under Section 14A:3-5(3) of the New Jersey Annotated Statutes, a New Jersey corporation has the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the New Jersey Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the New Jersey Superior Court or such other court shall deem proper.

A New Jersey corporation shall indemnify a corporate agent against expenses to the extent such corporate agent has been successful on the merits or otherwise in any proceeding referred to in Sections 14A:3-5(2) and 14A:3-5(3) or in defense of any claim, issue or matter therein.

Any indemnification under Section 14A:3-5(2) and, unless ordered by a court, under Section 14A:3-5(3) may be made by the corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the corporate agent met the applicable standard of conduct set forth in Section 14A:3-5(2) or 14A:3-5(3). Unless otherwise provided in the certificate of incorporation or bylaws, such determination shall be made: (a) by the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; (b) if such a quorum is not obtainable, or, even if obtainable and such quorum of the board of directors or committee by a majority vote of the disinterested directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the board of directors; or (c) by the shareholders if the certificate of incorporation or bylaws or a resolution of the board of directors or of the shareholders so directs.

The certificate of incorporation and/or bylaws of Compass Teleservices, Inc. provide for indemnification under Sections 14A:3-5(2) and 14A:3-5(3) of the New Jersey Annotated Statutes.

The bylaws of Compass Teleservices Inc. also provide that no indemnification shall be provided to a person (a) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the corporation in violation of Section 16(b) of the Securities Exchange Act of 1934; (b) if a final unappealable judgment or award establishes that such director or officer engaged in self dealing, willful misconduct or recklessness; (c) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to, or for the benefit of, such person by an insurance carrier under a policy of officers’ and directors’ liability insurance whose premiums are paid for by the corporation or by an individual or entity other than such director or officer; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the corporation, which written consent shall not be unreasonably withheld. Further, the bylaws of Compass Teleservices Inc. authorize the Board of Directors to add to the above list of exceptions at any time by resolution.

ITEM 15.    RECENT SALES OF UNREGISTERED SECURITIES.

Listed below are sales of unregistered securities effected by us since July 13, 2006, the date of our inception.

1. On July 13, 2006, we issued 100 shares of our old common stock, par value $.01 per share to One Equity Partners II, L.P. which were subsequently cancelled in connection with the Transaction.

2. On November 15, 2006, in connection with the Transaction, we issued shares of our Series A 14% PIK Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”) at a purchase price of $237.50 per share, shares of our Class A Common Stock, par value $0.01 per share (“Class A Common Stock”) at a purchase price of $10 per share and shares of our Class L Common Stock, par value $0.01 per share (“Class L Common Stock”) at a purchase price of $247.50 per share in the following amounts to the following investors:

Purchaser	Series A Preferred Stock	Class L Common Stock	Class A Common Stock
Affiliates of One Equity Partners (1)	1,218,961.63376	97,038.3362	1,547,961.63
Affiliates of Citigroup	—	160,000	40,000
Helzberg Angrist Investors I, LLC	—	20,000	5,000
Michael J. Barrist and family members and trusts formed for his or their benefit (2)	—	80,000.03	20,000.0075
Management Investors (other than Mr. Barrist)	—	8,000	2,000

(1)	On December 29, 2006, 1,082.768 shares of Class L Common Stock were exchanged for 1,082.768, shares of Class A Common Stock and 1,082.768 shares of Series A Preferred Stock.

(2)	Contributed an aggregate of 727,273 shares of NCO Group, Inc. common stock to Collect Holdings, Inc. (now known as NCO Group, Inc.) in exchange for the securities set forth herein. The shares of NCO Group, Inc. common stock contributed were valued at $27.50 per share for purposes of this contribution.

3. On November 17, 2006, an aggregate of 164,491.5309 restricted shares of Class A common stock were awarded under the Restricted Share Plan to members of our management.

4. On February 2, 2007, Austin A. Adams, Edward A. Kangas and Leo J. Pound were each granted 2,772.70005 restricted shares of our Class A common stock.

5. On February 28, 2007, we issued 49,603.99705 shares of Series A Preferred Stock to One Equity Partners II, L.P. in connection with a PIK dividend.

6. On May 31, 2007, we issued 44,802.93528 shares of Series A Preferred Stock to One Equity Partners II, L.P. in connection with a PIK dividend.

The sales and issuances of securities in the transactions described in Items 1, 2 and 4 were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. No underwriters were employed in any of these transactions. The issuances of securities listed above in Item 3 were deemed to be exempt from registration under the Securities Act by virtue of Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions pursuant to benefits plans and contracts relating to compensation. The issuance of securities listed above in Items 5 and 6 were not sales of securities. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

2.1	Agreement and Plan of Merger, dated as of July 21, 2006, by and among Collect Holdings, Inc.,
Collect Acquisition Corp. and NCO Group, Inc. (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on July 25, 2006 (SEC File
Number 000-21639)) (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits.)

2.2*	Agreement and Plan of Merger, dated as of February 27, 2007, by and between NCO Group, Inc. and Collect Holdings, Inc.

2.3	Agreement and Plan of Merger, dated as of December 12, 2003, by and among NCO Group, Inc., NCPM Acquisition Corporation and NCO Portfolio Management, Inc. (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on December 16, 2003 (SEC File Number 000-21639)) (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits.)

2.4	Agreement and Plan of Merger, dated as of November 18, 2003, by and among NCO Group, Inc., NCOG Acquisition Corporation and RMH Teleservices, Inc. (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on November 20, 2003 (SEC File Number 000-21639)) (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits.)

2.5	First Amendment to the Agreement and Plan of Merger, dated as of January 22, 2004, by and among NCO Group, Inc., NCOG Acquisition Corporation and RMH Teleservices, Inc. (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on January 23, 2004 (SEC File Number 000-21639))

2.6	Second Amendment to the Agreement and Plan of Merger, dated as of March 1, 2004, by and among NCO Group, Inc., NCOG Acquisition Corporation and RMH Teleservices, Inc. (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on March 3, 2004 (SEC File Number 000-21639))

2.7	Purchase Agreement, dated as of July 6, 2005, by and among NCOP Capital Resource, LLC and Risk Management Alternatives Parent Corp. and Risk Management Alternatives Holdings, Inc., Risk Management Alternatives International Limited, Resource Recovery Consultants, Inc., RMA Intermediate Holdings Corporation, RMA Management Services, Inc., Risk Management Alternatives International Corp. Canada, National Revenue Corporation, Risk Management Alternatives, Inc., Risk Management Alternatives Portfolio Services, LLC, RMA Holdings LLC, Purchased Paper LLC and Risk Management Alternatives Solutions LLC (collectively, the “RMA Seller Parties”) (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on September 16, 2005 (SEC File Number 000-21639))

2.8	First Amendment and Acknowledgement to Purchase Agreement, by and among NCOP Capital Resource, LLC and RMA Seller Parties, dated as of August 23, 2005 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on September 16, 2005 (SEC File Number 000-21639))

2.9	Second Amendment and Acknowledgement to Purchase Agreement, by and among NCOP Capital Resource, LLC and RMA Seller Parties, dated as of August 31, 2005 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on September 16, 2005 (SEC File Number 000-21639))

2.10	Guarantee, dated as of July 6, 2005, by NCO Group, Inc. in favor of and for the benefit of Risk Management Alternatives Parent Corp. (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005 (SEC File Number 000-21639))

3.1.1*	Amended and Restated Certificate of Incorporation of NCO Group, Inc. Certificate of Incorporation or the corresponding organizational instrument, with any amendments thereto, of the following additional registrants:

3.1.2*	AC Financial Services, Inc.

3.1.3*	ALW Financial, Inc.

3.1.4*	AssetCare, Inc.

3.1.5*	Compass International Services Corporation

3.1.6*	Compass Teleservices, Inc.

3.1.7*	FCA Funding, Inc.

3.1.8*	FCA Leasing, Inc.

3.1.9*	JDR Holdings, Inc.

3.1.10*	NCO ACI Holdings, Inc.

3.1.11*	NCO Customer Management, Inc.

3.1.12*	NCO Financial Systems, Inc.

3.1.13*	NCO Funding, Inc.

3.1.14*	NCO Group International, Inc.

3.1.15*	NCO Holdings, Inc.

3.1.16*	NCO Portfolio Management, Inc.

3.1.17*	NCO Support Services, LLC

3.1.18*	NCO Teleservices, Inc.

3.1.19*	NCOCRM Funding, Inc.

3.1.20*	NCOP I, Inc.

3.1.21*	NCOP II, Inc.

3.1.22*	NCOP III, Inc.

3.1.23*	NCOP IV, Inc.

3.1.24*	NCOP V, Inc.

3.1.25*	NCOP VI, Inc.

3.1.26*	NCOP VII, Inc.

3.1.27*	NCOP VIII, LLC

3.1.28*	NCOP IX, LLC

3.1.29*	NCOP Capital Resource, LLC

3.1.30*	NCOP Financing, Inc.

3.1.31*	NCOP/Marlin, Inc.

3.1.32*	NCOP Nevada Holdings, Inc.

3.1.33*	NCOP Services, Inc.

3.1.34*	NCOP Strategic Partnership, Inc.

3.1.35*	RMH Teleservices Asia Pacific, Inc.

3.2.1*	Amended and Restated Bylaws of NCO Group, Inc. Bylaws or the corresponding operating agreement, with any amendments thereto, of the following additional registrants:

3.2.2*	AC Financial Services, Inc.

3.2.3*	ALW Financial, Inc.

3.2.4*	AssetCare, Inc.

3.2.5*	Compass International Services Corporation

3.2.6*	Compass Teleservices, Inc.

3.2.7*	FCA Funding, Inc.

3.2.8*	FCA Leasing, Inc.

3.2.9*	JDR Holdings, Inc.

3.2.10*	NCO ACI Holdings, Inc.

3.2.11*	NCO Customer Management, Inc.

3.2.12*	NCO Financial Systems, Inc.

3.2.13*	NCO Funding, Inc.

3.2.14*	NCO Group International, Inc.

3.2.15*	NCO Holdings, Inc.

3.2.16*	NCO Portfolio Management, Inc.

3.2.17*	NCO Support Services, LLC

3.2.18*	NCO Teleservices, Inc.

3.2.19*	NCOCRM Funding, Inc.

3.2.20*	NCOP I, Inc.

3.2.21*	NCOP II, Inc.

3.2.22*	NCOP III, Inc.

3.2.23*	NCOP IV, Inc.

3.2.24*	NCOP V, Inc.

3.2.25*	NCOP VI, Inc.

3.2.26*	NCOP VII, Inc.

3.2.27*	NCOP VIII, LLC

3.2.28*	NCOP IX, LLC

3.2.29*	NCOP Capital Resource, LLC

3.2.30*	NCOP Financing, Inc.

3.2.31*	NCOP/Marlin, Inc.

3.2.32*	NCOP Nevada Holdings, Inc.

3.2.33*	NCOP Services, Inc.

3.2.34*	NCOP Strategic Partnership, Inc.

3.2.35*	RMH Teleservices Asia Pacific, Inc.

4.1*	Indenture, dated as of November 15, 2006, among NCO Group, Inc., the Guarantors signatory thereto and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013

4.2*	Indenture, dated as of November 15, 2006, among NCO Group, Inc., the Guarantors signatory thereto and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014

4.3*	Supplemental Indenture, dated as of November 15, 2006, among NCO Group, Inc. and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013

4.4*	Supplemental Indenture, dated as of November 15, 2006, among NCO Group, Inc. and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014

4.5*	Second Supplemental Indenture, dated as of February 27, 2007, among NCO Group, Inc. and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013

4.6*	Second Supplemental Indenture, dated as of February 27, 2007, among NCO Group, Inc. and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014

4.7*	Third Supplemental Indenture, dated as of February 27, 2007, among Collect Holdings, Inc. and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013

4.8*	Third Supplemental Indenture, dated as of February 27, 2007, among Collect Holdings, Inc. and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014

4.9*	Registration Rights Agreement, dated as of November 15, 2006, among NCO Group, Inc., the Guarantors signatory thereto and Morgan Stanley & Co. Incorporation, J.P. Morgan Securities Inc. and Banc of America Securities LLP with respect to the Floating Rate Senior Notes due 2013

4.10*	Registration Rights Agreement, dated as of November 15, 2006, among NCO Group, Inc., the Guarantors signatory thereto and Morgan Stanley & Co. Incorporation, J.P. Morgan Securities Inc. and Banc of America Securities LLP with respect to the 11.875% Senior Subordinated Notes due 2014

4.11*	Form of 144A and Regulation S Floating Rate Senior Notes due 2013 (contained in Exhibit 4.1)

4.12*	Form of 144A and Regulation S 11.875% Senior Subordinated Notes due 2014 (contained in Exhibit 4.2)

4.13*	144A Notation of Senior Guarantee by the Guarantors named therein, with respect to the Floating Rate Senior Notes due 2013

4.14*	Regulation S Notation of Senior Guarantee by the Guarantors named therein, with respect to the Floating Rate Senior Notes due 2013

4.15*	144A Notation of Senior Subordinated Guarantee by the Guarantors named therein, with respect to the 11.875% Senior Subordinated Notes due 2014

4.16*	Regulation S Notation of Senior Subordinated Guarantee by the Guarantors named therein, with respect to the 11.875% Senior Subordinated Notes due 2014

4.17*	Registration Rights Agreement, dated as of November 15, 2006, among Collect Holdings, Inc., One Equity Partners II, L.P., OEP II Partners Co-Investors, L.P., OEP II Partners Co-Invest, L.P., Michael Barrist and the other non-OEP Investors named therein

5.1**	Opinion of Blank Rome LLP

10.1*	Credit Agreement, dated as of November 15, 2006, among NCO Group, Inc. (as survivor of the merger with Collect Acquisition Corp.), NCO Financial Systems, Inc., the Subsidiary Guarantors, the Lenders and agents named therein and Morgan Stanley Senior Funding, Inc., as administrative agent (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits.)

10.2*	Security Agreement, dated November 15, 2006, made by Collect Acquisition Corp., NCO Financial Systems, Inc., Collect Holdings, Inc., the Subsidiary Guarantors and the Other Grantors Identified Therein, to Morgan Stanley & Co. Incorporated, as Collateral Agent (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits.)

10.3*	Intellectual Property Security Agreement, dated November 15, 2006, made by Collect Acquisition Corp., NCO Financial Systems, Inc., Collect Holdings, Inc., NCO Group, Inc. and the Subsidiary Guarantors in favor of Morgan Stanley & Co. Incorporated, as Collateral Agent (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits.)

10.4*	Stockholders Agreement, dated as of November 15, 2006, among Collect Holdings, Inc., One Equity Partners II, L.P., OEP II Co-Investors, L.P., OEP II Partners Co-Invest, L.P., Michael Barrist, and the Rollover Investors, Management Investors and Institutional Investors named therein (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits.)

10.5*	Collect Holdings, Inc. Restricted Share Plan

10.6*	First Amendment to the NCO Group, Inc. Restricted Share Plan (f/k/a Collect Holdings, Inc. Restricted Share Plan)

10.7*	Form of Award Agreement pursuant to the NCO Group, Inc. Restricted Share Plan

10.8*	Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and Michael Barrist

10.9*	Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and Stephen W. Elliott

10.10*	Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and Joshua Gindin

10.11*	Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and Steven Leckerman, including the First Amendment to Employment Agreement dated June 14, 2007

10.12*	Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and John R. Schwab

10.13*	Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and Steven L. Winokur

10.14*	Management Agreement, dated as of November 15, 2006, between One Equity Partners II, L.P. and Collect Holdings, Inc.

10.15*	Rollover Agreement, dated as of July 21, 2006, between Collect Holdings, Inc. and Michael Barrist (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits).

10.16*	Joinder and Amendment to Rollover Agreement, dated November 15, 2006, among Michael Barrist, Michael and Natalie Barrist Trust, Annette H. Barrist and the Annette H. Barrist Trust

10.17	Irrevocable Proxy Agreement by and between Michael J. Barrist and Annette H. Barrist (incorporated by reference to the exhibits filed with NCO Group, Inc.’s and Michael J. Barrist’s Rule 13e-3 Transaction Statement on Schedule 13e-3 (Amendment No. 1) filed on September 22, 2006)

10.18	Executive Salary Continuation Agreement (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ending March 31, 1998 (File No. 0-21639), filed on May 4, 1998)

10.19	Amended and Restated Note Receivable, dated April 1, 2002, from TRC Holdings, Inc. for the principal amount of $11.25 million, as payment of the purchase price for the acquisition of certain assets of NCO Teleservices, Inc. (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 15, 2004 (SEC File Number 000-21639))

10.20	Executive Deferred Compensation Plan Basic Document (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on January 6, 2005 (SEC File Number 000-21639))

10.21	Executive Deferred Compensation Plan Adoption Agreement (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on January 6, 2005 (SEC File Number 000-21639))

10.22	Rabbi Trust Agreement with Putnam Fiduciary Trust Company (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on January 6, 2005 (SEC File Number 000-21639))

10.23*	Summary of Director and Named Executive Officer Compensation Arrangements

10.24	Credit Agreement, dated as of November 26, 2002, by and among NCOP Capital, Inc. as Borrower and CFSC Capital Corp. XXXIV as Lender (incorporated by reference to Exhibit 10.48 to NCO Portfolio Management, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 13, 2003 (SEC File Number 000-32403))

10.25	Second Amendment to Credit Agreement, dated as of June 30, 2005, by and among NCOP Capital, Inc. as Borrower and CFSC Capital Corp. XXXIV as Lender (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005 (SEC File Number 000-21639))

10.26	Amended and Restated Exclusivity Agreement, dated as of June 30, 2005, by and among CFSC Capital Corp. XXXIV and NCOP Lakes, Inc., NCO Financial Systems, Inc., NCO Portfolio Management, Inc., NCO Group, Inc., NCOP Capital, Inc., and NCOP Capital I, LLC (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005 (SEC File Number 000-21639))

10.27*	Fee Letter Agreement, dated November 15, 2006, between One Equity Partners II, L.P., Collect Holdings, Inc. and Collect Acquisition Corp.

10.28*	Stock Subscription Agreement, dated as of November 14, 2006, by and among Collect Holdings, Inc., One Equity Partners II, L.P., OEP II Co-Investors, L.P. and OEP II Partners Co-Invest, L.P. and several other individuals & entities listed on the signature page (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits.)

10.29*	Stock Subscription Agreement, dated as of November 15, 2006, by and among Collect Holdings, Inc., and the several individuals listed on the signature page (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits.)

12*	Statement of Computation of Ratio of Earnings to Fixed Charges

16*	Letter from Ernst & Young LLP

21*	List of Subsidiaries

23.1	Consent of Ernst & Young LLP

23.2**	Consent of Blank Rome LLP (included in the opinion filed as Exhibit 5.1)

24*	Powers of Attorney

25*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York with respect to the Indenture governing the Floating Rate Senior Notes due 2013 and the Indenture governing the 11.875% Senior Subordinated Notes due 2014

*	Incorporated by reference to NCO Group, Inc.’s Registration Statement on Form S-4 (File No. 333-144067) filed on June 26, 2007.

**	To be filed by amendment.

ITEM 17.    UNDERTAKINGS

(a)	Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	Insofar as indemnification for liabilities arising under Securities Act of 1933 of may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either of the registrants of expenses incurred or paid by a director, officer or controlling person of each of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 26th day of June, 2007.

NCO GROUP, INC.

By:	/s/ JOHN R. SCHWAB
Name:	John R. Schwab
Title:	Executive Vice President, Finance and Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2007.

Signature	Title
/s/ MICHAEL J. BARRIST	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
Michael J. Barrist

/s/ JOHN R. SCHWAB John R. Schwab	Executive Vice President, Finance and Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

*	Director
Austin Adams

*	Director
Edward Kangas

*	Director
Leo J. Pound

*	Director
James S. Rubin

*	Director
Daniel J. Selmonosky

*	Director
Tarek N. Schoeb

*By:	/s/ JOHN R. SCHWAB
Name:	John R. Schwab,
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 26th day of June, 2007.

AC FINANCIAL SERVICES, INC.

By:	/s/ WILLIAM C. FISCHER
Name:	William C. Fischer
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2007.

Signature	Title
/s/ WILLIAM C. FISCHER	President and Director
William C. Fischer	(Principal Executive Officer)

*	Vice President and Treasurer (Principal Financial
Gail Ball	Officer and Principal Accounting Officer)

*
Peter J. Winnington	Director

*
Steven L. Winokur	Director

*By:	/s/ JOHN R. SCHWAB
Name:	John R. Schwab,
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 26th day of June, 2007.

ALW FINANCIAL, INC.

By:	/s/ WILLIAM C. FISCHER
Name:	William C. Fischer
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2007.

Signature	Title
/s/ WILLIAM C. FISCHER	President and Director
William C. Fischer	(Principal Executive Officer)

*	Vice President and Treasurer (Principal Financial
Gail Ball	Officer and Principal Accounting Officer)

*
Peter J. Winnington	Director

*
Steven L. Winokur	Director

*By:	/s/ JOHN R. SCHWAB
Name:	John R. Schwab,
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 26th day of June, 2007.

ASSETCARE, INC.

By:	/s/ JOHN R. SCHWAB
Name:	John R. Schwab
Title:	Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2007.

Signature	Title
*	President and Director
Joshua Gindin	(Principal Executive Officer)

/s/ JOHN R. SCHWAB John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

*By:	/s/ JOHN R. SCHWAB
Name:	John R. Schwab,
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 26th day of June, 2007.

COMPASS INTERNATIONAL SERVICES CORPORATION

By:	/s/ MICHAEL J. BARRIST
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2007.

Signature	Title
/s/ MICHAEL J. BARRIST	Chief Executive Officer, President and Director (Principal Executive Officer)
Michael J. Barrist

* Steven L. Winokur	Chief Financial Officer, Executive Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

*	Director
Joshua Gindin

*By:	/s/ JOHN R. SCHWAB
Name:	John R. Schwab,
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 26th day of June, 2007.

COMPASS TELESERVICES, INC.

By:	/s/ MICHAEL J. BARRIST
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2007.

Signature	Title
/s/ MICHAEL J. BARRIST	Chief Executive Officer, President and Director (Principal Executive Officer)
Michael J. Barrist

* Steven L. Winokur	Chief Financial Officer, Executive Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

*
Joshua Gindin	Director

*By:	/s/ JOHN R. SCHWAB
Name:	John R. Schwab,
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 26th day of June, 2007.

FCA FUNDING, INC.

By:	/s/ WILLIAM C. FISHER
Name:	William C. Fischer
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2007.

Signature	Title
/s/ WILLIAM C. FISHER	President and Director (Principal Executive Officer)
William C. Fischer

* Gail Ball	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

*	Director
Steven L. Winokur

*	Director
Peter J. Winnington

*By:	/s/ JOHN R. SCHWAB
Name:	John R. Schwab,
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 26th day of June, 2007.

FCA LEASING, INC.

By:	/s/ ROBERT DISANTE
Name:	Robert DiSante
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2007.

Signature	Title
/s/ ROBERT DISANTE	President and Director
Robert DiSante

* Maria Albino	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

*	Director
Irving Shapiro

*By:	/s/ JOHN R. SCHWAB
Name:	John R. Schwab,
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 26th day of June, 2007.

JDR HOLDINGS, INC.

By:	/s/ MICHAEL J. BARRIST
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2007.

Signature	Title
/s/ MICHAEL J. BARRIST	President and Director
Michael J. Barrist

* Steven L. Winokur	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

*	Director
Joshua Gindin

*By:	/s/ JOHN R. SCHWAB
Name:	John R. Schwab,
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 26th day of June, 2007.

NCO ACI HOLDINGS, INC.

By:	/S/ MICHAEL J. BARRIST
Name:	Michael J. Barrist
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2007.

Signature	Title
/S/ MICHAEL J. BARRIST	President, Chief Executive Officer and Director (Principal Executive Officer)
Michael J. Barrist

* Steven L. Winokur	Chief Financial Officer, Executive Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

/S/ JOHN R. SCHWAB	Director
John R. Schwab

*By:	/S/ JOHN R. SCHWAB
Name:	John R. Schwab,
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 26th day of June, 2007.

NCO CUSTOMER MANAGEMENT, INC.

By:	/s/ MICHAEL J. BARRIST
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2007.

Signature	Title
/s/ MICHAEL J. BARRIST	President, Chief Executive Officer and Director (Principal Executive Officer)
Michael J. Barrist

* Steven L. Winokur	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

*	Director
Joshua Gindin

/s/ John R. Schwab	Director
John R. Schwab

*By:	/s/ JOHN R. SCHWAB
Name:	John R. Schwab,
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 26th day of June, 2007.

NCO FINANCIAL SYSTEMS, INC.

By:	/s/ MICHAEL J. BARRIST
Name:	Michael J. Barrist
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2007.

Signature	Title
/s/ MICHAEL J. BARRIST	Chairman and President (Principal Executive Officer)
Michael J. Barrist

/s/ JOHN R. SCHWAB John R. Schwab	Chief Financial Officer, Executive Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

*	Director
Joshua Gindin

*	Director
Steven L. Winokur

*By:	/s/ JOHN R. SCHWAB
Name:	John R. Schwab,
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 26th day of June, 2007.

NCO FUNDING, INC.

By:	/s/ WILLIAM C. FISHER
Name:	William C. Fischer
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2007.

Signature	Title
/s/ WILLIAM C. FISCHER	President and Director (Principal Executive Officer)
William C. Fischer

* Gail Ball	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

*	Director
Steven L. Winokur

*	Director
Peter J. Winnington

*By:	/s/ JOHN R. SCHWAB
Name:	John R. Schwab,
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 26th day of June, 2007.

NCO GROUP INTERNATIONAL, INC.

By:	/s/ WILLIAM C. FISHER
Name:	William C. Fischer
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2007.

Signature	Title
/s/ WILLIAM C. FISCHER	President and Director (Principal Executive Officer)
William C. Fischer

* Gail Ball	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer

*	Director
Steven L. Winokur

*	Director
Peter J. Winnington

*By:	/s/ JOHN R. SCHWAB
Name:	John R. Schwab,
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 26th day of June, 2007.

NCO HOLDINGS, INC.

By:	/s/ WILLIAM C. FISHER
Name:	William C. Fischer
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2007.

Signature	Title
/s/ WILLIAM C. FISCHER	President and Director (Principal Executive Officer)
William C. Fischer

* Gail Ball	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer

*
Steven L. Winokur	Director

*
Peter J. Winnington	Director

*By:	/s/ JOHN R. SCHWAB
Name:	John R. Schwab,
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 26th day of June, 2007.

NCO PORTFOLIO MANAGEMENT, INC

By:	/s/ RICHARD J. PALMER
Name:	Richard J. Palmer
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2007.

Signature	Title
/s/ RICHARD J. PALMER	President and Director (Principal Executive Officer)
Richard J. Palmer

* Gail Ball	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

*	Director
Steven L. Winokur

*
Peter J. Winnington	Director

*
Albert Zezulinski	Director

*By:	/s/ JOHN R. SCHWAB
Name:	John R. Schwab,
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 26th day of June, 2007.

NCO SUPPORT SERVICES, LLC

By:	NCO FINANCIAL SYSTEMS, INC., its member

/s/ MICHAEL J. BARRIST
Name:	Michael J. Barrist
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2007.

Signature		Title

NCO FINANCIAL SYSTEMS, INC.

By:	/s/ MICHAEL J. BARRIST	Member (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Name:	Michael J. Barrist
Title:	President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 26th day of June, 2007.

NCO TELESERVICES, INC.

By:	/s/ MICHAEL J. BARRIST
Name:	Michael J. Barrist
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2007.

Signature	Title
/s/ MICHAEL J. BARRIST	President, Chief Executive Officer and Director (Principal Executive Officer)
Michael J. Barrist

* Steven L. Winokur	Chief Financial Officer, Executive Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	/s/ JOHN R. SCHWAB
Name:	John R. Schwab,
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 26th day of June, 2007.

NCOCRM FUNDING, INC.

By:	/s/ WILLIAM C. FISHER
Name:	William C. Fischer
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2007.

Signature	Title
/s/ WILLIAM C. FISCHER	President and Director (Principal Executive Officer)
William C. Fischer

* Gail Ball	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer

*	Director
Steven L. Winokur

*	Director
Peter J. Winnington

*By:	/s/ JOHN R. SCHWAB
Name:	John R. Schwab,
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 26th day of June, 2007.

NCOP I, INC.

By:	/s/ ALBERT ZEZULINSKI
Name:	Albert Zezulinski
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2007.

Signature	Title
/s/ ALBERT ZEZULINSKI	President, Chief Executive Officer and Director (Principal Executive Officer)
Albert Zezulinski

* Richard J. Palmer	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

*	Director
Candace R. Corra

*	Director
Joshua Gindin

*	Director
Michael B. Meringolo

*By:	/s/ JOHN R. SCHWAB
Name:	John R. Schwab,
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 26th day of June, 2007.

NCOP II, INC.

By:	/s/ ALBERT ZEZULINSKI
Name:	Albert Zezulinski
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2007.

Signature	Title
/s/ ALBERT ZEZULINSKI	President, Chief Executive Officer and Director (Principal Executive Officer)
Albert Zezulinski

* Richard J. Palmer	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

*	Director
Candace R. Corra

*	Director
Joshua Gindin

*	Director
Michael B. Meringolo

*By:	/s/ JOHN R. SCHWAB
Name:	John R. Schwab,
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 26th day of June, 2007.

NCOP III, INC.

By:	/s/ ALBERT ZEZULINSKI
Name:	Albert Zezulinski
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2007.

Signature	Title
/s/ ALBERT ZEZULINSKI	President, Chief Executive Officer and Director (Principal Executive Officer)
Albert Zezulinski

* Richard J. Palmer	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

*	Director
Candace R. Corra

*	Director
Joshua Gindin

*	Director
Michael B. Meringolo

*By:	/s/ JOHN R. SCHWAB
Name:	John R. Schwab,
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 26th day of June, 2007.

NCOP IV, INC.

By:	/s/ ALBERT ZEZULINSKI
Name:	Albert Zezulinski
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2007.

Signature	Title
/s/ ALBERT ZEZULINSKI	President, Chief Executive Officer and Director (Principal Executive Officer)
Albert Zezulinski

* Richard J. Palmer	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

*	Director
Candace R. Corra

*
Joshua Gindin	Director

*
Michael B. Meringolo	Director

*By:	/s/ JOHN R. SCHWAB
Name:	John R. Schwab,
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 26th day of June, 2007.

NCOP V, INC.

By:	/s/ ALBERT ZEZULINSKI
Name:	Albert Zezulinski
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2007.

Signature	Title
/s/ ALBERT ZEZULINSKI Albert Zezulinski	President, Chief Executive Officer and Director (Principal Executive Officer)

* Richard J. Palmer	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Candace R. Corra	Director

* Joshua Gindin	Director

* Michael B. Meringolo	Director

*By:	/s/ JOHN R. SCHWAB
Name:	John R. Schwab,
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 26th day of June, 2007.

NCOP VI, INC.

By:	/s/ ALBERT ZEZULINSKI
Name:	Albert Zezulinski
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2007.

Signature	Title
/s/ ALBERT ZEZULINSKI Albert Zezulinski	President, Chief Executive Officer and Director (Principal Executive Officer)

* Richard J. Palmer	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Candace R. Corra	Director

* Joshua Gindin	Director

* Michael B. Meringolo	Director

*By:	/s/ JOHN R. SCHWAB
Name:	John R. Schwab,
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 26th day of June, 2007.

NCOP VII, INC.

By:	/s/ ALBERT ZEZULINSKI
Name:	Albert Zezulinski
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2007.

Signature	Title
/s/ ALBERT ZEZULINSKI	President, Chief Executive Officer and Director (Principal Executive Officer)
Albert Zezulinski

* Richard J. Palmer	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Candace R. Corra	Director

* Joshua Gindin	Director

* Michael B. Meringolo	Director

*By:	/s/ JOHN R. SCHWAB
Name:	John R. Schwab, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 26th day of June, 2007.

NCOP VIII, LLC

By:	/s/ ALBERT ZEZULINSKI
Name:	Albert Zezulinski
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2007.

Signature	Title
/s/ ALBERT ZEZULINSKI Albert Zezulinski	President and Chief Executive Officer (Principal Executive Officer)

* Richard J. Palmer	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

NCOP Nevada Holdings, Inc.

By:	*	Manager
Name:	Richard J. Palmer
Title:	Treasurer (CFO)

*By:	/s/ JOHN R. SCHWAB
Name:	John R. Schwab, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 26th day of June, 2007.

NCOP IX, LLC

By:	/s/ ALBERT ZEZULINSKI
Name:	Albert Zezulinski
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2007.

Signature	Title
/s/ ALBERT ZEZULINSKI Albert Zezulinski	President and Chief Executive Officer (Principal Executive Officer)

* Richard J. Palmer	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

NCOP Nevada Holdings, Inc.

By:	*	Manager
Name:	Richard J. Palmer
Title:	Treasurer (CFO)

*By:	/s/ JOHN R. SCHWAB
Name:	John R. Schwab, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 26th day of June, 2007.

NCOP CAPITAL RESOURCE, LLC

By:	/s/ MICHAEL J. BARRIST
Name:	Michael J. Barrist
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2007.

Signature	Title
/s/ MICHAEL J. BARRIST Michael J. Barrist	President and Chief Executive Officer (Principal Executive Officer)

* Steven L. Winokur	Chief Financial Officer, Executive Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

NCO Group, Inc.

By:	*	Manager
Name:	Joshua Gindin
Title:	Executive Vice President, General Counsel and Secretary

*By:	/s/ JOHN R. SCHWAB
Name:	John R. Schwab, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 26th day of June, 2007.

NCOP FINANCING, INC.

By:	/s/ RICHARD J. PALMER
Name:	Richard J. Palmer
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2007.

Signature	Title
/s/ RICHARD J. PALMER Richard J. Palmer	President and Director (Principal Executive Officer)

* Gail Ball	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Steven L. Winokur	Director

* Peter J. Winnington	Director

* Albert Zezulinski	Director

*By:	/s/ JOHN R. SCHWAB
Name:	John R. Schwab, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 26th day of June, 2007.

NCOP/MARLIN, INC.

By:	/s/ ALBERT ZEZULINSKI
Name:	Albert Zezulinski
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2007.

Signature	Title
/s/ ALBERT ZEZULINSKI	President, Chief Executive Officer and Director (Principal Executive Officer)
Albert Zezulinski

* Richard J. Palmer	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

*	Director
Candace R. Corra

*	Director
Joshua Gindin

*	Director
Michael B. Meringolo

*By:	/s/ JOHN R. SCHWAB
Name:	John R. Schwab,
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 26th day of June, 2007.

NCOP NEVADA HOLDINGS, INC.

By:	/s/ ALBERT ZEZULINSKI
Name:	Albert Zezulinski
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2007.

Signature	Title
/s/ ALBERT ZEZULINSKI	President, Chief Executive Officer and Director (Principal Executive Officer)
Albert Zezulinski

* Richard J. Palmer	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

*	Director
Candace R. Corra

*	Director
Joshua Gindin

*	Director
Michael B. Meringolo

*By:	/s/ JOHN R. SCHWAB
Name:	John R. Schwab,
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 26th day of June, 2007.

NCOP SERVICES, INC.

By:	/s/ MICHAEL J. BARRIST
Name:	Michael J. Barrist
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2007.

Signature	Title
/s/ MICHAEL J. BARRIST	Chief Executive Officer, President, and Director (Principal Executive Officer)
Michael J. Barrist

*	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)
Richard J. Palmer

*	Director
Joshua Gindin

*	Director
Michael B. Meringolo

*By:	/s/ JOHN R. SCHWAB
Name:	John R. Schwab,
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 26th day of June, 2007.

NCOP STRATEGIC PARTNERSHIP, INC.

By:	/s/ ALBERT ZEZULINSKI
Name:	Albert Zezulinski
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2007.

Signature	Title
/s/ ALBERT ZEZULINSKI Albert Zezulinski	President, Chief Executive Officer and Director (Principal Executive Officer)

* Richard J. Palmer	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Candace R. Corra	Director

* Joshua Gindin	Director

* Michael B. Meringolo	Director

*By:	/s/ JOHN R. SCHWAB
Name:	John R. Schwab,
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 26th day of June, 2007.

RMH TELESERVICES ASIA PACIFIC, INC.

By:	/s/ MICHAEL J. BARRIST
Name:	Michael J. Barrist
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2007.

Signature	Title
/s/ MICHAEL J. BARRIST	Chief Executive Officer, President and Director (Principal Executive Officer)
Michael J. Barrist

*	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)
Steven L. Winokur

*	Director
Joshua Gindin

*	Director
John R. Schwab

*By:	/s/ JOHN R. SCHWAB
Name:	John R. Schwab,
Attorney-in-fact

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of July 21, 2006, by and among Collect Holdings, Inc., Collect Acquisition Corp. and NCO Group, Inc. (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on July 25, 2006 (SEC File Number 000-21639)) (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits.)

2.2*	Agreement and Plan of Merger, dated as of February 27, 2007, by and between NCO Group, Inc. and Collect Holdings, Inc.

2.3	Agreement and Plan of Merger, dated as of December 12, 2003, by and among NCO Group, Inc., NCPM Acquisition Corporation and NCO Portfolio Management, Inc. (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on December 16, 2003 (SEC File Number 000-21639)) (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits.)

2.4	Agreement and Plan of Merger, dated as of November 18, 2003, by and among NCO Group, Inc., NCOG Acquisition Corporation and RMH Teleservices, Inc. (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on November 20, 2003 (SEC File Number 000-21639)) (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits.)

2.5	First Amendment to the Agreement and Plan of Merger, dated as of January 22, 2004, by and among NCO Group, Inc., NCOG Acquisition Corporation and RMH Teleservices, Inc. (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on January 23, 2004 (SEC File Number 000-21639))

2.6	Second Amendment to the Agreement and Plan of Merger, dated as of March 1, 2004, by and among NCO Group, Inc., NCOG Acquisition Corporation and RMH Teleservices, Inc. (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on March 3, 2004 (SEC File Number 000-21639))

2.7	Purchase Agreement, dated as of July 6, 2005, by and among NCOP Capital Resource, LLC and Risk Management Alternatives Parent Corp. and Risk Management Alternatives Holdings, Inc., Risk Management Alternatives International Limited, Resource Recovery Consultants, Inc., RMA Intermediate Holdings Corporation, RMA Management Services, Inc., Risk Management Alternatives International Corp. Canada, National Revenue Corporation, Risk Management Alternatives, Inc., Risk Management Alternatives Portfolio Services, LLC, RMA Holdings LLC, Purchased Paper LLC and Risk Management Alternatives Solutions LLC (collectively, the “RMA Seller Parties”) (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on September 16, 2005 (SEC File Number 000-21639))

2.8	First Amendment and Acknowledgement to Purchase Agreement, by and among NCOP Capital Resource, LLC and RMA Seller Parties, dated as of August 23, 2005 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on September 16, 2005 (SEC File Number 000-21639))

2.9	Second Amendment and Acknowledgement to Purchase Agreement, by and among NCOP Capital Resource, LLC and RMA Seller Parties, dated as of August 31, 2005 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on September 16, 2005 (SEC File Number 000-21639))

2.10	Guarantee, dated as of July 6, 2005, by NCO Group, Inc. in favor of and for the benefit of Risk Management Alternatives Parent Corp. (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005 (SEC File Number 000-21639))

i

3.1.1*	Amended and Restated Certificate of Incorporation of NCO Group, Inc. Certificate of Incorporation or the corresponding organizational instrument, with any amendments thereto, of the following additional registrants:

3.1.2*	AC Financial Services, Inc.

3.1.3*	ALW Financial, Inc.

3.1.4*	AssetCare, Inc.

3.1.5*	Compass International Services Corporation

3.1.6*	Compass Teleservices, Inc.

3.1.7*	FCA Funding, Inc.

3.1.8*	FCA Leasing, Inc.

3.1.9*	JDR Holdings, Inc.

3.1.10*	NCO ACI Holdings, Inc.

3.1.11*	NCO Customer Management, Inc.

3.1.12*	NCO Financial Systems, Inc.

3.1.13*	NCO Funding, Inc.

3.1.14*	NCO Group International, Inc.

3.1.15*	NCO Holdings, Inc.

3.1.16*	NCO Portfolio Management, Inc.

3.1.17*	NCO Support Services, LLC

3.1.18*	NCO Teleservices, Inc.

3.1.19*	NCOCRM Funding, Inc.

3.1.20*	NCOP I, Inc.

3.1.21*	NCOP II, Inc.

3.1.22*	NCOP III, Inc.

3.1.23*	NCOP IV, Inc.

3.1.24*	NCOP V, Inc.

3.1.25*	NCOP VI, Inc.

3.1.26*	NCOP VII, Inc.

3.1.27*	NCOP VIII, LLC

3.1.28*	NCOP IX, LLC

3.1.29*	NCOP Capital Resource, LLC

3.1.30*	NCOP Financing, Inc.

3.1.31*	NCOP/Marlin, Inc.

3.1.32*	NCOP Nevada Holdings, Inc.

3.1.33*	NCOP Services, Inc.

3.1.34*	NCOP Strategic Partnership, Inc.

3.1.35*	RMH Teleservices Asia Pacific, Inc.

3.2.1*	Amended and Restated Bylaws of NCO Group, Inc. Bylaws or the corresponding operating agreement, with any amendments thereto, of the following additional registrants:

3.2.2*	AC Financial Services, Inc.

3.2.3*	ALW Financial, Inc.

3.2.4*	AssetCare, Inc.

3.2.5*	Compass International Services Corporation

3.2.6*	Compass Teleservices, Inc.

3.2.7*	FCA Funding, Inc.

3.2.8*	FCA Leasing, Inc.

3.2.9*	JDR Holdings, Inc.

3.2.10*	NCO ACI Holdings, Inc.

3.2.11*	NCO Customer Management, Inc.

3.2.12*	NCO Financial Systems, Inc.

3.2.13*	NCO Funding, Inc.

3.2.14*	NCO Group International, Inc.

3.2.15*	NCO Holdings, Inc.

3.2.16*	NCO Portfolio Management, Inc.

3.2.17*	NCO Support Services, LLC

3.2.18*	NCO Teleservices, Inc.

3.2.19*	NCOCRM Funding, Inc.

3.2.20*	NCOP I, Inc.

3.2.21*	NCOP II, Inc.

3.2.22*	NCOP III, Inc.

3.2.23*	NCOP IV, Inc.

3.2.24*	NCOP V, Inc.

3.2.25*	NCOP VI, Inc.

3.2.26*	NCOP VII, Inc.

3.2.27*	NCOP VIII, LLC

3.2.28*	NCOP IX, LLC

3.2.29*	NCOP Capital Resource, LLC

3.2.30*	NCOP Financing, Inc.

3.2.31*	NCOP/Marlin, Inc.

3.2.32*	NCOP Nevada Holdings, Inc.

3.2.33*	NCOP Services, Inc.

3.2.34*	NCOP Strategic Partnership, Inc.

3.2.35*	RMH Teleservices Asia Pacific, Inc.

4.1*	Indenture, dated as of November 15, 2006, among NCO Group, Inc., the Guarantors signatory thereto and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013

4.2*	Indenture, dated as of November 15, 2006, among NCO Group, Inc., the Guarantors signatory thereto and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014

4.3*	Supplemental Indenture, dated as of November 15, 2006, among NCO Group, Inc. and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013

4.4*	Supplemental Indenture, dated as of November 15, 2006, among NCO Group, Inc. and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014

4.5*	Second Supplemental Indenture, dated as of February 27, 2007, among NCO Group, Inc. and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013

4.6*	Second Supplemental Indenture, dated as of February 27, 2007, among NCO Group, Inc. and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014

4.7*	Third Supplemental Indenture, dated as of February 27, 2007, among Collect Holdings, Inc. and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013

4.8*	Third Supplemental Indenture, dated as of February 27, 2007, among Collect Holdings, Inc. and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014

4.9*	Registration Rights Agreement, dated as of November 15, 2006, among NCO Group, Inc., the Guarantors signatory thereto and Morgan Stanley & Co. Incorporation, J.P. Morgan Securities Inc. and Banc of America Securities LLP with respect to the Floating Rate Senior Notes due 2013

4.10*	Registration Rights Agreement, dated as of November 15, 2006, among NCO Group, Inc., the Guarantors signatory thereto and Morgan Stanley & Co. Incorporation, J.P. Morgan Securities Inc. and Banc of America Securities LLP with respect to the 11.875% Senior Subordinated Notes due 2014

4.11*	Form of 144A and Regulation S Floating Rate Senior Notes due 2013 (contained in Exhibit 4.1)

4.12*	Form of 144A and Regulation S 11.875% Senior Subordinated Notes due 2014 (contained in Exhibit 4.2)

4.13*	144A Notation of Senior Guarantee by the Guarantors named therein, with respect to the Floating Rate Senior Notes due 2013

4.14*	Regulation S Notation of Senior Guarantee by the Guarantors named therein, with respect to the Floating Rate Senior Notes due 2013

4.15*	144A Notation of Senior Subordinated Guarantee by the Guarantors named therein, with respect to the 11.875% Senior Subordinated Notes due 2014

4.16*	Regulation S Notation of Senior Subordinated Guarantee by the Guarantors named therein, with respect to the 11.875% Senior Subordinated Notes due 2014

4.17*	Registration Rights Agreement, dated as of November 15, 2006, among Collect Holdings, Inc., One Equity Partners II, L.P., OEP II Partners Co-Investors, L.P., OEP II Partners Co-Invest, L.P., Michael Barrist and the other non-OEP Investors named therein

5.1**	Opinion of Blank Rome LLP

10.1*	Credit Agreement, dated as of November 15, 2006, among NCO Group, Inc. (as survivor of the merger with Collect Acquisition Corp.), NCO Financial Systems, Inc., the Subsidiary Guarantors, the Lenders and agents named therein and Morgan Stanley Senior Funding, Inc., as administrative agent (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits.)

10.2*	Security Agreement, dated November 15, 2006, made by Collect Acquisition Corp., NCO Financial Systems, Inc., Collect Holdings, Inc., the Subsidiary Guarantors and the Other Grantors Identified Therein, to Morgan Stanley & Co. Incorporated, as Collateral Agent (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits.)

10.3*	Intellectual Property Security Agreement, dated November 15, 2006, made by Collect Acquisition Corp., NCO Financial Systems, Inc., Collect Holdings, Inc., NCO Group, Inc. and the Subsidiary Guarantors in favor of Morgan Stanley & Co. Incorporated, as Collateral Agent (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits.)

10.4*	Stockholders Agreement, dated as of November 15, 2006, among Collect Holdings, Inc., One Equity Partners II, L.P., OEP II Co-Investors, L.P., OEP II Partners Co-Invest, L.P., Michael Barrist, and the Rollover Investors, Management Investors and Institutional Investors named therein (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits.)

10.5*	Collect Holdings, Inc. Restricted Share Plan

10.6*	First Amendment to the NCO Group, Inc. Restricted Share Plan (f/k/a Collect Holdings, Inc. Restricted Share Plan)

10.7*	Form of Award Agreement pursuant to the NCO Group, Inc. Restricted Share Plan

10.8*	Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and Michael Barrist

10.9*	Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and Stephen W. Elliott

10.10*	Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and Joshua Gindin

10.11*	Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and Steven Leckerman, including the First Amendment to Employment Agreement dated June 14, 2007

10.12*	Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and John R. Schwab

10.13*	Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and Steven L. Winokur

10.14*	Management Agreement, dated as of November 15, 2006, between One Equity Partners II, L.P. and Collect Holdings, Inc.

10.15*	Rollover Agreement, dated as of July 21, 2006, between Collect Holdings, Inc. and Michael Barrist (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits).

10.16*	Joinder and Amendment to Rollover Agreement, dated November 15, 2006, among Michael Barrist, Michael and Natalie Barrist Trust, Annette H. Barrist and the Annette H. Barrist Trust

v

10.17	Irrevocable Proxy Agreement by and between Michael J. Barrist and Annette H. Barrist (incorporated by reference to the exhibits filed with NCO Group, Inc.’s and Michael J. Barrist’s Rule 13e-3 Transaction Statement on Schedule 13e-3 (Amendment No. 1) filed on September 22, 2006)

10.18	Executive Salary Continuation Agreement (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ending March 31, 1998 (File No. 0-21639), filed on May 4, 1998)

10.19	Amended and Restated Note Receivable, dated April 1, 2002, from TRC Holdings, Inc. for the principal amount of $11.25 million, as payment of the purchase price for the acquisition of certain assets of NCO Teleservices, Inc. (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 15, 2004 (SEC File Number 000-21639))

10.20	Executive Deferred Compensation Plan Basic Document (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on January 6, 2005 (SEC File Number 000-21639))

10.21	Executive Deferred Compensation Plan Adoption Agreement (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on January 6, 2005 (SEC File Number 000-21639))

10.22	Rabbi Trust Agreement with Putnam Fiduciary Trust Company (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on January 6, 2005 (SEC File Number 000-21639))

10.23*	Summary of Director and Named Executive Officer Compensation Arrangements

10.24	Credit Agreement, dated as of November 26, 2002, by and among NCOP Capital, Inc. as Borrower and CFSC Capital Corp. XXXIV as Lender (incorporated by reference to Exhibit 10.48 to NCO Portfolio Management, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 13, 2003 (SEC File Number 000-32403))

10.25	Second Amendment to Credit Agreement, dated as of June 30, 2005, by and among NCOP Capital, Inc. as Borrower and CFSC Capital Corp. XXXIV as Lender (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005 (SEC File Number 000-21639))

10.26	Amended and Restated Exclusivity Agreement, dated as of June 30, 2005, by and among CFSC Capital Corp. XXXIV and NCOP Lakes, Inc., NCO Financial Systems, Inc., NCO Portfolio Management, Inc., NCO Group, Inc., NCOP Capital, Inc., and NCOP Capital I, LLC (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005 (SEC File Number 000-21639))

10.27*	Fee Letter Agreement, dated November 15, 2006, between One Equity Partners II, L.P., Collect Holdings, Inc. and Collect Acquisition Corp.

10.28*	Stock Subscription Agreement, dated as of November 14, 2006, by and among Collect Holdings, Inc., One Equity Partners II, L.P., OEP II Co-Investors, L.P. and OEP II Partners Co-Invest, L.P. and several other individuals & entities listed on the signature page (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits.)

10.29*	Stock Subscription Agreement, dated as of November 15, 2006, by and among Collect Holdings, Inc., and the several individuals listed on the signature page (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits.)

12*	Statement of Computation of Ratio of Earnings to Fixed Charges

16*	Letter from Ernst & Young LLP

21*	List of Subsidiaries

23.1	Consent of Ernst & Young LLP

23.2**	Consent of Blank Rome LLP (included in the opinion filed as Exhibit 5.1)

24*	Powers of Attorney

25*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York with respect to the Indenture governing the Floating Rate Senior Notes due 2013 and the Indenture governing the 11.875% Senior Subordinated Notes due 2014

*	Incorporated by reference to NCO Group, Inc.’s Registration Statement on Form S-4 (File No. 333-144067) filed on June 26, 2007.
**	To be filed by amendment.